The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY, SUBJECT TO COMPLETION, DATED APRIL 29, 2009

Prospectus

20,000,000
MacroShares Major Metro Housing Down Shares
Issued by
MacroShares Major Metro Housing Down Trust

MacroShares Housing Depositor, LLC,
as Depositor

———————

The MacroShares Major Metro Housing Down Trust, referred to as the “Down Trust,” intends to issue MacroShares Major Metro Housing Down Shares, referred to as the “Down MacroShares” on May [  ], 2009, which is referred to as the “closing date.”

The assets of the Down Trust will consist of an income distribution agreement and settlement contracts entered into with the MacroShares Major Metro Housing Up Trust, referred to as the “Up Trust.” The Down Trust will also hold U.S. Treasuries and repurchase agreements on U.S. Treasuries to secure its obligations under the income distribution agreement and the settlement contracts. The Down Trust will make quarterly distributions of net income, if any, on the treasuries and a final distribution of all or a portion of the assets it holds on deposit on the final scheduled termination date, an early termination date or a redemption date. Quarterly distributions of net income, if any, will be declared on distribution dates that are scheduled to occur in March, June, September and December of each year, beginning in June of 2009. These quarterly distributions will be paid to shareholders on each distribution payment date, which is the third business day of the month following the month in which the related distribution date occurred. Each quarterly and final distribution on the Down MacroShares will be based on the value of the S&P/Case-Shiller Composite-10 Home Price Index, as well as on prevailing interest rates on U.S. Treasury obligations. The last published value of the S&P/Case-Shiller Composite-10 Home Price Index is referred to in this prospectus as the “Reference Value of the Index.” The starting level for the Reference Value of the Index for purposes of the transactions described in this prospectus is 162.17, which is the value published on February 24, 2009. The most recent Reference Value of the Index, published on April 28, 2009, is 154.70. The value published on March 31, 2009 was 158.04. If the Reference Value of the Index falls below its starting level , the Down Trust’s underlying value will increase to include all of its assets plus a portion of the assets of the paired Up Trust. This portion of assets due from the Up Trust will be tripled by a “leverage factor” of 3. Conversely, if the level of the Reference Value of the Index rises above its starting level, the Down Trust’s underlying value will decrease, because a portion of its assets will be included in the underlying value of its paired Up Trust, such portion being tripled by the leverage factor. The range of values for the Reference Value of the Index that can be reflected by the underlying value of the Down MacroShares is between 108.11 and 216.23. An early termination trigger may occur for a number of reasons, including due to the rise of the Reference Value of the Index to or above 216.23 or to or below 108.11. Following a termination trigger, the Down MacroShares will be redeemed on the next scheduled distribution date at their per share underlying value.

The Down MacroShares may be redeemed on any business day only together with Up MacroShares (as defined in this prospectus) in MacroShares Units and only by holders who are authorized participants. “MacroShares Units” consist of 10,000 Down MacroShares and 10,000 Up MacroShares. Down MacroShares will always be redeemed at their per share underlying value, as measured on the last calendar day preceding the relevant redemption date. Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be declared on the Down MacroShares on November 25, 2014.

The Down MacroShares will trade on NYSE Arca under the symbol “DMM.” The Down MacroShares are not deposits of any bank, are not insured or guaranteed by the United States government or any government agency or instrumentality, and are not an investment in a money-market type fund.

AN INVESTMENT IN THE DOWN MACROSHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE 26 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE DOWN MACROSHARES. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DOWN TRUST DOES NOT HOLD OR TRADE IN COMMODITY FUTURES CONTRACTS OR OTHER INSTRUMENTS REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION. NEITHER THE ADMINISTRATIVE AGENT NOR THE TRUSTEE, AS THE OPERATOR OF THE DOWN TRUST IS REGISTERED AS A COMMODITY POOL OPERATOR AND NONE OF THE TRUSTEE, THE ADMINISTRATIVE AGENT OR WE, AS DEPOSITOR, ARE SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR.

PUBLIC OFFERING PRICE AND PER SHARE MARK-UP

Title of Class of Securities to be Purchased	Amount to be Registered	Per Share Mark-Up	Range of Public Offering Price Per Share	Proposed Maximum Offering Price Per Share	Date Due
Down MacroShares	$785,000,000	(1)(2)	$30.80 plus mark-up to $38.50 plus mark-up	$38.50 plus mark-up	November 25, 2014

(1)

A “Per Share Mark-Up” will be added to the public offering price determined in the OpenCross auction based on the number of MacroShares purchased by each beneficial owner (or group of affiliated beneficial owners) and will be equal to: (i) for 100 to 10,000 shares purchased, $0.75 per share; (ii) for 10,001 to 50,000 shares purchased, $0.50 per share; (iii) for 50,001 to 250,000 shares purchased, $0.25 per share; (iv) for 250,001 to 2,500,000 shares purchased, $0.125 per share; and (v) for 2,500,001 or more shares purchased, $0.025 per share. Investors who place paired bids, as described in the “PLAN OF DISTRIBUTION,” will pay a Per Share Mark-Up based upon the total number of Down and Up MacroShares purchased by each such investor.

(2)

In the event that the fees and expenses of the initial offering exceed 30% of the aggregate Per Share Mark-Ups collected on the shares that are sold in the initial offering, the excess fees and expenses will be deducted from the proceeds of the offering. The amount of this excess depends upon the number of shares sold and the Per Share Mark-Ups collected on those shares; it may result in a deduction as high as $0.43 per share if only the minimum number of shares is sold, assuming an average Per Share Mark-Up of $0.375 per share. Please refer to the table on page 98 under “PLAN OF DISTRIBUTION” for more information.

Down MacroShares, together with the Up MacroShares, will initially be sold by means of a simultaneous auction of both the Up and the Down MacroShares (the “OpenCross auction”) to investors directly or indirectly through the placement agent and participating dealers. W.R. Hambrecht + Co., LLC will conduct and manage the auction in its capacity as the “Auction Manager.” The OpenCross auction opened on April 28, 2009 and is expected to close on May 5, 2009; however, the auction may be extended by the placement agent and the Auction Manager. After the closing of the OpenCross auction, the Auction Manager will calculate the maximum pair-off share amount, which is the largest number of Down and Up MacroShare pairs that can be sold in the OpenCross auction given all valid bids received (not including shares that are sold to investors who submit paired bids), and the highest “clearing” price at which all of the shares constituting the maximum pair-off share amount may be sold. The public offering price will be based upon this clearing price, but may be adjusted by Macro Financial, LLC and the Auction Manager in order to make the sum of the public offering price of the Down MacroShares and the public offering price of the Up MacroShares equal to $50.00, net of the per share mark-up specified in the chart above. The public offering price determines the allocation of shares to potential investors, with all valid bids submitted at or above the public offering price receiving a pro rata portion of the shares bid for by such investors, subject to reallocation to ensure that bidders are allocated shares on a round-lot basis. An equal number of Down MacroShares and Up MacroShares will be sold in the OpenCross auction, up to and including the aggregate dollar amount of Down MacroShares registered under this registration statement. Unless a minimum dollar amount of Down MacroShares equal to $87,500,000 (not including the applicable Per Share Mark-Ups) is sold in the OpenCross auction, no bids will be accepted in the auction and no Down MacroShares will be sold. The placement agent and participating dealers are not required to sell any specific number or dollar amount of shares but have agreed to use their best efforts to procure potential purchasers for the shares pursuant to this prospectus.

Subsequent to the offering of the Down MacroShares and the Up MacroShares in the OpenCross auction, the Down Trust and Up Trust will issue their shares in the minimum amounts that constitute a MacroShares Unit on a continuous basis only to persons who qualify as authorized participants at the per share underlying value of those shares on the last calendar day that precedes the date on which those shares are issued and delivered to the authorized participant. The Down MacroShares may be sold by authorized participants to the public at the market price prevailing at the time of any such sale.

Placement Agent

———————

The date of this prospectus is [                   ],2009.

We are providing information to you about the MacroShares1 Major Metro Housing Down Shares. You should rely only on the information contained in this prospectus. We have not, and no authorized participant has, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, MacroShares Major Metro Housing Down Shares only in states where such offers and sales are permitted.

Table of Contents

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS iv
WHERE YOU CAN FIND MORE INFORMATION v
REPORTS TO SHAREHOLDERS v
FORWARD-LOOKING STATEMENTS vi
TRANSACTION DIAGRAM vii
PROSPECTUS SUMMARY 1
RISK FACTORS 26
You may lose your entire investment in the Down MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution. 26
There is currently no market for the Down MacroShares, and no market may develop. 28
Fluctuations in the underlying value of the Down Trust and other factors may affect the market price of your Down MacroShares. 28
An investment in the Down MacroShares may not resemble the inverse of a direct investment in housing. 29
The Down Trust will make distributions on the Down MacroShares solely from the assets deposited in the paired trusts. 33

Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.

34

The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty. 35
The return on your shares is uncertain. 35

Home prices in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home
Price Index are variable in the short-term and are difficult to predict in the long-term;
many contingent factors may influence these home prices.

38

The Down Trust is not regulated as a commodity pool and none of the Down MacroShares are regulated by the Commodity Futures Trading Commission. 43
Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances. 43
If the Down Trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced. 43

If the Down Trust were determined not to qualify as a securitization partnership, and the Down
Trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

44

You should be aware of the tax consequence of your investment in the Down MacroShares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

44

Lack of sufficient trading of futures based on the S&P/Case-Shiller Composite-10 Home Price
Index on an organized exchange may result in the imposition of withholding tax liability on the Down Trust.

44

The Down MacroShares do not confer upon their holders many of the rights normally associated with shares issued by a corporation. 45
Potential conflicts of interests. 45
Risks associated with the OpenCross® auction. 45 GLOSSARY 46

———————

MACRO and MacroShares are service marks of MacroMarkets LLC.  MacroMarkets LLC considers all references, singular or plural, to “MACRO” and “MacroShares” in this prospectus its service mark and reserves all rights to that service mark.

i

USE OF PROCEEDS 46
THE DEPOSITOR 46
MACROMARKETS LLC 47
FORMATION OF THE PAIRED TRUSTS 48
DESCRIPTION OF THE DOWN MACROSHARES 49
General 49
Calculation of Underlying Value 50
Quarterly Distributions 52
Final Distribution 55
Paired Issuances 58
Book-Entry Registration 60
Termination Triggers 62
Listing 64
DESCRIPTION OF THE HOUSING MARKET 64
Introduction 64
Purchases and sales of homes 65
Housing as an investment 66
Government involvement in the housing market 66
Demand for homeownership 69
Supply of homes 70
Historical Values of the S&P/Case-Shiller Composite-10 Home Price Index 71
DESCRIPTION OF THE S&P/CASE-SHILLER HOME PRICE INDICES AND THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX 73
Overview 73
Eligibility Criteria: Inclusions and Exclusions of Data 73
Index Construction 74
The Weighting of Sales Pairs 74
Revisions to the Index 75
Index Governance 76
Calculating History for the S&P/Case-Shiller Home Price Index 76
DESCRIPTION OF THE DOWN TRUST ASSETS 78
General 78
United States Treasury Obligations 78
The Income Distribution Agreement 81
The Settlement Contracts 82
The MacroShares Licensing Agreement 82
The S&P Sublicensing Agreement 83
DESCRIPTION OF THE TRUST AGREEMENTS 84
General 84
The Trustee 84
The Administrative Agent 84
The Marketing Agent 85
Fees and Expenses of the Paired Trusts 85
Collections 86
Calculations 86
Certain Matters Regarding Us, MacroMarkets LLC, Macro Financial, LLC and the Trustee 87
Modification and Waiver 88
Voting Rights 89
Reports to Shareholders 89
Duties of the Trustee 89
Duties of the Administrative Agent 91
Trustee Termination Events 91
Resignation of Trustee 92
Removal and Resignation of Administrative Agent 92
Termination of the Trusts 92

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES 93
Classification of the Down Trust 94
Classification of Down MacroShares 94
Income and Deductions 94
Allocation of Down Trust Income, Gains and Losses 94
Limitation on Deductibility of Partnership Losses 95
Sale, Exchange, or Redemption of Down MacroShares 96
Adjusted Tax Basis for Down MacroShares 96
Adjustments to Basis in Down Trust Assets 96
Down Trust Audits 97
Investment Interest Limitation 97
Syndication and Organizational Expenditures 97
Tax Shelter Regulations 97
Information Reporting and Backup Withholding Tax 98
Non-U.S. Holders 98
Backup Withholding 98
STATE TAX CONSEQUENCES 98
CERTAIN ERISA CONSIDERATIONS 98
PLAN OF DISTRIBUTION 100
LEGAL OPINIONS 110
EXPERTS 110
GLOSSARY OF DEFINED TERMS 111

Appendix A: Hypothetical Scenarios A-1
Appendix B: Historical Performance of Composite-10 Housing and Treasury Rates B-1
Appendix C: Hypothetical Underlying Value Calculations C-1
Appendix D: Transactions With Affiliated Persons D-1
Report of Independent Registered Public Accounting Firm E-1
Financial Statements for the MacroShares Major Metro Housing Down Trust E-2

Unless otherwise indicated, all references in this prospectus to the “depositor,” “we,” “us,” “our,” or similar terms refer to MacroShares Housing Depositor, LLC.

We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these sections begin.

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

The information contained in the sections entitled “DESCRIPTION OF THE HOUSING MARKET” and “DESCRIPTION OF THE S&P/CASE-SHILLER HOME PRICE INDICES AND THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX “ is based on information obtained from sources that we believe to be reliable. However, we have not independently verified the accuracy or completeness of such information.

MacroShares® are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or any of its third party licensors. Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of MacroShares or any member of the public regarding the advisability of investing in securities generally or in MacroShares particularly or the ability of the S&P/Case-Shiller Composite–10 Home Price Index to track performance of the residential real estate and housing markets. S&P’s and its third party licensors’ only relationship to MacroMarkets LLC is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P/Case-Shiller Composite–10 Home Price Index, which is determined, composed and calculated by S&P or its third party licensors without regard to MacroMarkets LLC or MacroShares. S&P and its third party licensors have no obligation to take the needs of the Licensee or the owners of MacroShares into consideration in determining, composing or calculating the S&P/Case-Shiller Composite–10 Home Price Index. Neither S&P nor its third party licensors is responsible for and none has participated in determining the pricing, quantities or timing of any issuance or sale of MacroShares by MacroMarkets LLC or the assessment or method of settlement calculation therefor. S&P has no obligation or liability in connection with the administration, marketing or trading of MacroShares.

NONE OF S&P, ITS AFFILIATES OR ANY OF THEIR THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS RELATED THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE DISSEMINATION OF THE S&P/CASE-SHILLER COMPOSITE–10 HOME PRICE INDEX. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/CASE-SHILLER COMPOSITE–10 HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®” and “S&P®” are registered trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and have been licensed for use by MacroMarkets LLC. CSW®, Case-Shiller®, Fiserv®, and Case Shiller Indexes® are trademarks of Fiserv Fulfillment Services, Inc. (f/k/a Fiserv CSW, Inc.) and have been licensed for use by Standard & Poor’s. “OpenCross®” is a registered trademark of W.R. Hambrecht + Co., LLC .

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the “SEC,” a registration statement under the United States Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC’s public reference facilities are located at its Public Reference Section, One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

This is a prospectus for the offering of the MacroShares Major Metro Housing Down Shares. We are only offering the MacroShares Major Metro Housing Down Shares in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

REPORTS TO SHAREHOLDERS

We will prepare and file with the Securities and Exchange Commission, in accordance with the requirements of the United States Securities Exchange Act of 1934, as amended, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K for the MacroShares Major Metro Housing Down Trust. You may contact your broker to obtain paper copies of these reports.

v

FORWARD-LOOKING STATEMENTS

The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The “RISK FACTORS” section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

TRANSACTION DIAGRAM

The following diagram shows the relationship between the Down Trust and the Up Trust:

Investors in
Up MacroShares
and
Down MacroShares
Beneficial
Interests
in the
Up Trust
$$$
$$$
Beneficial
Interests
in the
Down Trust
Income Distribution Agreement (1)
Determines quarterly distributions
Up Trust
Down Trust
Settlement Contracts (2)
Determine the final
distribution
$$$
$$$
Treasuries (3)
Treasuries (3)

———————

(1)

Under the income distribution agreement, as of any distribution date, the Down Trust will either (a) be required to pay a portion of its available income, as defined in this prospectus, to the Up Trust or (b) be entitled to receive all or a portion of the Up Trust’s available income, based, in each case, on the Reference Value of the Index for each day during the preceding calculation period.

(2)

Under each settlement contract, in connection with the final scheduled termination date, an early termination date or any redemption date, the Down Trust will either (a) be required to make a termination payment out of its assets to the Up Trust or (b) be entitled to receive a termination payment from the Up Trust out of the assets of the Up Trust, based, in each case, on the Reference Value of the Index on the last calendar day preceding the final scheduled termination day, an early termination day or the relevant redemption date.

(3)

Treasuries include bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the “RISK FACTORS” and “FORWARD-LOOKING STATEMENTS” sections, before making an investment decision.

This is a prospectus for the offering of the Down MacroShares. In this prospectus, we discuss matters relating to the Down Trust and also matters relating to the Up Trust to the extent that these matters are relevant to you, as a holder of Down MacroShares. Only the Down MacroShares are being offered by this prospectus.

Please note that when we refer in this summary to the “per share underlying value” that is represented by your Down MacroShares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired trusts were to settle the settlement contracts and the Down Trust were to make a final distribution on your Down MacroShares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Down MacroShares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Down MacroShares in order to liquidate your investment in those shares at any time prior to those dates.

The Issuer and the Securities Offered

On July 11, 2008, the MacroShares Major Metro Housing Down Trust, which is referred to in this prospectus as the “Down Trust,” was established by us, in our capacity as depositor, under the laws of the State of New York. On May [  ], 2009, the trust agreement for the Down Trust was amended and restated to provide for the issuance of MacroShares Major Metro Housing Down Shares, or the “Down MacroShares,” which will represent undivided beneficial interests in the Down Trust.

For more information about the Down Trust, see “FORMATION OF THE PAIRED TRUSTS.” For more information about us, see “THE DEPOSITOR.”

We are MacroShares Housing Depositor, LLC and we are acting as “depositor” for the Down Trust, as well as the Up Trust described in the next section of this summary. We were established as a limited liability company in the State of Delaware on June 4, 2008, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC. In our capacity as depositor, our principal duties consist of forming the Down and Up Trusts, preparing and filing all periodic reports required to be filed by the trusts, and maintaining the listing of the Down and Up MacroShares on a national exchange.

The Paired Trusts

Concurrently with the formation of the Down Trust, we have also formed under New York law, and act as depositor for, the MacroShares Major Metro Housing Up Trust, which is referred to in this prospectus as the “Up Trust.” We refer to the Down Trust and the Up Trust as the “paired trusts.” We also refer to the Up Trust as the “paired trust” with respect to the Down Trust and to the Down Trust as the “paired trust” with respect to the Up Trust. The Up Trust will issue the MacroShares Major Metro Housing Up Shares, or the “Up MacroShares.” The Up MacroShares will each represent an undivided beneficial interest in the Up Trust. We refer to the Down MacroShares and the Up MacroShares as the “paired shares.” The paired trusts will enter into an income distribution agreement with each other on May [ ], 2009, which is also referred to as the “closing date,” and intend to enter into one or more settlement contracts in connection with each paired issuance of paired shares.

At any time after the closing date, authorized participants may direct the issuance of paired shares by delivering a creation order for a paired issuance to MacroMarkets LLC, which is acting as the administrative agent for the two trusts, in accordance with the procedures described in this prospectus. Following the initial offering, Down and Up MacroShares will only be issued in the form of MacroShares Units composed of 10,000 Down MacroShares and 10,000 Up MacroShares. Paired shares will always be issued at the per share underlying value of those shares, as measured on the last calendar day preceding the date of issuance. Following delivery by the authorized participant to the trustee of funds equal to the aggregate underlying value of the shares being issued, the trustee will credit the authorized participant’s account at DTC with the number of paired shares created by that authorized participant in accordance with the procedures specified in the participants agreements and described in this prospectus.

The trustee for the paired trusts will deposit one-half of the net proceeds of the initial offering and of each subsequent paired issuance into the Down Trust and one-half into the Up Trust in order to maintain the one-to-one proportion of funds in the paired trusts. The trustee will use these proceeds to acquire, in accordance with the directions of the administrative agent and on behalf of each paired trust, bills, bonds and notes issued and guaranteed by the United States Treasury that are scheduled to mature prior to each quarterly distribution date and overnight repurchase agreements collateralized by United States Treasury securities. We refer to these United States Treasury securities and repurchase agreements generically in this prospectus as “treasuries.” The per share mark-up that will be payable with respect to the Down MacroShares sold in the initial offering will be used to compensate the placement agent and the participating dealers and to pay the expenses incurred in connection with the initial offering; it will not be used to acquire treasuries for the Down Trust.

The cash and treasuries on deposit in the paired trusts will be transferred between the trusts only in connection with the making of quarterly and final distributions on the paired shares, as specified by the terms of the income distribution agreement and the settlement contracts.

The Income Distribution Agreement and the Settlement Contracts

The paired trusts will enter into an income distribution agreement under which the trusts make quarterly payments to each other out of the income generated by their treasuries that remains available after each trust has paid its fees and expenses. Under the income distribution agreement, the Down Trust will, on each distribution date, either (1) be required to pay a portion of its available income to the Up Trust or (2) be entitled to receive a portion of the Up Trust’s available income, based, in each case, on the level of the Reference Value of the Index during the preceding calculation period. On each distribution payment date, a quarterly distribution of all available income, if any, on deposit in the Down Trust will be made on the Down MacroShares after the Down Trust has made or received a payment under the income distribution agreement.

For more information about the income distribution agreement, see “DESCRIPTION OF THE DOWN MACROSHARES — Quarterly Distributions” and “DESCRIPTION OF THE DOWN TRUST ASSETS — The Income Distribution Agreement.”

The Down Trust will also enter into multiple settlement contracts with the Up Trust. In order to facilitate paired issuances and paired optional redemptions, the paired trusts will settle one settlement contract in connection with the paired optional redemption of each existing MacroShares Unit and will enter into a new settlement contract in connection with the paired issuance of each new MacroShares Unit, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MacroShares Units. A “MacroShares Unit” will consist of 10,000 Down MacroShares and 10,000 Up MacroShares. Under each settlement contract, the Down Trust will either (1) be required to make a termination payment out of its assets to the Up Trust or (2) be entitled to receive a termination payment from the Up Trust out of the assets of the Up Trust. These settlement obligations are based on the change in the level of the Reference Value of the Index from its starting level to its ending level, as measured on the last calendar day preceding the final scheduled termination date, an early termination date or the relevant redemption date. The final distribution made on the Down MacroShares will depend upon the termination payment that the Down Trust was required to make or entitled to receive under the settlement contracts.

The Down Trust will be required to make a settlement payment to the Up Trust equal to 100% of the assets it holds on deposit in the event that the Reference Value of the Index rises to or above 216.23. The Up Trust will be required to make a settlement payment to the Down Trust equal to 100% of the assets it holds on deposit in the event that the Reference Value of the Index falls to or below 108.11. However, neither trust can ever be required to make a payment under the settlement agreements that exceeds the assets it holds on deposit. As a result, the Down MacroShares will reflect the performance of the S&P /Case Shiller Composite-10 Home Price Index only within the range from 108.11 to 216.23, even if the index moves beyond that range. See “RISK FACTORS — The return on the Down MacroShares is capped.”

For more information about the settlement contracts, see “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution” and “DESCRIPTION OF THE DOWN TRUST ASSETS — The Settlement Contracts.”

The Trust Agreements

The Down Trust and the Up Trust have been formed and their activities are specified under the terms of two separate amended and restated trust agreements entered into by us, as depositor, State Street Bank and Trust Company, N.A., as the trustee for each of the trusts, MacroMarkets LLC, as administrative agent, and Macro Financial, LLC, as the marketing agent. As a holder of Down MacroShares, your rights will be governed by the trust agreement for the Down Trust. For a description of the terms of the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

The Trustee

State Street Bank and Trust Company, N.A., a national bank chartered by the Office of the Comptroller of the Currency, will act as trustee for the Down Trust and the Up Trust. The trustee will perform a number of duties on behalf of the trusts, of which the following are important to you, as a holder of Down MacroShares:

•

effecting paired optional redemptions and paired issuances of paired shares in accordance with the directions of the administrative agent;

•

making quarterly distributions and a final distribution to the holders of the Down MacroShares;

•

acting as the custodian for the treasuries and all other assets of each of the paired trusts;

•

settling purchase orders for treasuries that are placed on behalf of the Down Trust by the administrative agent, in accordance with the directions of the administrative agent;

•

calculating the per share underlying value of one Down MacroShare for each day and providing such values to the administrative agent on each business day for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

•

calculating, for each distribution date, the amount of available income on deposit in each of the paired trusts, the payment due under the income distribution agreement, if applicable, and the quarterly distributions to be made on the Down MacroShares;

•

calculating, in connection with each redemption date, an early termination date and/or the final scheduled termination date, the respective underlying values of the paired trusts, the termination payment due under the settlement contracts being settled and the final distribution to be made on the Down MacroShares on the applicable redemption date, early termination date or final scheduled termination date; and

•

providing notification of the occurrence of certain termination triggers.

For performing its duties under the Down Trust agreement, the trustee will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

You may inspect the trust agreement and the records maintained by the trustee on behalf of the Down and Up Trusts at the office of the trustee during regular business hours upon two business days’ prior notice at Two World Financial Center, 225 Liberty Street, New York, New York 10281.

For more information about the trustee and its responsibilities under the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

The Administrative Agent and the Marketing Agent

MacroMarkets LLC, a Delaware limited liability company, will act as the administrative agent for the Down Trust and the Up Trust and will be a party to the trust agreement for each of the trusts. Its rights and responsibilities will be specified in each trust agreement. For performing its duties as administrative agent under the trust agreement, MacroMarkets LLC will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

The administrative agent will perform or oversee the performance of a number of duties on behalf of the Down and Up Trusts, of which the following are important to you, as a holder of Down MacroShares:

•

directing the trustee in the acquisition of new treasuries for the paired trusts on each distribution date and each issuance date, including placing, or directing a designated service provider to place, the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the trust agreements for the paired trusts and described in this prospectus under “DESCRIPTION OF THE DOWN TRUST ASSETS — United States Treasury Obligations;”

•

processing redemption and creation orders for MacroShares from authorized participants;

•

directing the trustee in effecting redemptions and issuances;

•

selecting treasuries to be delivered between the paired trusts in connection with the settlement of the settlement contracts and treasuries to be delivered to redeeming authorized participants in connection with paired optional redemptions in accordance with the rules specified in the trust agreements;

•

performing certain calculations which it is required to provide to the trustee or to post on its website;

•

maintaining its website located at http://www.macromarkets.com, where you can obtain information about the performance of your Down MacroShares; and

•

providing notification of the occurrence of certain termination triggers.

For more information about the administrative agent and its responsibilities under the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

Macro Financial, LLC, a Delaware limited liability company, will act as the marketing agent for the Down and Up Trusts. The duties of the marketing agent will include determining the initial public offering prices for the paired shares, developing a marketing plan for the paired trusts, preparing marketing materials and organizing investor presentations. For performing its duties as marketing agent for the Down Trust, Macro Financial, LLC will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.” Macro Financial, LLC will also be responsible for coordinating investor education and advertising for the Paired Shares, as described under “DESCRIPTION OF THE TRUST AGREEMENTS — The Marketing Agent.”

Daily Reporting

The trustee will calculate the underlying value of the Down Trust and the per share underlying value of one Down MacroShare for each calendar day. At the close of each business day, the trustee will perform these calculations for that business day or if that business day is followed by one or more intervening non-business days, for the last calendar day preceding the next business day, and it will provide the calculations to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com not later than one hour prior to the commencement of trading on NYSE Arca on the next business day that follows the day of calculation. The administrative agent will also calculate and post on its website, not later than one hour prior to commencement of trading on NYSE Arca on each business day, the premium or discount of the midpoint of the bid/offer price spread for one Down MacroShare at the close of the preceding trading day over or to the proportionate underlying value of one Down MacroShare on that preceding day.

The trustee will base its calculation of underlying value for each day on the Reference Value of the Index for that same day, which the administrative agent will provide to the trustee. No other entity will be responsible for confirming the Reference Value of the Index provided to the trustee by the administrative agent or the trustee’s calculation of underlying value.

The Assets of the Down Trust

The assets of the Down Trust will consist of:

•

U.S. treasury securities and what we refer to as “income” on those securities, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Down Trust acquired that treasury security;

•

treasury repurchase agreements and what we refer to as “income” on those agreements consisting of the difference between the purchase price and the repurchase price for the treasuries borrowed under those agreements;

•

the Down Trust’s rights under the income distribution agreement and the settlement contracts;

•

the Down Trust’s rights under the licensing agreement with MacroMarkets LLC to use the patented MacroShares structure;

•

the Down Trust’s rights under the licensing agreement with MacroMarkets LLC to use and reference the S&P/Case-Shiller Composite-10 Home Price Index;

•

the Down Trust’s rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee;

•

a securities account created under the Down Trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Down MacroShares;

•

a distribution account created under the Down Trust agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used, first, to make a deposit to the fee payment account, second, to make payments to the Up Trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make quarterly and final distributions to the holders of the Down MacroShares;

•

a fee payment account created under the Down Trust agreement into which funds will be deposited on each distribution date for the purpose of paying the fees and expenses of the Down Trust; and

•

a netting account created under the Down Trust agreement to which the trustee will credit (1) Down MacroShares being redeemed in paired optional redemptions and net such shares against any shares being created in paired issuances on the same date, and (2) cash delivered by authorized participants in connection with paired issuances and net such cash against the final distributions to be made in connection with paired optional redemptions being effected on the same date.

The treasuries purchased on behalf of the Down Trust on each distribution date or in connection with each paired issuance of Down MacroShares may consist of bills, notes and bonds of varying maturities and repurchase agreements of varying terms that are fully collateralized by treasuries and entered into with counterparties that meet specified capital requirements or are deemed creditworthy by the administrative agent. Each treasury and treasury repurchase agreement must mature or terminate prior to the next scheduled distribution date. When we refer to “treasuries” in this prospectus, the term includes both treasuries and treasury repurchase agreements on treasuries. On each distribution date, except for the final scheduled termination date or an early termination date, the administrative agent will direct the trustee to reinvest the proceeds of the maturity of the paired trusts’ treasuries in new treasuries. The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each issuance of paired shares. The obligations of the paired trusts to each other under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in each of those trusts.

On each distribution date and each issuance order date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the paired trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each trust agreement and described in more detail in this prospectus under “DESCRIPTION OF THE DOWN TRUST ASSETS — United States Treasury Obligations.” Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each paired trust invested in treasuries, a portion of the assets of a paired trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates. In addition, any treasuries delivered to authorized participants in connection with a paired optional redemption will be selected by the administrative agent on a “last in, first out” basis. If interest rates are increasing and funds received in connection with paired issuances by the paired trusts are being invested in higher-yielding treasuries, this method of selection may result in relatively higher-yielding treasuries being delivered to redeeming authorized participants and relatively lower-yielding treasuries remaining in the paired trusts, thereby causing a decrease in both trusts’ daily yield rates. Conversely, if interest rates are decreasing and funds received in connection with paired issuances are being invested in lower-yielding treasuries, the last in, first out method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming authorized participants. The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

For more information about the assets of the Down Trust, see “DESCRIPTION OF THE DOWN TRUST ASSETS.”

The Reference Value of the Index

The amount of each payment required to be made by the paired trusts under the income distribution agreement is based on the available income of each trust and on the daily level of the Reference Value of the Index during the preceding calculation period. The starting level for the Reference Value of the Index for purposes of the transactions described in this prospectus is 162.17, which was the Reference Value of the Index that was published on February 24, 2009. The most recent Reference Value of the Index published prior to the closing date is a value of 154.70, published on April 28, 2009; the Reference Value of the Index published on March 31, 2009 was 158.04. The amount of the settlement payment to be made under the settlement contracts is based on the Reference Value of the Index on the calendar day preceding the redemption date, early termination date or final scheduled termination date on which that settlement payment is made. When we refer to the “Reference Value of the Index” on any date of determination, we are referring to the value of the S&P/Case-Shiller Composite-10 Home Price Index, as calculated and published by Standard & Poor’s, or “S&P,” on the last index publication day that preceded that date of determination. If the date of determination is itself an index publication day, then the Reference Value of the Index will be the value calculated and published on that day. The S&P/Case-Shiller Composite-10 Home Price Index is maintained and governed by the S&P/Case-Shiller Index Committee, whose members are drawn from S&P, Fiserv Fulfillment Services, Inc. and leading industry experts. Robert J. Shiller, a principal and member of the Board of Managers of MacroMarkets LLC, is one of the members of the S&P/Case-Shiller Index Committee. However, S&P designates the Index Committee Chairman and S&P employees must always represent the controlling majority of members on such committee. All actions by the committee are taken as directed by a vote of a majority of the committee’s members. All committee members are strictly prohibited from disclosing any S&P/Case-Shiller Home Price Index Data to any person prior to its public release by S&P. See “RISK FACTORS -- An investment in the Down MacroShares may not resemble the inverse of a direct investment in housing — The S&P/Case Shiller Index Committee controls the index calculation methodology,” and “RISK FACTORS – Potential Conflicts of Interest.”

The S&P/Case-Shiller Home Price Indices have been designed to measure the weighted average change in the market value of homes in one or several geographic regions of the United States. They are calculated monthly and are publicly-available for 20 major metropolitan areas (Metropolitan Statistical Areas or MSAs), which are also aggregated to form two composites – one comprised of 10 of the metro areas, the other comprised of all 20. The S&P/Case-Shiller Home Price Indices only measure changes in the market values of pre-existing (that is, not new construction), single-family detached houses, though both homes that serve as primary residences and homes that are considered vacation or investment properties are included in the calculation of the indices. The index methodology samples all relevant home sale data that is available in the covered metropolitan areas to identify repeat sales pairs for pre-existing homes. A “repeat sales pair” consists of one sale transaction involving a specific pre-existing, single-family, detached property which occurred and was recorded during the most recently-elapsed three-month measurement period and one sale transaction involving the same property which occurred during an earlier measurement period. To the extent that a sale transaction occurred during a particular measurement period, but was not recorded until a subsequent period, but within 24 months after the expiration of that measurement period, data from such transaction will be used to recalculate the index value previously published for that measurement period. However, any such revisions to the S&P/Case-Shiller Composite-10 Home Price Index will not be used to revise the underlying value of the Down MacroShares, previously calculated for any day, as discussed under “RISK FACTORS An investment in the Down MacroShares may not resemble the inverse of a direct investment in housing — Revisions of the S&P/ Case-Shiller Composite-10 Home Price Index will not be reflected in the underlying value of the Down MacroShares.” The calculation of the S&P/Case-Shiller Composite-10 Home Price Index excludes sale prices associated with new construction, condominium units, co-ops, apartments, semi-detached housing units, multi-family dwellings and any other property that is not a “pre-existing, detached, single-family home.” Any sales that do not appear to be arms’ length transactions, because the sale price is not representative of sale prices for comparable properties in the same area, are also excluded. In order to achieve its stated goal of measuring only market-based changes in the value of detached, single-family homes, the S&P/Case-Shiller Composite-10 Home Price Index is designed to normalize for the effects of various extraneous factors such as natural disasters and major home improvements and disregards the costs associated with owning real-estate, such as property taxes and maintenance costs. However, to the extent that the effects of such extraneous factors cannot be wholly extricated from observed price movements, they may be reflected in some measure in the Reference Value of the Index. For a discussion of the reasons why an investment in securities which reference one of the S&P/Case-Shiller Home Price Indices may differ from an investment in real-estate, see “RISK FACTORS — An investment in the Down MacroShares may not resemble a the inverse of a direct investment in housing.” A complete description of the methodology for calculating the S&P/Case-Shiller Composite-10 Home Price Index can be accessed at the following website: http://www2.standardandpoors.com/spf/pdf/index/SP_Case_Shiller_Home_Price_Indices_Methodology_Web.pdf.

The S&P/Case-Shiller Composite-10 Home Price Index is a weighted average of the following 10 S&P/Case-Shiller Metro Area Home Price Indices: the S&P/Case-Shiller Boston Home Price Index, the S&P/Case-Shiller Chicago Home Price Index, the S&P/Case-Shiller Denver Home Price Index, the S&P/Case-Shiller Las Vegas Home Price Index, the S&P/Case-Shiller Los Angeles Home Price Index, the S&P/Case-Shiller Miami Home Price Index, the S&P/Case-Shiller New York City Area Home Price Index, the S&P/Case-Shiller San Diego Home Price Index, the S&P/Case-Shiller San Francisco Home Price Index, and the S&P/Case-Shiller Washington DC Home Price Index. The value of the S&P/Case-Shiller Composite-10 Home Price Index on any index publication day reflects home prices measured during the second, third and fourth calendar months preceding the month in which that index publication day occurs. When we refer to an “index publication day,” we are referring to the business day in each calendar month on which S&P publishes the value of the S&P/Case-Shiller Composite-10 Home Price Index. S&P generally publishes this value on the last Tuesday of each calendar month at 9:00 AM New York City time. The following chart, which is applicable for any calendar year, shows the time period covered by the index value that is published for each calendar month. For example, the value published in January of 2009 covered home sales recorded during September, October and November of 2008.

Preceding Time Period Covered	Sep Oct Nov	Oct Nov Dec	Nov Dec Jan	Dec Jan Feb	Jan Feb Mar	Feb Mar Apr	Mar Apr May	Apr May Jun	May Jun Jul	Jun Jul Aug	Jul Aug Sep	Aug Sep Oct
Month of Publication	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

For a description of how the S&P/Case-Shiller Composite-10 Home Price Index is calculated by the S&P/Case-Shiller Index Committee, see “DESCRIPTION OF THE S&P/CASE-SHILLER HOME PRICE INDICES AND THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX “ in this prospectus.

MacroMarkets LLC has entered into a licensing agreement with S&P for the use of the S&P/Case-Shiller Home Price Indices. MacroMarkets LLC has sublicensed to us and to the paired trusts the use of the S&P/Case-Shiller Composite-10 Home Price Index. If S&P discontinues calculation of the S&P/Case-Shiller Composite-10 Home Price Index or if S&P fails to make such index available to us for any reason on 3 consecutive index publication days, an early termination date will occur on the next scheduled distribution date. See “DESCRIPTION OF THE DOWN MACROSHARES — Termination Triggers.”

WE, MACROMARKETS LLC, THE PAIRED TRUSTS, OUR RESPECTIVE AFFILIATES AND OUR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, TRUSTEES, EMPLOYEES, ATTORNEYS AND ADVISORS ARE NOT LIABLE FOR (i) ANY LOSSES TO YOU RESULTING FROM THE METHODOLOGIES USED IN CALCULATING, AND THE ACTUAL CALCULATION OF, THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX OR (ii) ANY LOSSES TO YOU FOR ANY REVISIONS TO THE CALCULATION METHODOLOGY FOR THE INDEX, ANY SUBSEQUENT REVISIONS MADE TO PUBLISHED INDEX VALUES, ANY ALLEGED OR ACTUAL INACCURACIES OR INHERENT LIMITATIONS OF THE INDEX, ANY DELAYS IN ITS PUBLICATION, ANY ERRORS IN THE UNDERLYING DATA USED TO CALCULATE THE INDEX, OR THE IMPACT OF ANY OF THE FOREGOING FACTORS ON THE YIELD REALIZED BY YOU AS A HOLDER OF THE DOWN MACROSHARES OR OTHERWISE.

The trustee will calculate the underlying value of the Down Trust for each day based on the Reference Value of the Index for that day. See “—Calculation of Underlying Value” below. Neither the Reference Value of the Index nor the calculation of underlying value will be retroactively adjusted to take into account any revisions made to the S&P/Case-Shiller Composite-10 Home Price Index after any index publication day. See “RISK FACTORS -- An investment in the Down MacroShares may not resemble the inverse of a direct investment in housing -- Revisions of the S&P/Case-Shiller Composite-10 Home Price Index will not be reflected in the underlying value of the Down MacroShares.”

Calculation of Underlying Value

The final distribution made on the Down MacroShares on the final scheduled termination date, an early termination date or a redemption date is based upon the underlying value of the Down Trust on the last calendar day, whether or not such day is a business day, that precedes such final scheduled termination date, early termination date, or redemption date. The underlying value of the Down Trust on each calendar day is calculated by reference to the level of the Reference Value of the Index on that day. The Reference Value of the Index on each day is equal to the level of the S&P/Case-Shiller Composite-10 Home Price Index that was reported on the most recent index publication day. The underlying value of the Up Trust on each calendar day and represents the aggregate amount of the assets in the paired trusts to which the Down Trust would be entitled if the settlement contracts were settled on that day. The underlying value of the Down Trust also represents the aggregate final distribution to which holders of the Down MacroShares would be entitled if those shares were redeemed on that day.

An increase in the Reference Value of the Index will result in a proportionate decrease in the underlying value of the Down Trust, and a decrease in the Reference Value of the Index will result in a proportionate increase in the underlying value of the Down Trust. Specifically so long as certain conditions described below prevail, a fluctuation in the Reference Value of the Index of 2.1624 index points will result in a $1 change in the per share underlying value of each Down MacroShare. The underlying value formula described below, the requirement that the same number of Down and Up MacroShares be issued in the initial offering and the requirement that, following the initial offering, Down MacroShares can only be issued and redeemed in paired optional redemptions and paired issuances and only in the form of MacroShares Units composed of an equal number of Up MacroShares and Down MacroShares, is intended to ensure that the proportional relationship between fluctuations in the Reference Value of the Index and fluctuations in underlying value is maintained for so long as the Down MacroShares are outstanding. However, this 2.1624:1 relationship between changes in the Reference Value of the Index and the per share underlying value of a Down MacroShare will hold only so long as the amount of cash and treasuries in the Down Trust (not taking into account treasury income) is equal to the aggregate par amount of all outstanding Down MacroShares. If this is no longer the case, because proceeds of the initial offering were used to pay a portion of the offering expenses and/or the fees and expenses of the Down Trust exceed its treasury income during one or more calculation periods, a specified change in the Reference Value of the Index will still result in the same percentage change in per share underlying value, but not the same dollar amount, because each Down MacroShare will represent, in effect, a smaller investment in housing. For example, a 5% increase in the Reference Value of the Index will always result in a 15% increase in the per share underlying value of the Down MacroShares (after applying the leverage factor). However, once the assets of the Down Trust (not taking into account treasury income) are no longer equal to the aggregate par amount of the outstanding Down MacroShares, a 2.1624 index point fluctuation in the Reference Value of the Index will result in a change in the per share underlying value of a Down MacroShare that is equal to some value that is less than $1.

The per share underlying value of the Down MacroShares will only reflect the performance of the S&P/Case-Shiller Composite-10 Home Price Index within the range from 108.11 to 216.23 because the underlying value of the Down Trust cannot exceed an amount equal to the sum of its own assets and the assets on deposit in the Up Trust. As the Reference Value of the Index approaches 216.23, the underlying value of the Down Trust will approach zero. If the Reference Value of the Index is equal to exactly its starting level of 162.17, the underlying value of the Down Trust will be equal to exactly the assets it holds on deposit. If the Reference Value of the Index reaches 108.11, the Down Trust will be equal to all the assets it holds on deposit plus all of the assets in the Up Trust and, accordingly, it will have attained its maximum value and cannot increase further, even if the Reference Value of the Index continues to decline. Please see “RISK FACTORS — The return on your shares is uncertain — The return on the Down MacroShares is capped,” and “– The paired trusts may terminate early.”

Underlying value is calculated on any calendar day as follows:

•

the sum of the Down earned income accruals for each day that has elapsed during the current calculation period up to and including the current calendar day plus

•

the Down investment amount for the current calendar day multiplied by (2 minus the leveraged settlement factor, calculated as of the current calendar day.

The “leveraged settlement factor” will equal (3 * (settlement factor – 1) +1).

The “settlement factor” for any date of measurement equals (RVIt / RVI0), where RVIt equals the Reference Value of the Index on such date of measurement and RVI0 equals the Reference Value of the Index that was published on February 24, 2009. The settlement factor for any calendar day is equal to the Reference Value of the Index on that day (referred to in this prospectus as the “ending level”) divided by the Reference Value of the Index that was published on February 24, 2009 (referred to in this prospectus as the “starting level”). Once the settlement factor has been calculated, it will be tripled by the leverage factor, by first subtracting the number 1, multiplying by 3 and then adding back the number 1.

The formula for underlying value specified above may only be used so long as the amount of assets on deposit in the Down Trust and the Up Trust remains in a one-to-one proportion. If the assets in the paired trusts were to become unequal for any reason, the alternative formula set forth under ‘‘DESCRIPTION OF THE DOWN MACROSHARES – Calculation of Underlying Value” would be required to be used to calculate underlying value. None of the permitted activities of the paired trusts are expected to result in the failure of the Down and Up Trust to maintain an equal amount of assets to secure their obligations to each other.

We refer to the period between distribution dates, beginning on (but excluding) the second business day prior to the preceding distribution date and ending on (and including) the second business day prior to the current distribution date, as a “calculation period.” The first calculation period will begin on the closing date and the last calculation period will end on the day preceding the distribution payment date related to the final scheduled termination date or early termination date.

Hypothetical calculations of underlying value are included for illustrative purposes under “DESCRIPTION OF THE DOWN MACROSHARES — Calculation of Underlying Value” and in Appendix C to this prospectus.

The “Down investment amount” equals, on any distribution date, the amount of cash that was actually invested on behalf of the Down Trust in treasuries on that distribution date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that distribution date. The “Down investment amount” equals on any day during a calculation period (other than the distribution date), the aggregate par amount of the Down MacroShares that are outstanding on that day if the amount actually invested on the preceding distribution date was equal to the Down aggregate par amount on that distribution date. If the amount actually invested on the last distribution date was less than the Down aggregate par amount, then the “Down investment amount,” for each day of the ensuing calculation period will equal the amount that was actually invested divided by the number of Down MacroShares outstanding on that distribution date, multiplied by the number of Down MacroShares that are outstanding on the day on which the calculation is being made. Since the trust is required to invest an amount equal to the Down aggregate par amount in treasuries on each distribution date, the Down investment amount should be equal to the Down aggregate par amount, as increased and decreased by paired optional redemptions and paired issuances, throughout the ensuing calculation period. The only case in which this will not be true is if the Down Trust’s fees and expenses and/or any losses incurred in connection with defaults on the treasury repos exceeded the aggregate yield on its treasuries during one or more preceding calculation periods and the resulting deficiency was not made up with income realized by the Down Trust during other preceding calculation periods, following a rise in interest rates. If a deficiency does exist during a calculation period, this deficiency will be reflected in the per share underlying value at which authorized participants may create and redeem the Down MacroShares.

The “Up investment amount” is calculated in the same manner as the Down investment amount.

The “Down earned income accrual” equals, for each calendar day:

(1) if the leveraged settlement factor for that day is less than 1, the Down available income accrual for that calendar day plus (the Up available income accrual for that calendar day multiplied by (1 minus the leveraged settlement factor)), or, if the leveraged settlement factor is greater than 1, the Down available income accrual for that day minus (the Down available income accrual for that day multiplied by (the Leveraged Settlement Factor minus 1))

plus

(2) if that calendar day is also an issuance date on which a net increase in the Down aggregate par amount has occurred after giving effect to all paired issuances and paired optional redemptions on that date, the product of the number of Down MacroShares created on that day constituting such net increase and the income component of the per share underlying value of each such Down MacroShare, representing the Down earned income accrual allocable to such share during the period from the last preceding distribution date to such issuance date, minus

(3) if that calendar day is also a redemption date on which a net decrease in the Down aggregate par amount has occurred after giving effect to all paired optional redemptions and paired issuances on that date, the product of the number of Down MacroShares redeemed on that day constituting such net decrease and the income component of the per share underlying value of each such Down MacroShare, representing the Down earned income accrual allocable to such share during the period from the last preceding distribution date to such redemption date.

The Down earned income accrual for each calculation period equals the sum of the Down earned income accruals for each day of that calculation period.

The “Down available income accrual” and the “Up available income accrual” for each day is (i) the sum of, for each treasury on deposit in the applicable trust on that day, the product of the purchase price at which the trust acquired that treasury  multiplied by the daily yield rate applicable to that treasury minus (ii) the daily fee accrual. If the Down or Up available income accrual is a negative number, then such accrual will be equal to zero.

For each day, the “daily fee accrual” for the Down or Up Trust is equal to the Down or Up asset amount, as applicable, on each day multiplied by a “daily fee accrual rate” of 125 basis points plus a fixed annual expense amount divided by, in the case of both the rate and the fixed amount, 365 or 366, depending upon the number of days in the current calendar year or, in the case of the fixed amount only and with respect to any partial period, the number of days during which the paired shares are anticipated to be outstanding during that partial period. The sum of the daily fee accruals for each of the trusts for an entire calculation period will be equal to that trust’s “fee deduction amount” for that calculation period. The Down asset amount and Up asset amount are defined in the glossary of this prospectus. The fixed expenses of both the Down Trust and the Up Trust are expected to equal approximately $600,000 per year for each trust. The fixed expenses portion of the fee deduction amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred.

For purposes of calculating the Down available income accrual and the Up available income accrual, the “daily yield rate” for each treasury on deposit in the applicable trust is the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The “yield rate” for each treasury is equal to its stated or implied interest rate, if any, and/or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable trust acquired that treasury, or, in the case of a treasury repurchase agreement, the difference between its purchase price and its repurchase price, expressed as a percentage of such purchase price.

For more information about calculating the income and expenses of the paired trusts, see “DESCRIPTION OF THE DOWN MACROSHARES — Quarterly Distributions.”

The proportion of cash and treasuries on deposit in the Down Trust and the Up Trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and, following the initial offering, issuances must be effected in MacroShares Units composed of an equal number of Down and Up MacroShares. Maintaining this proportion insures that the underlying value formula and the yield on your Down MacroShares will not be affected by increases or decreases in the size of the paired trusts due to redemptions and subsequent issuances.

Quarterly Distributions

A “distribution date” is scheduled to occur for the Down MacroShares on the second business day preceding each record date, commencing in June of 2009. On each distribution date, the Down Trust will declare a distribution on the Down MacroShares. This quarterly distribution will be made out of the income, if any, that the Down Trust holds on deposit after it has deposited the fee deduction amount for the preceding calculation period into the fee payment account, either made or received the quarterly payment under the income distribution agreement, and acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the outstanding Down MacroShares. Each shareholder who is a registered holder of Down MacroShares on the “record date,” which is the last business day of March, June, September and December of each year, commencing in June of 2009, will be entitled to receive the quarterly distribution. The quarterly distribution will be paid out to shareholders on the third business day of the month immediately following the month in which the related distribution date occurred, on the date we refer to as the “distribution payment date.” The first calculation period, which will commence on the closing date and end prior to the distribution date in June, and the last calculation period, which will commence in September 2014 and end in November 2014, will be shorter than all other calculation periods. Although the starting level of the Reference Value of the Index for purposes of the underlying value calculation has been designated to be the value that was published on February 24, 2009, the applicable Reference Value of the Index immediately following the closing date will be the Reference Value of the Index that is published on March 31, 2009 and this value will determine the allocation of treasury income between the paired trusts during the period from the closing date through the index publication day scheduled to occur on April 28, 2009.

On each distribution date, the Down Trust’s entitlement under the income distribution agreement to its available income and the available income in the Up Trust will be based on the Reference Value of the Index during the preceding calculation period. Although the starting level of the Reference Value of the Index for purposes of the underlying value calculation has been designated to be the value that was published on February 24, 2009, the applicable Reference Value of the Index immediately following the closing date will be the Reference Value of the Index published on April 28, 2009 and this value will determine the allocation of treasury income between the paired trusts during the period from the closing date through the index publication day scheduled to occur on May 26, 2009. For each day during the calculation period preceding each distribution date, the entitlement of the Down Trust under the income distribution agreement, which we refer to as its “Down earned income accrual” for that day, will be determined as follows:

•

If the ending level of the Reference Value of the Index is below the starting level on that day, the Down Trust will become entitled to retain all of its available income accrual for that day and to receive all or a portion of the Up Trust’s available income accrual for that day.

•

If the ending level of the Reference Value of the Index exceeds the starting level, the Down Trust will become obligated to pay all or a portion of its available income accrual for that day to the Up Trust.

•

If the ending level of the Reference Value of the Index is the same as the starting level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Down Trust.

The underlying value of the Down Trust on each distribution date will be calculated before available income, if any, is deducted from that underlying value and set aside for payment as a quarterly distribution on the related distribution payment date. As a result, the underlying value of the Down Trust on the day following each distribution date will reflect a relative decrease from the underlying value on that distribution date which will be unrelated to any movement in the level of the Reference Value of the Index.

On each distribution date, other than on the final scheduled termination date or an early termination date and other than with respect to any shares for which a redemption order was placed and settled prior to the related record date, the Down Trust will declare a “quarterly distribution” on each outstanding Down MacroShare equal to:

•

the sum of Down earned income accruals for each day of the preceding calculation period multiplied by

•

a fraction the numerator of which is one Down MacroShare and the denominator of which is the aggregate number of outstanding Down MacroShares on that distribution date.

On the distribution payment date that follows each distribution date, the Down Trust will distribute such amount on each outstanding Down MacroShare.

For a more detailed description of how payments under the income distribution agreement are calculated, see “DESCRIPTION OF THE DOWN TRUST ASSETS — The Income Distribution Agreement.”

Distributions of the Down earned income accruals on the final scheduled termination date, an early termination date or any redemption date will be made as part of the final distribution that is made on those dates, as described in the next section of this summary entitled “— Final Distribution,” and in greater detail in the section entitled “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution.”

The annual fees and expenses of the Down Trust will consist of (1) the variable fees specified in this summary and also in the section entitled “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts,” which together represent a 125 basis point deduction from the assets of the Down Trust plus (2) fixed fees and expenses which are expected to equal approximately $600,000 per year. This fixed amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred by the Down Trust in order to reflect accurately the accrual of fees and expenses in the underlying value calculation. The same variable and fixed fees and expenses are expected to be incurred by the Up Trust. The Down Trust’s fees and expenses, or the portion thereof that is allocable to each Down MacroShare, will always be reflected in the per share underlying value of that Down MacroShare.

A daily fee accrual, based upon the variable fees and expenses of the Down Trust and its estimated annual fixed fees and expenses, as periodically adjusted based on actual fees and expenses incurred, will be deducted from each day’s treasury income accrual. The sum of the Down Trust’s daily fee accruals for each calculation period is referred to as the “fee deduction amount.” If the fee deduction amount exceeds the Down Trust’s treasury income on any distribution date, the earned income component of underlying value will be equal to zero, the Down Trust will not have any available income and the Down Trust will not make any quarterly distributions on that distribution date. Moreover, the underlying value of the Down Trust will be reduced on that distribution date by an amount equal to the difference between the fee deduction amount for the preceding calculation period and the Down Trust’s treasury income for that same period, and this reduction will be permanent unless it can be made up out of treasury income on future distribution dates, net of fees and expenses on those distribution dates. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.”

On each distribution date, the “available income” of the Down Trust will be equal to all funds on deposit in the Down Trust on that distribution date after the trust has (i) set aside an amount equal to the fee deduction amount to pay fees and expenses, (ii) made a payment to or received a payment from the Up Trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the Down MacroShares as of that distribution date. The available income on each distribution date will equal the sum of the earned income accruals for the preceding calculation period.

If the available income of the Down Trust for any calculation period is a negative number, then the available income of the Down Trust on the related distribution date will be equal to zero and the Down Trust will not make any payments under the income distribution agreement or any quarterly distribution to its shareholders on that distribution date unless it was entitled to and received a portion of the Up Trust’s available income. However, since the administrative agent will be required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the paired trusts, it is unlikely that there would be a significant difference in the income realized by each of the trusts during any calculation period.

We refer to the product of the aggregate number of outstanding shares issued by the Down Trust and a stated par amount of $25 per share as the “Down aggregate par amount” and to the product of the aggregate number of outstanding shares issued by the Up Trust and a stated par amount of $25 per share as the “Up aggregate par amount.” The stated par amounts of the paired shares do not affect in any way the underlying value of those shares or their public offering price. Each share’s stated par amount represents only its share of the assets of its trust upon its issuance and prior to giving effect to the settlement contracts and the income distribution agreement.

If available, an amount equal to the Down aggregate par amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each distribution date unless that distribution date is the final scheduled termination date or an early termination date. If a redemption order is delivered on a distribution date or on the day preceding a distribution date, the Down aggregate par amount will first be reduced by the aggregate par amount of any Down MacroShares being redeemed on the date. If, after depositing the fee deduction amount into the fee payment account, the funds remaining on deposit in the Down Trust on any distribution date are equal to or less than the Down aggregate par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available income on that date. If less than the Down aggregate par amount is invested in treasuries on any distribution date because the fee deduction amount exceeded the income on the Down Trust’s treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent distribution dates until the amount invested does equal the Down aggregate par amount.

The Down Trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the fee accrual rate of 1.25%, as such fee accrual rate is effectively adjusted upward by the deduction of an estimated fixed annual expense amount. However, assuming there are no deficiencies in the amount that was invested on behalf of each of the paired trusts during previous calculation periods and that actual fees and expenses did not exceed the fee deduction amount during the current calculation period, the portion of the daily income on the treasuries during that calculation period that is in excess of the fee deduction amount will be distributed to the holders of the paired shares as a quarterly distribution. The allocation of this yield as between the Down and the Up MacroShares will be determined under the income distribution agreement based on the Reference Value of the Index on each day of the preceding calculation period. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.” The Down Trust will not be able to make any quarterly distributions on the Down MacroShares for so long as the low short-term treasury yields that are currently prevailing in the market persist.

The administrative agent will always use a “last in, first out” method for selecting which treasuries to deliver in a redemption of the shares. As a result, in both a rising and a falling interest rate environment, paired optional redemptions that are effected between distribution dates may result in a decrease in the daily yield rate that is earned on the treasuries in the paired trusts by the remaining shareholders. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

The available income of the Up Trust will be calculated in the same way as that of the Down Trust. If available, an amount equal to the Up aggregate par amount on each distribution date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such distribution date is the final scheduled termination date or an early termination date), but the amount actually invested may be less on one or more distribution dates if the fee deduction amount for the Up Trust exceeded the Up Trust’s income on those distribution dates.

If the Down Trust has no available income on any distribution date, then it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up Trust. Similarly, if on any distribution date the proceeds of the treasuries in the Up Trust minus its fee deduction amount are equal to or less than the Up aggregate par amount, the Up Trust will not have any available income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down Trust on that distribution date. If either of the paired trusts fails to make a payment under the income distribution agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

If on any distribution date the Down Trust does not have any available income and does not receive any available income from the Up Trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Down Trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See “RISK FACTORS — You may lose your entire investment in the Down MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distribution

General

The Down Trust will declare a final distribution on all or a portion of the Down MacroShares, as applicable, on the earliest to occur of:

•

November 25, 2014, which we refer to as the “final scheduled termination date;”

•

an “early termination date,” which is the next distribution date that follows the occurrence of a termination trigger; and

•

a “redemption order date,” which is any business day on which an authorized participant places an order for a paired optional redemption of all or a portion of the paired shares.

The final distribution declared by the Down Trust on the final scheduled termination date, an early termination date or any redemption order date will depend upon the termination payments that it is required to make to, or that it is entitled to receive from, the Up Trust under the settlement contracts being settled in connection with the redemption of shares that will occur on these dates. The termination payment under the settlement contracts will, in turn, be based on the underlying value of the Down Trust on the last calendar day that precedes the final scheduled termination date, the early termination date or the relevant redemption date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will pay the final distribution to each holder of the outstanding Down MacroShares in redemption of its shares. On the relevant redemption date, the trustee will pay the final distribution to each redeeming authorized participant in redemption of its shares.

The purpose of the termination payment under the settlement contracts is to transfer assets between the paired trusts such that each trust has cash and treasuries in an amount equal to its underlying value as of the last calendar day preceding the final scheduled termination date, an early termination date or a redemption date.

•

If the level of the Reference Value of the Index on the relevant day is below its starting level, the Down Trust will be entitled to receive a termination payment from the Up Trust in an amount proportional to the increase in the level of that price.

•

If the level of the Reference Value of the Index on the relevant day is above its starting level, the Down Trust will be required to make a termination payment to the Up Trust in an amount proportional to the decrease in the level of that price.

Although the starting level of the Reference Value of the Index for purposes of the underlying value formula has been designated to be the value that was published on February 24, 2009, the applicable Reference Value of the Index immediately following the closing date will be the Reference Value of the Index published on April 28, 2009 and this value would determine the final distribution on the Down MacroShares for any redemption date occurring between the closing date and the index publication day scheduled to occur on May 26, 2009.

For a more detailed description of how the underlying value of the Down Trust and payments under the settlement contracts are calculated, see “DESCRIPTION OF THE DOWN MACROSHARES — Calculation of Underlying Value” and “DESCRIPTION OF THE DOWN TRUST ASSETS — The Settlement Contracts.”

Prior to the final scheduled termination date or an early termination date, the redemption of a portion of the paired shares in a paired optional redemption may be directed on any business day only by an authorized participant who is the beneficial holder of those shares. As discussed in greater detail later in this section, unless you are an authorized participant, you will not have a right to direct a redemption of your Down MacroShares. Consequently, you will only be able to liquidate your investment in the Down MacroShares prior to the final scheduled termination date or an early termination date by selling them to an investor who is willing to purchase them from you, including any authorized participant who may wish to acquire those shares in order to direct a paired optional redemption. The market price that you are able to obtain for your Down MacroShares may be less than the price you paid for those shares and less than the per share underlying value that is represented by those shares for the reasons discussed in “RISK FACTORS — Fluctuations in the underlying value of the Down Trust and other factors may affect the market price of your Down MacroShares.”

If the fee deduction amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Down Trust exceeds the income of the Down Trust on the current distribution date or exceeded the Down Trust’s income on one or more preceding distribution dates and the resulting deficiency in the Down investment amount was not made up on subsequent distribution dates, the underlying value of the Down Trust and, consequently, the final distribution made by the Down Trust on the final scheduled termination date, an early termination date or any redemption date will reflect that resulting deficiency. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.”

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the final scheduled termination date or an early termination date, the trustee will cause the paired trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on those dates. After the settlement contracts have been settled, the Down Trust will declare a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit, which final distribution will include the available income of the Down Trust that would have been distributed as a quarterly distribution if the final scheduled termination date or early termination date had been an ordinary distribution date. On the distribution payment date that follows the final scheduled termination date or early termination date, the Down Trust will distribute on each outstanding Down MacroShare a “final distribution” in cash equal to:

•

the underlying value of the Down Trust on the last calendar day preceding that final scheduled termination date or that early termination date divided by

•

the aggregate number of Down MacroShares that have been issued but not yet redeemed as of that date.

The final scheduled termination date will be the last day of trading for the Down MacroShares. The underlying value on that date will be based on the Reference Value of the Index for the preceding month instead of the new Reference Value of the Index that is expected to be published on November 25, 2014.

Upon receipt of a final distribution on the final scheduled termination date or an early termination date, your Down MacroShares will be considered to be redeemed in full and the Down Trust will have no further obligations with respect to those shares even if the amount of the final distribution is less than the aggregate par amount of your Down MacroShares or less than the purchase price you paid for those shares. See “RISK FACTORS — You may lose your entire investment in the Down MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distributions in Paired Optional Redemptions

On any business day prior to the final scheduled termination date or an early termination date, the Down MacroShares and Up MacroShares may be redeemed concurrently at the direction of authorized participants in MacroShares Units in what we refer to as a “paired optional redemption.” A “MacroShares Unit” consists of 10,000 Down MacroShares and 10,000 Up MacroShares. A tender of paired shares for redemption will be irrevocable. The paired shares may only be redeemed by authorized participants. However, the discussion which follows describing paired optional redemptions and the final distribution that will be declared on the related redemption order date is relevant to you as a holder of Down MacroShares even if you are not an authorized participant, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions and their ability to effect these redemptions may affect the demand for the Down MacroShares. See “RISK FACTORS — The return on your shares is uncertain — The right to redeem the Down MacroShares is limited.”

In order to be an “authorized participant,” an entity must (1) be a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of FINRA in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, and (3) have entered into a “participants agreement” with us, the administrative agent and the trustee which specifies procedures for the issuance and redemption of paired shares. The participants agreements are described in this prospectus under “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution.”

Authorized participants must place redemption orders with the administrative agent by 4:00 p.m. New York City time on any business day. Any redemption order that is not placed by or prior to that time may be rejected at the sole discretion of the administrative agent. The date on which an authorized participant places a redemption order is referred to as the “redemption order date.” The redemption order will be settled on the first business day that follows the redemption order date, and this business day is referred to as the “redemption date,” except that, in the case of any redemption order that is delivered on a distribution date or on the business day following a distribution date, the “redemption date” will be the third business day following the redemption order date to ensure that any authorized participant who places a redemption order on these two days will still be considered a holder of record on the record date and, therefore, eligible to receive its quarterly distribution for the preceding calculation period. Each redeeming authorized participant must deliver to the administrative agent a redemption order with the following information:

•

the authorized participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the redemption order on behalf of the authorized participant; and

•

the number of MacroShares Units being redeemed.

Not later than 10:00 a.m. New York City time on the redemption date, the authorized participant who placed the redemption order must deliver to the trustee:

•

Down MacroShares and Up MacroShares that in the aggregate constitute the requisite number of MacroShares Units being redeemed by such authorized participant;

•

the applicable “redemption cash component,” if any, consisting of cash that must be delivered by the authorized participant in connection with any redemption in which treasuries are being delivered to make the final distribution, if these treasuries, valued at their acquisition cost, represent a value in excess of the per share underlying value of the shares being redeemed; and

•

a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for services rendered in effecting the paired optional redemption.

If all conditions to effecting a paired optional redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming authorized participant by 3:00 p.m. New York City time on the redemption date. If the redemption order was placed on a distribution date, the redeeming authorized participant will receive cash. If there was a net increase in the aggregate par amount of the paired trusts on any redemption date that was also an issuance date, because more MacroShares Units were created than redeemed, redeeming authorized participants will also receive their final distribution from the paired trusts in cash out of the funds delivered to the trusts by the authorized participants who created shares on the same date. If any paired issuances were effected on the redemption date, even if there was a net decrease in the aggregate par amount of the paired trusts, redeeming authorized participants will receive a portion of their final distribution in cash out of the funds delivered to the trusts by the creating authorized participants. All or a portion of the final distribution may also be made out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the final distribution for which cash is not available will be made by delivering treasuries to the redeeming authorized participant.

The amount of cash and/or treasuries that will be delivered on the redemption date in a paired optional redemption will always be equal to the aggregate per share underlying values of the paired shares being redeemed, calculated as of the last calendar day preceding the redemption date. In the case of a paired optional redemption that is ordered on a distribution date or on the business day following a distribution date or on a redemption order date that is separated from the related redemption date by one or more intervening non-business days, the amount delivered on the related redemption date will include the Down and Up earned income accruals for all intervening days between the redemption order date and the redemption date, calculated on the basis of the Reference Value of the Index on each of these intervening days.

Upon receipt of the final distribution in a paired optional redemption, the Down MacroShares presented for redemption will be considered to be redeemed in full and the Down Trust will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Down and Up aggregate par amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a redemption date and an issuance date. The trustee will cause the paired trusts to settle one settlement contract for each MacroShares Unit that is redeemed in a paired optional redemption on any redemption date that is not also an issuance date.

In connection with the settlement of the settlement contracts and payment of a final distribution in the case of a redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a “last in, first out” basis such that the value of the segregated treasuries is equal to the product of the applicable redemption percentage and the aggregate value of all of the treasuries held by each trust. The “value” of each treasury will be equal to the purchase price at which the applicable paired trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date. The “redemption percentage” for the Down and Up MacroShares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Down or Up MacroShares that are being redeemed and the denominator of which is the aggregate number of Down or Up MacroShares that are outstanding prior to the redemption. The selection and delivery of treasuries as a final distribution must comply with the conditions specified in Appendix D to this prospectus. For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a final distribution, see “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

After the settlement contracts have been settled, the paired trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming authorized participant as the final distribution on the shares being redeemed. The paired trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other trust to the redeeming authorized participant as the final distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the final distribution will be distributed ratably, by type, to each redeeming authorized participant.

Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Down MacroShares and Up MacroShares that are outstanding. If MacroShares Units are being both redeemed and issued on the same day at the direction of several authorized participants, the trustee will record such reduction only if a net decrease in the aggregate par amount has occurred.

Orders placed by authorized participants for paired optional redemptions may be rejected or the fulfillment of those orders may be suspended or postponed for the reasons described under “RISK FACTORS — Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.”

For more information about paired optional redemptions, see “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution.”

Paired Issuances

Following the initial public offering of the paired shares, on any business day prior to the final scheduled termination date or an early termination date, an authorized participant may effect a “paired issuance” by directing the paired trusts to issue additional shares in the minimum number of Down and Up MacroShares that constitutes at least one MacroShares Unit. If so directed by the authorized participant, the Down Trust and the Up Trust will issue additional paired shares to the authorized participant to satisfy its creation order. Paired shares will always be issued by each of the paired trusts at the per share underlying value of these shares, as measured on the last calendar date preceding the relevant issuance date.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of paired shares into the Down Trust and the other half into the Up Trust, without regard to the per share underlying values at which the Down and Up MacroShares were issued, in order to preserve the one-to-one ratio of cash and treasuries on deposit in the paired trusts. The assets on deposit in each of the paired trusts, including accrued income net of expenses, as such assets are adjusted by the amounts due to, or payable by, each trust under the settlement contracts entered into in connection with each paired issuance, represent the net assets of each trust, which will always be equal to the aggregate per share underlying values of the outstanding shares of each trust.

Although the number of Down MacroShares will increase with each issuance and decrease with each redemption by an authorized participant, the Down MacroShares you hold will always represent the same entitlement to the distributions made by the Down Trust, even though your proportionate share of the assets of that trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Down MacroShares that are outstanding on any specified date.

To create a new MacroShares Unit, an authorized participant must place a creation order with the administrative agent by 4:00 p.m. New York City time on any business day. Any creation order that is not placed by or prior to that time may be rejected at the sole discretion of the administrative agent. The day on which an authorized participant delivers a creation order is referred to as the “issuance order date.” The creation order will be settled on the first business day that follows the issuance order date, and this business day is referred to as the “issuance date,” except that, in the case of any creation order that is delivered on a distribution date or on the business day following a distribution date, the “issuance date” will be the third business day following the issuance order date to ensure that any authorized participant who places a creation order on these two days, when underlying value no longer reflects earned income accruals for the preceding calculation period, will not be eligible to receive a quarterly distribution on the distribution payment date that follows that distribution date. Each creating authorized participant must deliver to the administrative agent a creation order with the following information:

•

the authorized participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the creation order on behalf of the authorized participant; and

•

the number of MacroShares Units being created.

By 10:00 a.m. New York City time on the issuance date, the authorized participant must deposit immediately available funds in an amount equal to:

•

the aggregate per share underlying value of the Down MacroShares being created, as measured on the last calendar day preceding the issuance date;

•

the aggregate per share underlying value of the Up MacroShares being created, as measured on the last calendar day preceding the issuance date;

•

during the first 6 calendar months following the closing date, a fee (the “IPO incentive fee”) equal to $0.75 per share for creation orders placed during the first calendar month following the closing date (from the closing date through May 31, 2009), and decreasing by $0.10 for each subsequent month; and

•

a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for services rendered in effecting the paired issuance.

The IPO incentive fees will be charged only on paired issuances ordered after the conclusion of the initial offering, during the period of time when the paired shares are being offered on a continuous basis. All IPO incentive fees will be split evenly between the paired trusts and will be added to the income realized by the paired trusts during the current calculation period. As part of such income, the IPO incentive fees will be applied to pay the fees and expenses of the trusts and to increase the quarterly distributions made to investors on the related distribution date. No IPO incentive fees will be payable on creation orders placed by authorized participants after October 31, 2009.

In the case of any paired issuance ordered on a distribution date or on the business day following a distribution date or on an issuance order date that is separated from the related issuance date by one or more intervening non-business days, the amount that must be delivered by the authorized participant will include the Down and Up earned income accruals for each intervening day between the issuance order date and the issuance date, as calculated on the basis of the Reference Value of the Index on each of these intervening days.

Creation orders for new MacroShares Units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the issuance date, the administrative agent will instruct the trustee to deliver to the authorized participant’s account at DTC the Down and Up MacroShares that were created in the paired issuance.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Down and Up aggregate par amounts and settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both an issuance date and a redemption date. The trustee will cause the paired trusts to enter into one new settlement contract for each new MacroShares Unit that is created in a paired issuance on any issuance date that is not also a redemption date.

Following a paired issuance, the trustee will record an increase in the aggregate number of Down MacroShares and Up MacroShares that are outstanding. If MacroShares Units are being both issued and redeemed on the same day at the direction of several authorized participants, the trustee will record an increase only if a net increase in the Down and Up aggregate par amount has occurred.

Orders placed by authorized participants for paired issuances may be rejected or the fulfillment of those orders may be suspended or postponed for the reasons described under “RISK FACTORS — Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.”

For more information about paired issuances, see “DESCRIPTION OF THE DOWN MACROSHARES — Paired Issuances.”

Termination Triggers

The occurrence of specified events, which we refer to as “termination triggers,” will cause an automatic termination of the income distribution agreement and the settlement contracts and an early redemption of the paired shares on the next distribution date that follows the termination trigger. Upon obtaining knowledge or receiving notice of the occurrence of a termination trigger, we will file a Form 8-K disclosing the termination trigger and announcing the applicable early termination date. The following events will constitute termination triggers:

•

S&P fails to publish the S&P/Case-Shiller Composite-10 Home Price Index or S&P fails to make the Reference Value of the Index available to the paired trusts for purposes of calculating underlying value, in either case, for three (3) consecutive index publication days;

•

for three (3) consecutive monthly index publication days, the S&P/Case-Shiller Composite-10 Home Price Index level is equal to or below 108.11 or equal to or above 216.23. At and below an index level of 108.11, the Down Trust would be entitled to 100% of the Up Trust’s assets under the settlement contracts, and at and above an index level of 216.23, the Up Trust would be entitled to 100% of the Down Trust’s assets under the settlement contracts;

•

either of the paired trusts becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended;

•

either of the paired trusts becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

•

the Down MacroShares and/or the Up MacroShares are delisted by NYSE Arca;

•

DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the paired trusts;

•

the administrative agent resigns or is unable to perform its duties under one or both trust agreements for the paired trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the trust agreements;

•

we elect to terminate the Down Trust and holders of 66 and 2/3% of the Down MacroShares and the Up MacroShares, each voting as a separate class, consent to such termination;

•

either of the paired trusts is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

•

we determine in our good faith discretion that there is a material risk that the Down Trust or the Up Trust is subject to withholding tax liability, and we elect to terminate the paired trusts;

•

either of the paired trusts becomes undercollateralized, as measured on any distribution date prior to the making of any payments or distributions on that distribution date and without taking into account the rights and obligations of the paired trusts under the income distribution agreement and the settlement contracts, such that the amount of cash on deposit in the affected trust is equal to 90% or less of the cash on deposit in the other trust;

•

the amount of cash and treasuries on deposit in the Down Trust or the Up Trust is reduced to less than ten (10) million dollars on any business day; and

•

the amount of cash and treasuries on deposit in the Down Trust and/or the Up Trust is less than fifty (50) million dollars per trust on any business day and we elect, in our discretion, to terminate the paired trusts.

The administrative agent will be responsible for notifying us and the trustee of the occurrence of the termination triggers that result from a specified increase or decrease in the underlying value of the Down Trust, the cessation of the calculation of the S&P/Case-Shiller Composite-10 Home Price Index or its being made unavailable to the paired trusts, the delisting of the paired MacroShares, the resignation of the administrative agent or its bankruptcy, the consent of the Down and Up Trust’s shareholders to an early termination of the paired trusts following our election to effect such termination, and our decision to terminate the trusts if there is a material risk that withholding tax liability may be imposed on the paired trusts, or if the total assets of either or both trusts are reduced below $50 million. The trustee, upon obtaining knowledge of the occurrence of any of the other termination triggers described above, will be responsible for notifying us and the administrative agent of such occurrence.

On the next distribution date following the occurrence of a termination trigger, which we refer to as an “early termination date,” the trustee will cause the paired trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the underlying value of each paired trust on the last calendar day preceding the early termination date. Following this final distribution, the Down and Up MacroShares will be considered to be redeemed in full and will cease to be outstanding.

In the case of the termination triggers related to the unavailability of the S&P/Case-Shiller Composite-10 Home Price Index or the rise of the Reference Value of the Index to or above 216.23 or to or below 108.11, the early termination date will not occur until the distribution date that follows the third consecutive monthly index publication day on which any of these circumstances have persisted. In the case of the termination trigger related to the bankruptcy of either of the paired trusts, the early termination date will not occur until the distribution date that follows the ninetieth day after the date on which either of the paired trusts have been adjudged to be bankrupt or insolvent or on which they become involved in voluntary or involuntary insolvency or similar proceedings. In the case of the termination trigger related to the undercollateralization of one of the paired trusts, an early termination date will occur on the same distribution date on which the termination trigger occurred. The underlying value on the last calendar day preceding the early termination date may be higher or lower than the underlying value at the time when the termination trigger occurred, as described under “RISK FACTORS — The return on your shares is uncertain — The paired trusts may terminate early.” The final distribution will be determined as described above under “— Final Distribution” and in greater detail under “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution.”

Authorized participants may continue to direct paired optional redemptions and paired issuances at the per share underlying value of the shares being redeemed or created after the occurrence of a termination trigger, including the termination trigger related to a decrease in the Reference Value of the Index to 108.11 or less, or an increase in that value to 216.23 or more. The last redemption order or creation order may be placed on the last business day prior to the early termination date.

Any payments under the income distribution agreement and the settlement contracts and any quarterly or final distribution to be made by either of the paired trusts may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired trusts.

For more information about termination triggers, see “DESCRIPTION OF THE DOWN MACROSHARES — Termination Triggers.”

Fees and Expenses

On each distribution date, the Down Trust is required to deposit the fee deduction amount into the fee payment account to be applied to the payment of the expenses and fees incurred by the trust during the preceding calculation period. The “fee deduction amount” will equal, for each calculation period, the sum of, for each day during that calculation period, (1) the Down asset amount as of that day multiplied by a daily fee accrual rate, which will be equal to an annual rate of 1.25% divided by 365 or 366, depending upon the number of days in the current year, and (2) an estimated fixed annual amount divided by 365 or 366, depending upon the number of days in the current calendar year or, for any partial period, the number of days during which the paired shares are anticipated to be outstanding during that partial period. The fees and expenses payable by the Down Trust will accrue during each calculation period and will be payable in arrears on each distribution payment date or, at the direction of the administrative agent, on any business day occurring during each calculation period. The portion of the Down Trust’s fees and expenses which are allocable to each Down MacroShare will always be reflected in its per share underlying value.

On each distribution date, the fee deduction amount will be allocated to pay the following variable fees: (i) a fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the trust and for sublicensing to the trusts the right to reference the S&P/Case-Shiller Composite-10 Home Price Index, which will accrue at an annualized rate of 0.25% of the Down asset amount, (ii) a fee payable to Macro Financial, LLC for acting as the marketing agent for the trust, which will accrue at an annualized rate of 0.43% of the Down asset amount, (iii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MacroShares structure, which will accrue at an annualized rate of 0.20% of the Down asset amount, (iv) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.20% of the Down asset amount, (v) a fee payable to the trustee for the custody, trust administration and trust accounting services it renders to the trust, which will accrue at an annualized rate of 0.12% of the Down asset amount or an annual minimum fee of $150,000, whichever is greater, and (vi) an amount payable to Macro Financial, LLC to be used for advertising and investor education, which will accrue at an annualized rate of 0.05% of the Down asset amount. Each of the fees that accrue at an annualized rate will be calculated on the basis of the actual number of days in the current year. The amount of these variable fees will depend upon the aggregate amount of assets on deposit from time to time in the Down Trust. MacroMarkets LLC and Macro Financial, LLC may, in their sole discretion, waive fees and expenses payable to either of them when the treasury yields are below the sum of (i) the combined variable fee rates and (ii) the effective rate at which fixed fees are deducted from the trust assets, except that MacroMarkets LLC may not waive the 5 basis points, payable out of its administrative agent fee, which it is required to pay to the auction manager, as discussed under “Plan of Distribution — General.”

On each distribution date, the fee deduction amount will also be allocated to pay the fixed fees and expenses of the trust, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses, (iv) fees payable to the trust’s legal counsel; (v) fees payable to the independent registered public accounting firm engaged on behalf of the trust, (vi) fees payable to NYSE Arca for acting as a listing exchange agent, (vii) all other fees and expenses of third-party providers incurred by or on behalf of the trust other than the variable fees listed above, and (viii) directors’ and officers’ insurance premiums. These fixed fees and expenses are expected to equal approximately $600,000 annually, the individual expense components of which are divided by the number of days in the current fiscal or tax year, as applicable, in the determination of the daily expense accrual. Fixed fees and expenses for the year of initial issuance, if such issuance occurs during rather than at the beginning of a fiscal year or tax year, and also for the year of an early termination, if such termination occurs at the end of the first, second or third quarter, will be relatively greater than the amount expected to be ratably allocated during any full year. The fixed amount portion of the fee deduction amount will be adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Down Trust.

To the extent that the Down Trust’s yield on the treasuries is less than the fee deduction amount, the underlying value of the Down Trust will be reduced and the Down Trust will not be able to invest an amount equal to the aggregate par amount of the Down MacroShares on the next distribution date, which will result in a decrease in the underlying value of the Down Trust until such time as yield on the treasuries during future calculation periods is sufficient to make up that decrease. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.”

On the distribution payment date that follows an early termination date or the final scheduled termination date, any portion of the fee deduction amounts remaining on deposit in the fee payment account that are in excess of that needed to pay in full the expenses and fees of the Down Trust will be delivered to us, in our capacity as depositor, and will be retained by us.

A fee deduction amount will be calculated for the Up Trust in the same manner as that described above for the Down Trust and will be applied on each distribution date to pay the fees and expenses of the Up Trust, which are expected to be comparable to those of the Down Trust.

For more information about the fees and expenses of the paired trusts, see “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

Form of the Shares

The Down MacroShares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or “DTC,” and deposited with DTC in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Down MacroShares only by opening an account with a participant or with certain banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Down MacroShares.

After the initial offering, the Down MacroShares may only be issued to, or redeemed at the direction of, authorized participants and only in MacroShares Units consisting of 10,000 Down MacroShares and 10,000 Up MacroShares. Once issued, the Down and Up MacroShares can be held and exchanged in the secondary market by investors. No minimum lot requirements are applicable to such shares.

For more information about the form of your shares, see “DESCRIPTION OF THE DOWN MACROSHARES — Book-Entry Registration.”

Listing

The Down MacroShares will trade on NYSE Arca under the symbol “DMM.” See “DESCRIPTION OF THE DOWN MACROSHARES — Listing.”

Federal Income Tax Considerations

Skadden, Arps, Slate, Meagher & Flom LLP will issue its opinion that for United States federal income tax purposes, the Down Trust will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Accordingly, holders of Down MacroShares will be required to include in income their distributive share of the income, gain, loss and deduction of the Down Trust regardless of any cash distributions on their shares; moreover, the ability of such holders to utilize those deductions and losses will be subject to limitations. In addition, gain or loss attributable to redemptions by holders of Down MacroShares will, to the fullest extent allowable, be attributed to such redeeming shareholders. See “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” for a more detailed discussion.

ERISA Considerations

We anticipate that the Down MacroShares will meet the criteria for “publicly-offered securities” under the Plan Assets Regulation issued by the Department of Labor.

We expect that:

•

there will be no restrictions imposed on the transfer of the Down MacroShares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA;”

•

the Down MacroShares will be held by at least 100 independent investors; and

•

the Down MacroShares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

However, it is not known at this time when the Down MacroShares will be held by at least 100 independent investors for purposes of the Plan Assets Regulation. Plans may not invest in the Down MacroShares and each investor will be deemed to have represented that it is not, and is not investing assets of, a plan unless and until we confirm, by means of a filing made on Form 8-K, that the Down MacroShares are held by at least 100 independent investors.

If the Down MacroShares were to fail to meet the criteria of publicly-offered securities, the assets of the Down Trust could be deemed under ERISA to include the assets of any plans that invested in the Down Trust. In that event, transactions involving the Down Trust’s assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exception to the Plan Assets Regulation or a statutory or administrative exception to the prohibited transaction rules applies.

For a detailed discussion of the ERISA-related considerations that apply to an investment in the Down MacroShares, see “CERTAIN ERISA CONSIDERATIONS.

CUSIP and ISIN Numbers

The CUSIP and ISIN numbers assigned to the Down MacroShares and the Up MacroShares are as follows:

Down MacroShares	Up MacroShares

CUSIP No.: 55610X 103	CUSIP No.: 55610R 106
ISIN No.: US55610X1037	ISIN No.: US55610R1068

Plan of Distribution

The Down MacroShares will initially be offered and sold by means of an “OpenCross® auction” that will be managed by W.R. Hambrecht + Co., LLC, acting in the capacity of auction manager and will consist of simultaneous public auctions for the Down MacroShares and the Up MacroShares conducted by the placement agent set forth on the cover of this prospectus and various participating dealers who have entered into selling agreements with the placement agent. The OpenCross auction may commence on any day that is selected by Macro Financial, LLC but that occurs after the date of this preliminary prospectus and may close within approximately 5 business days. However, the placement agent and auction manager may elect to extend the length of the auction. The auction commenced at 1:00 p.m. New York City time on April 28, 2009 and is currently expected to close at 1:00 p.m. New York City time on May 5, 2009. You may participate in the OpenCross auction by placing bids for the Down or Up MacroShares through the placement agent or a participating dealer. In addition, you may elect to enter a “paired bid” in which you specify an equal number of Down MacroShares and Up MacroShares, but do not specify a price. If you submit a paired bid, you will pay the full combined par value of $50.00 for each set of paired shares (not including the per share mark-up applicable to those shares), and receive an allocation of Down and Up MacroShares in equal amounts. Paired bids will not affect the calculation of the clearing price.

The bids received in the OpenCross auction will determine the respective public offering prices of the Down and Up MacroShares that will be sold in the initial offering and, when combined with the total share demand represented by paired bids, determine the number of Down and Up MacroShares that will be sold in the initial offering, subject to the following two requirements: (1) the number of Down MacroShares that are sold in the auction must be the same as the number of Up MacroShares sold in the auction, and (2) the respective public offering prices of the paired shares must together equal $50.00, which is the sum of the par amount of the one Down MacroShare and one Up MacroShare.  As set forth on the cover page of this prospectus, depending on the number of MacroShares purchased by each beneficial owner (or group of affiliated beneficial owners), a per share mark-up ranging from a minimum of $0.025 per share to a maximum of $0.75 per share will be added to the public offering price determined in the auction.  Once the maximum number of paired shares that can be sold in the OpenCross auction and the respective public offering prices of the paired shares are determined, all paired bids and all bids for either the Down or the Up MacroShares that are equal to or above their respective public offering prices will be accepted.  Investors may place bids that are greater than or less than the price range for the Down MacroShares that is noted on the cover of this prospectus.  The OpenCross auction may be cancelled or postponed and your bids may not be accepted if Macro Financial, LLC and the auction manager determine that insufficient bids have been received for the paired shares or if the bids received are too low to designate public offering prices for the paired shares that together equal $50.00.  Please see “RISK FACTORS — Risks associated with the OpenCross auction” for a discussion of the risks related to the OpenCross auction.

Following the OpenCross auction, the Down MacroShares will be offered on a continuous basis and may be created by authorized participants on any business day by means of paired issuances, as described in this summary under the heading “Paired Issuances” and also under “DESCRIPTION OF THE DOWN MACROSHARES — Paired Issuances.”

For a detailed discussion of the initial plan of distribution for the Down MacroShares, see “PLAN OF DISTRIBUTION.”

RISK FACTORS

An investment in the Down MacroShares involves significant risks. You should carefully review the information contained in this section before making an investment decision.

Please note that when we refer in this section to the “per share underlying value” that is represented by your Down MacroShares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired trusts were to settle the settlement contracts and the Down Trust were to make a final distribution on your Down MacroShares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Down MacroShares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Down MacroShares in order to liquidate your investment in those shares at any time prior to those dates.

You may lose your entire investment in the Down MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

The Down Trust will make the following distributions out of the funds to which it is entitled under the income distribution agreement and the settlement contracts: (i) quarterly distributions of the available income on deposit in the Down Trust on each distribution date after it has made or received the required payment under the income distribution agreement and (ii) a final distribution of the assets on deposit in the Down Trust after it has made or received the required termination payment under the settlement contracts on the final scheduled termination date, an early termination date or any redemption date.

The amount of the quarterly distribution that the Down Trust will make on each distribution date will depend upon the amount of income realized by the paired trusts on their treasuries and on the level of the Reference Value of the Index during the calculation period that preceded that distribution date, which will determine the Down Trust’s entitlements to that income. On the final scheduled termination date or an early termination date, any available income that the Down Trust would have distributed if those dates were ordinary distribution dates will instead be included in the final distribution made by the Down Trust on the Down MacroShares on those dates. On any redemption date, any available income to which the Down Trust has become entitled since the last distribution date will be included in the final distribution made by the Down Trust on that redemption date. The amount of the quarterly distribution on any distribution date or the available income included in the final distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

•

if the ending level of the Reference Value of the Index during the preceding calculation period is consistently above the starting level, the Down Trust will be required to pay a portion of its available income to the Up Trust under the income distribution agreement, instead of being able to distribute that income to its shareholders;

•

if the expenses of the initial offering exceed 30% of the aggregate mark-ups received on the paired shares, proceeds of the initial offering that would otherwise have been used to acquire treasuries will instead be used to pay such offering expenses. After being used to pay the ongoing expenses of the Down Trust, as described in the next bullet point, all treasury income realized during each calculation period that follows the closing date will, as a result, be invested in treasuries until the amount invested is equal to the aggregate par amount of the Down MacroShares;

•

in order to pay the fees and expenses of the Down Trust, a fee deduction amount equal to an annualized fee accrual rate of 125 basis points on the assets of the Down Trust, plus a fixed amount that is expected to equal approximately $600,000 per year, as adjusted periodically based on actual fees and expenses incurred or expected to be incurred, will be deducted from the income of the Down Trust before the trust may distribute any portion of that income as a quarterly distribution or final distribution to its shareholders. If the fee deduction amount exceeds the Down Trust’s treasury income, the trust will not have any available income for distribution to its shareholders. In addition, if the Down Trust was not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date because its fees and expenses exceeded its Treasury income, it will be required to use income realized on subsequent distribution dates to make up the deficiency in the amount invested; and

•

a fee deduction amount based on the same accrual rate of 125 basis points plus a fixed annual amount equal to approximately $600,000 per year as periodically adjusted, must also be deducted from the income of the Up Trust to pay the fees and expenses of the Up Trust. If these deductions exceed the Up Trust’s treasury income, as is expected to be the case in the current interest rate environment, the Up Trust will not be required to make any payment out of that income to the Down Trust under the income distribution agreement or the settlement contracts, as applicable.

The final distribution on your Down MacroShares will depend upon the underlying value of the Down Trust on the last calendar day that precedes the final scheduled termination date, an early termination date, or the relevant redemption date.

If the level of the Reference Value of the Index increases, the underlying value of the Down Trust will decrease proportionately (multiplied by a leverage factor of 3), while the underlying value of the paired Up Trust will increase by the same amount. Conversely, if the level of the Reference Value of the Index decreases, the underlying value of the Down Trust will also increase proportionately (multiplied by a leverage factor of 3), while the underlying value of the paired Up Trust will decrease by the same amount. When the settlement contracts are actually settled on the final scheduled termination date, an early termination date, or any redemption date, one of the paired trusts will make a payment to the other trust such that the amount of funds on deposit in each trust is equal to that trust’s underlying value as of the last calendar day preceding that final scheduled termination date, early termination date, or redemption date. The Down Trust will make a final distribution on the Down MacroShares after making or receiving the required termination payment under the settlement contracts.

During any time when the Reference Value of the Index is equal to 162.17, the underlying value of the Down Trust will be equal to all of the cash and treasuries it holds on deposit. However, if average home prices in the ten metropolitan areas covered by the reference index rise, as reflected by an increase in the level of the Reference Value of the Index, then the underlying value of the Down Trust will decline proportionately. If the final scheduled termination date, an early termination date, or a redemption date occurs during a period when home prices, have increased above their starting level on the closing date, the Down Trust will make a final distribution that will be equal to less than the funds it holds on deposit because it will be required to pay a portion of those funds to the Up Trust under the settlement contracts. In this case, the final distribution made on your Down MacroShares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Down MacroShares. If the Reference Value of the Index increases to or above 216.23, the underlying value of the Down Trust will be equal to zero. If the Reference Value of the Index remains at or below this level for three (3) consecutive index publication days, a termination trigger will occur and the paired trusts will automatically redeem all of their outstanding shares on the next scheduled distribution date, also referred to as an early termination date. In this case, the final distribution made on your Down MacroShares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Down MacroShares.

There is currently no market for the Down MacroShares, and no market may develop.

No market will exist for the Down MacroShares prior to their initial issuance. The initial offering being made pursuant to this prospectus will be cancelled unless a minimum aggregate dollar amount of $87,500,000 (not including the applicable per share mark-ups) of Down MacroShares is sold. However, this minimum does not ensure that a market will develop and, if no additional Down MacroShares are created in the continuous offering that will follow the initial offering, the market for the Down MacroShares will likely remain extremely limited. The Down MacroShares, as well as the Up MacroShares, will be listed on NYSE Arca and we will seek to maintain such listings while these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Down MacroShares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares. Any authorized participant may, but will not be obligated to, make a market in the Down MacroShares or the Up MacroShares. The Down MacroShares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares and the fact that there may be large-scale redemptions and a significant decrease in the size of the paired trusts as the Reference Value of the Index approaches a level at which a termination trigger may occur. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Up MacroShares may adversely affect the development of a market for your Down MacroShares. Due to the foregoing considerations, you must be prepared to hold your Down MacroShares until their final scheduled termination date. The underlying value of the Down Trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal or no final distribution on that date and lose all or substantially all of your investment in the Down MacroShares.

Fluctuations in the underlying value of the Down Trust and other factors may affect the market price of your Down MacroShares.

The market price of your Down MacroShares will be determined by a number of different factors, including the proportion of the current underlying value of the Down Trust that is represented by those Down MacroShares, also referred to as their “per share underlying value,” which will depend upon the level of the Reference Value of the Index, as well as factors such as the prevailing interest rate environment general macroeconomic conditions in the United States and, to a lesser extent, throughout the world, investor expectations about the inflation rate, the expected growth and vitality of the U.S. economy, the expected and actual employment rate in the U.S., the available inventory of unsold or unoccupied houses, investor expectations about average home prices in general and in the ten covered metropolitan areas in particular and the supply and demand for your shares. The market price of your shares on any date may differ from their per share underlying value as of that date for many reasons, including, but not limited to, the following:

•

investors may expect that average housing prices will decrease in the future and this expectation may cause an increase in the market price of your shares above their per share underlying value due to the fact that the Down MacroShares are potentially a long term investment; for the same reason, investors expectations that average housing prices will increase in the future may cause a decrease in the market price of your shares below their per share underlying value;

•

the Reference Value of the Index that is released on each index publication day relates to house sales during the second, third and fourth calendar months preceding the month in which that index calculation day occurs, while events that could be expected to have an effect on the housing market may have occurred since that period of measurement, and market participants may have observed anecdotal changes or new trends in the housing market in one or more metropolitan areas since that period, which events or market conditions are not yet reflected in the most recently-published Reference Value of the Index;

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the lack of availability of the Up MacroShares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; and, as a result, the price which an authorized participant is willing to pay for your Down MacroShares may decline;

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as the per share underlying value of the Down MacroShares approaches its maximum or minimum value, the expectation that a termination trigger will occur in the near future and that the paired trusts will terminate may result in increased trading volumes, increased creations and/or redemptions and market pricing that begins to diverge more significantly from underlying value as investors begin to attribute a value to the anticipated occurrence of the termination trigger that is independent of the underlying value of the paired trusts;

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the value of your Down MacroShares, as reflected in the quarterly and annual financial statements prepared by us on behalf of the Down Trust, may be more or less than the per share underlying value of those shares due to the application of generally accepted accounting principles to the valuation of the settlement contracts held by the Down Trust, which may adversely affect the market price of your Down MacroShares;

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a significant trade of either the Down MacroShares or the Up MacroShares may occur near the end of a trading day and no corresponding sale or acquisition of the Up MacroShares or Down MacroShares, as applicable, which aligns their market price with such trade may occur on that same day, resulting in an apparent divergence of the price of the paired shares which may be remedied by trading on ensuing days;

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the MacroShares product structure is relatively new and may be unfamiliar to investors;

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the lack of an active trading market may decrease liquidity and depress the price of both the Down MacroShares and the Up MacroShares; and

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the supply of Down MacroShares may exceed demand for such shares or demand may exceed supply.

We note that the MACROshares Oil Down Tradeable and the MACROshares Oil Up Tradeable Shares, which referenced oil futures contracts and which were being issued by trusts formed by our affiliate, MACRO Securities Depositor, LLC, during the period from November 29, 2006 to June 26, 2008 (when an early termination date occurred) typically traded at market prices that were at a premium or discount to the underlying value of those shares for one or several of the reasons discussed above.

The Down MacroShares can only be redeemed by authorized participants and only as part of a MacroShares Unit consisting of 10,000 Down MacroShares and 10,000 Up MacroShares. Consequently, in order to liquidate your investment in the Down MacroShares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

An investment in the Down MacroShares may not resemble the inverse of a direct investment in housing.

The yield on your Down MacroShares depends primarily upon the relationship between the underlying value of the Down Trust and movements in the Reference Value of the Index, upon how long the Down MacroShares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Down Trust on the date you receive the final distribution on your shares or (2) the price at which you sell those shares. However, an investment in MacroShares, which are based upon the Reference Value of the Index, may not be comparable to a direct investment in real estate due to a number of factors, including the following:

Homes are generally not fungible commodities; there are significant disparities in housing values among different metropolitan areas, among different locations within the same metropolitan area, and among different housing units within the same location. The S&P/Case-Shiller Composite-10 Home Price Index reflects a weighted average of the cost of single-family housing in ten different metropolitan areas in the United States. Accordingly, a change in the per share underlying value of the Down MacroShares, which will reflect three times the inverse of the average change in the market value of all single-family homes within the ten metropolitan areas from which the S&P/Case-Shiller Composite-10 Home Price Index draws data samples, will not track the movements in home prices in any one of these ten metropolitan areas taken on an individual basis, and will not track the value of any particular home that you may own. Because the S&P/Case-Shiller Composite-10 Home Price Index generally does not exclude locations within a given metropolitan area, the Reference Value of the Index and thus your investment in the Down MacroShares will be exposed to price movements in a wide variety of locations with a wide variety of demographic profiles, densities, zoning regulations, land use patterns, geographic features, historical characteristics, local amenities and overall desirability for homeowners. Accordingly, an investment in the Down MacroShares may not provide an adequate hedge against falling prices for any housing unit or units that you own or plan to purchase. In addition, each individual housing unit also has its own risks, such as its location, age, wear and tear, and environmental hazards, among others, for which the broad, average measure of housing prices reflected by the Reference Value of the Index cannot provide protection that is the equivalent of a hedge that has been tailored to cover fully all of these risks.

Revisions of the S&P/Case-Shiller Composite-10 Home Price Index will not be reflected in the underlying value of the Down MacroShares. The value of the S&P/Case-Shiller Composite-10 Home Price Index reported on any of the preceding 24 monthly index publication days may be revised based upon revised computations for the measurement period relating to any of these index publication days in the event that new sales transaction data becomes available. The measurement period for each index publication day consists of the second, third and fourth calendar months that precede that index publication day. Although most home sale transactions are recorded and collected expeditiously, some sale prices for a measurement period may not yet have been recorded at the time of the calculation of the index value for that period. When information about these sales transactions becomes available, the corresponding index values are revised to maximize the accuracy of the S&P/Case-Shiller Composite-10 Home Price Index but these revised values will not be taken into consideration or applied to revise past calculations of the underlying value of the paired trusts.

The S&P/Case-Shiller Composite-10 Home Price Index includes only pre-existing, single-family, detached housing units in its data sample and calculates price movements based upon repeat sales pairs. Any housing unit that is not identified as a pre-existing, single-family, detached home is excluded from the home sales data that is used to calculate the S&P/Case-Shiller Composite-10 Home Price Index. Accordingly, sales of condominiums, co-ops, apartments, townhouses and other types of multi-family dwellings are not reflected in the S&P/Case-Shiller Composite-10 Home Price Index. There is no guarantee that the market value of such “alternate” types of housing units will follow the same patterns of increase and decrease as single-family homes and an investment in the Down MacroShares may have no correlation to an investment in any of these alternate types of housing units. In some metropolitan areas, alternate types of housing units may predominate, and thus an investment in the Down MacroShares may not track the inverse of the overall performance of the housing market of such metropolitan area when such alternate housing types are taken into account. Furthermore, the S&P/Case-Shiller Composite-10 Home Price Index does not take into consideration sales of newly-constructed housing units. Price fluctuations in the market value of new housing construction may diverge from those of pre-existing housing units due to many factors, including but not limited to, the disparate impact of rising construction costs on new housing units as opposed to existing housing units and the potentially different demographic profiles between the population of homeowners purchasing new homes and the population of homeowners purchasing pre-existing homes. Decreases in the sales prices of new housing units will not result in a decrease in the Reference Value of the Index and will not affect the underlying value of your Down MacroShares. There is no guarantee that decreases in the market price of alternate housing units or new construction will be offset in whole or in part by the performance of your Down MacroShares. Finally, the S&P/Case-Shiller Composite-10 Home Price Index measures fluctuations in home sale prices by considering only those homes for which at least two price observations are available. Accordingly, the index level published on a particular index publication day will reflect the market value of homes for which a “repeat sales pair” is available – one sales transaction which occurred and was recorded during the most recent period of measurement and another sales transaction for the same home which occurred during an earlier measurement period. If home prices are generally perceived to be falling, many individuals may choose not to sell their homes because they do not want to realize a loss or because they would be unable to pay off their mortgage with the sale proceeds of their home and, as a result, the S&P/Case-Shiller Composite-10 Home Price Index and the performance of your Down MacroShares may not reflect the same decrease in home values that you may experience as an owner of real estate.

An investment in real estate entails many costs that may indirectly be reflected in the performance of the Down MacroShares. There are many costs associated with owning real estate, including property taxes, maintenance costs, gaps in rental income, mortgage financing, potential homeowner liability for incidents occurring on the premises, and moving costs which are not taken into consideration in the calculation of the S&P/Case-Shiller Composite-10 Home Price Index. However, these costs may be reflected in the performance of the S&P/Case-Shiller Composite-10 Home Price Index and in the performance of the Down MacroShares to the extent that such costs affect the market value of housing that is measured by the index. If these costs contribute to home prices being generally “sticky downward,” may be adversely affected.

Losses related to natural disasters may not be reflected in the performance of your Down MacroShares. The S&P/Case-Shiller Composite-10 Home Price Index attempts to normalize for price decreases related to damage caused by natural disasters such as earthquakes, hurricanes and flooding.  Decreases in home values due to damage caused by natural disasters will be reflected in the Reference Value of the Index and in the performance of your Down MacroShares only to the extent that the occurrence of such a disaster makes the affected region generally less desirable and home prices in that area become depressed as a result.  Accordingly, the Down MacroShares do not represent an adequate hedge against falling home values due to the occurrence of a natural disaster.

The impact of changes in the Reference Value of the Index is tripled by the leverage factor. The ratio of the ending level of the Reference Value of the Index to the starting level of the Reference Value of the Index on the closing date, will yield a percentage change by which the assets held on deposit by the Down Trust must be multiplied in order to determine the trust’s underlying value. Before being so applied, this percentage change is first adjusted by a leverage factor, which is equal to 3. The effect of this factor is to triple any increase in the underlying value of the Down Trust as well as to triple any decline in that underlying value, making the per share underlying value and the market price of your Down MacroShares potentially more volatile than the housing prices which those shares reference. The leverage factor may cause an earlier termination of the Down Trust and it may cause you to lose your investment earlier than you otherwise would have had such factor not been used in the computation of underlying value.

The S&P/Case-Shiller Index Committee controls the index calculation methodology. The Index Services Division of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., oversees the data gathering, quality filtering and editorial control for, and the calculation and initial dissemination of, the S&P/Case-Shiller Composite-10 Home Price Index. The methodology for calculating the S&P/Case-Shiller Composite-10 Home Price Index may be revised by the S&P/Case-Shiller Index Committee, at least a majority of which must always consist of S&P employees. The Index Chairman must also always be an S&P employee. Other than licensing indices to MacroMarkets LLC, S&P has no other business dealings with MacroMarkets or any of its affiliates, except as described in this prospectus under “— Potential Conflicts of Interest.” S&P is not involved with any of the MacroShares products and does not rate the Down or Up MacroShares. S&P may make changes to the methodology for calculating the S&P/Case-Shiller Composite-10 Home Price Index at any time and such changes may be material and they may adversely affect the per share underlying value of your Down MacroShares and the future yield on those shares.

In addition to the factors discussed above the return on your Down MacroShares may differ from an inverse return earned on a hypothetical investment in real estate due to the following factors, which are unique to the MacroShares structure:

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one or both of the paired trusts may realize a low rate of income on their treasuries and such income may be insufficient to cover the fee deduction amount. In this case, the trustee will be required, on one or more distribution dates, to cover that amount using funds on deposit in the paired trusts that would otherwise have been reinvested in treasuries;

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the Up MacroShares may be trading at a premium and an authorized participant wishing to effect a paired optional redemption will have to pay this premium in order to acquire those shares, which may decrease the price that authorized participants and other investors are willing to pay for the Down MacroShares;

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once the underlying value of the Down Trust is equal to 100% of its assets plus 100% of the assets in the Up Trust, the value of an investment in the Down MacroShares cannot increase beyond this point, even if the Reference Value of the Index continues to decline. If the value declines to or below 108.11 (at which price level the Down Trust would be entitled to receive 100% of the Up Trust’s assets) and remains at or below that level for three (3) consecutive index publication days, a termination trigger will occur and an early redemption of all paired shares will be effected. If this occurs, the Down Trust will make a final distribution on your Down MacroShares equal to the per share underlying value represented by these shares on the last calendar day prior to the early termination date. This per share underlying value may be greater than or less than the per share underlying value at which the termination trigger occurred. Further, following this early redemption, there is no guarantee that you will be able to invest the proceeds from your Down MacroShares in an investment with a comparable return or an investment that will continue to allow you to realize comparable gains from the declining value of housing in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index;

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if no termination trigger occurs, the Down Trust will terminate on its final scheduled termination date of November 25, 2014, at which point the Down Trust will make a final distribution on your Down MacroShares in an amount equal to the per share underlying value represented by these shares on the last calendar day prior to this final scheduled termination date. This per share underlying value may be less than the par value of your shares and less than the market price at which you acquired them. After your Down MacroShares have been redeemed on an early termination date or the final scheduled termination date, you may not be able to find a comparable investment which will allow you to hedge against falling real estate prices or to short the housing market;

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if the Reference Value of the Index declines to and stays at a level at which the underlying value of the Down Trust is almost equal to the underlying value at which a termination trigger will occur, but nevertheless slightly above that level, then unless you are able to sell your Down MacroShares, you must hold those shares until the termination trigger does occur or until the final scheduled termination date even though only minimal additional return can be realized on them, other than yield in the form of quarterly distributions; and

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as discussed in the risk factor entitled “The paired trusts may deliver treasuries instead of cash in a paired optional redemption,” if treasuries instead of cash are delivered to redeeming authorized participants and the market price of such treasuries has declined since they were acquired by the paired trusts, then, if the authorized participants choose to liquidate those treasuries rather than hold them to their maturity, the amount of the final distribution realized by those authorized participants will be less than the per share underlying value of the shares being redeemed.

As a result of the foregoing structural factors, the return on your Down MacroShares may not provide an adequate hedge against exposure to existing or future investments in the housing market.

The Down Trust will make distributions on the Down MacroShares solely from the assets deposited in the paired trusts.

The Down Trust will not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Down MacroShares and its rights to receive payments from the Up Trust under the income distribution agreement and the settlement contracts. The Down Trust will be the only entity obligated to make distributions on the Down MacroShares. The Down MacroShares will not be insured or guaranteed by us, the authorized participants, the trustee, the administrative agent, the marketing agent, or any of their respective affiliates. Holders of Down MacroShares will have no contractual recourse to any of these persons or to any other person or entity if the Down Trust has insufficient assets to make any quarterly distributions or a final distribution. The Down MacroShares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

The entitlement of the Down Trust to its assets and a portion, if any, of the assets in the Up Trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the Reference Value of the Index, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired trusts, no assets other than available income under the income distribution agreement will be transferred between the trusts until one or more settlement contracts are settled on a redemption date or until all of the settlement contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Down MacroShares on any of these dates will be:

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the portion of the cash and/or treasuries in the Down Trust, if any, which the Down Trust is entitled to retain under the settlement contracts, and

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the portion or all of the cash and/or treasuries in the Up Trust, if any, which the Down Trust is entitled to receive under the settlement contracts.

Similarly, the Up Trust will satisfy its obligations under the settlement contracts only out of the assets that it holds on deposit, which will consist of cash and the treasuries that the trustee, at the direction of the administrative agent, purchased on its behalf with the net proceeds of the sale of the Up MacroShares. The Up Trust will satisfy its obligations under the income distribution agreement only out of the income that it receives on its treasuries during the relevant calculation period, after it has set aside a portion of that income equal to the fee deduction amount to pay its fees and expenses.

On any day on which the Reference Value of the Index is above its starting level, the Down Trust will be entitled to none of the assets or income in the Up Trust and only a portion of its own assets and income. As the Reference Value of the Index approaches 216.23, the underlying value of the Down Trust will approach zero; at any underlying value of zero dollars, the Down Trust would be entitled to none of its own assets or income and none of the assets or income in the Up Trust. If the final scheduled termination date, an early termination date or a redemption date occurs while the Reference Value of the Index is equal to or greater than 216.23, the underlying value of the Down Trust will be zero, and the final distribution made in redemption of your shares will be equal to zero (or equal to only the earned income accruals, if any, that accrued to the benefit of the Down Trust during that portion of the preceding calculation period during which the Reference Value of the Index had a value that was less than 216.23). (For example, if the Reference Value of the Index on the last index publication day preceding the final scheduled termination date, an early termination date or a redemption date was equal to or greater than 216.23, but the Reference Value of the Index on the second preceding index publication day was less than 216.23, some earned income accruals will have accrued for the benefit of the Down Trust for that portion of the preceding calculation period during which this second preceding index level was in effect.) In such circumstances, you will lose all or substantially all of your investment in your Down MacroShares. The Down Trust will automatically terminate once the Reference Value of the Index has increased to or above 216.23 for three (3) consecutive index publication days. However, the underlying value of the Down Trust may continue to decline during the period from the occurrence of the termination trigger until the related early termination date.

Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.

The assets on deposit in the paired trusts will consist entirely of treasuries that mature prior to each distribution date and repurchase agreements collateralized by treasuries and terminating within one business day of their execution which are rolled over into new repurchase agreements with yield rates that are then prevailing in the market. Distribution dates will occur quarterly and, on each of these dates, each of the paired trusts must reinvest the proceeds of their matured treasuries in new treasuries that will be trading at a discount or earning interest at a stated rate, in each case, based on the rates prevailing at the time of reinvestment. If prevailing interest rates or the discount rates offered on the treasuries decline, the interest income realized by the paired trusts will decline and the aggregate amount of quarterly distributions made by the paired trusts will be reduced. Furthermore, because the paired trusts will be required to hold their treasuries to maturity, if interest rates increase or treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Down MacroShares, to interest rate risk on the treasuries and treasury repurchase agreements.

Each of the paired trusts must pay its fees and expenses on each distribution date out of its interest income, and if that income is insufficient, as is currently expected to be the case, out of amounts that would otherwise be invested in treasuries on that distribution date. Fees and expenses are generally expected to accrue at an annual rate of 1.25% on the assets of the Down Trust plus a fixed annual expense amount that is expected to equal approximately $600,000 per year for each trust, as adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Down Trust. This accrual rate and fixed amount is based upon estimates of fees and expenses which will be incurred on a quarterly or annual basis, such as the fees and expenses of independent accountants and outside counsel incurred in connection with the filing of quarterly and annual reports for the trusts and advertising and investor education. If the estimates of these fees and expenses are inaccurate or if unexpected expenses are incurred, including, for example, if the expenses of the initial offering exceed the aggregate mark-ups being charged on the shares, the quarterly distributions on your Down MacroShares may be reduced or eliminated. Furthermore, if these fees and expenses exceed the income realized by the Down Trust on its treasuries, as is currently expected to be the case, and the other assets on deposit in the Down Trust must be used to pay these fees and expenses, this will result in a decrease in the underlying value of the Down Trust and in the per share underlying value of your Down MacroShares that is unrelated to changes in the Reference Value of the Index. This decrease in underlying value will be permanent unless treasury rates increase and, as discussed in the next paragraph, treasury income in subsequent calculation periods, net of fees and expenses for those periods, is sufficient to offset such decrease.

The trustee is required to reinvest on behalf of each of the paired trusts an amount equal to the aggregate par amount of that trust’s outstanding shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust’s assets on that date. If less than that amount is available, even after all of the trust’s treasury income for the current period has been used to satisfy this requirement, the resulting deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to you in the form of a quarterly distribution on those dates.

During the past two years, treasury rates have been at relatively low levels compared to historical rate levels over the past two decades. Further decreases in these rates have occurred as a result of the large-scale policies and programs recently adopted by the U.S. federal government, the goal of which was to support and stimulate capital market activity. These policies have included a series of coordinated actions by the U.S. Treasury and the Federal Reserve designed to alleviate currently severe credit market dislocations by injecting liquidity into the financial system. The impacts to date of these monetary policies and government interventions have included decreases in short-term interest rates to historically low levels. More notably, the current economic crisis has resulted in a huge increase in global demand for dollar-denominated, short-term, high-credit quality assets such as U.S. treasuries, which has caused the yield on such assets to decrease significantly. The current economic conditions and some of the government policies aimed at alleviating them may cause prevailing interest rates to remain low for an extended period of time; if this occurs, less income will be available to cover the fee deduction amount and, as a result, little or no quarterly distributions will be made by the Down Trust on the Down MacroShares and the per share underlying value of your Down MacroShares will be reduced by the amount of the Down Trust’s assets (in excess of its treasury income) that need to be applied to pay such fees and expenses in full.

The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

The administrative agent will instruct the trustee to invest a portion of the funds on deposit in each of the paired trusts in overnight repurchase agreements for U.S. Treasury obligations. In the event that the seller under an overnight treasury repurchase agreement defaults on its obligation to repurchase from the applicable trust the U.S. Treasury securities that were transferred under that agreement, the trustee will be required to deliver a default notice to the seller. After delivery of that notice, the trustee will be entitled to exercise all of the remedies permitted to be taken under the repurchase agreement, including retaining the transferred treasuries, in which case the trustee, acting at the direction of the administrative agent, must liquidate these treasuries on behalf of the applicable trust. The seller in each repurchase agreement will be required to deliver treasuries with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the trust had to liquidate such collateral following a default by the seller, that will be at least equal to the repurchase price specified in such repurchase agreement. However, in the event that the actual price that the trust is able to obtain for the treasuries is less than what those treasuries were valued at for purposes of the repurchase agreement, the amount of funds available to make quarterly and final distributions to you, as a holder of Down MacroShares, may be reduced.

The return on your shares is uncertain.

Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Down MacroShares will depend upon:

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the purchase price you paid for your shares;

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the amount and timing of income realized by the paired trusts on their treasuries;

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the amount of quarterly distributions made by the Down Trust on the Down MacroShares;

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the length of time that your shares are outstanding;

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if you sell your shares, the price that you are able to obtain for your shares;

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if you are an authorized participant and redeem your shares, the underlying value of the Down Trust on the last calendar day preceding the relevant redemption date; and

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the underlying value of the Down MacroShares on the last calendar day preceding the final scheduled termination date or early termination date on which you receive the final distribution on your shares.

The changes in the underlying value of the Down Trust from month to month are uncertain. The underlying value of the Down Trust will be calculated on each calendar day by reference to the level of the Reference Value of the Index established and reported on the most recent index publication day. An index publication day is scheduled to occur on the last Tuesday of each calendar month. The formula for calculating the underlying value of the Down Trust is described in detail in the summary section of this prospectus and in “GLOSSARY OF DEFINED TERMS.” Hypothetical calculations of underlying value are included for illustrative purposes under “DESCRIPTION OF THE DOWN MACROSHARES — Calculation of Underlying Value” and in Appendix C to this prospectus. The underlying value on any calendar day will equal:

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if the level of the S&P/Case-Shiller Composite-10 Home Price Index is equal to its starting level of 162.17, all of the treasuries, valued at their purchase price, on deposit in the Down Trust and all income accrued on those treasuries, net of the fee deduction amount;

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if the level of the S&P/Case-Shiller Composite-10 Home Price Index is below its starting level, all of the treasuries on deposit in the Down Trust and all available income on those treasuries plus a portion of the treasuries and available income in the Up Trust; and

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if the level of the S&P/Case-Shiller Composite-10 Home Price Index is above its starting level, only that portion of the treasuries and available income in the Down Trust to which the Up Trust is not entitled.

On each calendar day, the underlying value of the Down Trust will represent the portion of the assets in the paired trusts to which the Down Trust would be entitled if the settlement contracts were settled on that date. The per share underlying value of your shares on any day represents the portion of the underlying value of the Down Trust that you would be entitled to receive as the final distribution on your shares if that day were the final scheduled termination date, an early termination date or a redemption date. If the Down Trust’s underlying value has declined significantly when the final distribution is made on your Down MacroShares on the final scheduled termination date, an early termination date or a redemption date, you will lose all or substantially all of your investment in the Down MacroShares. Although you can never lose more than the amount you invested in the Down MacroShares, your losses may be relatively greater if you purchased your shares at a premium over their per share underlying value.

Quarterly distributions are based on the level of the Reference Value of the Index. The paired trusts will realize income on their treasuries in the form of accrued interest and/or discount received on those treasuries and in the form of yield realized on the treasury repurchase agreements. After each of the paired trusts has deducted an amount equal to the fee deduction amount to pay in full its fees and expenses, and reinvested an amount equal to the Down or Up aggregate par amount, as applicable, in new treasuries on each distribution date, one of the paired trusts will be required to pay all or a portion of its remaining or “available” income, if any, to the other paired trust under the income distribution agreement, based on the changes in the Reference Value of the Index from its starting level to its ending level during the calculation period that precedes the relevant distribution date. If the level of the Reference Value of the Index has been above its starting level on each index publication day during the calculation period, this will result in a reduction in the amount of quarterly distributions made by the Down Trust to its shareholders on the related distribution date or as part of the final distribution on a redemption date. If the level of the Reference Value of the Index has been below its starting level on each index publication day during the calculation period, this will result in an increase in the amount of quarterly distributions made by the Down Trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date.

The right to redeem the Down MacroShares is limited. The Down MacroShares may only be redeemed by authorized participants and only in paired optional redemptions in which pairs of Down and Up MacroShares constituting one or more MacroShares Units are tendered for redemption. Only authorized participants that participate in DTC and have signed a participants agreement with us, the administrative agent and the trustee will be entitled to present a MacroShares Unit for redemption. Unless you are an authorized participant and hold the requisite number of paired shares, you will not be able to effect a paired optional redemption. As a result, you must be prepared to hold your Down MacroShares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their per share underlying value and below the price that you paid for those shares. There may be no authorized participants who are willing to purchase your Down MacroShares when you desire to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Up MacroShares are trading at a premium over their share of the underlying value of the Up Trust, the market price of the Down MacroShares may be adversely affected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Down Trust’s underlying value. Due to the fact that shares are always redeemed at their per share underlying value, authorized participants would lose money in any paired optional redemption in connection with which they had to acquire the Down and/or Up MacroShares at a premium to their respective per share underlying values. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the level of the Reference Value of the Index continues to rise and, as a result, the underlying value of the Down Trust continues to decrease.

The paired trusts may deliver treasuries instead of cash in a paired optional redemption. The paired trusts will deliver cash in a paired optional redemption so long as the trusts have cash available from the maturity proceeds of their treasury repurchase agreements or from funds delivered by authorized participants who are directing paired issuances on the same date on which redemptions are also occurring. On each distribution date, the administrative agent will be required to adjust the amount of treasury repurchase agreements which it directs the trustee to acquire based on the actual redemption experience of the paired trusts during the preceding twelve-month period. However, if the paired trusts do not have sufficient cash available to effect all paired optional redemptions entirely in cash, then the paired trusts will satisfy all or a portion of their obligation to make the final distribution by delivering treasuries they hold on deposit to the redeeming authorized participant. Each of the paired trusts is required to deliver treasuries with a value equal to the underlying value of the applicable trust or the portion of that underlying value that is allocable to the shares that are being redeemed. For purposes of delivering treasuries in a paired optional redemption, the paired trusts will value their treasuries at the acquisition cost of those treasuries. However, if the market price of the treasuries delivered in a paired optional redemption has decreased since the time that they were acquired by the paired trusts, and if the redeeming authorized participant liquidates those treasuries immediately upon receipt, the amount of its final distribution will be less than if it had received a final distribution in cash or if it had held the treasuries to their maturity. The market risk on the treasuries to which authorized participants may be exposed when they effect paired optional redemptions may adversely affect the price they are willing to pay for the Down MacroShares.

If the paired trusts deliver treasuries in a paired optional redemption, the remaining holders of Down MacroShares may realize somewhat reduced income accruals after the redemption, because the administrative agent will use the last in, first out method to select treasuries for delivery to redeeming authorized participants. As a result, if interest rates were to fall during a calculation period and several redemptions were followed by one or more issuances later during that same calculation period, the relatively higher-yielding treasuries that were acquired by the paired trusts on the preceding distribution date would be delivered to redeeming authorized participants and would be replaced with relatively lower-yielding treasuries following the paired issuances. Conversely, in a rising interest rate environment, during a calculation period in which issuances were followed by redemptions, the relatively higher-yielding treasuries acquired in connection with the issuances would be delivered to redeeming authorized participants in the redemptions.

Moreover, a falling interest rate environment during any calculation period between distribution dates could create an incentive for authorized participants to effect a paired optional redemption for the purpose of receiving a delivery of the paired trusts’ relatively higher-yielding treasuries, which would adversely affect the remaining holders of the Down MacroShares. Such an incentive would exist during a time when (1) the paired trusts had no more cash available to distribute in connection with redemptions, (2) authorized participants could obtain both the Down MacroShares and the Up MacroShares at market prices that, when combined were at least equal to or less than the combined per share underlying value of those shares, (3) the transaction costs associated with effecting a paired optional redemption were exceeded by the value of the treasuries that were delivered, and (4) authorized participants were prepared to hold the treasuries they received to their maturity in order to realize the full discount from par that was associated with those treasuries.

The paired trusts may terminate early. The Down Trust may terminate prior to the final scheduled termination date for the Down MacroShares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, your Down MacroShares will be subject to a mandatory redemption on the next scheduled distribution date, also known as the “early termination date,” and you will receive a final distribution that will be calculated based on the Reference Value of the Index on the last calendar day preceding that early termination date. The paired trusts will settle all of the settlement contracts on the early termination date and make a final distribution in redemption of the paired shares. This early redemption may occur before you have had an opportunity to achieve the maximum gains that you could realize on the per share underlying value of your Down MacroShares or to reduce your existing losses resulting from increases in the level of the Reference Value of the Index. Moreover, once your Down MacroShares have been redeemed, and you have received your final distribution on the early termination date, you may not be able to identify a comparable investment referencing the price of housing.

An early termination trigger will occur if either of the paired trusts becomes undercollateralized, if the paired trusts are required to register as investment companies or become regulated as commodity pools under the Commodity Exchange Act, as amended, if the paired trusts become insolvent, if the Down or Up MacroShares are delisted by NYSE Arca, if the administrative agent resigns and no successor is appointed to take its place or if DTC ceases operations and no successor depository institution exists. If the S&P/ Case-Shiller Composite-10 Home Price Index becomes unavailable to the paired trusts, this will also result in an early termination trigger. In order to ensure that the paired trusts are not subject to regulation as commodity pools, an early termination date will also occur if the amount of assets on deposit in either trust drops below $10 million. Finally, we may, at our discretion, cause a termination trigger by electing to terminate the paired trusts if we determine that there is a material risk that the Down or Up trust is subject to withholding tax liability, if the amount of assets on deposit in either trust is reduced to less than $50 million or if holders of 66 and 2/3% of both the Down MacroShares and the Up MacroShares consent to such a termination. In any of these circumstances, the market for the Down MacroShares may be limited, making it difficult to liquidate the shares prior to the early termination date.

An early termination is also triggered when the level of the Reference Value of the Index rises to or above 216.23 for three (3) consecutive monthly index publication days or falls to or below 108.11 for three (3) consecutive monthly index publication days. This termination trigger must occur, because the gains of the holders of the Down MacroShares are limited to the amount of assets in the Up Trust, as discussed below in “— The return on the Down MacroShares is capped,” and their losses are limited to the amount of assets in the Down Trust. The volatility of the price of housing in the ten metropolitan areas, as discussed below in “— Home prices in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index are variable in the short-term and are difficult to predict in the long-term; many contingent factors may influence these home prices,” may result in the Reference Value of the Index fluctuating to or above 216.23 or to or below 108.11 and remaining above or below that level long enough to trigger an early termination of the transaction. If this occurs, then your Down MacroShares will be subject to a mandatory redemption on the next scheduled distribution date. Unless you are able to sell your shares prior to the early termination date, you will receive a final distribution that will be calculated based on the Reference Value of the Index on the last calendar day preceding that early termination date, which reference price may be higher or lower than the level of that price which caused the termination trigger to occur.

The return on the Down MacroShares is capped. The return on the Down MacroShares is limited by the amount of assets in the Up Trust. Regardless of how low the Reference Value of the Index fall, the Down Trust will not be entitled to receive an amount greater than 100% of the assets in the Up Trust. The per share underlying value of your Down MacroShares can only reflect a range of the Reference Value of the Index from 108.11 to 216.23. If the index rises to or above 216.23, the per share underlying value of your Down MacroShares will be equal to zero. If the index falls to 108.11, your Down MacroShares will reach their maximum value, which will be equal to twice their par amount, and the Down Trust will reach its maximum underlying value, equal to twice the assets it holds on deposit, by virtue of the fact that the Up Trust will owe all of its assets to the Down Trust under the settlement agreements. Even if the index falls below 108.11, the per share underlying value of your Down MacroShares cannot ever be greater than twice their par amount.

Home prices in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index are variable in the short-term and are difficult to predict in the long-term; many contingent factors may influence these home prices.

General. The level of the Reference Value of the Index can be affected by many factors the likelihood and combined impact of which is difficult to predict. These factors include but are not limited to:

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factors affecting the demand for housing, including national economic growth or recession, local changes in industry and employment, demographic changes including immigration, emigration, the presence of foreign investors in the housing market, government housing-related taxes, government policies and subsidies, changes in popular geographic preferences and tastes in housing styles;

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factors affecting the supply of housing, including the cost of construction materials, land and labor, impact fees, insurance costs, zoning restrictions, foreclosures, disasters such as earthquakes or global warming or changes in the science of predicting such disasters;

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investor expectations about future increases in the prices of pre-existing, single-family, detached homes in the regions covered by the S&P/Case-Shiller Composite-10 Home Price Index — factors that may affect these expectations include, but are not limited to, statistics pertaining to housing starts, new home sales, existing home sales, homeownership rates, home price appreciation measures, foreclosure rates, wage growth, consumer confidence, home vacancy rates, household formations, construction activity, homebuilder earnings, housing inventories, rental rates and inflation;

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changes in the geographical areas covered by each of the 10 individual indices that comprise the S&P/Case-Shiller Composite-10 Home Price Index ;

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changes to the composition and/or weighting of the indices that comprise the S&P/Case-Shiller Composite-10 Home Price Index;

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changes in the methodology employed by Standard & Poor’s and Fiserv Fulfillment Services, Inc. in measuring or calculating home price appreciation, including but not limited to the handling of extraordinary events such as natural disasters;

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the fact that home price changes implied by the S&P/Case-Shiller Composite-10 Home Price Index, a relatively broad average measure of home prices across a number of varied geographical regions, may be inconsistent with observed home price changes with respect to any particular local housing market or any particular housing unit;

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inefficiencies in the housing market, including but not limited to individuals declining to sell their homes during periods of falling prices, thereby reducing supply;

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the availability of credit and the market price of mortgage financing in the areas covered by the S&P/Case-Shiller Composite-10 Home Price Index;

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monetary policy pursued by the Federal Reserve Bank that may impact the credit market, mortgage lending, and thus, the ease with which financing for home purchases may be obtained;

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the lack of predictive value of historical fluctuations in home prices;

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significant defaults and tightening of credit in the mortgage market;

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fiscal policy pursued by the federal government or state governments, including introduction of economic stimuli and imposition of regulations on mortgage lending practices; and

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the impact of various legislative proposals that are currently pending in Congress relating to stimulus measures for the economy in general and support for the mortgage market in particular.

Some of these factors are discussed in greater detail below.

Factors related to the demand for housing. Demand for housing rises and falls for various interrelated reasons. The following discussion is by no means intended as a comprehensive or predictive list of these reasons, but merely an illustration of the complicated dynamics that may be at play in determining housing demand. Economic growth increases the wealth and size of a population which in turn can increase the number of potential homeowners. Conversely, economic contraction can reduce the number of potential homeowners. Demographic changes in the makeup of a population also play an important role in determining the demand for homes, including both growth and decline in total population as well changes in the wealth and age profile of a population. Home ownership tends to be relatively low for younger adults, but changes over the course of an individual’s lifetime; as younger populations in a particular area mature into their home-owning years, or older populations move to other regions of the country or into retirement communities or assisted living arrangements, or when they pass away, home prices in the affected region can fluctuate. Thus, the imminent retirement and aging of the baby-boomer generation may have a significant future impact on home prices, depending upon whether this group conforms to previous patterns of home ownership, how quickly this group liquidates its property assets and whether the market will anticipate these changes, and whether these changes will result in a net population increase or decrease for particular geographic regions of the United States. Net increases or decreases in population can serve to increase or decrease demand for homes in a particular area. For example, increases due to immigration may increase the population of homeowners immediately. In addition, subjective cultural styles and trends associated with the desirability of living in certain locations can influence demand for homes in different regions, which is illustrated by the frequent housing booms occurring in coastal areas (though these booms are also susceptible to other explanations and are themselves not necessarily predictive of the future behavior of the Reference Value of the Index). There can be no assurance as to how future demographic patterns and cultural trends will affect the price of housing in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index.

Demand may also be affected by easier access to financing for home purchases, such as subprime mortgage instruments, which may put the cost of owning a home within financial reach of lower-income households; no assurance can be given that volatility in home prices will not result from the current instability in the market for adjustable-rate mortgages and other types of subprime mortgage financings. Natural disasters, acts of war or other catastrophes affecting a region may significantly reduce both the desirability of that region as well as the population of homeowners or the availability of land for home construction. And perceptions as to the worth of housing and property as an investment also may affect demand for housing; homes may be purchased as investment properties, or second homes, and the demand for such properties can be influenced by the perception of home ownership’s value as an investment as compared to other forms of investment such as those provided by the capital markets. Such perceptions may be volatile and there is no assurance they will not change in the short term. Such perceptions may serve to create a “bubble,” where individuals purchase homes based upon the belief that home prices will continue to rise, pushing up prices for reasons not linked to economic fundamentals; such a bubble may result in overvaluation of homes and a subsequent correction in home prices. There is evidence that such an overvaluation occurred during the past decade, as discussed below under “ — Current Mortgage Market Downturn.”

Factors affecting supply of housing. Although sales of newly constructed homes are excluded from the calculation of the S&P/Case-Shiller Composite-10 Home Price Index, the amount of new construction may significantly affect the price of housing in the areas covered by the S&P/Case-Shiller Composite-10 Home Price Index by increasing or decreasing the total supply of housing. The volume of new housing produced may vary due to local governmental decisions regarding land use or zoning. The volume of new housing is influenced by the cost of construction materials used in the building of homes, as well as constraints imposed by the physical geography of the area where the houses are built. It may also be affected by natural disasters, acts of war, or labor problems. Foreclosures on homeowners defaulting on mortgages may drive up the supply of homes as well. Finally, changes in price affect the supply of homes; higher prices will generally result in more new construction and lower prices will generally result in less new construction, although there is a continuing debate as to how “price-elastic” the supply of housing is, or, in other words, how responsive the supply of housing is to fluctuating prices.

Inefficiency in the housing market. The market for homes itself may not be efficient.  Homes are far less liquid then stock. Home sellers may delay selling their homes when prices are falling and may often prefer to withdraw their homes from the market instead of taking a loss on their property; conversely, potential homebuyers may not wish to buy homes if they believe prices are falling. The act of selling or buying a home also involves many legal and personal complications that are not involved with other types of assets. Home prices may therefore be less responsive to changing levels of supply and demand, and may take years to register significant movement, especially downwards. The market may also not anticipate future predictable demographic changes, such as the aging of the baby boomer generation discussed above, resulting in price volatility when the impact of such changes becomes fully apparent.

Historical home prices and trends may not be a useful indication of future home prices and trends. Among other factors, changes in credit market conditions, including innovations in mortgage finance, or more generally, changes in and restrictions on consumer mortgage financing alternatives, can contribute to fluctuations in home sales prices and trends. The supply of housing, the costs of home financing, government housing policies and general economic conditions are always subject to change. Changes in one or all of the foregoing factors is likely to have profound and unpredictable effects on the housing market. Nevertheless, market participants tend to look to past housing peaks and slumps to try to predict the magnitude and duration of current upturns or downturns in the housing market, thereby potentially prolonging or abbreviating existing conditions by depressing or inflating consumer confidence without a sound underlying rationale.

Current Mortgage Market Downturn. During the past two decades or so, historically low interest rates, liberal mortgage loan underwriting standards and the availability of capital generated by demand for securities issued by securitization vehicles holding pools of mortgage loans, including subprime mortgages, have contributed to significant increases in housing prices. Since 2007, defaults on subprime mortgages have been rising and banking institutions, including but not limited to the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal National Mortgage Association (“Fannie Mae”), which have securitized hundreds of millions of dollars of pooled subprime mortgages, have experienced significant losses. The subprime mortgage crisis has contributed to falling home prices and a tightening of the credit available for not only subprime mortgages but all types of mortgage financing, which is likely to lead to further homeowner defaults and a declining pool of potential home buyers and, consequently, to further downward pressure on home prices. No assurance can be given that volatility in home prices will not result from the current instability in the mortgage market or from any efforts undertaken by the federal government and/or the Federal Reserve Bank to stabilize home prices.

State and federal intervention in the housing market. The federal government has intervened in the housing market in several ways, including but not limited to creating Government Sponsored Enterprises such as Fannie Mae and Freddie Mac, government agencies such as Ginnie Mae, amending the tax code in ways intended to benefit homebuyers, and creating legislation aimed at protecting homebuyers. On September 7, 2008, the federal government assumed control over Fannie Mae and Freddie Mac and put both GSEs under a “conservatorship” with the stated goal of restoring them to a sound financial condition. As part of that effort, the federal government has pledged to provide funds of up to $100 billion to each GSE to ensure that they meet their outstanding obligations and to acquire outstanding Fannie Mae and Freddie Mac mortgage-backed securities in the market. The GSEs are prohibited from making additional capital issuances, must cease all of their lobbying activities and must seek to reduce their outstanding mortgage and mortgage-backed security portfolios of approximately $850 billion by 10% annually until these portfolios are below approximately $250 billion. The financial difficulties experienced by Fannie Mae and Freddie Mac and the terms of their take-over by the federal government may have adverse consequences for the housing market and the performance of your Down MacroShares.

In the future, the federal government and individual state governments may choose to further alter the nature and scope of their involvement in the housing market, either through long-term shifts of policy or in short-term actions aimed at specific crises. The rise in defaults of subprime mortgage loans and resulting foreclosures has already prompted legislative initiatives such as the Mortgage Forgiveness Debt Relief Act of 2007, signed into law in December 2007, the FHA Rescue and Neighborhood Stabilization Act, enacted on May 8, 2008, and the Housing and Economic Recovery Act of 2008, enacted on July 30, 2008, which seeks, among other goals, to modernize the regulation of the GSEs. On October 3, 2008, the Emergency Economic Stabilization Act of 2008 was enacted, creating the Troubled Asset Relief Program (“TARP”). TARP’s objectives include minimizing mortgage foreclosures and reforming the mortgage lending and securitization process. Pursuant to TARP, the federal government is authorized to purchase from financial institutions up to $700 billion in residential and commercial mortgages and securities backed by or otherwise referencing such mortgages. In February of 2009, the Treasury Department unveiled the Financial Stability Plan, which, among other things, provides for the application of $350 billion in TARP funds, including $50 billion to prevent avoidable foreclosures of owner-occupied middle class homes, and increases the amount of funds available under the Federal Reserve Bank of New York’s Term Asset Loan Facility (“TALF”) from $200 billion to $1 trillion. TALF was established to provide loans to borrowers using asset-backed securities as collateral and was later expanded to permit the use of commercial mortgage-backed securities as collateral, and may be further expanded to permit the use of non-agency residential mortgage backed securities. Legislation has also been proposed to amend the Bankruptcy Code to allow bankruptcy courts to modify, in certain circumstances, the terms of a mortgage loan that is secured by a debtor’s primary residence, including the reduction of a mortgage lender’s secured claim in bankruptcy to the current appraised market value of the residence. Additional interventions in the housing market have been proposed and may come to be enacted in the near future. It is not certain how these laws and the pending bail-out plan will be implemented and whether further legislative initiatives will be proposed and signed into law, and how these laws will affect the housing market, the Reference Value of the Index and your investment in the Down MacroShares. It is possible that their impact on home prices and on the Reference Value of the Index may have an adverse effect on your investment in the Down MacroShares.

As noted above, more federal and/or state government intervention in the mortgage market may follow, including but not limited to debt relief for defaulting homeowners and increased regulation of mortgage-lending practices. In addition, monetary policy set by the Federal Reserve Bank affects the housing market through the setting of interest rates, which affects the affordability of mortgages, and economic stimuli such as tax rebates can affect the housing market as well by promoting economic growth. The impact of these government interventions is difficult to predict and may result in a change in home prices in the areas covered by the S&P/Case-Shiller Composite-10 Home Price Index, which may result in a loss on your Down MacroShares. For further discussion of the role of the federal government in the housing market, see “DESCRIPTION OF THE HOUSING MARKET – Government involvement in the housing market” in this prospectus.

All of these factors may adversely affect the level of the Reference Value of the Index and may result in a significant degree of volatility in that value, which may have an adverse effect on the distributions on, and the market price of, your Down MacroShares. Moreover, if you intend to hold your Down MacroShares until the final scheduled termination date or if you are unable to liquidate your investment in the Down MacroShares, the return on your shares will depend upon the long-term price performance of housing in the ten metropolitan areas covered by S&P/Case-Shiller Composite-10 Home Price Index, which is dependent upon the many factors discussed above as well as other potentially unforeseen contingencies. For example, if major changes take place in preferences for single-family dwellings as opposed to other types of residences, or major zoning changes radically affect settlement patterns and land use, or a major population decline occurs in the United States due to natural disaster, war, disease, restricted immigration or any combination of these factors, the result may be a significant and irreversible increase or decrease in home prices in these metropolitan areas which cannot be predicted and the effect of which cannot be quantified at the time you purchase your shares.

The Down Trust is not regulated as a commodity pool and none of the Down MacroShares are regulated by the Commodity Futures Trading Commission.

The Down Trust does not hold or trade in commodity futures contracts or other instruments regulated under the Commodity Exchange Act, as amended (the “CEA”), as administered by the Commodity Futures Trading Commission. The income distribution agreement and the settlement contracts held by the Down Trust constitute contracts, agreements and transactions which are generally excluded from regulation under the CEA, except that certain anti-fraud and anti-manipulation provisions of the CEA continue to apply to these transactions. Furthermore, the Down Trust is not a commodity pool for purposes of the CEA, and the operators and other service providers of the trusts are not subject to regulation as a commodity pool operator or a commodity trading advisor by the Commodity Futures Trading Commission. Moreover, neither the income distribution agreement and the settlement contracts, nor the Down MacroShares, are instruments subject to regulation by the Commodity Futures Trading Commission. Consequently, holders of Down MacroShares do not have the regulatory protections provided to investors in instruments or commodity pools that are regulated by the Commodity Futures Trading Commission and will not receive the disclosure document or financial reports that would otherwise be required to be delivered under the CEA.

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.

The administrative agent is required to suspend the right to effect a paired optional redemption or a paired issuance or postpone any redemption date or issuance date, (i) for any period during which NYSE Arca is closed or trading on the exchange is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the delivery or acquisition of treasuries is not reasonably practicable, (iii) if such redemption would cause the amount of cash and treasuries on deposit in the Down Trust or in the Up Trust to equal less than 10 million dollars or (iv) for such other period as the administrative agent determines to be necessary for the protection of the shareholders. In addition, the administrative agent may, in its sole discretion, reject any redemption order or creation order (i) that is not in the proper form required by the participants agreements, (ii) if insufficient shares, in the case of a redemption order, or insufficient funds, in the case of a creation order, are tendered to the trustee, (iii) if we determine or the administrative agent determines, based in either case upon advice of counsel, that such order would have adverse tax or securities laws consequences for either of the paired trusts or any holders of the MacroShares or that the fulfillment of such order may be unlawful, or (iv) if circumstances outside of the control of the administrative agent make it impractical or not feasible to process the order. In addition, the administrative agent will reject any creation order if there are not sufficient paired shares registered pursuant to the Securities Act to fulfill the order. We, the trustee, and the administrative agent will not be liable to any person in any way for any loss or damage that may result from any such suspension, postponement or rejection. Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired issuances or paired optional redemptions and the demand for and market price of your Down MacroShares.

If the Down Trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

There is no authority directly on point dealing with securities such as the Down MacroShares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Down Trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

If the Down Trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Down Trust’s taxable income would be subject to income tax at regular corporate rates before being distributed as quarterly and final distributions to holders of the Down MacroShares. Furthermore, the income of the Down Trust would not flow through to the holders of the Down MacroShares for reporting on their own returns. The imposition of tax on the Down Trust would reduce amounts available for distribution to a holder of Down MacroShares.

If the Down Trust were determined not to qualify as a securitization partnership, and the Down Trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Down Trust does not qualify as a securitization partnership.

If the Down Trust does not qualify as a securitization partnership and has a built-in loss at the time a share is transferred in excess of $250,000, then the purchaser of the Down MacroShare would have its basis in its share of the Down Trust’s assets reduced by an amount equal to the difference between its basis in its Down MacroShare (as determined for federal income tax purposes) and its proportionate share of the Down Trust’s tax basis in its assets. It is unclear, however, given the publicly traded nature of the Down MacroShares and the nature of the Down Trust’s assets how such adjustments might be tracked and applied, and accordingly, how such shareholders might be affected. See “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” for more information.

You should be aware of the tax consequence of your investment in the Down MacroShares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

It is possible that as a holder of Down MacroShares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Down Trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the “miscellaneous itemized” deduction rules of Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

Lack of sufficient trading of futures based on the S&P/Case-Shiller Composite-10 Home Price Index on an organized exchange may result in the imposition of withholding tax liability on the Down Trust.

We expect that there will be sufficient trading on a recognized commodities exchange of futures on the S&P/Case-Shiller Composite-10 Home Price Index to satisfy a tax requirement that such futures are “of a kind customarily dealt in” on such exchange. There is, however, no authority directly addressing how much trading is required to satisfy such requirement. If such requirement were not satisfied, non-U.S. holders of the Down and Up MacroShares could be treated as earning income that is effectively connected with the conduct of a trade or business within the United States (“ECI”). ECI earned by non-U.S. holders is taxable by the United States at full U.S. income tax rates and each such non-U.S. holder would be subject to quarterly withholding at the highest applicable rate (currently, 35% for both individuals and corporations), on an estimated basis, on its allocable share of the income of the applicable paired trust, whether or not it received distributions from that trust. In addition, the applicable paired trust would be jointly and severally liable for such withholding taxes. The imposition of such tax on the paired trusts, if not reimbursed in full by the non-U.S. holders of the paired shares, would reduce the amounts available for distribution to all holders of the Down and Up MacroShares. In such circumstances, we may exercise our right to declare an early termination date and redeem all outstanding shares of the Down and Up Trusts, which will have the consequences described in the risk factor entitled “— The return on your shares is uncertain — The paired trusts may terminate early.”

The Down MacroShares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

The holders of the Down MacroShares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Down MacroShares, you are not acquiring the right to elect directors, to vote on matters relating to the Down Trust (other than the right to approve certain amendments to the trust agreement, to consent to certain termination triggers and to appoint a successor trustee), or to take other actions generally associated with the ownership of shares in a corporation. You will only have the limited rights described under “DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events” and “— Modification and Waiver.”

Potential conflicts of interests.

We will act as depositor for the Up and Down Trusts and we, as well as our affiliates, may from time to time act as depositor for other issuers of MacroShares offered in public and private offerings. Macro Financial, LLC will act as a marketing agent for the Down and Up Trusts and may from time to time act as a marketing agent for other issuers of MacroShares offered in public and private offerings. Both we and Macro Financial, LLC are affiliates of MacroMarkets LLC, which will act as the administrative agent for the Down and Up Trusts and from time to time act as administrative agent for other issuers of MacroShares offered in public and private offerings. The paired trusts will also pay MacroMarkets LLC a licensing fee for the right to use the patented MacroShares structure in structuring, issuing and offering MacroShares, a structuring fee for assisting in the design and structuring of the Down MacroShares and a sublicensing fee to MacroMarkets for the right to use the S&P/Case-Shiller Composite-10 Home Price Index (which is included in the administrative agent fee). Our interests and the interests of our affiliates may in certain circumstances be different from the interests of the holders of Down MacroShares. In addition, Robert J. Shiller, a member of the Board of Managers of MacroMarkets LLC, is one of the members of the S&P/Case-Shiller Index Committee, which oversees the calculation methodology for the S&P/Case-Shiller Composite-10 Home Price Index. S&P designates the Index Committee Chairman and S&P employees are always required to represent the controlling majority of such committee. All actions by the committee are taken as directed by a vote of a majority of the committee’s members. All committee members are strictly prohibited from disclosing S&P/Case-Shiller Home Price Index data to any person prior to the public release of such data by S&P. Robert J. Shiller was one of the original developers of the S&P/Case-Shiller Home Price Indices which continue to bear his name. Any of his actions or votes as a member of the S&P/Case-Shiller Index Committee will be based upon protecting or improving the accuracy and integrity of the S&P/Case-Shiller Home Price Indices and will not take into consideration any of the interests of the holders of the Down or Up MacroShares. Mr. Shiller is strictly prohibited from disclosing to any person any non-public S&P/Case-Shiller Home Price Index data, and is strictly prohibited from trading any financial instrument based upon any such non-public S&P/Case-Shiller Home Price Index data.

Risks associated with the OpenCross® auction.

The Up and Down MacroShares will initially be offered by means of a public auction managed by WR Hambrecht + Co and conducted by the placement agent. The auction may be cancelled or postponed and your bid may be rejected if Macro Financial, LLC and the auction manger determine that insufficient bids have been received for the paired shares or if the bids received are too low to set offering prices for the paired shares that together equal $50.00. If there is little or no demand for the Down MacroShares at the public offering price determined in the auction, the market price of your Down MacroShares may decline once trading of the Down MacroShares commences on NYSE Arca immediately following the auction.

The placement agent will require that bidders confirm their bids before the auction closes in the event that a material change has occurred which necessitated the filing and circulation of a revised preliminary prospectus or more than 15 business days have elapsed since the bidder submitted its bid. If a bidder is requested to confirm a bid and fails to do so prior to the close of the auction, that bid will be rejected. Further, if the auction process leads to a pro rata reduction in allocated shares and a rounding down of share allocation in accordance with the rules of the auction, a bidder may not receive any shares in the offering despite having bid at or above the public offering price. Finally, if a material number of investors fail to pay for their successful bids, the allocation of the MacroShares will need to be recalculated by the Auction Manager. As a result, some or all of the non-defaulting investors may receive less shares than the number originally allocated to them.

Following the close of the auction, all bids that are equal to or above the public offering price determined in the auction will be accepted, subject to the allocation rules noted in the preceding paragraph. Bids will be accepted by means of the sending of a notice of acceptance. Once such notice of acceptance has been sent, bids may not be modified or withdrawn.

GLOSSARY

This prospectus uses defined terms. You can find definitions of important terms used in this prospectus under “GLOSSARY OF DEFINED TERMS” beginning on page 111 in this prospectus.

USE OF PROCEEDS

The trustee for the Paired Trusts will apply the net proceeds received by each trust in connection with the initial offering of the Paired MacroShares and each subsequent Paired Issuance to acquire, in accordance with the directions of the administrative agent and on behalf of each Paired Trust, bills, bonds and notes issued and guaranteed by the United States Treasury and that are scheduled to mature prior to each Distribution Date, and overnight repurchase agreements collateralized by United States Treasury securities. We refer to these obligations generically as “treasuries.” The Per Share Mark-Up charged on each MacroShare sold in the initial offering will be used to compensate the placement agent and the participating dealers and to pay the expenses incurred in connection with the initial offering; it will not be used to acquire treasuries.  The placement agent and participating dealers will receive 70% of the Aggregate Mark-Up collected on the Paired Shares that are sold as part of the initial offering. The remaining 30% of the Aggregate Mark-Up will be used to pay the expenses of the initial offering. If this amount is insufficient to pay all such offering expenses, a portion of the proceeds of the initial offering that would have otherwise been used to acquire treasuries will instead by used to pay these expenses. As a result, the Underlying Value of your shares on the Closing Date will be less than it would have been had the full amount of offering proceeds, net of the Aggregate Mark-Up, been used to acquire treasuries. See “PLAN OF DISTRIBUTION — General” and “RISK FACTORS — You may lose your entire investment in the Down MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution” and “ — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.”

The trustee will always deposit one-half of the treasuries acquired with the net proceeds of the initial offering and with the net proceeds of each subsequent Paired Issuance into the Down Trust and one-half into the Up Trust, without regard to the respective Underlying Values of the Paired Trusts at the time of the initial offering or any such subsequent Paired Issuance.

THE DEPOSITOR

We were established as a limited liability company in the State of Delaware on June 4, 2008, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC, the owner of the patent on the MacroShares structure. Our address for notices is care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (888) MACROS1.

Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

Our principal duties consist of:

•

forming the Paired Trusts;

•

preparing and filing all periodic reports required to be filed by the Paired Trusts; and

•

maintaining the listing of the Down and Up MacroShares on a national exchange.

MACROMARKETS LLC

MacroMarkets LLC is a financial services company that has developed its patented MacroShares, as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MacroShares are securities the value of which is linked to the performance of a reference index, rate or other economic variable.

The following are brief profiles of the principal managers and officers of MacroMarkets LLC:

Robert J. Shiller is a founding member of MacroMarkets LLC and also a member of its Board of Managers. Professor Shiller is the Stanley B. Resor Professor of Economics in the Department of Economics and Cowles Foundation for Research in Economics at Yale University, and Professor of Finance and Fellow at the International Center for Finance at the Yale School of Management. Professor Shiller has written on financial markets, financial innovation, behavioral economics, macroeconomics, real estate, statistical methods, and on public attitudes, opinions, and moral judgments regarding markets. His 1989 book Market Volatility (MIT Press) is a mathematical and behavioral analysis of price fluctuations in speculative markets. His 1993 book Macro Markets: Creating Institutions for Managing Society’s Largest Economic Risks (Oxford University Press) proposes a variety of new risk-management contracts, such as futures contracts in national incomes or in real estate that would permit the management of risks to standards of living. His book Irrational Exuberance (Princeton 2000, Broadway Books 2001 and 2nd edition Princeton 2005) is an analysis and explication of speculative bubbles, with special reference to the stock market and real estate. His book The New Financial Order: Risk in the 21st Century (Princeton University Press, 2003 and 2004) is an analysis of the expanding role of finance, insurance, and public finance. Professor Shiller’s newest book, The Subprime Solution, which was released in August of 2008, analyzes the causes and possible remedies for the current crisis in the subprime mortgage market. Professor Shiller has been a research associate at the National Bureau of Economic Research since 1980, and has been co-organizer of various NBER workshops. He served as Vice President of the American Economic Association in 2005 and President of the Eastern Economic Association for the 2006-07 term.

Samuel R. Masucci, III has been instrumental in the growth of MacroMarkets LLC. In 2001, he began serving as an independent consultant to the company and focused on converting MacroMarkets LLC’s patented ideas into tradeable products. In January 2002, he took on the role of Chief Operating Officer and daily management of the company. In September 2005, Mr. Masucci was appointed MacroMarkets LLC’s President and Chief Executive Officer. Mr. Masucci has more than 15 years of experience on Wall Street, and has held senior management positions at Bear Stearns, UBS and Merrill Lynch. In 1997, he was a leader in the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home price appreciation. Mr. Masucci headed a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S. as a means for homeowners to share home price risk in exchange for below market interest rates. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time he developed pricing, insurance and exit strategies for more than $1 billion of residential mortgages.

Larry Larkin is a Managing Director of MacroMarkets LLC and a member of its Board of Managers. Mr. Larkin has spent 20 years at Goldman Sachs creating equity options, futures, program trading, and over-the-counter derivatives. He has held senior positions at First Boston, Leland O’Brien and Rubenstein, ING-Barings, and the American Stock Exchange. At the American Stock Exchange, he was responsible for New Product Development and the development of Exchange Traded Funds (ETFs). Mr. Larkin has served on the Board of Directors of the New York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Mr. Larkin is a Chartered Financial Analyst (CFA).

MacroMarkets LLC has licensed the use of its patent on the MacroShares structure to each of the Paired Trusts. For a description of the licensing fee payable by the Paired Trusts, see “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.” MACRO and MacroShares are service marks of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to “MACRO,” and “MacroShares “ in this prospectus its service mark and reserves all rights to that service mark.

FORMATION OF THE PAIRED TRUSTS

We have created the Down Trust pursuant to the Down Trust Agreement. The Down Trust will issue the Down MacroShares offered by this prospectus.

We have also concurrently created the Up Trust pursuant to the Up Trust Agreement. The Up Trust will issue the Up MacroShares.

The Down Trust and the Up Trust were formed by us under the laws of the State of New York.

The Paired Trusts will enter into an income distribution agreement on the Closing Date and will enter into one or more settlement contracts with each other in connection with each Paired Issuance. The income distribution agreement and the settlement contracts are described under “DESCRIPTION OF THE DOWN TRUST ASSETS — The Income Distribution Agreement” and “— The Settlement Contracts.” Payments under the income distribution agreement and the settlement contracts will be calculated on the basis of the level of the Reference Value of the Index. The payments that are made or received by the Down Trust under the income distribution agreement will determine Quarterly Distributions on the Down MacroShares, which are described under “DESCRIPTION OF THE DOWN MACROSHARES — Quarterly Distributions.” The termination payment made or received by the Down Trust under the settlement contracts will determine the Final Distribution on the Down MacroShares, which is described under “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution.”

The assets of the Down Trust will consist of:

•

treasuries of the type described under “DESCRIPTION OF THE DOWN TRUST ASSETS — United States Treasury Obligations” and what we refer to as “income” on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Down Trust acquired that treasury, or interest paid on amounts borrowed under treasury repurchase agreements;

•

the trust’s rights under the income distribution agreement, as described under “DESCRIPTION OF THE DOWN TRUST ASSETS — The Income Distribution Agreement;”

•

the trust’s rights under the settlement contracts, as described under “DESCRIPTION OF THE DOWN TRUST ASSETS — The Settlement Contracts;”

•

the trust’s rights under the MacroShares Licensing Agreement with MacroMarkets LLC to use the patented MacroShares structure, as described under “DESCRIPTION OF THE DOWN TRUST ASSETS — The MacroShares Licensing Agreement;”

•

the trust’s rights under the sublicensing agreement with MacroMarkets LLC to use and reference S&P/Case-Shiller Composite-10 Home Price Index, as described under “DESCRIPTION OF THE DOWN TRUST ASSETS — The S&P Sublicensing Agreement;”

•

the trust’s rights under its Trust Agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee, as described under “DESCRIPTION OF THE TRUST AGREEMENTS;”

•

a securities account created under the Down Trust Agreement into which all of the treasuries will be deposited for the benefit of the holders of the Down MacroShares;

•

a distribution account created under the Down Trust Agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used first, to make a deposit to the fee payment account, second, to make payments to the Up Trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make Quarterly and Final Distributions to the holders of the Down MacroShares;

•

a fee payment account created under the Down Trust Agreement into which the Fee Deduction Amount will be deposited on each Distribution Date and applied to pay the expenses and fees of the Down Trust; and

•

a netting account created under the Down Trust Agreement to which the trustee credits (1) Down MacroShares being redeemed in Paired Optional Redemptions and nets such shares against any shares being created in Paired Issuances on the same date, and (2) cash delivered by Authorized Participants in connection with Paired Issuances and nets such cash against the Final Distributions to be made in connection with Paired Optional Redemptions being effected on the same date.

The liabilities of the Down Trust will consist of:

•

the trust’s fees and expenses;

•

the trust’s obligations under the income distribution agreement, as described under “DESCRIPTION OF THE DOWN TRUST ASSETS — The Income Distribution Agreement;” and

•

the trust’s obligations under the settlement contracts, as described under “DESCRIPTION OF THE DOWN TRUST ASSETS — The Settlement Contracts;”

The assets and liabilities of the Up Trust will be identical to those described above for the Down Trust.

For more information about the assets of the Paired Trusts, see “DESCRIPTION OF THE DOWN TRUST ASSETS.”

DESCRIPTION OF THE DOWN MACROSHARES

General

The Down Investment Amount will always be equal to the Down Aggregate Par Amount of the outstanding Down MacroShares, so long as the proceeds of the initial offering, other than the portion of those proceeds that constitute the Aggregate Mark-Up, were not used to pay any of the initial offering expenses and so long as fees and expenses incurred during any Calculation Period did not exceed the Down Trust’s treasury income. Although the Underlying Value of the Down Trust will fluctuate based upon fluctuations in the level of the Reference Value of the Index, these periodic increases and reductions in the Underlying Value of the Down Trust will have no effect on the Down Investment Amount or on the Down Aggregate Par Amount. The Down Aggregate Par Amount will be increased only by Paired Issuances of additional Down MacroShares and reduced only by redemptions of Down MacroShares. Similarly, the Down Investment Amount will increase only when additional assets are deposited into the Down Trust in connection with a Paired Issuance and will be reduced only when one or more settlement contracts are settled in connection with a redemption of Down MacroShares. The Down Investment Amount will be lower than the Down Aggregate Par Amount only if the fees and expenses of the Down Trust have exceeded the Down Trust’s income on any Distribution Date or if any losses were incurred due to defaults on the treasury, repos and, as a result, a portion of the proceeds of the treasuries which would otherwise be reinvested were instead used to cover such fees and expenses, as described under “— Quarterly Distributions.”

Each Down MacroShare will have a stated par amount of $25 per share. The entitlement of each holder of Down MacroShares to any Quarterly Distributions and the Final Distribution made by the Down Trust will be based on the number of Down MacroShares held by that holder and the proportion that this number bears to the aggregate number of Down MacroShares issued by the Down Trust and outstanding on the relevant Distribution Payment Date.

The Down MacroShares will be issued by the Down Trust pursuant to the terms of the Down Trust Agreement. Each Down MacroShare represents an undivided beneficial interest in the Down Trust. The Down MacroShares do not represent interests in or obligations of us, the trustee, the administrative agent, any Authorized Participant, the marketing agent, or any of our or their affiliates.

The Down MacroShares are denominated in, and all distributions with respect to the shares will be payable in, United States dollars. There are no holding or transfer restrictions or minimum lot requirements applicable to the Down MacroShares.

The Down MacroShares will be delivered in book-entry form only through DTC.

Calculation of Underlying Value

The Final Distribution made on the Down MacroShares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date will be based upon the Underlying Value of the Down Trust on the last calendar day that precedes the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date. The Underlying Value of the Down Trust on any calendar day equals all, a portion or none of the value of the assets in the Down Trust and all, a portion or none of the value of the assets in the Up Trust. The Underlying Value of the Down Trust on each calendar day is calculated by reference to the level of the Reference Value of the Index on that day and represents the aggregate amount of the assets in the Paired Trusts to which the Down Trust would be entitled if the settlement contracts were settled on that day. The Underlying Value of the Down Trust on each day also represents the aggregate final distribution to which holders of the Down MacroShares would be entitled if those shares were redeemed on that day.

The Underlying Value of the Down Trust will be calculated on each calendar day and is based on the level of the Reference Value of the Index on that day relative to the Starting Level of the Reference Value of the Index on the Closing Date. On each calendar day, the trustee will use the Reference Value of the Index established and reported by S&P on the most recent index publication day to calculate the Underlying Value of the Down Trust.

An increase in the Reference Value of the Index will result in a proportionate decrease in the Underlying Value of the Down Trust, and a decrease in the Reference Value of the Index will result in a proportionate increase in the Underlying Value of the Down Trust. Specifically, so long as certain conditions described below prevail, a fluctuation in the Reference Value of the Index of 2.1624 index points will result in a $1 change in the Per Share Underlying Value of each Down MacroShare. The Underlying Value formula described below, the requirement that an equal number of Down and Up MacroShares must be sold during the initial offering and the requirement that, following the initial offering, Down MacroShares can only be issued and redeemed in Paired Optional Redemptions and Paired Issuances and only in the form of MacroShares Units composed of an equal number of Down MacroShares and Up MacroShares, is intended to ensure that the proportional relationship between fluctuations in the Reference Value of the Index and fluctuations in Underlying Value is maintained for so long as the Down MacroShares are outstanding. However, this 2.1624:1 relationship between changes in the Reference Value of the Index and the Per Share Underlying Value of a Down MacroShare will hold only so long as the amount of cash and treasuries in the Down Trust (not taking into account treasury income) is equal to the Aggregate Par Amount of all outstanding Down MacroShares. If this is no longer the case, because the proceeds of the initial offering were used to pay a portion of the offering expenses and/or the fees and expenses of the Down Trust exceed its treasury income during one or more Calculation Periods, a specified change in the Reference Value of the Index will still result in the same percentage change in Per Share Underlying Value, but not the same dollar amount, because each Down MacroShare will represent, in effect, a smaller investment in housing. For example, a 5% increase in the Reference Value of the Index will always result in a 15% increase in the Per Share Underlying Value of the Down MacroShares (after applying the Leverage Factor). However, once the assets of the Down Trust (not taking into account treasury income) are no longer equal to the Aggregate Par Amount of the outstanding Down MacroShares, a 2.1624 index point fluctuation in the Reference Value of the Index will result in a change in the Per Share Underlying Value of a Down MacroShare equal to some value that is less than $1.

The Per Share Underlying Value of the Down MacroShares will only reflect the performance of the S&P/Case-Shiller Composite-10 Home Price Index within the range from 108.11 to 216.23, because the Underlying Value of the Down Trust cannot exceed an amount equal to the sum of its own assets and the assets on deposit in the Down Trust. As the Reference Value of the Index approaches 216.23, the Underlying Value of the Down Trust will approach zero. If the Reference Value of the Index is equal to its starting level of 162.17, the Underlying Value of the Down Trust will be equal to exactly the assets it holds on deposit. If the Reference Value of the Index falls to or below 108.11, the Down Trust will attain its maximum value and cannot increase further, even if the Reference Value of the Index continues to decline. Please see “RISK FACTORS – The return on your shares is uncertain – The return on the Down MacroShares is capped,” and “– The paired trusts may terminate early.”

The Underlying Value of the Down Trust is calculated for each calendar day as follows:

•

the sum of the Down Earned Income Accruals for each day that has elapsed during the current calculation period up to and including the current calendar day plus

•

the Down Investment Amount for the current calendar day multiplied by (2 minus the Leveraged Settlement Factor, calculated as of the current calendar day.

The “Leveraged Settlement Factor” will equal (3 * (Settlement Factor – 1) +1).

The “Settlement Factor” for any date of measurement equals (RVIt / RVI0), where RVIt equals the Reference Value of the Index on such date of measurement and RVI0 equals the Reference Value of the Index that was published on February 24, 2009.

The foregoing “simplified” Underlying Value formula may only be used so long as the amount of assets on deposit in the Down Trust and the Up Trust remains in a one-to-one proportion. At any time when the assets of the Down and Up Trust are not in a one-to-one proportion, the Underlying Value of the Down Trust on each calendar day will be calculated in accordance with the following “alternative” formula:

•

the sum of the Down Earned Income Accruals for each day that has elapsed during the current Calculation Period up to and including the current calendar day plus

o

if the Leveraged Settlement Factor is less than one, the Down Investment Amount plus the Up Investment Amount multiplied by (1 minus the Leveraged Settlement Factor)).

OR

o

if the Leveraged Settlement Factor is greater than one, the Down Investment Amount minus the Down Investment Amount multiplied by (the Leveraged Settlement Factor minus 1)).

For purposes of the Underlying Value calculation, the Down and Up Investment Amounts and the Leveraged Settlement Factor will be determined as of the calendar day on which the calculation is being made.

So long as the Down and Up Trust assets are equal, both the simplified formula and the alternative formula will yield the same result. When such assets are, however, not equal, the alternative formula will take into account the unequal Down and Up Investment Amounts. For purposes of the alternative formula, if the Leveraged Settlement Factor is less than “1,” this means that the Down Trust is entitled to all of its assets plus some of the assets of the Up Trust. In this case, subtracting the Leveraged Settlement Factor from “1” will yield the fraction of the cash and treasuries in the Up Trust to which the Down Trust is entitled and multiplying that fraction by the Up Investment Amount and adding to the result the Down Investment Amount (because the Down Trust is entitled to all of its own assets) will yield the aggregate assets of the Paired Trusts to which the Down Trust is entitled (other than earned income accruals which are calculated separately). If the Leveraged Settlement Factor is greater than “1, “ this means that the Down Trust is entitled to only a portion of the cash and treasuries that it holds on deposit. In this case, the difference between the Leveraged Settlement Factor and 1 is the fraction of its assets which the Down Trust would owe to the Up Trust. Multiplying the Down Investment Amount by this fraction and then subtracting this product from the Down Investment Amount will show the assets to which the Down Trust is entitled (other than earned income accruals).

The following is an example of the calculation of a Leveraged Settlement Factor which would result in a decrease in the Underlying Value of the Down Trust:

Leveraged Settlement Factor = (3 * (178.99 / 156.78 – 1) + 1) = 1.42499

The Reference Value of the Index on the date of measurement, “t,” is 178.99. The Starting Level of the Reference Value of the Index was 156.78. For this example, we assume that RVIt is the first index update after the Closing Date so the Per Share Underlying Value of the Down MacroShares is equal to their par amount of $25. The Settlement Factor is equal to 178.99 divided by 156.78, or 1.14166. Subtracting 1 from this Settlement Factor, multiplying the result by 3, and then adding back the 1, yields a Leveraged Settlement Factor of 1.42499. The Per Share Underlying Value of one Down MacroShare would equal $25 multiplied by (2 minus 1.42499), or $14.375, plus the sum of the per share Down Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the day of measurement. In this example, the Reference Value of the Index increased by 14.1663%.

The following is an example of the calculation of a Leveraged Settlement Factor which would result in an increase in the Underlying Value of the Down Trust:

Leveraged Settlement Factor = (3 * (145.67 / 156.78 – 1) + 1) = 0.78741

The Reference Value of the Index on the date of measurement, “t,” is 145.67. The Starting Level of the Reference Value of the Index was 156.78. For this example, we assume that RVIt is the first index update after the Closing Date so the Per Share Underlying Value of the Down MacroShares is equal to their par amount of $25. The Settlement Factor is equal to 145.67 divided by 156.78, or 0.92914. Subtracting 1 from this Settlement Factor, multiplying the result by 3, and then adding back the 1, yields a Leveraged Settlement Factor of 0.78741. The Per Share Underlying Value of one Down MacroShare would equal $25 multiplied by (2 minus 0.78741), or $30.315, plus the sum of the per share Down Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the day of measurement. In this example, the Reference Value of the Index decreased by 7.0864%.

Additional hypothetical calculations of Underlying Value are included for illustrative purposes in Appendix C to this prospectus.

Quarterly Distributions

On each Distribution Date, the Down Trust will declare a Quarterly Distribution on the Down MacroShares. This Quarterly Distribution will be made out of the Available Income, if any, that the Down Trust holds on deposit after it has:

•

deposited the Fee Deduction Amount for the preceding Calculation Period into the fee payment account;

•

either made or received the quarterly payment under the income distribution agreement; and

•

acquired treasuries with an aggregate purchase price equal to the Down Aggregate Par Amount.

Each shareholder who is a registered holder of Down MacroShares on the Record Date will be entitled to receive the Quarterly Distribution, as calculated below. The Quarterly Distribution will be paid out to shareholders on the Distribution Payment Date that follows each Distribution Date. The first Calculation Period, which will commence on the Closing Date and end prior to the Distribution Date in June, and the last Calculation Period, which will commence in September 2014 and end in November 2014, will be shorter than all other Calculation Periods.

On each Distribution Date, the Down Trust’s entitlement under the income distribution agreement to its Available Income and the Available Income in the Up Trust will be based on the Reference Value of the Index during the preceding Calculation Period. Although the Starting Level of the Reference Value of the Index for purposes of the Underlying Value formula has been designated to be the value that was published on February 24, 2009, the applicable Reference Value of the Index immediately following the Closing Date will be the Reference Value of the Index published on April 28, 2009 and this value will determine the allocation of treasury income between the Paired Trusts during the period from the Closing Date through the Index Publication Day scheduled to occur on May 26, 2009. For each day of the Calculation Period preceding each Distribution Date, the entitlement of the Down Trust under the income distribution agreement, which we refer to as its “Down Earned Income Accrual” for that day is determined as follows:

•

If the Ending Level of the Reference Value of the Index is above the Starting Level, the Down Trust will become obligated to pay all or a portion of its Available Income Accrual for that day to the Up Trust.

•

If the Ending Level of the Reference Value of the Index is below the Starting Level on that day, the Down Trust will become entitled to retain all of its Available Income Accrual for that day and to receive all or a portion of the Up Trust’s Available Income Accrual for that day.

•

If the Ending Level of the Reference Value of the Index is the same as the Starting Level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Down Trust.

The Underlying Value of the Down Trust on each Distribution Date will be calculated before Available Income, if any, is deducted from that Underlying Value and set aside for payment as a Quarterly Distribution on the related Distribution Payment Date. As a result, the Underlying Value of the Down Trust on the day following each Distribution Date will reflect a relative decrease from the Underlying Value on that Distribution Date which will be unrelated to any movement in the level of the Reference Value of the Index.

On each Distribution Date, other than on the Final Scheduled Termination Date or an Early Termination Date and other than with respect to any shares for which a redemption order was placed and settled prior to the related Record Date, the Down Trust will declare a “Quarterly Distribution” on each outstanding Down MacroShare equal to:

•

the sum of Down Earned Income Accruals for each day of the preceding Calculation Period, which will be equal to the Down Trust’s Available Income for that period multiplied by

•

a fraction the numerator of which is one Down MacroShare and the denominator of which is the aggregate number of outstanding Down MacroShares on that Distribution Date.

On the Distribution Payment Date that follows each Distribution Date, the Down Trust will distribute such amount on each outstanding Down MacroShare.

For a more detailed description of how payments under the income distribution agreement are calculated, see “DESCRIPTION OF THE DOWN TRUST ASSETS — The Income Distribution Agreement.”

Distributions of the Down Earned Income Accruals on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will be made as part of the Final Distribution that is made on those dates, as described below under “— Final Distribution.”

The annual fees and expenses of the Down Trust will consist of (1) the variable fees specified under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts,” which together represent a 125 basis point deduction from the assets of the Down Trust plus (2) fixed fees and expenses which are expected to equal approximately $600,000 per year. This fixed amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred by the Down Trust in order to reflect accurately the accrual of fees and expenses in the Underlying Value calculation. All periodic adjustments will be reflected in the Fee Deduction Amount. The same variable and fixed fees and expenses are expected to be incurred by the Up Trust. The Down Trust’s fees and expenses or the portion thereof that is allocable to each Down MacroShare will always be reflected in the Per Share Underlying Value of that Down MacroShare.

If the Fee Deduction Amount exceeds the Down Trust’s treasury income on any Distribution Date, the earned income component of Underlying Value will be equal to zero and the Down Trust will not have any Available Income and will not make any Quarterly Distributions on that Distribution Date. Moreover, the Underlying Value of the Down Trust will be reduced on that Distribution Date by an amount equal to the difference between the Fee Deduction Amount for the preceding Calculation Period and the Down Trust’s treasury income for that same period and this reduction will be permanent unless it can be made up out of treasury income on future Distribution Dates, net of fees and expenses on those Distribution Dates. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.”

If available, an amount equal to the Down Aggregate Par Amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each Distribution Date unless that Distribution Date is the Final Scheduled Termination Date or an Early Termination Date. If a redemption order is delivered on a Distribution Date or on the day preceding a Distribution Date, the Down Aggregate Par Amount will first be reduced by the Aggregate Par Amount of any Down MacroShares being redeemed on that date. If, after depositing the Fee Deduction Amount into the fee payment account, the funds remaining on deposit in the Down Trust on any Distribution Date are equal to or less than the Down Aggregate Par Amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no Available Income on that date. If less than the Down Aggregate Par Amount is invested in treasuries on any Distribution Date because the Fee Deduction Amount exceeded the income on the Down Trust’s treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent Distribution Dates until the amount invested does equal the Down Aggregate Par Amount.

The Down Trust may make minimal or no quarterly distributions to its shareholders on one or more Distribution Dates, if treasury yield rates drop to and remain below the fee accrual rate of 1.25%, as such rate is effectively adjusted upward by the deduction of an estimated fixed annual expense amount. However, assuming there are no deficiencies in the amount that was invested on behalf of each of the Paired Trusts during previous Calculation Periods and that actual fees and expenses did not exceed the Fee Deduction Amount during the current Calculation Period, the portion of the income on the treasuries during that Calculation Period that is in excess of the Fee Deduction Amount will be distributed to the holders of the Paired Shares as a Quarterly Distribution. The allocation of this yield as between the Down and the Up MacroShares will be determined under the income distribution agreement based on the Reference Value of the Index on each day of the preceding Calculation Period. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.” The Down Trust will not be able to make any quarterly distributions on the Down MacroShares for so long as the low short-term treasury yields that are currently prevailing in the market persist.

On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each of the Down and Up Trust Agreements and described in more detail in this prospectus under “DESCRIPTION OF THE DOWN TRUST ASSETS — United States Treasury Obligations.” Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Trust invested in treasuries, a portion of the assets of a Paired Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates.

The administrative agent will always use a “last in, first out” method for selecting which treasuries to deliver in a redemption of the Paired Shares. As a result, in both a rising and a falling interest rate environment, Paired Optional Redemptions that are effected between Distribution Dates may result in a decrease in the Daily Yield Rate that is earned on the treasuries in the Paired Trusts by the remaining shareholders. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

If the Down Trust has no Available Income on any Distribution Date, then the Down Trust will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up Trust. Similarly, if on any Distribution Date the proceeds of the treasuries in the Up Trust minus its Fee Deduction Amount are equal to or less than the Up Aggregate Par Amount, the Up Trust will not have any Available Income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down Trust on that Distribution Date. If either of the Paired Trusts fails to make a payment under the income distribution agreement on any Distribution Date because it does not have any Available Income, that trust will not be required to make up that payment on any subsequent Distribution Date, even if it has funds available to do so.

If on any Distribution Date the Down Trust does not have any Available Income and does not receive any Available Income from the Up Trust, it will not make any Quarterly Distribution to its shareholders on that Distribution Date. The Down Trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any Distribution Date, no amounts will be payable with respect to that Distribution Date on any subsequent date. See “RISK FACTORS — You may lose your entire investment in the Down MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distribution

General

The Down Trust will declare a Final Distribution on all or a portion of the Down MacroShares, as applicable, on the earliest to occur of:

•

the Final Scheduled Termination Date;

•

an Early Termination Date; and

•

a Redemption Order Date.

The Final Distribution declared by the Down Trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will depend upon the termination payments that it is required to make to, or that it is entitled to receive from, the Up Trust under the settlement contracts being settled in connection with the redemption of shares that will occur on these dates. The termination payment under the settlement contracts will, in turn, be based on the Underlying Value of the Down Trust on:

•

the last calendar day preceding the Final Scheduled Termination Date;

•

the last calendar day preceding an Early Termination Date; and

•

the last calendar day preceding the relevant Redemption Date.

On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will pay the Final Distribution to each holder of the outstanding Down MacroShares in redemption of its shares. On the relevant Redemption Date, the trustee will pay the Final Distribution to each redeeming Authorized Participant in redemption of its shares.

The purpose of the termination payment under the settlement contracts is to transfer assets between the Paired Trusts such that each trust has cash and treasuries in an amount equal to its Underlying Value as of the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date. If the level of the Reference Value of the Index on the relevant date of determination is below its Starting Level, the Underlying Value of the Down Trust will be equal to all of the cash and treasuries that it holds on deposit plus a portion of the Up Trust’s cash and treasuries. If the level of the Reference Value of the Index on the relevant date of determination is above its Starting Level, the Underlying Value of the Down Trust will be equal to only that portion of the cash and treasuries that it holds on deposit which it is not required to deliver to the Up Trust. Although the Starting Level of the Reference Value of the Index for purposes of the Underlying Value formula has been designated to be the value that was published on February 24, 2009, the applicable Reference Value of the Index immediately following the Closing Date will be the Reference Value of the Index published on April 28, 2009 and this value would determine the Final Distribution on the Down MacroShares for any Redemption Date occurring between the Closing Date and the Index Publication Day scheduled to occur on May 26, 2009. The portion of its assets which the Down Trust may be required to deliver to the Up Trust or the portion of the Up Trust’s assets which the Down Trust may be entitled to receive will bear a proportionate relationship to the magnitude of the increase or decrease, as applicable, in the Reference Value of the Index relative to its Starting Point. So long as the circumstances described in the third paragraph under “— Calculation of Underlying Value” remain in effect, this proportional relationship will mean that each increase or decrease of 2.1624 index points will result in a corresponding $1 increase or decrease, as applicable, in the Underlying Value of the Down Trust. For a more detailed description of how the Underlying Value of the Down Trust and payments under the settlement contracts are calculated, see “— Calculation of Underlying Value” and “DESCRIPTION OF THE DOWN TRUST ASSETS — The Settlement Contracts.”

Prior to the Final Scheduled Termination Date or an Early Termination Date, the redemption of all or only a portion of the Paired Shares in a Paired Optional Redemption may be directed on any business day only by Authorized Participants who are the beneficial holders of those shares. As discussed in greater detail later in this section, unless you are an Authorized Participant, you will not have a right to direct a redemption of your Down MacroShares. Consequently, you will only be able to liquidate your investment in the Down MacroShares prior to the Final Scheduled Termination Date or an Early Termination Date by selling them to an investor who is willing to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to direct a Paired Optional Redemption. The market price that you are able to obtain for your Down MacroShares may be less than the price you paid for those shares and less than the Per Share Underlying Value that is represented by those shares for the reasons discussed in “RISK FACTORS — Fluctuations in the underlying value of the Down Trust and other factors may affect the market price of your Down MacroShares.”

If the Fee Deduction Amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Down Trust exceeds the income of the Down Trust on the current Distribution Date or exceeded the Down Trust’s income on one or more preceding Distribution Dates and the resulting deficiency in the Down Investment Amount was not made up on subsequent Distribution Dates, the Underlying Value of the Down Trust and, consequently, the Final Distribution made by the Down Trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date, will reflect that resulting deficiency. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.”

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the Final Scheduled Termination Date or an Early Termination Date, the trustee will cause the Paired Trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on those dates. After the settlement contracts have been settled, the Down Trust will declare a Final Distribution in redemption of its outstanding shares using all of the funds it then holds on deposit, which Final Distribution will include the Available Income of the Down Trust that would have been distributed as a Quarterly Distribution if the Final Scheduled Termination Date or Early Termination Date had been an ordinary Distribution Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the Down Trust will distribute on each outstanding Down MacroShare, a “Final Distribution” in cash equal to:

•

the Underlying Value of the Down Trust on the last calendar day preceding that Final Scheduled Termination Date or that Early Termination Date divided by

•

the aggregate number of Down MacroShares that have been issued but not yet redeemed as of that date.

The Final Scheduled Termination Date will be the last day of trading for the Down MacroShares. The Underlying Value on that date will be based on the Reference Value of the Index for the preceding month instead of the new Reference Value of the Index that is expected to be published on November 25, 2014.

Upon receipt of a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, your Down MacroShares will be considered to be redeemed in full and the Down Trust will have no further obligations with respect to those shares even if the amount of the Final Distribution is less than the Aggregate Par Amount of your Down MacroShares or less than the purchase price you paid for those shares. See “RISK FACTORS — You may lose your entire investment in the Down MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distributions in Paired Optional Redemptions

On any business day prior to the Final Scheduled Termination Date or an Early Termination Date, the Down MacroShares and Up MacroShares may be redeemed concurrently at the direction of Authorized Participants in MacroShares Units in what we refer to as a “Paired Optional Redemption.” Only Authorized Participants may direct the redemption of Paired Shares; however, the discussion which follows describing Paired Optional Redemptions and the Final Distribution that will be declared on the related Redemption Order Date is relevant to you as a holder of Down MacroShares even if you are not an Authorized Participant, because it explains the rules that Authorized Participants must follow in order to effect Paired Optional Redemptions and their ability to effect these redemptions may affect the demand for your Down MacroShares. See “RISK FACTORS — The return on your shares is uncertain — The right to redeem the Down MacroShares is limited.”

Authorized Participants must place redemption orders with the administrative agent by 4:00 p.m. New York City time on any business day. Any redemption order that is not placed by or prior to that time may be rejected in the sole discretion of the administrative agent. A tender of Paired Shares for redemption will be irrevocable.

The Authorized Participant will place its redemption order on the Redemption Order Date and the Paired Optional Redemption will be effected on the related Redemption Date. Each redeeming Authorized Participant must deliver to the administrative agent a redemption order with the following information:

•

the Authorized Participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the redemption order on behalf of the Authorized Participant; and

•

the number of MacroShares Units being redeemed.

Not later than 10:00 a.m. New York City time on the Redemption Date, the Authorized Participant who placed the redemption order must deliver to the trustee:

•

Down MacroShares and Up MacroShares that in the aggregate constitute the requisite number of MacroShares Units being redeemed by such Authorized Participant;

•

the applicable Redemption Cash Component, if applicable; and

•

a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for services rendered in effecting the Paired Optional Redemption.

If all conditions to effecting a Paired Optional Redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming Authorized Participant by 3:00 p.m. New York City time on the Redemption Date. If the redemption order was placed on a Distribution Date, the redeeming Authorized Participant will receive cash. If there was a net increase in the Aggregate Par Amount of the Paired Trusts on any Redemption Date that was also an Issuance Date, because more MacroShares Units were created than redeemed, redeeming Authorized Participants will also receive their Final Distribution from the Paired Trusts in cash out of the funds delivered to the trusts by the Authorized Participants who created shares on the same date. If any Paired Issuances were effected on the Redemption Date, even if there was a net decrease in the Aggregate Par Amount of the Paired Trusts, redeeming Authorized Participants will receive a portion of their Final Distribution in cash out of the funds delivered to the trusts by the creating Authorized Participants. All or a portion of the Final Distribution may also be made out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the Final Distribution for which cash is not available will be made by delivering treasuries to the redeeming Authorized Participant.

The amount of cash and/or treasuries that will be delivered on the Redemption Date in a Paired Optional Redemption will always be equal to the aggregate Per Share Underlying Values of the Paired Shares being redeemed, calculated as of the last calendar day preceding the Redemption Date. In the case of a Paired Optional Redemption that is ordered on a Distribution Date or on the business day following a Distribution Date or on a Redemption Order Date that is separated from the related Redemption Date by one or more intervening non-business days, the amount delivered on the related Redemption Date will include the Down and Up Earned Income Accruals for all intervening days between the Redemption Order Date and the Redemption Date, calculated on the basis of the Reference Value of the Index on each of these intervening days.

Upon receipt of the Final Distribution in a Paired Optional Redemption, the Down MacroShares presented for redemption will be considered to be redeemed in full and the Down Trust will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the Aggregate Par Amount of those shares or less than the purchase price at which those shares were acquired by the Authorized Participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Down and Up Aggregate Par Amounts and existing settlement contracts will be settled if there is a net decrease in these Aggregate Par Amounts on any day that is both a Redemption Date and an Issuance Date. The trustee will cause the Paired Trusts to settle one settlement contract for each MacroShares Unit that is redeemed in a Paired Optional Redemption on any Redemption Date that is not also an Issuance Date.

In connection with the settlement of the settlement contracts and payment of a Final Distribution in the case of a redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a “last in, first out” basis such that the value of the segregated treasuries is equal to the product of the applicable Redemption Percentage and the aggregate Value of all of the treasuries held by each trust. The selection and delivery of treasuries as a Final Distribution must comply with all of the conditions specified in Appendix D to this prospectus. For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a Final Distribution, see “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

After the settlement contracts have been settled, the Paired Trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The Paired Trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other trust to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the Final Distribution will be distributed ratably, by type, to each redeeming Authorized Participant.

Following a Paired Optional Redemption, the trustee will record a reduction in the aggregate number of Down MacroShares and Up MacroShares that are outstanding. If MacroShares Units are being both redeemed and issued on the same day at the direction of several Authorized Participants, the trustee will record such reduction only if a net decrease in the Aggregate Par Amount has occurred.

Orders placed by Authorized Participants for Paired Optional Redemptions may be rejected or the fulfillment of those orders may be suspended or postponed for the reasons described under “RISK FACTORS — Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.”

Paired Issuances

Following the initial public offering of the Paired Shares, on any business day prior to the Final Scheduled Termination Date or an Early Termination Date, an Authorized Participant may effect a “Paired Issuance” by directing the Paired Trusts to issue additional shares in a minimum number of Down and Up MacroShares that constitutes at least one MacroShares Unit. If so directed by the Authorized Participant, the Down Trust and the Up Trust will issue additional Paired Shares to the Authorized Participant to satisfy its creation order. Paired Shares will always be issued by each of the Paired Trusts at the Per Share Underlying Value of these shares, as measured on the last calendar day preceding the relevant Issuance Date.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of Paired Shares into the Down Trust and the other half into the Up Trust, without regard to the Per Share Underlying Values at which the Down and Up MacroShares were issued, in order to preserve the one-to-one ratio of cash and treasuries on deposit in the Paired Trusts. The assets on deposit in each of the Paired Trusts, including accrued income, net of expenses, as such assets are adjusted by the amounts due to, or payable by, each trust under the settlement contracts entered into in connection with each Paired Issuance, represent the net assets of each trust, which will always be equal to the aggregate Per Share Underlying Values of the outstanding shares of each trust.

Although the number of Down MacroShares will increase with each issuance and decrease with each redemption by an Authorized Participant, the Down MacroShares you hold will always represent the same entitlement to the distributions made by the Down Trust, even though your proportionate share of the assets of that trust, expressed as a percentage, may increase or decrease based on the Aggregate Par Amount of the Down MacroShares that are outstanding on any specified date.

To create a new MacroShares Unit, an Authorized Participant must place a creation order with the administrative agent by 4:00 p.m. New York City time on any business day. Any creation order that is not placed by or prior to that time may be rejected at the sole discretion of the administrative agent. The Authorized Participant will place its creation order on the Issuance Order Date and the Paired Issuance will be effected on the related Issuance Date. Each creating Authorized Participant must deliver to the administrative agent a creation order with the following information:

•

the Authorized Participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the creation order on behalf of the Authorized Participant; and

•

the number of MacroShares Units being created.

By 10:00 a.m. New York City time on the Issuance Date, the Authorized Participant must deposit immediately available funds in an amount equal to:

•

the aggregate Per Share Underlying Value of the Down MacroShares being created, as measured on the last calendar day preceding the Issuance Date;

•

the aggregate Per Share Underlying Value of the Up MacroShares being created, as measured on the last calendar day preceding the Issuance Date;

•

during the first six calendar months following the Closing Date, the applicable IPO Incentive Fee; and

•

a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for services rendered in effecting the Paired Issuance.

The IPO Incentive Fees will be charged only on Paired Issuances ordered after the conclusion of the initial offering, during the period of time when the Paired Shares are being offered on a continuous basis. All IPO Incentive Fees will be split evenly between the Paired Trusts and will be added to the income realized by the Paired Trusts during the current Calculation Period. As part of such income, the IPO Incentive Fees will be applied to pay the fees and expenses of the trusts and to increase the Quarterly Distributions made to investors on the related Distribution Date.

In the case of any Paired Issuance ordered on a Distribution Date or on the business day following a Distribution Date or on an Issuance Order Date that is separated from the related Issuance Date by one or more intervening non-business days, the amount that must be delivered by the Authorized Participant will include the Down and Up Earned Income Accruals for each intervening day between the Issuance Order Date and the Issuance Date, as calculated on the basis of the Reference Value of the Index on each of these intervening days.

Creation orders for new MacroShares Units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the Issuance Date, the administrative agent will instruct the trustee to deliver to the Authorized Participant’s account at DTC the Down and Up MacroShares that were created in the Paired Issuance.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of Paired Shares into the Down Trust and the other half into the Up Trust, without regard to the Per Share Underlying Values at which the Down and Up MacroShares were issued, in order to preserve the one-to-one ratio of cash and treasuries on deposit in the Paired Trusts.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Down and Up Aggregate Par Amount and settlement contracts will be settled if there is a net decrease in these Aggregate Par Amounts on any day that is both an Issuance Date and a Redemption Date. The trustee will cause the Paired Trusts to enter into one new settlement contract for each new MacroShares Unit that is created in a Paired Issuance on any Issuance Date that is not also a Redemption Date.

Following a Paired Issuance, the trustee will record an increase in the aggregate number of Down MacroShares and Up MacroShares that are outstanding. If MacroShares Units are being both issued and redeemed on the same day, at the direction of several Authorized Participants, the trustee will record an increase only if a net increase in the Down and Up Aggregate Par Amount has occurred.

In connection with any Paired Issuance, any Authorized Participant that creates a MacroShares Unit will be deemed to be an underwriter of the Paired Shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. See “PLAN OF DISTRIBUTION.”

Orders placed by Authorized Participants for Paired Issuances may be rejected or the fulfillment of those orders may be suspended or postponed for the reasons described under “RISK FACTORS — Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.”

Book-Entry Registration

The Down MacroShares will be evidenced by one or more global certificates. We will deposit each global certificate representing the Down MacroShares with The Depository Trust Company in the United States or with Clearstream Banking, société anonymé or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as “DTC,” Clearstream Banking, société anonymé as “Clearstream” and the Euroclear system operated by Euroclear Bank S.A./NV as “Euroclear.” Each global certificate will be registered in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as “indirect participants.” So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

•

not receive physical delivery of certificates in definitive registered form; and

•

not be considered holders of the global certificate.

The trustee will make distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each Distribution Payment Date and on each settlement date for Paired Optional Redemptions. We and the trustee will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to the book-entry certificates. We and the trustee will not be responsible or liable for errors in payments made on account of the book-entry certificates, unless such error in payment was caused by an instruction error originating from us or the trustee.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•

a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

•

a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•

a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream Banking, société anonymé, Luxembourg, has advised us that it is:

•

incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

•

subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream, will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear Bank S.A./NV has advised us that it is:

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licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

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regulated and examined by the Belgian Banking and Finance Commission.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

We will issue the shares in definitive certificated form, which we refer to as “Definitive Certificates,” if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we will issue shares in definitive form in exchange for the global certificates.

Termination Triggers

Following the occurrence of specified events, which we refer to as “Termination Triggers,” the income distribution agreement and the settlement contracts will automatically terminate and the trustee will redeem all of the Paired Shares on the next scheduled Distribution Date. Upon obtaining knowledge or receiving notice of the occurrence of a Termination Trigger, we will file a Form 8-K disclosing the Termination Trigger and announcing the applicable Early Termination Date. The following events will constitute Termination Triggers:

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S&P fails to publish the S&P/Case-Shiller Composite-10 Home Price Index or S&P fails to make the Reference Value of the Index available to the Paired Trusts for purposes of calculating Underlying Value, in either case, for three (3) consecutive Index Publication Days;

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for three (3) consecutive monthly Index Publication Days, the S&P/Case-Shiller Composite-10 Home Price Index level is equal to or below 108.11 or equal to or above 216.23. At and below an index level of 108.11, the Down Trust would be entitled to 100% of the Up Trust’s assets under the settlement contracts, and at and above an index level of 216.23, the Up Trust would be entitled to 100% of the Down Trust’s assets under the settlement contracts;

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either of the Paired Trusts becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended;

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either of the Paired Trusts becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

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the Down MacroShares and/or the Up MacroShares are delisted by NYSE Arca;

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DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the Paired Trusts;

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the administrative agent resigns or is unable to perform its duties under one or both of the Trust Agreements, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the Trust Agreements;

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we elect to terminate the Down Trust and holders of 66 and 2/3% of the Down MacroShares and the Up MacroShares, each voting as a separate class, consent to such termination;

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either of the Paired Trusts is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

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we determine in our good faith discretion that there is a material risk that the Down Trust is subject to withholding tax liability, and we elect to terminate the Paired Trusts;

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either of the Paired Trusts becomes undercollateralized, as measured on any Distribution Date prior to the making of any payments or distributions on that Distribution Date and without taking into account the rights and obligations of the Paired Trusts under the income distribution agreement and the settlement contracts, such that the amount of cash on deposit in the affected trust is equal to 90% or less of the cash on deposit in the other trust;

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the amount of cash and treasuries on deposit in the Down Trust or the Up Trust is reduced to less than ten (10) million dollars on any business day; and

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the amount of cash and treasuries on deposit in the Down Trust and/or the Up Trust is less than fifty (50) million dollars per trust on any business day and we elect, in our discretion, to terminate the Paired Trusts.

The administrative agent will be responsible for notifying us and the trustee of the occurrence of the Termination Triggers that result from a specified increase or decrease in the underlying value of the Down Trust, the cessation of the publication of the S&P/Case-Shiller Composite-10 Home Price Index or its being made unavailable to the Paired Trusts, the delisting of the Down MacroShares, the resignation of the administrative agent or its bankruptcy, the consent of the Down and Up Trust shareholders to an early termination of the Paired Trusts following our election to effect such termination and our decision to terminate the trusts if the total assets of either or both of the Paired Trusts are less than $50 million. The trustee, upon obtaining knowledge of the occurrence of any of the other Termination Triggers described above, will be responsible for notifying us and the administrative agent of such occurrence.

On the Early Termination Date, the trustee will cause the Paired Trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the Underlying Value of each Paired Trust on the last calendar day preceding the Early Termination Date. The Final Distribution on an Early Termination Date will be determined as described above under “— Final Distribution.” Upon receipt of this Final Distribution, all of the Down and Up MacroShares will be considered to be redeemed in full and will cease to be outstanding. After all funds on deposit in the Paired Trusts have been distributed to the holders of the Paired Shares, the trustee will liquidate the Paired Trusts.

In the case of the Termination Trigger related to the unavailability of the S&P/Case-Shiller Composite-10 Home Price Index or the rise of the Reference Value of the Index to or above 216.23 or to or below 108.11, the Early Termination Date will not occur until the Distribution Date that follows the third consecutive Index Publication Day on which any of these circumstances have persisted. In the case of the Termination Trigger related to the bankruptcy of either of the Paired Trusts, the Early Termination Date will not occur until the Distribution Date that follows the ninetieth day after the date on which either of the Paired Trusts have been adjudged to be bankrupt or insolvent or on which they become involved in voluntary or involuntary insolvency or similar proceedings. In the case of the Termination Trigger related to the undercollateralization of one of the Paired Trusts, an Early Termination Date will occur on the same Distribution Date on which the Termination Trigger occurred. The Underlying Value on the last calendar day preceding the Early Termination Date may be higher or lower than the Underlying Value at the time when the Termination Trigger occurred, as described under “RISK FACTORS — The return on your shares is uncertain — The paired trusts may terminate early.”

Authorized Participants may continue to direct Paired Optional Redemptions and Paired Issuances at the Per Share Underlying Value of the shares being redeemed or created after the occurrence of a Termination Trigger, including the Termination Trigger related to a decrease in the Reference Value of the Index to or below 108.11 or an increase in that value to or above 216.23. The last redemption or creation order may be placed on the last business day prior to the Early Termination Date.

Any payments under the income distribution agreement and the settlement contracts and any Quarterly or Final Distribution to be made by either of the Paired Trusts may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the Paired Trusts.

Listing

On the Closing Date, the Down MacroShares will be listed and eligible for trading on NYSE Arca under the symbol “DMM.” However, there is no assurance that the shares will continue to be eligible for trading on NYSE Arca during the entire time they remain outstanding.

DESCRIPTION OF THE HOUSING MARKET

Introduction

The housing market discussed in the following paragraphs encompasses the market for the sale and purchase of housing units in the United States. The following paragraphs do not discuss the market for the renting of real estate, except insofar as it relates to the purchase of real estate. Much of the information in the following paragraphs was taken from “Understanding Recent Trends in House Prices and Home Ownership,” by Robert J. Shiller, published in August of 2007, and available at http://www.macromarkets.com/about_us/real_estate.shtml (referred to herein as “Understanding Recent Trends in House Prices”). In evaluating trends in the housing market, investors may consider current data for the number of new houses on the market, the average time each new home is on the market, the average sale prices for new homes and the percentage increase or decrease in this data compared to preceding months or years. This data may be found by visiting the following webpage of the U.S. Census Bureau’s website: http://www.census.gov/const/www/newressalesindex.html and clicking on the desired data link. Similar data for existing homes can be found by visiting the following webpage of the National Association of Realtors® website: http://www.realtor.org/research/research/ehspage and clicking on the desired link under the heading “The Statistics.” We note that many other housing market variables as well as macroeconomic factors are likely to have a significant impact on the housing market and investors should consider each of them prior to making their investment decision, particularly those discussed in this section and those noted under “RISK FACTORS – Home prices in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index are variable in the short-term and are difficult to predict in the long-term; many contingent factors may influence these home prices.”

WE, MACROMARKETS LLC, THE PAIRED TRUSTS, OUR RESPECTIVE AFFILIATES AND OUR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, TRUSTEES, EMPLOYEES, ATTORNEYS AND ADVISORS ARE NOT LIABLE FOR ANY LOSSES TO YOU RESULTING FROM THE METHODOLOGY USED IN CALCULATING, AND THE ACTUAL CALCULATION OF, THE DATA CONTAINED ON THE WEBSITES OF THE U.S. CENSUS BUREAU AND THE NATIONAL ASSOCIATION OF REALTORS, FROM ANY REVISIONS TO THIS DATA OR ANY ALLEGED OR ACTUAL INACCURACIES IN THE DATA OR ANY DELAYS IN ITS PUBLICATION.

Purchases and sales of homes

When the decision has been made to purchase or sell a housing unit, the transaction is usually a complicated affair. Often both the purchaser and seller will be represented by a real estate agent, and often the price of the home will be negotiated. The purchaser will usually make a down payment, ranging anywhere from 5% to 20%. The remainder of the purchase price will generally be financed by a mortgage, a borrowing made by the home purchaser using the newly purchased home as collateral. Additional up-front payments will usually include various closing costs, which include fees for credit reports, title searches, sales commissions, property taxes and other adjustments, and certain advance payments on the mortgage.

The mortgage may be obtained directly from a bank or through a mortgage broker. According to “Demographic Trends in the 20th Century,” a Census 2000 Special Report published by the U.S. Census Bureau in November of 2002 (hereinafter referred to as the “Census 2000 Special Report”), changes in the mortgage financing system have been one of the main causes of increased levels of homeownership in the United States. In Understanding Recent Trends in House Prices, Shiller cites an increase in amortization periods from twenty to thirty years as one of the driving factors behind the housing construction boom of the 1950s. The practice of mortgage securitization, by which mortgages are sold on the secondary market, pooled into securitization vehicles and sold to investors as mortgage-backed securities, has increased the efficiency of the mortgage market by giving originators access to the capital markets and allowing risk to be spread more efficiently: this has created greater access and more efficient pricing of mortgages. More recent mortgage innovations include adjustable rate mortgages, in which the rate of interest changes over the course of the mortgage, usually with an introductory rate that after a fixed period switches to a floating rate; buy-down mortgages in which greater payments are made up front in return for a reduction in interest rate over the first few years, and graduated payment mortgages, in which payments gradually increase over a set period (often five years) at the beginning of the mortgage, with initial payments often not being enough to cover the interest accrued (a situation referred to as “negative amortization”). Many of these mortgages have been used to extend loans to individuals with lower credit ratings than traditional mortgage borrowers, with mortgages made to such borrowers being referred to as “subprime” and “near-prime” mortgages (another term for near-prime mortgages is “alt-A”). According to the Federal Reserve Bulletin of December 2007, 20% of home mortgages in 2006 were subprime and 13% were near-prime.

Recently, the subprime and near-prime mortgage markets have seen dramatic increases in delinquency rates. According to Federal Reserve Chairman Ben Bernanke in testimony before Congress on September 20, 2007, about 15% of subprime mortgages were in default as of July 2007, a threefold rise over two years, and 3% of near-prime mortgages were in default, up from 1% in 2006. Foreclosures on homes reached levels of 320,000 during the first two quarters of 2007, up from an average of 225,000 during the previous six years. Many mortgage-backed securities have experienced downgrading by rating agencies or have been subject to default, and many investors in mortgage-backed securities have suffered serious financial losses. The effect on the future availability of mortgages, and thus upon the housing market itself, is unclear, depending in part upon potential responses to the situation by the federal government.

Housing as an investment

The decision to purchase a home may be both an investment and a consumption decision. Consumption expenditures allocated to housing include the rents paid for tenant-occupied housing and implied rents for owner-occupied housing. Statistics show that housing expenditures have remained constant from 1929 to 2007 at around one-sixth of consumption expenditures in total, with a brief dip during the Second World War. However, the residential investment component of Gross Domestic Product (“GDP”), which includes all construction related to housing, has been an extremely volatile component of GDP, closely tracking growth periods and recessions in the general economy. This indicates that people tend to consume housing at the same rate, and during times of increasing rates of homeownership, are making the decision to switch from renting to buying similarly-valued properties.

The value of housing consists of both the value of the housing unit itself, or the “structure price,” and the value of the land on which the housing unit is situated. Traditionally, housing prices were viewed as being dominated by structure prices. Increases in housing costs were thought to be driven primarily by increases in the cost of construction materials (such construction materials today may consist of items such as gypsum wallboard, 5/8-inch plywood and 2x4 common lumber). Land prices accounted for only 15% of the value of a home in 1930. However, by 2006, land prices accounted for 46% of such value, possibly due to increased competition for premium home locations with reasonable access to good schools, jobs and other urban amenities, and possibly due to restrictive zoning practices artificially limiting the amount of land that can be developed into residences. It is unclear whether this increasing value of land reflects a permanent shift or instead will decrease as individuals substitute away from existing high-density urban areas towards new ones, or by economizing existing land through the development of high-rise multi-family structures.

According to Shiller, the market for housing is inefficient, and shows enormous momentum from year to year. Shiller attributes this to the high transaction costs associated with housing, which prevent arbitrageurs from exploiting the inefficiency. Also, trends in housing tend to be long, and downward trends are often muted at first, or disguised by noise, due to the ability of individuals to withdraw their homes from the market instead of selling. According to the Federal Reserve Bank of Dallas, as of October 2005, statistics showed that homes tend to be far less liquid than stocks, for example, with an annual turnover rate of 4% for homes as opposed to 100% for stocks. According to Cynthia Agnell and Norman Williams writing for the Federal Deposit Insurance Corporation, in economic terms, housing prices tend to be “sticky downward.”

Government involvement in the housing market

The decision to rent or buy has long been viewed as having political ramifications. Home ownership has been viewed as making homeowners more invested in and involved in their government. Data on the matter may be inconclusive; however, the federal government has supported home ownership in various ways, including through the tax code and Government-Sponsored Enterprises (“GSEs”). The government has also enacted consumer protection legislation aimed at homebuyers, and programs aimed at insuring and guaranteeing or even directly providing loans to certain homeowners.

The tax code, GSEs and governmental agencies

Homeowners are permitted deductions from their federal income tax liability for both mortgage interest and property taxes. Since many local jurisdictions assess property taxes and since most homeowners finance their homes through mortgages, these features of the tax code effectively act as subsidies, reducing the after-tax costs of owning versus renting significantly.

Additionally, the government has intervened in the mortgage market by means of two GSEs (the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal National Mortgage Association (“Fannie Mae”)), governmental agencies (the Governmental National Mortgage Association (“Ginnie Mae”), the Federal Housing Finance Agency (“FHFA”)), and the twelve Federal Home Loan Banks. The government created Fannie Mae in 1938 in order to create liquidity in the mortgage market; in 1968, Fannie Mae was privatized, meaning that it was owned by private shareholders, although it still had a federal charter and the same public mission. Ginnie Mae, which is owned by the U.S. government, was created in 1968 in order to provide liquidity to government insured and guaranteed loans. In 1970, Freddie Mac was formed in order to provide competition to Fannie Mae; it, like Fannie Mae, was a private, shareholder-owned corporation with a federal charter. FHFA was formed in 2008 to oversee the new federal regulatory structure over the GSEs.

Fannie Mae, Freddie Mac and Ginnie Mae all used a similar strategy in order to generate liquidity in the housing market. Each organization purchased mortgages in the secondary mortgage market from originators, or participants in the primary mortgage market, thereby providing the primary lenders funds for future mortgages and relieving those primary lenders of the risk of default. In order to be purchased, these loans had to meet underwriting and product standards, and also had to be beneath a certain size limit which was set annually based on average home prices; mortgages below this size limit were “conforming,” and those above were “non-conforming.” These mortgages were then securitized into mortgage-backed securities and sold on the capital markets, spreading the risk of the mortgages among investors and providing funds for further purchases of mortgages. The GSEs were regulated by the U.S. Department of Housing and Urban Development (“HUD”), which regulated the housing mission of the GSEs, and the Office of Federal Housing Enterprise Oversight (“OFHEO”), which regulated their safety and soundness through the monitoring and enforcement of capital standards. HUD had established goals for affordable housing levels, requiring that a certain percentage of mortgages purchased by GSEs support financing for low and moderate income families. The Federal Home Loan Banks use a slightly different strategy whereby advances are made to primary mortgage lenders; the Federal Home Loan Banks then consolidate these advances into consolidated obligations for sale on the debt markets.

The GSEs are major players in the secondary mortgage market, though they by no means have a monopoly, because many private institutions perform a similar function. Unlike Ginnie Mae securities, which are explicitly backed by the full faith and credit of the United States government, the obligations of the two GSEs have not been guaranteed by the federal government, though some investors have considered Freddie Mac and Fannie Mae to possess an implicit guarantee, on the theory that the federal government would not allow either entity to fail. After reporting significant losses for 2007 and the first two quarters of 2008, the federal government assumed control of Freddie Mac and Fannie Mae on September 7, 2008 by putting each of them under a “conservatorship,” with the stated goal of restoring them to solvency. The FHFA, exercising its powers under the Housing and Economic Recovery Act of 2008, has become the conservator for Freddie Mac and Fannie Mae and has assumed the powers of the shareholders, the board and the management of each of the GSEs. In its initial actions as conservator, FHFA has replaced the CEOs of the two GSEs, suspended dividends on existing common and preferred stock, prohibited the GSEs from engaging in legislative lobbying and entered into agreements with the Treasury pursuant to which the Treasury (i) received $1 billion of senior preferred stock of the GSEs, (ii) committed to make future cash contributions to the GSEs of up to $100 billion (per GSE) to the extent that the GSEs’ liabilities exceed their assets, and (iii) will seek to purchase outstanding mortgage-backed securities issued by the GSEs in the open market to promote availability of credit in the mortgage markets. The GSEs will continue to make payments on their outstanding debt but will be prohibited from making new capital issuances and will seek to reduce their existing approximately $850 billion mortgage and mortgage-backed security portfolios by 10% during each year until these portfolios have been reduced below approximately $250 billion.

Government loan programs

Certain federal programs provide for the federal government to guarantee mortgage loans for certain homeowners. These include:

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Federal Housing Administration (“FHA”) loans: These loans are extended to low-income and moderate-income families with good credit who do not meet all the requirements of conventional loans. They allow for a lower down payment of 3% and other reductions in upfront costs and are useful for households with less available cash.

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Veterans Administration (VA) loans: These loans are extended to eligible veterans for the purchase of a home. They allow for no down payment, lower interest rates because of the government guaranty and a loan amount up to 100% of the appraised value of the home.

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U.S. Department of Housing and Urban Development (HUD): When homeowners default on an FHA-guaranteed mortgage, HUD will foreclose on the home and sell it at auction. HUD also has a variety of programs aimed at encouraging homeownership among certain segments of the population, such as public servants and Hurricane Katrina evacuees.

Laws protecting homebuyers

The following is a list, taken from Ginnie Mae’s website (www.ginniemae.gov), of various regulations and laws governing the rights of homebuyers, each accompanied by a brief description of its function:

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Civil Rights Act of 1866 – Prohibits all racial discrimination in, among other areas, the sale or rental of property.

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Consumer Credit Protection Act (1960) - Guarantees confidentiality of credit reports and allows consumers to correct inaccurate information in their reports.

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Fair Housing Act (Title VIII of the Civil Rights Act of 1968) - Prohibits discrimination based on race, sex, marital status, handicap, or national origin in any real estate transaction.

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Consumer Credit Protection Act (1968) – Regulation B under this Act requires lenders to inform potential borrowers of any adverse actions taken on their loan applications, and Regulation Z under this Act contains regulations related to consumer credit disclosures identified in the Act.

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Federal Consumer Credit Protection Act (commonly known as the Truth in Lending Act) (1969) - Requires that lenders disclose the actual terms and conditions of a loan before an applicant commits to the loan.

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Real Estate Settlement Procedures Act of 1974 (“RESPA”) - Encouraging homeownership through consumer protection, this Act regulates certain lending actions related to closing/settlement. Some of its requirements include:

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lenders must provide buyers with a good faith estimate of the cost of the loan, including disclosure of the annual percentage rate of a mortgage loan;

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lenders must provide buyers with general information about settlement costs;

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lenders must provide buyers with a copy of the Mortgage Servicing Disclosure Statement regarding loan servicing and transfer;

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within three days after receiving a loan application, the lender must provide to the buyer an estimate of closing costs and monthly payments;

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borrowers must have the opportunity to review the HUD-1 Settlement Statement one day before the actual settlement; and

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kickbacks between Real Estate professionals for referrals, fee-splitting and receiving unearned fees for services not rendered are prohibited.

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Equal Credit Opportunity Act (“ECOA”) (1975) - Prohibits the discrimination in any credit action based on race, sex, marital status, color, religion, age, handicap, or national origin.

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Home Mortgage Disclosure Act (1975) - Provides information to help determine whether public institutions are assisting the housing needs of their communities and neighborhoods.

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Veterans Housing Benefits Act (1978) - Increases the housing benefits for eligible veterans including increased loan amounts.

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Americans with Disabilities Act of 1990 - Title III of this Act prohibits discrimination against persons with disabilities in places of public accommodations and commercial facilities.

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Housing and Economic Recovery Act of 2008 – seeks to modernize the regulation of the GSEs, provides FHA-insured mortgages to distressed borrowers, and provides assistance to communities affected by foreclosures.

Interventions in the housing market prompted by the subprime mortgage loan crisis

The rise in defaults on subprime mortgages has prompted several legislative initiatives at the federal level, and may prompt further legislation in the future. The Mortgage Forgiveness Debt Relief Act of 2007, which according to the official White House website (www.whitehouse.gov) creates a three-year window for homeowners to refinance their mortgages and pay no taxes on any debt forgiveness that they receive, was signed into law in December 2007. The FHA Rescue and Neighborhood Stabilization Acts (H.R. 3221 and 5818), recent legislative initiatives passed by Congress on May 8, 2008, aim, among other things, to provide mortgage refinancing assistance through the FHA to homeowners in danger of default by allowing the homeowners to refinance into lower-cost government-sponsored mortgages. The initiatives also aim to mitigate the impact of foreclosures by purchasing foreclosed homes and selling these homes to low-income families. The Housing and Economic Recovery Act of 2008, which was enacted into law on July 30, 2008, contains provisions which seek to modernize the regulation of the GSEs, including by creating the FHFA and empowering it to act as the new regulator for the GSEs and the Federal Home Loan Banks; further, the Act provides for the issuance of FHA-insured mortgage loans to distressed borrowers who meet certain criteria, and for assistance to communities which have been most affected by high rates of foreclosures. On October 3, 2008, the Emergency Economic Stabilization Act of 2008 was signed into law, creating the Troubled Asset Relief Program (“TARP”). TARP’s objectives include minimizing mortgage foreclosures and reforming the mortgage lending and securitization process. Pursuant to TARP, the federal government is authorized to purchase from financial institutions residential and commercial mortgages and any securities, obligations or other instruments based on or related to such mortgages in an amount of up to $700 billion of outstanding assets at any one time. However, shortly after TARP’s enactment, the Treasury Department announced that it was investing $250 billion out of the $700 billion in U.S. financial institutions through the purchase of preferred stock in such institutions. On February 10, 2009, the Treasury Department unveiled the Financial Stability Plan, which, among other things, provides for the application of the next $350 billion installment of TARP funds, including $50 billion to prevent avoidable foreclosures of owner-occupied middle class homes, and increases the amount of funds available under the Federal Reserve Bank of New York’s Term Asset Loan Facility (“TALF”) from $200 billion to $1 trillion and permits the use of commercial mortgage-backed securities as collateral under TALF. TALF was established to provide loans to borrowers using asset-backed securities as collateral. The Treasury Department has indicated that it may consider further expansion of collateral permitted to be used under TALF to include non-agency residential mortgage backed securities. Legislation has also been proposed to amend the Bankruptcy Code to allow bankruptcy courts to modify, in certain circumstances, the terms of a mortgage loan that is secured by a debtor’s primary residence, including the reduction of a mortgage lender’s secured claim in bankruptcy to the current appraised market value of the residence. Additional interventions in the housing market have been proposed and may come to be enacted in the near future.

Demand for homeownership

Current housing supply

According to the U.S. Census Bureau website (www.census.gov), as of the fourth quarter of 2007, 67.9% of households were owner-occupied. This marks a decrease from a rate of 68.2% in the third quarter of 2007, and from a rate of 68.9% in the fourth quarter of 2006. The homeowner vacancy rate was 2.8% nationally in the fourth quarter of 2007, which was not statistically different than the homeownership rate in the third quarter of 2007 or the rate in the fourth quarter of 2006, which was 2.7% each.

Factors affecting demand

At the beginning of the twentieth century, according to the Census 2000 Special Report, the majority of households were occupied by renters. Starting in 1950, this situation reversed, and over the course of the last century and the early years of the current one, homeownership has climbed. The Census 2000 Special Report cites economic prosperity, changes in the mortgaging financing system and corresponding increases in the proportion of households for whom homeowning was affordable as contributing factors to these trends. The current boom in home prices, dating from 1995, has been accompanied by a significant increase in the rate of home ownership.

Demand for homeownership rises for various interrelated reasons. Economic growth increases the wealth and size of a population which in turn can increase the number of potential homeowners, and conversely economic contraction can reduce this number. Cycles in residential investment tend to bear out this pattern; residential investment is a measure of the economic activity resulting from the construction of new single family homes, construction of new housing units in multifamily structures, and “other structures”, which include brokerage fees and home improvements. In Understanding Recent Trends in Home Prices, Shiller states that cycles in residential investment as a percentage of GDP correspond closely to the nine recessions the country has experienced since 1950. Additionally, monetary policy, in the form of interest rates set by the Federal Reserve, is considered an important factor in determining demand, as these rates have the potential to affect discount rates on mortgages and interest rates.

Demographic changes in the makeup of a population also play an important role in determining demand for homes, including both growth and decline in total population as well changes in a population’s age profile. According to the Federal Reserve Bank of San Francisco, home ownership tends to be relatively low for individuals in their twenties, but then increases, reaching high levels in the late thirties to early forties, and then increases again after retirement (although these past patterns in home ownership are not necessarily predictive of future homeownership patterns). As individuals move into these peak homeowning years and then out into active adult and/or assisted living arrangements, home prices can fluctuate. Another factor affecting demand may be movements advocating living in cities such as Manhattan, which are characterized by access to public transport, tall buildings, high population and cultural diversity. These movements may be related to the increasing demand, as shown by Christopher Leinberger (cited in Understanding Recent Trends in House Prices) for “walkable urban centers,” cities with attractions within walking distance of residential areas.

Shiller speculates that demand may also be driven by a “bubble” mentality, or a belief on the part of homebuyers that home prices will continue increasing and thus represent a good investment and will be more costly to purchase in the future. Shiller points to the fact that the ratio between home prices and median household income has exceeded historical highs and that the rise in rents has only shown a 4% increase in real terms during the entire period from 1996 to 2006, whereas housing prices in many cities during that span have repeatedly increased by 10% annually. According to Shiller, the only comparable boom in home prices occurred in 1950, and this was largely due to the suppression of home prices during World War II, the rapid increase in population due to the baby boom, and, potentially, a similar “bubble” mentality.

Supply of homes

Current housing supply

From 1940 to 2000, the number of housing units in the United States rose from 37.3 million to 115.9 million. As of the fourth quarter of 2007, there were an estimated 128.6 million housing units in the United States. This represented an increase over the previous quarter of 2.0 million total housing units, of which 0.9 million were owner-occupied. A total of approximately 75.2 million of these 128.6 million housing units were owner-occupied. This was down from the fourth quarter of 2006, when 75.8 million homes were owner-occupied.

Factors affecting supply

Supply may be affected by the cost of construction. The most important cost involved in construction is labor costs. From 1996 to 2006, labor costs have stagnated in real terms. Also important are material costs. Materials such as 1/2-inch gypsum wallboard, 5/8–inch plywood and 2x4 common lumber are key to construction, and have increased by 41%, increased by 9% and decreased by 32%, respectively, in the time interval from 1996 to 2006.

The volume of new housing produced may also vary due to local governmental decisions regarding land use or zoning. “Growth control zoning” has been cited as a factor restricting the new supply of housing in California during the 1980s and thus contributing to the real estate boom in that area. Shiller notes in Understanding Recent Trends in Home Prices that the demand for “walkable urban centers” referenced above is not being met because of coordination problems and zoning restrictions.

The volume of new housing is influenced by other factors, including the constraints imposed by the physical geography of the area; for example, even though Phoenix has experienced great population growth, its location and policies allow many new homes to be built, which has kept demand from outstripping supply and prices from rising (until the boom of the late 1990s). Changes in price affect the supply of homes; higher prices will generally result in more construction and lower prices will generally result in less construction, although according to the Federal Reserve Bank of San Francisco, there is debate as to how “price-elastic” the supply of housing is, or, in other words, how responsive the supply of housing is to fluctuating prices. The total supply of housing may also be affected by changes in the amount of housing for resale; in times of falling house prices, homeowners (or at least those not in default on their mortgage payments) have the option to withdraw their homes from the market if they feel the price being offered by buyers for their homes is too low or if they cannot accept a loss on the sale of their homes.

Historical Values of the S&P/Case-Shiller Composite-10 Home Price Index

The following table shows the monthly values for the S&P/Case-Shiller Composite-10 Home Price Index from January 1987 through the date of this prospectus. The results shown should not be considered representative of the Reference Value of the Index in the future nor should the results be viewed as being indicative of the future performance of the Down MacroShares. The value shown for each month represents the index level reported for the three-month measurement period that ended during that month and was reported on an Index Publication Day that occurred during the second calendar month succeeding that measurement period. For example, the value shown for May 2008 represents the index level for the measurement period from March through May 2008. Such value was reported on the Index Publication Day that first occurred in July 2008.

	1987	1988	1989	1990	1991	1992	1993	1994
January	62.82	70.45	77.99	82.29	78.53	77.74	76.56	75.71
February	63.39	70.77	78.36	82.15	77.77	77.51	76.28	75.63
March	63.87	71.12	79.12	82.02	77.00	77.31	75.91	75.73
April	64.57	71.65	79.83	82.05	76.86	77.36	75.83	76.03
May	65.56	72.48	80.52	82.01	77.31	77.62	76.04	76.49
June	66.59	73.63	81.24	82.19	78.02	77.94	76.51	77.04
July	67.54	74.81	81.66	82.10	78.61	77.95	76.61	77.40
August	68.25	75.70	82.08	81.86	78.93	77.99	76.59	77.64
September	68.87	76.40	82.25	81.39	78.88	77.76	76.47	77.57
October	69.42	76.90	82.44	80.84	78.68	77.45	76.22	77.50
November	69.76	77.28	82.43	80.09	78.31	77.09	76.02	77.23
December	70.22	77.58	82.35	79.38	77.99	76.68	75.71	76.99

	1995	1996	1997	1998	1999	2000	2001	2002
January	76.82	76.56	78.08	82.70	90.06	100.00	114.58	123.93
February	76.64	76.44	77.98	83.13	90.48	100.81	115.45	124.45
March	76.38	76.49	78.29	83.87	91.31	102.24	116.69	125.92
April	76.36	76.84	78.76	84.69	92.55	104.01	117.94	127.95
May	76.60	77.33	79.42	85.77	93.69	105.98	118.94	130.33
June	76.94	77.78	80.25	87.03	95.10	107.83	120.03	132.76
July	77.26	78.10	80.86	88.14	96.28	109.02	121.01	135.04
August	77.47	78.36	81.41	89.01	97.31	110.07	121.99	137.04
September	77.43	78.37	81.57	89.58	97.99	110.90	122.89	138.62
October	77.26	78.36	81.83	89.80	98.48	111.75	123.46	140.12
November	76.95	78.23	81.98	89.76	98.94	112.60	123.78	141.26
December	76.68	78.12	82.31	89.82	99.51	113.56	123.64	142.18

	2003	2004	2005	2006	2007	2008	2009
January	142.86	162.90	193.35	222.46	221.32	196.07	158.04
February	143.59	164.82	195.87	223.38	220.46	190.60	154.70
March	144.84	167.91	199.21	223.75	219.67	186.12
April	146.45	171.58	202.51	224.99	218.94	183.36
May	148.17	175.43	205.76	225.99	218.34	181.56
June	149.70	179.45	208.86	226.29	217.37	180.52
July	151.65	182.69	211.65	226.17	216.30	178.67
August	153.61	184.95	214.13	225.54	214.62	176.70
September	155.77	186.91	216.77	225.09	212.71	173.38
October	157.71	188.65	219.07	224.74	209.76	169.78
November	159.55	190.08	220.81	223.94	205.31	166.05
December	161.27	191.42	221.91	222.39	200.77	162.17

DESCRIPTION OF THE S&P/CASE-SHILLER HOME PRICE INDICES
AND THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX

Overview

The S&P/Case-Shiller Home Price Indices measure the change in housing prices in various geographical regions of the United States. They are calculated monthly and are publicly available for 20 major metropolitan areas (Metropolitan Statistical Areas or “MSAs”), and are also aggregated to form two composites – one comprising 10 of the metro areas, the other comprising all 20.

The S&P/Case-Shiller U.S. National Home Price Index tracks the value of single-family housing within the United States. The index is a composite of single-family home price indices for the nine U.S. Census divisions and is calculated quarterly.

The indices measure changes in housing market prices given a constant level of housing quality. Changes in the types and sizes of houses or changes in the physical characteristics of houses are specifically excluded from the calculations to avoid incorrectly affecting the index value.

The monthly S&P/Case-Shiller Home Price Indices use the “repeat sales method” of index calculation – an approach that is widely recognized as the premier methodology for indexing housing prices – which uses data on properties that have sold at least twice, in order to capture the true appreciated value of each specific sales unit.

The S&P/Case-Shiller Home Price Indices were originated in the 1980s by Karl E. Case, who is a Professor of Economics at Wellesley College, and Robert J. Shiller, whose biography can be found in this prospectus under “MACROMARKETS LLC.” At that time, Case and Shiller developed the repeat sales pricing technique. This methodology is now recognized as the most reliable means to measure housing price movements and is used by other home price index publishers, including OFHEO.

Eligibility Criteria: Inclusions and Exclusions of Data

The S&P/Case-Shiller Home Price Indices only measure changes in the market values of pre-existing (that is, not new construction), single-family detached houses. The index methodology samples all relevant home sale data that is available in the covered metropolitan areas to identify matched sales pairs for pre-existing homes. A “matched sales pair” consists of one sale transaction involving a specific pre-existing, single-family detached property which occurred during the most recently elapsed three-month measurement period and one sale transaction involving the same property which occurred during an earlier measurement period. The calculation of the S&P/Case-Shiller Home Price Indices excludes sale prices associated with new construction, condominium units, co-ops apartments, other types of multi-family dwellings, and any other property that is not identified as a “pre-existing, detached, single-family home.” New S&P/Case-Shiller Home Price Indices may, in the future, measure changes in condominium prices; however, the S&P/Case-Shiller Composite-10 Home Price Index that is used as the reference index for the Paired Shares will not include such data. The factors that determine the demand, supply, and value of housing are not the same across different property types. Consequently, both the price dynamics and relative sales volume of different property types within the same market often vary, especially during periods of increased market volatility. An index that was segmented by property type could arguably track housing values more accurately than an index like the S&P/Case-Shiller Composite-10 Home Price Index which is not segmented by property type.

The S&P/Case-Shiller Home Price Indices also exclude sales transactions which are deemed to be non-arms’ length transactions. The determination that a sale transaction is not arms’ length is made by comparing the reported sale price for that transaction with sales prices reported for comparable properties in the same geographic area during the same time period.

In order to achieve its stated goal of measuring only market-based changes in the value of detached, single-family homes, the S&P/Case-Shiller Home Price Indices (1) seek to normalize for changes in value that are determined to be related to extraneous factors such as natural disasters and major home improvements and renovations and (2) disregard the costs associated with owning real-estate, such as property taxes and maintenance costs. Accordingly, changes in value due to these extraneous factors and costs will only be reflected in the S&P/Case-Shiller Home Price Indices to the extent that such factors or costs have an effect on the market value of homes generally and cannot be extricated from a trend of rising or falling market values and attributed wholly to one or more of these extraneous factors. For example, a particular region might become generally less desirable in the wake of suffering a natural disaster such as a hurricane or major flood and housing prices might not rise as quickly in an area with aging homes that require expensive maintenance or updating.

For a discussion of the reasons why an investment in securities which reference one of the S&P/Case-Shiller Home Price Indices may differ from an investment in real-estate, see “RISK FACTORS — An investment in the Down MacroShares may not resemblethe inverse of a direct investment in housing.”

Index Construction

Approaches. The S&P/Case-Shiller Home Price Indices are based on observed changes in home prices. They are designed to measure increases and decreases in the market value of residential real estate in 20 defined MSAs and three price tiers – low, middle and high. However, the indices are, specifically, not intended to measure recovery costs after disasters, construction or repair costs, or other such related items.

The indices are calculated monthly, using a three-month moving average algorithm. Home sales pairs are accumulated for rolling three-month periods to which the repeat sales methodology is applied. The index point for each reporting month is based on sales pairs found for that month and the preceding two months. For example, the December 2005 index point is based on repeat sales data for October, November and December of 2005. This averaging methodology is used to offset delays that can occur in the flow of sales price data from county deed recorders and to keep sample sizes large enough to create meaningful price change averages.

Index Calculations. To calculate the indices, data are collected on transactions of all residential properties during each relevant measurement period. The main variable used for index calculation is the price change between two arms-length sales of the same single-family home. Home price data is gathered after that data becomes publicly available at local recording offices across the country. Available data usually consists of the address for a particular property, the sale date, the sale price, the type of property, and in some cases, the name of the seller, the name of the purchaser, and the mortgage amount.

For each home sale transaction, a search is conducted to find information regarding any previous sale of the same home. If an earlier transaction is found, the two transactions are paired and are considered a “repeat sale.” Sales pairs are designed to yield the price change for the same house, while holding the quality and size of each house constant.

All available arms-length transactions for single-family homes are candidates for sale pairs. When they can be identified, transactions with prices that do not reflect market value are excluded from sale pairs. This includes: 1) non-arms-length transactions (e.g., property transfers between family members); 2) transactions where the property type designation is changed (e.g., properties originally recorded as single-family homes are subsequently recorded as condominiums); and 3) suspected data errors where the order of magnitude in values appears unrealistic.

Each sales pair is aggregated with all other sales pairs found in a particular MSA to create the MSA-level index. The 10 and 20 Metro Area Indices are then combined, using market-weighted averaging, to create the Composite of 10 and the Composite of 20.

The Weighting of Sales Pairs

The indices are designed to reflect the average change in all home prices in a particular geographic market. However, the individual home prices that are used in these calculations can fluctuate for a number of reasons. In many of these cases, the change in value of the individual home does not necessarily reflect a change in the housing market of that area; it only reflects a change in that individual home. The index methodology addresses these concerns by weighting sales pairs.

Different weights are assigned to different changes in home prices based on their statistical distribution in that geographic region. The goal of this weighting process is to ensure that changes in the value of the residential real estate market are being measured, as opposed to atypical changes in the value of individual homes. These weighting schemes include:

Price Anomalies. If there is a large change in the prices of a sales pair relative to the statistical distribution of all price changes in the area, then it is possible that the home was remodeled, rebuilt or neglected in some manner during the period from the first sale to the second sale. Or, if there were no physical changes to the property, there may have been a recording error in one of the sale prices, or an excessive price change caused by idiosyncratic, non-market factors. Since the indices seek to measure homes of constant quality, the methodology will apply smaller weights to homes that appear to have changed in quality or sales that otherwise appear not to be representative of market price trends.

High Turnover Frequency. Data related to homes that sell more than once within six months are excluded from the calculation of the indices. Historical and statistical data indicate that sales made within a short interval often indicate that one of the transactions: 1) is not arms-length, 2) precedes or follows the renovation of a property, or 3) is a fraudulent transaction.

Time Interval Adjustments. Sales pairs are also weighted based on the time interval between the first and second sales. If a sales pair interval is longer, then it is more likely that a house may have experienced physical changes. Sales pairs with longer intervals are, therefore, given less weight than sales pairs with shorter intervals.

Initial Home Value. Each sales pair is assigned a weight equal to the first sale price to ensure that the indices track the aggregate/average value of all homes in a market.

Revisions to the Index

On each Index Publication Day, the values of the S&P/Case-Shiller Composite-10 Home Price Index published on any of the preceding 24 monthly Index Publication Days may be revised based upon revised computations for the measurement periods relating to any of these Index Publication Days if new sales transaction data has been recorded for any of these measurement periods. The measurement period for each Index Publication Day consists of the second, third and fourth calendar months that precede that Index Publication Day. Although most home sale transactions are recorded and collected expeditiously, some sale prices for a measurement period may not yet have been recorded at the time of the calculation of the index value for that period. When information about these sales transactions becomes available, the corresponding index values are revised to maximize the accuracy of the S&P/Case-Shiller Composite-10 Home Price Index. From the inception of the S&P/Case-Shiller Composite-10 Home Price Index in March of 2006 through the latest index publication day (April 28, 2009), the average number of index data points that have been revised is 5.8 per month (out of a possible 24). During that period, the average magnitude of revision to the S&P/Case-Shiller Composite-10 Home Price Index was 0.05 of an index point and the maximum revision for any one index publication day was 0.24 of an index point. Based upon the Starting Level of the S&P/Case-Shiller Composite-10 Home Price Index, 0.05 of an index point represents a 0.031% change in the index and 0.24 of an index point represents a 0.148% change in the index. Any revisions to previously-published levels of the S&P/Case-Shiller Composite-10 Home Price Index will not be taken into account for purposes of calculating the Per Share Underlying Value of the Down MacroShares as discussed under “RISK FACTORS — An investment in the Down MacroShares may not resemble the inverse of a direct investment in housing — Revisions of the S&P/Case-Shiller Composite-10 Home Price Index will not be reflected in the underlying value of the Down MacroShares.”

Index Governance

The S&P/Case-Shiller Home Price Indices are maintained and governed by the S&P/Case-Shiller Index Committee. The five existing Index Committee members consist of S&P employees, a Fiserv Fulfillment Services, Inc. representative and Robert Shiller, one of the developers of the S&P/Case-Shiller Home Price Indices. Leading industry experts and economists, including the other original developers of the indices also regularly participate in Index Committee meetings. S&P designates the Index Committee Chairman. The Index Committee has complete discretion in determining how the indices are calculated. In addition, the Index Committee may revise index policy, including rules for selecting which house sale transactions will be considered for purposes of calculating the index and rules for dealing with extraordinary events, such as natural disasters. S&P requires that all information about changes to the S&P/Case-Shiller Home Price Indices, all Index Committee discussions, all data underlying the indices and any other related matters be kept confidential.

Fluctuations in the S&P/Case-Shiller Composite-10 Home Price Index will result from changes in the market value of single-family homes in the ten metropolitan areas from which data for the index is drawn. For macroeconomic factors that have a significant impact on the value of the homes which comprise the S&P/Case-Shiller Composite-10 Home Price Index, see “RISK FACTORS – Home prices in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index are variable in the short-term and are difficult to predict in the long-term; many contingent factors may influence these home prices.” By virtue of your investment in the Down MacroShares, you will be directly exposed to the risks and uncertainties associated with single-family home prices in the geographical areas covered by the S&P/Case-Shiller Composite-10 Home Price Index.

Calculating History for the S&P/Case-Shiller Home Price Index

Calculating history for the composite indices requires setting the base periods for weights and the aggregate values of single-family housing stock for those periods. Since the decennial U.S. Census currently provides the only reliable counts of single-family housing units for MSAs, the years 1990 and 2000 were chosen as the base periods. The housing stock measures used to calculate the aggregate value of single-family housing (for both 1990 and 2000) are the U.S. Census counts for the MSAs.

Table 1: Current Normalized Composite Weights for the S&P/Case-Shiller Composite-10 Home Price Index

The following are the current normalized composite weights for the S&P/Case-Shiller Composite-10 Home Price Index. These weights will be revised following completion of the 2010 Census.

2000
Boston	0.07412188
Chicago	0.08886762
Denver	0.03682453
Las Vegas	0.01480245
Los Angeles	0.21161961
Miami	0.04986164
New York	0.27239040
San Diego	0.05513356
San Francisco	0.11787881
Washington, D.C.	0.07849949

Source: Standard & Poor’s (S&P/Case-Shiller Home Price Indices Methodology), Fiserv Fulfillment Services, Inc.

For more on the index construction process, pairing sales, controlling data quality, composite construction, index maintenance, and the repeat sales methodology, see the— “S&P/Case-Shiller Home Price Indices: Index Methodology—” document, available at:

http://www2.standardandpoors.com/spf/pdf/index/SP_Case_Shiller_Home_Price_Indices_Methodology_Web.pdf

WE, MACROMARKETS LLC, THE PAIRED TRUSTS, OUR RESPECTIVE AFFILIATES AND OUR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, TRUSTEES, EMPLOYEES, ATTORNEYS AND ADVISORS ARE NOT LIABLE FOR (i) ANY LOSSES TO YOU RESULTING FROM, THE METHODOLOGIES USED IN CALCULATING, AND THE ACTUAL CALCULATION OF, THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX OR (ii) ANY LOSSES TO YOU FOR ANY REVISIONS TO THE CALCULATION METHODOLOGY FOR THE INDEX, ANY SUBSEQUENT REVISIONS MADE TO PUBLISHED INDEX VALUES, ANY ALLEGED OR ACTUAL INACCURACIES OR INHERENT LIMITATIONS OF THE INDEX, ANY DELAYS IN ITS PUBLICATION, ANY ERRORS IN THE UNDERLYING DATA USED TO CALCULATE THE INDEX, OR THE IMPACT OF ANY OF THE FOREGOING FACTORS ON THE YIELD REALIZED BY YOU AS A HOLDER OF THE DOWN MACROSHARES OR OTHERWISE.

NONE OF S&P, ITS AFFILIATES OR ANY OF THEIR THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS RELATED THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE DISSEMINATION OF THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

DESCRIPTION OF THE DOWN TRUST ASSETS

General

The assets of the Down Trust will consist of cash and the treasuries and repurchase agreements on treasuries in which it will invest its cash from time to time, the trust’s rights under the income distribution agreement, the settlement contracts, the Down Trust Agreement, the MacroShares Licensing Agreement, the S&P Sublicensing Agreement and trust accounts established and held by the trustee for the benefit of the Down Trust. The Down Trust’s rights under its Trust Agreement and under the MacroShares Licensing Agreement will be valued at zero for purposes of calculating the Underlying Value of the Down Trust.

United States Treasury Obligations

On each Distribution Date, each Issuance Date, and any other date on which there is cash on deposit in the Paired Trusts that is not required to make payments under the income distribution agreement or the settlement contracts or to make Quarterly or Final Distributions to shareholders, all such cash will be invested by the trustee, acting in accordance with the directions of the administrative agent and on behalf of each Paired Trust, in bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which mature prior to the next scheduled Distribution Date, and which we refer to as “eligible treasuries.” Cash will also be invested in agreements for the sale and repurchase of, and collateralized by, U.S. Treasury securities, which qualify as “eligible repos,” because (i) they are entered into with a seller that is bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the administrative agent, (ii) they terminate within one (1) business day following the date of their execution, (iii) they are denominated in U.S. dollars, and (iv) they are “collateralized fully,” meaning that (A) the value of the assets collateralizing the repo (less transaction costs, including loss of interest, that the trusts reasonably could expect to incur if the seller were to default) is, and during the entire term of the repo remains, at least equal to the resale price payable by the seller under the repo, (B) title to the underlying collateral assets passes to the trust or, if the asset transfer is recharacterized as a secured loan, the trust will have a perfected first priority security interest in the assets securing the seller’s obligations, (C) such assets are held by a custodian bank for the benefit of the trusts during the term of the repo, (D) such assets consist entirely of U.S. Treasury obligations, and (E) upon the insolvency of the seller, the repo would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors’ rights against the seller. We collectively refer to eligible treasury securities and eligible repos as “treasuries” in this prospectus.

The Paired Trusts will invest their cash in eligible treasuries and eligible repos in order to generate income to pay the fees and expenses of each of the Paired Trusts and to generate income to shareholders from cash on deposit in each of the Paired Trusts that is not immediately needed for other purposes. The Paired Trusts will hold a portion of their trust assets in eligible overnight repos, because these agreements mature and convert to cash within one day, which will make it possible for the Paired Trusts to have sufficient cash available on each day to be able to effect any Paired Optional Redemptions ordered on that day in cash rather than by delivering treasuries. The administrative agent will initially direct the trustee to invest a maximum of 35% of the assets of each Paired Trust in eligible repos. On every other Distribution Date, the administrative agent will be required to use commercially reasonable efforts to direct the investment of the trust’s funds in such a manner that the percentage of assets held in eligible repos will be equal to 10% plus the highest actual percentage of Down MacroShares that was redeemed on any one Redemption Date, relative to the total number of outstanding Down MacroShares on that Redemption Date, during the preceding twelve months.

The repos which the administrative agent will select on behalf of the Paired Trusts will be entered into by the trustee, on behalf of the applicable trust, acting as the “buyer,” and a bank or securities dealer that will act as the “seller.” The seller will transfer U.S. Treasury securities to the applicable trust in exchange for a cash payment by the trust and such seller will promise to repurchase these securities within one (1) business day following the date of the execution of the agreement. The seller must deliver to the trust U.S. Treasury securities with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the trust had to liquidate such securities following a default by the seller, that is at least equal to the repurchase price specified in such repurchase agreement. The repurchase price for the U.S. Treasury securities will be equal to the purchase price paid by the trust plus an additional amount, which will constitute the implicit interest that will be earned by the trust on the repo. Upon payment of the repurchase price, legal title to the underlying U.S. Treasury securities will be transferred back to the seller. However, the administrative agent expects to “roll-over” the cash proceeds of each day’s repos into new overnight repos if these proceeds are not needed to effect redemptions. Accordingly, the U.S. Treasury securities that collateralize the repos will remain in the possession of the Paired Trusts until the repo arrangement with a particular seller is terminated. In the event that a seller were to default on its obligation to repurchase the U.S. Treasury securities from a trust, the trustee, acting on behalf of the applicable trust would be required to deliver a notice of default to the seller and, following the delivery of that notice, the trustee would be entitled to pursue any remedies permitted under the terms of the eligible repo, including retaining the underlying U.S. Treasury securities. Following a seller default, the trust will have to liquidate these securities and will incur transaction costs and be exposed to market risk in connection with such liquidation. See “RISK FACTORS — The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.”

The principal terms of the eligible repos will be set forth in the Global Master Repurchase Agreement (September 1996 version) prepared and updated from time to time by The Bond Market Association. These terms will include (1) the delivery obligations of the seller, (2) the method of valuation of the U.S. Treasury securities that will collateralize the repo, and (3) rights and obligations of each party in the event of a default by the seller. The master agreement will be supplemented by a written confirmation setting forth the pricing terms for the repo which will be negotiated on behalf of the Paired Trusts by the administrative agent. The pricing terms will consist of the maturity date of the repo, which will always be overnight, and the repurchase price or implicit yield to be earned by the applicable trust on the repo. Yield rates on repos are determined by the supply and demand for money, as reflected in the Federal funds rate, as well as the term of the repo and the creditworthiness of the seller; these rates do not depend upon the rates on the underlying U.S. Treasury securities. The administrative agent will enter into eligible repos in accordance with the acquisition guidelines described in the last two paragraphs of this section.

On each Distribution Date, except for the Final Scheduled Termination Date or an Early Termination Date, the administrative agent will direct the trustee to reinvest the proceeds received upon the maturity of the Down and Up Trust’s treasuries in new treasuries in the amount described under “DESCRIPTION OF THE DOWN MACROSHARES — Quarterly Distributions.” The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each Paired Issuance and the maturity proceeds of any treasuries that mature during the Calculation Period. On the Final Scheduled Termination Date or an Early Termination Date, all of the proceeds of the treasuries in the Paired Trusts will be used to make termination payments under the settlement contracts and a Final Distribution on each Paired Share. On any Redemption Date for all or any portion of the outstanding Paired Shares that is also a Distribution Date, all or the allocable portion of the cash held by the Paired Trusts will be used to make termination payments under the settlement contracts being settled and these proceeds will then be delivered to the Authorized Participants who are redeeming Paired Shares as a Final Distribution on those shares. On any Redemption Date for all or any portion of the outstanding Paired Shares that is not also a Distribution Date, all or the allocable portion of the cash and/or treasuries held by the Paired Trusts will be used to make termination payments under the settlement contracts being settled and these treasuries and/or cash will then be delivered to the Authorized Participants who are redeeming Paired Shares as a Final Distribution on those shares. The administrative agent will select treasuries for delivery to Authorized Participants in accordance with the rule specified in Appendix D to this prospectus.

The assets in the Up Trust will be invested in treasuries with the same maturity profiles as the treasuries on deposit in the Down Trust. The obligations of the Down Trust to the Up Trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Up Trust, and the obligations of the Down Trust to the Up Trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Down Trust.

On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Trusts, eligible treasuries with the same maturities or terms, the same stated or implied interest rates, if any, and the same applicable discount rates, and eligible repos with the same yield rates, in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select eligible treasuries and eligible repos for acquisition by the trustee in accordance with the following acquisition guidelines which are contained in each of the Down and Up Trust Agreements:

•

dealers from whom the Paired Trusts will purchase eligible treasuries will be selected based on best execution;

•

counterparties with whom the Paired Trusts will enter into eligible repos will be selected based on best execution;

•

no eligible repo may be entered into with, and no eligible treasury may be purchased from, any person who is an Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended) with respect to us, either of the Paired Trusts, the trustee, the administrative agent, the marketing agent or any Authorized Participant who qualifies as a statutory underwriter for the Paired Trusts; provided, that eligible repos and eligible treasuries may be entered into with such Authorized Participants if they fall within a specified rate range of the best available yield and otherwise comply with the requirements and conditions specified for transactions with affiliated persons in Appendix D to this prospectus;

•

eligible treasuries and eligible repos must be allocated as between the Down Trust and the Up Trust in such a manner that each of the Paired Trusts will hold an identical portfolio of these treasuries and repos, or as close to an identical portfolio as is commercially feasible; and

•

a minimum of 65% of the funds of each of the Paired Trusts during any Calculation Period will be invested in eligible treasuries and a maximum of 35% of such funds may be invested in eligible repos during the first 12 months following the date of the initial issuance of Paired Shares; thereafter, the administrative agent will use its commercially reasonable efforts on every other Distribution Date to adjust this allocation so that the amount invested in eligible repos is equal to 10% plus the highest percentage of Down MacroShares that were redeemed on any one Redemption Date during the preceding twelve-month period.

Eligible treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds held by the Paired Trusts invested in treasuries, a portion of the assets of a Paired Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered to Authorized Participants in connection with a Paired Optional Redemption will be selected by the administrative agent on a “last in, first out” basis in accordance with the requirements set forth in Appendix D to this prospectus. If interest rates are increasing and funds received in connection with Paired Issuances are being invested in higher-yielding treasuries, the last in, first out method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Trusts, thereby causing a decrease in both trusts’ Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Issuances are being invested in lower-yielding treasuries, the last-in, first-out method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. The treasuries will be valued at their acquisition cost plus accrued interest for purposes of selecting treasuries for delivery. In the event that the market value of the treasuries being delivered has declined since their acquisition by the applicable trust, an Authorized Participant will receive a Final Distribution that is less than the Per Share Underlying Value of the shares it is redeeming, unless it holds the treasuries it received to their maturities. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

The Income Distribution Agreement

On the Closing Date, the Down Trust will enter into a master ISDA agreement, referred to as the “Master ISDA,” with the Up Trust. The Paired Trusts will also execute on the Closing Date a confirmation to the Master ISDA which we refer to in this prospectus as the “income distribution agreement.” Under the income distribution agreement, if the Down Earned Income Accrual for a Calculation Period is less than the Down Available Income Accrual for that Calculation Period, the Down Trust will be required to make a payment to the Up Trust on the Distribution Date that follows that Calculation Period; if the Up Earned Income Accrual for a Calculation Period is less than the Up Available Income Accrual for that Calculation Period, the Down Trust will be entitled to receive a payment from the Up Trust on the next Distribution Date.

Payments under the income distribution agreement with respect to each Distribution Date are calculated as follows:

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if the Down Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Down Trust on that Distribution Date, the Down Trust must make a payment to the Up Trust under the income distribution agreement in an amount equal to the positive difference between the Down Available Income and the Down Earned Income Accrual for such Calculation Period; and

•

if the Up Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Up Trust on that Distribution Date, the Down Trust will be entitled to receive a payment from the Up Trust under the income distribution agreement in an amount equal to the positive difference between the Up Available Income and the Up Earned Income Accrual for such Calculation Period.

The range of values for the Reference Value of the Index is limited under the income distribution agreement from 108.11 to 216.23. For any day on which the Reference Value of the Index is equal to 216.23, the Down Trust will be required to pay over all of its Available Income to the Up Trust. If the Reference Value of the Index is greater than 216.23 on any day, the Down Trust will not have any further liability to the Up Trust under the income distribution agreement other than its obligation to pay over the entire amount of its Available Income for that day. For any day on which the Reference Value of the Index is equal to 108.11, the Down Trust will be entitled to receive all of the Up Trust’s Available Income. If the Reference Value of the Index is less than 108.11 on any day, the Down Trust will not have any further claim against the Up Trust under the income distribution agreement other than its entitlement to receive the entire amount of its Available Income for that day.

The trustee calculates the Underlying Value of each of the Paired Trusts, as well as the Down Available Income Accrual and Up Available Income Accrual, and the Down Earned Income Accrual and Up Earned Income Accrual on each Distribution Date and the trustee uses those calculations to determine the required payment to be made under the income distribution agreement and then cause the Down Trust or the Up Trust, as applicable, to make that payment to the other Paired Trust.

The Settlement Contracts

In connection with each Paired Issuance, the Paired Trusts will also execute a number of identical confirmations to the Master ISDA, which we refer to in this prospectus as the “settlement contracts.” Each settlement contract will have a notional amount equal to the Aggregate Par Amount of one MacroShares Unit, except that, if the number of MacroShares issued and sold as part of the initial distribution via a public auction is not equal to a multiple of a MacroShares Unit, then one settlement contract will be issued which will have a notional amount equal to the Aggregate Par Amount of the MacroShares sold in the auction which consist of less than 10,000 Up MacroShares and 10,000 Down MacroShares. After the initial distribution of the MacroShares, a new settlement contract will be entered into by the Paired Trusts upon the Paired Issuance of each new MacroShares Unit of Paired Shares, and upon the redemption of one or more MacroShares Units in a Paired Optional Redemption, an equal number of settlement contracts will be settled, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MacroShares Units. All of the settlement contracts, including the settlement contract relating to the MacroShares sold in the public auction which do not collectively constitute a MacroShares Unit, will terminate and be settled on the earlier to occur of the Final Scheduled Termination Date and an Early Termination Date. The Down Trust will be required to transfer a portion of its assets to the Up Trust as a termination payment under each settlement contract if the Reference Value of the Index is below its Starting Level on the last calendar day preceding the applicable Final Scheduled Termination Date, Early Termination Date or Redemption Date, and the Up Trust will be required to transfer a portion of its assets to the Down Trust if the Reference Value of the Index is above its Starting Level on the last calendar date preceding the relevant date. On the Final Scheduled Termination Date or an Early Termination Date, the applicable Paired Trust must make a termination payment out of the cash proceeds of the treasuries which it holds on deposit on that date to settle all of the settlement contracts. On each Redemption Date, the applicable Paired Trust must transfer a portion of its cash and/or treasuries to the other Paired Trust in order to settle one or more of the settlement contracts.

In order to settle the settlement contracts being terminated on the applicable Redemption Date or in connection with an Early Termination Date or the Final Scheduled Termination Date:

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if the Underlying Value of the Down Trust on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date is less than the Down Asset Amount on such date, the Down Trust will pay a settlement payment to the Up Trust in an amount equal to (i) the excess of such Down Asset Amount over such Up Underlying Value multiplied by (ii) the applicable Redemption Percentage; and

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if the Underlying Value of the Up Trust on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date is less than the Up Asset Amount on such date, the Up Trust will pay a settlement payment to the Down Trust in an amount equal to (i) the excess of such Up Asset Amount over such Underlying Value multiplied by (ii) the applicable Redemption Percentage.

The range of values for the Reference Value of the Index will be limited under each of the settlement contracts from 108.11 to 216.23. The Down Trust will be required to make a settlement payment to the Up Trust equal to 100% of the Down Asset Amount in the event that the Reference Value of the Index rises to 216.23, but the Down Trust will never be required to deliver a settlement payment greater than the Down Asset Amount to the Up Trust, even if the Reference Value of the Index rises above 216.23. The Down Trust will be entitled to receive a settlement payment from the Up Trust equal to 100% of the Up Asset Amount in the event that the Reference Value of the Index falls to 108.11, but the Down Trust will never have a claim against the Up Trust that is greater than the Up Asset Amount, even if the Reference Value of the Index falls below 108.11.

The MacroShares Licensing Agreement

The Down Trust and Up Trust have entered into a licensing agreement with our affiliate, MacroMarkets LLC, which we refer to as the “MacroShares Licensing Agreement.” The MacroShares Licensing Agreement grants to each of the Paired Trusts a limited, U.S.-based, non-exclusive, non-transferable, fee-based license to utilize (i) MacroMarkets LLC’s patents and patent applications to employ the MacroShares structure for the issuance of the shares; and (ii) the trade names “MACRO,” “MacroShares” and “MacroMarkets” in connection with the offering, issuance and marketing of the shares. The licensing fee payable under the MacroShares Licensing Agreement is equal to an annual rate of 0.20% on the Down Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount.

The MacroShares Licensing Agreement expires upon the termination of both the Down Trust Agreement and the Up Trust Agreement and contains customary representations, warranties and covenants of the type found in third-party arms-length transactions. In addition, MacroMarkets LLC and each of the Paired Trusts have agreed to indemnify each other for breaches of their respective representations and warranties. MacroMarkets LLC has further agreed to indemnify each of the Paired Trusts in the event that the licenses granted under the MacroShares Licensing Agreement infringe on the intellectual property rights of a third party. Each of the Paired Trusts have agreed to further indemnify MacroMarkets LLC from liability arising from the offering of the Down and Up MacroShares.

MacroMarkets LLC may assign the MacroShares Licensing Agreement without consent from the Paired Trusts, but MacroMarkets LLC is required to give each of the trusts notice of such assignment. Assignment by either of the Paired Trusts is prohibited without the prior written consent of MacroMarkets LLC. The MacroShares Licensing Agreement may be amended only if the amendment is in writing and signed by authorized representatives of all parties to that agreement.

The S&P Sublicensing Agreement

MacroMarkets LLC has entered into a licensing agreement with S&P for the use of the S&P/Case-Shiller Composite-10 Home Price Index, which we refer to as the “S&P License.” MacroMarkets LLC has sublicensed to us, in our capacity as Depositor, and to each of the Paired Trusts the use of the S&P/Case-Shiller Composite-10 Home Price Index. We refer to this arrangement as the “S&P Sublicensing Agreement.” Under the S&P Sublicensing Agreement, MacroMarkets LLC grants to each trust a royalty-free, worldwide, non-exclusive, non-transferable sublicense under the S&P License, including (i) certain rights to use the S&P/Case-Shiller Composite-10 Home Price Index and (ii) the rights to use the service marks and trade names “STANDARD & POOR’S” and “S&P.” The licensing fee payable under the S&P Sublicensing Agreement will be included in the administration fee payable to MacroMarkets LLC in its capacity as the administration agent.

The S&P Sublicensing Agreement contains customary representations, warranties and covenants. In addition, each of the Paired Trusts has agreed to indemnify MacroMarkets LLC and S&P from liability arising from (i) the offering, issuance, marketing, promotion, sale or redemption of, respectively, the Down MacroShares, the Up MacroShares, or any distributions of payments made by the applicable trust on such shares, and (ii) use of or inability to use the proprietary settlement prices or trade or service marks. The Paired Trusts are prohibited from assigning or sublicensing the S&P Sublicensing Agreement without the prior written consent of MacroMarkets LLC. The S&P Sublicensing Agreement may be amended by written consent of all parties to the agreement.

S&P has the right to terminate the S&P License if it believes that MacroMarkets LLC or any of its sublicensees have breached the terms of the license agreement or if it believes that remaining a party to such agreement would cause it reputational harm. S&P also has the right to discontinue any index. However, except in the case in which an index has been discontinued, the license agreement provides that S&P will continue to make the indices available to any trust which has issued MacroShares referenced upon any such indices until such time as related MacroShares transaction terminates in accordance with its terms. If S&P discontinues calculation of the S&P/Case-Shiller Composite-10 Home Price Index or if S&P fails to make such index available to us for any reason on 3 consecutive Index Publication Days, an Early Termination Date will occur on the next scheduled Distribution Date, as described under “DESCRIPTION OF THE DOWN MACROSHARES — Termination Triggers.”

DESCRIPTION OF THE TRUST AGREEMENTS

General

The Down Trust will be governed by, and it will issue the Down MacroShares pursuant to, the Down Trust Agreement.

We have also created the Up Trust pursuant to, and that trust will issue the Up MacroShares under, the Up Trust Agreement.

We sometimes collectively refer to the Down Trust Agreement and the Up Trust Agreement as the “Trust Agreements” and each individually as a “Trust Agreement.”

The Trustee

State Street Bank and Trust Company, N.A., a national bank chartered by the Office of the Comptroller of the Currency, will act as trustee for the Down Trust and the Up Trust. The office of the trustee is located at Two World Financial Center, 225 Liberty Street, New York, New York 10281and its telephone number is (917) 790-4284.

For performing its duties under the Down Trust Agreement, the trustee will be compensated out of funds on deposit in the fee payment account as described below under “— Fees and Expenses of the Paired Trusts.”

The Trust Agreements will provide that the trustee and any director, shareholder, officer, employee, agent, affiliate and subsidiary of the trustee will be indemnified by the trusts in the circumstances and to the extent described under “—Certain Matters Regarding Us, MacroMarkets LLC, Macro Financial, LLC, and the Trustee.” In addition, the Trust Agreements will provide that the trustee may be terminated and replaced by a successor trustee in the circumstances described under “— Trustee Termination Events.”

State Street Bank and Trust Company, N.A., and any successor trustee under either of the Trust Agreements must satisfy the following eligibility criteria: (i) it must be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) it must have a combined capital and surplus of at least $20,000,000, (iii) it or its parent must maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof “A-1” for Standard & Poor’s Rating Service or “P-1” for Moody’s Investors Service, Inc.) and (iv) it must accept and act in the capacity of trustee under each of the Paired Trusts. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of these eligibility criteria, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the trustee ceases to be eligible in accordance with the these eligibility criteria, the trustee shall resign immediately in the manner and with the effect specified in the Trust Agreements.

The trustee has no liability in its individual corporate capacity with respect to any contractual or other claim or obligation relating to the Trust Agreements or the related trust and any party which is asserting any claims or seeking the payment or discharge or any liabilities with respect to either of the Trust Agreements or the related trust should look solely to the assets of that trust.

The Administrative Agent

MacroMarkets LLC, a Delaware limited liability company and our affiliate, will act as administrative agent for the Down Trust and the Up Trust. Its rights and responsibilities will be specified in each Trust Agreement and are summarized below under “— Duties of the Administrative Agent.” The administrative agent will not be liable for any investment losses on the treasuries. For performing its duties as administrative agent under the Down Trust Agreement, MacroMarkets LLC will receive an amount equal to 0.25% of the Down Asset Amount, which will be payable out of funds on deposit in the fee payment account as described below under “— Fees and Expenses of the Paired Trusts.”

The Marketing Agent

Macro Financial, LLC, a Delaware limited liability company, will act as the marketing agent for the Down and Up Trusts. The duties of the marketing agent will include determining the final IPO Public Offering Prices for the Paired Shares, developing a marketing plan for the Paired Trusts, preparing marketing materials and organizing investor presentations. For performing its duties as marketing agent under the Down Trust Agreement, Macro Financial, LLC will receive an amount equal 0.43% of the Down Asset Amount, which will be payable out of funds on deposit in the fee payment account as described below under “— Fees and Expenses of the Paired Trusts.”

Macro Financial, LLC will also be responsible for coordinating investor education and advertising for the Paired Shares. It will apply the 0.05% of the Down Asset Amount that it receives annually for this purpose from the funds in the Down Trust (i) to educate investors about residential real estate market pricing and indexes as a new asset class for investor risk management, (ii) to sponsor independent research as part of the market education process, (iii) to continue development and maintenance of a variety of free calculators and tools, (iv) to place advertisements on third party websites and in business periodicals, (v) to participate in industry conferences, and (vi) undertake other related activities.

Fees and Expenses of the Paired Trusts

On each Distribution Date, the Down Trust is required to deposit the Fee Deduction Amount into the fee payment account to be applied to the payment of the fees and expenses incurred by the Down Trust during the preceding Calculation Period. These fees and expenses will accrue during each Calculation Period and will be payable in arrears on each Distribution Payment Date or, at the direction of the administrative agent, on any business day occurring during each Calculation Period. The portion of the fees and expenses of the Down Trust that are allocable to each Down MacroShare will always be reflected in its Per Share Underlying Value.

On each Distribution Date, the Fee Deduction Amount will be allocated to pay the following variable fees: (i) a fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the trust and for sublicensing to the trusts the right to reference the S&P/Case-Shiller Composite-10 Home Price Index, which will accrue at an annualized rate of 0.25% of the Down Asset Amount, (ii) a fee payable to Macro Financial, LLC for acting as the marketing agent for the trust, which will accrue at an annualized rate of 0.43% of the Down Asset Amount, (iii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MacroShares structure, which will accrue at an annualized rate of 0.20% of the Down Asset Amount, (iv) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.20% of the Down Asset Amount, (v) a fee payable to the Trustee for the custody, trust administration and trust accounting services it renders to the trust, which will accrue at an annualized rate of 0.12% of the Down Asset Amount or an annual minimum fee of $150,000, whichever is greater, and (vi) an amount payable to Macro Financial, LLC to be used for advertising and investor education, which will accrue at an annualized rate of 0.05% of the Down Asset Amount. Each of the fees that accrue at an annualized rate will be calculated on the basis of the actual number of days in the current year. The amount of these variable fees will depend upon the aggregate amount of assets on deposit from time to time in the Down Trust. MacroMarkets LLC and Macro Financial, LLC may, in their sole discretion, waive fees and expenses payable to either of them when the treasury yields are below the sum of (i) the combined variable fee rates and (ii) the effective rate at which fixed fees are deducted from the trust assets, except that MacroMarkets LLC may not waive the 5 basis points, payable out of its administrative agent fee, which it is required to pay to the Auction Manager, as discussed under “Plan of Distribution — General.”

On each Distribution Date, the Fee Deduction Amount will also be allocated to pay the fixed fees and expenses of the Down Trust, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses, (iv) fees payable to the trust’s legal counsel; (v) fees payable to the independent registered public accounting firm engaged on behalf of the trust, (vi) fees payable to NYSE Arca for acting as a listing exchange agent, and (vii) all other fees and expenses of third-party providers incurred by or on behalf of the trust other than the variable fees listed above, and (viii) directors’ and officers’ insurance premiums. These fixed fees and expenses are expected to equal approximately $600,000 annually, the individual expense components of which are divided by the number of days in the current fiscal or tax year, as applicable, in the determination of the daily expense accrual. Fixed fees and expenses for the year of initial issuance, if such issuance occurs during rather than at the beginning of a fiscal year or tax year, and also for the year of an early termination, if such termination occurs at the end of the first, second or third quarter, will be relatively greater than the amount expected to be ratably allocated during any full year. The fixed portion of the Fee Deduction Amount will be adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Down Trust.

To the extent that the Down Trust’s yield on treasuries is less than the Fee Deduction Amount, the Underlying Value of the Down Trust will be reduced and the Down Trust will not be able to invest in treasuries an amount equal to the Down Aggregate Par Amount on the next Distribution Date, which will result in a decrease in Underlying Value until such time as yield on the treasuries during future Calculation Periods is sufficient to make up that decrease. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.”

On the Distribution Payment Date that follows an Early Termination Date or the Final Scheduled Termination Date, any portion of the Fee Deduction Amounts on deposit in the fee payment account that is in excess of that needed to pay in full the fees and expenses of the Down Trust will be transferred to us, in our capacity as depositor, and will be retained by us.

Similarly, a Fee Deduction Amount will be applied by the trustee for the Up Trust on each Distribution Date to pay the fees and expenses of the Up Trust, which are expected to be comparable to those of the Down Trust. The Up Trust is expected to incur the same variable fees and the same amount of fixed fees and expenses.

The trustee will also be entitled to the transaction fees payable in connection with Paired Issuances and Paired Optional Redemptions. See “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution” and “— Paired Issuances.”

Collections

The trustee will make reasonable efforts to collect, on behalf of the Down Trust, all payments under the treasuries, the settlement contracts and the income distribution agreement, but the trustee will not be obligated to fund any collection or legal fees or expenses out of its own funds or assets.

Calculations

The trustee will calculate the Underlying Value of the Down Trust and the Per Share Underlying Value of one Down MacroShare for each calendar day. At the close of each business day, the trustee will perform these calculations (1) for that business day or, (2) if that business day is followed by one or more intervening non-business days, for the last calendar day preceding the next business day, and it will provide the calculations to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com not later than one hour prior to the commencement of trading on NYSE Arca on the next business day that follows the day of calculation. The administrative agent will also calculate and post on its website, not later than one hour prior to commencement of trading on NYSE Arca on each business day, the premium or discount of the midpoint of the bid/offer price spread for one Down MacroShare at the close of the preceding trading day over or to the proportionate underlying value of one Down MacroShare on that day.

The trustee will base its calculations for each business day on the Reference Value of the Index for that business day which will be communicated to it by the administrative agent. The trustee will also calculate and provide to the administrative agent, within the time period agreed upon by the trustee and the administrative agent, the amount of income allocable to each Down and Up Trust for each calendar day, the amount of Available Income in each of the Paired Trusts for each calculation period and the Quarterly Distribution and Final Distribution to be made by each of the Paired Trusts on each Distribution Date. All calculations made by the trustee will be conclusive and binding on the holders of the Paired Shares, absent manifest error. No other entity will be responsible for confirming the administrative agent’s communication of the Reference Value of the Index or the trustee’s calculation of Underlying Value.

Certain Matters Regarding Us, MacroMarkets LLC, Macro Financial, LLC and the Trustee

Each Trust Agreement will provide that we, MacroMarkets LLC, Macro Financial, LLC and any of our or their respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that Trust Agreement or for errors in judgment, provided that we, MacroMarkets LLC, Macro Financial, LLC and any person related to us, MacroMarkets LLC and Macro Financial, LLC will not be protected against any liability that results:

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from gross negligence, willful misfeasance or bad faith in the performance of our, MacroMarkets LLC’s, or Macro Financial, LLC’s duties; or

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by reason of reckless disregard of our, MacroMarkets LLC’s, or Macro Financial, LLC’s respective obligations and duties under either Trust Agreement.

In addition, MacroMarkets LLC, as administrative agent, will be required to compensate the applicable Paired Trust for any reduced income resulting from a violation by the administrative agent of the requirements and conditions contained in Appendix D to this prospectus relating to transactions with affiliated persons.

Each Trust Agreement may also provide that we, the trustee, and any of our or the trustee’s respective directors, officers, members, managers, shareholders, employees, agents, affiliates (as defined in Regulation S-X of the Securities Act) and subsidiaries will be:

•

entitled to indemnification by the related trust, and

•

held harmless against any loss, liability or expense incurred in connection with any legal action or claim relating to that Trust Agreement and related transaction documents or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee’s or a related person’s gross negligence, willful misfeasance, willful misconduct or bad faith in the performance of our, the trustee’s or the related person’s respective duties and obligations or by reason of the reckless disregard of these duties and obligations.

The trustee will not be liable for any indemnification provided to any person by the Down Trust or us. Any indemnification expenses will be paid out of the Fee Deduction Amount provided that any amounts payable to the trustee or related person in respect of indemnification will be payable in advance or will be secured by a lien on the assets of the related trust and will include, among other costs and expenses, the costs and expenses (including counsel fees) of investigating and defending against all such claims and liabilities.

In addition, each Trust Agreement will provide that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that Trust Agreement or which in our or its opinion may involve us or it in any expense or liability. We may, however, in our discretion take any such action which we may deem necessary or desirable with respect to the related Trust Agreement and the rights and duties of the parties and the interests of the shareholders under that Trust Agreement.

Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the Trust Agreements provided that such successor shall be otherwise qualified and eligible under the provisions of the Trust Agreements.

Modification and Waiver

No amendment to either Trust Agreement may:

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modify the formula for calculating Underlying Value or any defined terms related to that formula; or

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modify the 1:1 relative proportion of Down MacroShares to Up MacroShares that together constitute a MacroShares Unit.

Without the written consent of each shareholder of either of the Paired Trusts that would be adversely affected, and subject to the restrictions outlined above, no amendment to either Trust Agreement may:

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modify the amount or timing of any distributions that are required to be made on the Paired Shares; or

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reduce the percentage of shareholders that are required to consent to the foregoing amendment and the amendments in the next paragraph.

Subject to the restrictions outlined above, with the written consent of shareholders representing a majority of the Down Aggregate Par Amount, we and the other parties to the Trust Agreement may amend the Trust Agreements for the purpose of:

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adding any provisions to or changing in any manner or eliminating any of the provisions of that Trust Agreement; or

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modifying in any manner the rights of the shareholders.

If any such amendment is adopted and approved by each holder of the Down MacroShares, such amendment shall not be effective unless and until an identical amendment has been made to the Up Trust Agreement in accordance with the amendment provisions of that agreement.

Subject to the restrictions outlined above, we and the other parties to the Trust Agreements may amend the Trust Agreements without notice to or consent of the shareholders:

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to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of either Trust Agreement;

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to conform the provisions of the Trust Agreements to this prospectus and the related attachments to this prospectus;

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to add to the covenants, restrictions or obligations of any entity under either Trust Agreement for the benefit of the shareholders or to modify any provisions of that Trust Agreement so long as such modification does not adversely affect the interests of the shareholders of either of the Paired Trusts in any material respect;

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to evidence and provide for the acceptance of appointment under either Trust Agreement of a successor trustee, a successor administrative agent or any successor marketing agent;

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to modify the procedures for effecting Paired Issuances and Paired Optional Redemptions or for directing and settling creation orders and redemption orders in connection with an amendment to a Participants Agreement;

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to increase or decrease the number of shares in a MacroShares Unit so long as the 1:1 proportion of Down MacroShares to Up MacroShares is maintained;

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to modify the rules governing the administrative agent’s selection of treasuries and treasury repos which are summarized under “DESCRIPTION OF THE DOWN TRUST ASSETS — United States Treasury Obligations;” and

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to comply with any requirements imposed by the Code or any securities laws.

The trustee will not enter into any amendment or modification which would cause either of the Paired Trusts to be required to register as an investment company under the Investment Company Act of 1940, as amended, or to be regulated as a commodity pool under the Commodity Exchange Act, as amended. The trustee may rely on the advice of counsel or an opinion of counsel in taking any action or refraining from taking any action with respect to any amendment to either Trust Agreement or with respect to any request for its consent to the taking of any action or the refraining from any action by any other person under the terms of either Trust Agreement.

Voting Rights

Each holder of Down MacroShares will be entitled to vote under the Down Trust Agreement on the following matters:

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any amendments requiring the prior written consent of shareholders under the Down Trust Agreement, as described under “—Modification and Waiver;”

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the termination of the trustee under the Down Trust Agreement; and

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the appointment of a successor trustee under the Down Trust Agreement.

Each holder’s voting rights as of any business day will be based on the par amount of its Down MacroShares relative to the Aggregate Par Amount of all Down MacroShares that remain outstanding on that date.

As described in this prospectus under “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution,” only Authorized Participants may exercise the right to direct the issuance and redemption of the Down MacroShares.

Reports to Shareholders

We will prepare, on behalf of the Down Trust, quarterly reports on Form 10-Q with respect to each calendar quarter and annual reports on Form 10-K with respect to each calendar year. The reports on Form 10-K will include financial statements audited on behalf of the Down Trust by PricewaterhouseCoopers LLP, acting as the trust’s independent registered public accounting firm. In addition, the settlement contracts will be valued in such financial statements by the administrative agent at fair value. As there is no market for the settlement contracts, and no such market is expected to develop, the administrative agent will determine the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the Paired Trust, applicable market prices and the rates of transactions in Down MacroShares on NYSE Arca. As a result, the fair value of such contracts for financial reporting purposes may differ from the underlying value at which the Down MacroShares are redeemed or created, and such differences could be material. We will also prepare current reports on Form 8-K. We will file all such reports with the Securities and Exchange Commission. You may contact your broker to obtain paper copies of these reports.

Duties of the Trustee

Under the Trust Agreements, the duties of the trustee will include:

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causing the Paired Trusts to use available funds to make their required payments under the income distribution agreement and the settlement contracts;

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making Quarterly Distributions and a Final Distribution to the holders of the Down MacroShares;

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administering Paired Optional Redemptions and delivering available treasuries to redeeming shareholders on each Redemption Date in accordance with the provisions described under “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution;”

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administering each of the Paired Trusts;

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paying the fees and expenses of each of the Paired Trusts, to the extent the funds are available for that purpose in accordance with the applicable Trust Agreement;

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effecting Paired Issuances in accordance with the provisions described under “DESCRIPTION OF THE DOWN MACROSHARES —Paired Issuances;”

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effecting Paired Optional Redemptions in accordance with the provisions described under “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution — Final Distributions in Paired Optional Redemptions;”

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acting as the custodian for the treasuries and all other assets of each of the Paired Trusts;

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settling purchase orders for treasuries that are placed on behalf of the Down Trust by the administrative agent, in accordance with the directions of the administrative agent;

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for each day, calculating the Underlying Value of the Down Trust and the Per Share Underlying Value of one Down MacroShare and providing such values to the administrative agent on each business day for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

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calculating, for each Distribution Date, the amount of Available Income on deposit in each of the Paired Trusts, the payment due under the income distribution agreement and the Quarterly Distributions to be made on the Down MacroShares;

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calculating, in connection with each Redemption Date, an Early Termination Date and/or the Final Scheduled Termination Date, the respective underlying values of the Paired Trusts, the termination payment due under the settlement contracts being settled and the Final Distribution to be made on the Down MacroShares on the applicable Redemption Date, Early Termination Date or Final Scheduled Termination Date;

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preparing any notices required to be provided by the trustee under the Trust Agreements;

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providing notification of the occurrence of certain Termination Triggers; and

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performing all of the other obligations expressly required of it under the Trust Agreements and the other transaction documents.

The trustee may engage any other persons to assist it with its duties under the Trust Agreements, including its affiliates, but the trustee will remain liable to the shareholders for the performance of these duties to the extent expressly provided in the Trust Agreements.

The trustee will not make any representations or warranties as to the validity or sufficiency of various matters related to either of the trusts including, among other matters, either Trust Agreement, the shares issued by either of the trusts, the assets in either of the trusts, the settlement contracts, the income distribution agreement, the MacroShares Licensing Agreement, the S&P Sublicensing Agreement or any other related agreement, document or instrument. In addition, the trustee makes no representation or warranty regarding federal securities laws or state securities or “blue sky” laws in connection with the distribution of the shares issued by either of the trusts or their registration under applicable federal or state securities laws. The trustee is required to perform only those duties specifically enumerated under the related Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related Trust Agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents or information furnished to it under either Trust Agreement and is not required to perform any due diligence or investigation with respect to any documents, information or instructions by us, the administrative agent or any other authorized parties.

The trustee may be held liable under either Trust Agreement for its own grossly negligent action or failure to act, or for its own willful misconduct. However, each Trust Agreement limits the trustee’s liabilities, including, among other matters, that the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with our directions or the directions of the administrative agent or the holders of 66 and 2/3% of the shares issued by that trust. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under either Trust Agreement, or in the exercise of any of its rights or powers, if it believes in good faith that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

State Street Bank and Trust Company, N.A. is not the issuer of the Down MacroShares or the Up MacroShares under the Securities Act and has not been involved in the preparation or review of this prospectus or the prospectus for the Up MacroShares and assumes no responsibility for any misstatements or omissions contained in this prospectus or the prospectus for the Up MacroShares or for compliance with the Securities Act or other applicable securities laws in connection with the offer or sale of the Down MacroShares or Up MacroShares or with respect to the provisions of the Exchange Act, or other applicable securities laws as they may relate to the Down Trust or Up Trust or any affiliated persons of either of the Paired Trusts.

Duties of the Administrative Agent

Under the Trust Agreements, the administrative agent will perform or oversee the performance of a number of duties including, among others:

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directing the trustee in the acquisition of new treasuries for the Paired Trusts on each Distribution Date and each Issuance Date, including placing, or directing a designated service provider to place, the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in both of the Trust Agreements and described in this prospectus under “DESCRIPTION OF THE DOWN TRUST ASSETS — United States Treasury Obligations;”

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processing redemption and creation orders for Paired Shares from Authorized Participants;

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directing the trustee in effecting Paired Optional Redemptions and Paired Issuances;

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selecting treasuries to be delivered between the Paired Trusts in connection with the settlement of the settlement contracts and treasuries to be delivered to redeeming Authorized Participants in connection with Paired Optional Redemptions in accordance with the rules specified in the Trust Agreements;

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performing the calculations assigned to the administrative agent, which are described above under “— Calculations;”

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maintaining its website located at http://www.macromarkets.com, where investors can obtain information about the performance of the Paired Shares; and

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providing notification of the occurrence of certain Termination Triggers.

The administrative agent will have the right to delegate any portion of its duties under the Trust Agreements to third-party service providers; however, the administrative agent will remain liable for the performance of such duties.

Trustee Termination Events

A “Trustee Termination Event” under the Down or Up Trust Agreement will consist of the following:

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a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable Trust Agreement, to the extent that funds are available in the applicable trust to make those distributions, which failure continues unremedied for a period of five (5) or more business days;

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a failure to distribute the available proceeds of all of the assets of the applicable trust on the Final Scheduled Termination Date, which failure continues unremedied for a period of five (5) or more business days;

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a failure to make any payment required to be made under the income distribution agreement or the settlement contracts, to the extent that the applicable trust has the funds available to make any such payment, which failure continues unremedied for a period of five (5) or more business days;

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a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

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the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

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the occurrence of a Trustee Termination Event under the Trust Agreement for the other Paired Trust as a result of which the trustee is terminated under such Trust Agreement.

So long as a Trustee Termination Event remains unremedied, we may and, at the direction of the required percentage of shareholders, we will terminate the trustee’s rights and obligations under the applicable Trust Agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable Trust Agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable Trust Agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $20,000,000 or such higher amount as we may specify. Pending the acceptance of that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement. Without the consent of a majority of the shareholders, voting by Par Amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable Trust Agreement.

We may also elect to terminate the trustee without cause and appoint a successor trustee that meets or exceeds the requirements described in this prospectus under “— The Trustee.” Pending the acceptance of that appointment by the successor trustee, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement.

Resignation of Trustee

The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

Removal and Resignation of Administrative Agent

The administrative agent may, upon written notice to us, resign at any time. The administrative agent may also be removed, with or without cause, at any time by us upon written notice. A resignation or removal of the administrative agent will not become effective until a successor administrative agent has been appointed and has accepted its appointment.

Termination of the Trusts

If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of either of the Trust Agreements, or the Down Trust or the Up Trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Down Trust or the Up Trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of either of the trusts.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Down MacroShares. This summary is based on the Code, final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the “IRS,” and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinion expressed below, see “— Classification of the Down Trust,” our Tax Counsel, Skadden, Arps, Slate, Meagher & Flom, LLP, will provide no other opinion relating to United States federal income tax matters with respect to the trust or shares.

This summary is addressed only to shareholders who hold those shares as capital assets and not as a hedge, a position in a “straddle” or other conversion transaction or as part of a “synthetic” security or other integrated financial transaction. This summary does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

As used in this section, a “U.S. Holder” means a U.S. Person who is a beneficial owner of a Down MacroShare. A “U.S. Person” means a person that is, for United States federal income tax purposes:

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a citizen or resident of the United States,

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a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

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an estate, the income of which is subject to United States federal income taxation regardless of its source, or

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a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

“Non-U.S. Persons” means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

There is no authority directly on point dealing with securities such as Down MacroShares or the transactions of the type described in this prospectus, and the opinion of Tax Counsel is not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

It is strongly recommended that each prospective investor in Down MacroShares consult with its tax advisor regarding the application of tax laws to its particular situation.

Classification of the Down Trust

Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Down Trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Down Trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Down Trust’s taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders for reporting on their own returns. The imposition of tax at the Down Trust level would reduce amounts available for distribution to its shareholders.

Classification of Down MacroShares

For United States federal income tax purposes, each holder of a Down MacroShare will be considered to be a partner in the partnership constituted by the Down Trust. Each such shareholder will be required to include in its gross income its distributive share of income attributable to the Down Trust.

Income and Deductions

A U.S. Holder of shares in the Down Trust will be required to take into account in computing the U.S. Holder’s United States federal income tax liability:

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the U.S. Holder’s distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Down Trust in which the U.S. Holder has directly invested for any taxable year of the Down Trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Down Trust has been or will be received.

The Down Trust items of income and loss will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Down Trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Down MacroShares.

Allocation of Down Trust Income, Gains and Losses

Under Section 704(b) of the Code:

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a U.S. Holder’s distributive share of an item of Down Trust income, gain, loss or deduction is determined in accordance with the U.S. Holder’s “interest in the partnership” if the allocations of income, gain, loss and deduction under the Down Trust Agreement lack “substantial economic effect,” and

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each U.S. Holder is required to take into account such distributive share for each taxable year of the Down Trust on the holder’s separate federal income tax return for the holder’s taxable year that includes the last day of that taxable year of the Down Trust, except that if the U.S. Holder disposes of all of its Down MacroShares, the U.S. Holder will be required to take into account such distributive share for the holder’s taxable year that includes the date of disposition.

Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have “substantial economic effect.” The allocations of income, gain, loss and deduction under the Down Trust Agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Down Trust Agreement generally correspond to the U.S. Holders’ interests in the Down Trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Down Trust will be taxable as ordinary income at the time those earnings accrue. Although not free from doubt because of the lack of direct authority, the Down Trust will treat gain (or loss) recognized in respect to the settlement contracts as capital gain (or loss). The Down Trust will treat payments received or made pursuant to the income distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Down Trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Down MacroShares and will be allocated to holders of Down MacroShares on a daily accrual basis, regardless of the U.S. Holder’s method of accounting. Actual cash distributions on Down MacroShares in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Down Trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

In addition, non-corporate U.S. Holders will be subject to the “miscellaneous itemized” deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees, and other expenses associated with the Down Trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder’s adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, “Overall Limited Deductions”). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Down Trust loss in excess of such U.S. Holder’s adjusted tax basis (calculated as described below) in its Down MacroShares, as the case may be. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Down Trust net loss in excess of the amounts for which such U.S. Holder is “at risk” with respect to its shares as of the end of the Down Trust’s taxable year in which such loss occurred. The amount for which such a U.S. Holder is “at risk” with respect to its Down MacroShares, as the case may be, generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

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in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

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from persons who have a proprietary interest in the Down Trust and from certain persons related to such persons or

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for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Down Trust’s income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Down Trust.

Sale, Exchange, or Redemption of Down MacroShares

Whereas changes in the value of the Reference Value of the Index will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder, the termination of one or more settlement contracts will result in the recognition of gain or loss by the Down Trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder’s Down MacroShares, as the case may be, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder’s tax basis in such shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions). Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

A U.S. Holder will not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder’s shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder’s shares, the U.S. Holder’s adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder’s adjusted tax basis would have been reduced below zero, as described below in “— Adjusted Tax Basis for Down MacroShares.” Because a U.S. Holder’s tax basis in its shares is not adjusted to take into account the U.S. Holder’s allocable share of the Down Trust’s items of income or loss until the end of the Down Trust’s taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder’s tax basis will be increased in respect of the U.S. Holder’s share of Down Trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Down Trust’s income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder’s tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by holders of Down MacroShares will be allocated to redeeming U.S. Holders under the Down Trust Agreement. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Down MacroShares

A U.S. Holder’s adjusted tax basis in its Down MacroShares generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder’s allocable share of (i) items of Down Trust income and gain and (ii) indebtedness of the Down Trust. A U.S. Holder’s adjusted tax basis in its shares generally will be decreased, but not below zero, by the amount of any cash distributions received by such U.S. Holder from the Down Trust and by such U.S. Holder’s allocable share of (a) items of Down Trust deduction and loss and (b) any constructive distributions resulting from a reduction in such U.S. Holder’s share of indebtedness of the Down Trust.

Adjustments to Basis in Down Trust Assets

The Code provides that the basis of partnership property is not adjusted upon the transfer of an interest in the partnership unless an election has been made under Section 754 of the Code or the partnership is subject to mandatory adjustments under Section 743(b) because it has a “substantial built-in loss” with respect to its assets immediately after such transfer (generally, in excess of $250,000) and certain exceptions do not apply. The Down Trust does not expect to make the election permitted by Section 754 of the Code and expects to qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code and accordingly should qualify for an exception such that, even if it were to have a substantial built-in loss, the partnership should not be subject to mandatory adjustments. Given the absence of applicable authority with respect to the classification of partnerships as securitization partnerships, however, no assurance can be given that the IRS might not successfully assert that the Down Trust does not qualify as a securitization partnership. If it were determined that the Down Trust did not qualify as a securitization partnership and a substantial built-in loss were to exist at the time of a transfer of a Down MacroShare, the Down Trust would be subject to Section 743(b) adjustments.

If Section 743(b) adjustments were required to be made, a subsequent purchaser of a Down MacroShare would have its basis in such holder’s share of the Down Trust’s assets reduced by an amount equal to the difference between the purchaser’s initial adjusted United States federal income tax basis in such share and such holder’s proportionate share of the Down Trust’s tax basis in its assets. Section 743(b) adjustments would be made in respect of each subsequent purchaser separately and would not affect any other shareholders. It is unclear, however, given the publicly traded nature of the Down MacroShares and the nature of the Down Trust’s assets, how, as a practical matter, such adjustments would be tracked and applied, and accordingly, how shareholders might be affected.

Down Trust Audits

Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Down Trust’s tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Down Trust will be audited. Such an audit would generally be conducted at the trust level in a single proceeding rather than in separate proceedings with each partner. In any trust-level audit, the Down Trust will be represented by MacroShares Housing Depositor, LLC as “tax matters partner.” The Down Trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Down Trust. Any such settlement by the Down Trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Down Trust Agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Down Trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Down Trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership’s return, whether to apply the procedures described above.

Investment Interest Limitation

Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Down Trust, will be “investment interest” and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer’s “net investment income.” For this purpose, “net investment income” will include net income from the Down Trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 180 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Down Trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the “Tax Shelter Regulations”). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

In general, income tax information with respect to Down MacroShares will be reported to shareholders on Schedule K-1, which should be mailed to shareholders of Down MacroShares as promptly as possible following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

A “Non-U.S. Holder” means a holder other than a U.S. Holder. We expect that there will be sufficient trading on a recognized commodities exchange of futures on the S&P/Case-Shiller Composite-10 Home Price Index to satisfy a tax requirement that such futures are “of a kind customarily dealt in” on such exchange. There is, however, no authority directly addressing how much trading is required to satisfy such requirement. Assuming that such requirement is met, then for United States federal income tax purposes, Non-U.S. Holders of shares who furnish a properly completed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable, should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the income distribution agreement or the settlement contracts. If, contrary to expectations, such requirement is not met, Non-U.S. Holders could be treated as earning income that is effectively connected with the conduct of a trade or business within the United States (“ECI”). ECI earned by Non-U.S. Holders is taxable by the United States at full U.S. income tax rates and each such Non-U.S. Holder would be subject to quarterly withholding at the highest applicable rate (currently, 35% for both individuals and corporations), on an estimated basis, on its allocable share of the income of the Down Trust whether or not it received distributions from the Down Trust. Generally, a Non-U.S. Holder will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

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does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

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is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a “tax home” in the U.S. for U.S. federal income tax purposes; or is not a former citizen of the U.S.

Backup Withholding

A Non-U.S. Holder who fails to establish its exemption from backup withholding by certifying its status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable, may be subject to backup withholding tax. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished by such Non-US. Holder to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of any such backup withholding.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

CERTAIN ERISA CONSIDERATIONS

We anticipate that the Down MacroShares offered in this prospectus will meet the criteria of “publicly-offered securities” pursuant to the Plan Assets Regulation issued by the Department of Labor.

We expect that:

•

there will be no restrictions imposed on the transfer of the Down MacroShares;

•

the Down MacroShares will be held by at least 100 independent investors; and

•

the Down MacroShares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

However, it is not known at this time when the Down MacroShares will be held by at least 100 independent investors for purposes of the Plan Assets Regulation. Plans may not invest in the Down MacroShares and each investor will be deemed to have represented that it is not, and is not investing assets of, a plan unless and until we confirm, by means of a filing made on Form 8-K, that the Down MacroShares are held by at least 100 independent investors.

If the Down MacroShares were to fail to meet the criteria of publicly-offered securities, the assets of the Down Trust could be deemed under ERISA to include the assets of any plans that invested in the Down Trust. In that event, transactions involving the Down Trust’s assets and parties in interest or disqualified persons with respect to plans that invested in the trust would be prohibited under ERISA and the Code, unless another exception to the Plan Assets Regulation or a statutory or administrative exception applies.

Prospective fiduciaries of a plan considering the purchase of Down MacroShares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

•

whether the fiduciary has the authority to make the investment,

•

the composition of the plan’s portfolio with respect to diversification by type of asset,

•

the plan’s funding objectives,

•

the tax effects of the investment,

•

whether the assets of the trust that are represented by the Down MacroShares would be considered plan assets, and

•

whether, under the general fiduciary standards of investment prudence and diversification an investment in the Down MacroShares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Any purchaser of Down MacroShares that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN OF DISTRIBUTION

General

The initial distribution of the Down MacroShares is being made by means of an “OpenCross® auction,” which differs from methods traditionally used in public offerings and consists of two independent but simultaneous public auctions for the Down MacroShares and the Up MacroShares. As described below under “—The OpenCross Auction Process—Determination of Public Offering Price” and “—Allocation of Shares,” both the respective Public Offering Prices of the Paired Shares and the number of Paired Shares that will be issued and sold as part of the initial distribution (as well as the allocation of those shares among investors) are determined in the OpenCross auction. The price range indicated on the cover of this prospectus is merely an estimate of expected bidding prices. Investors may place bids that are higher or lower than the indicated price range. The OpenCross auction is being conducted by the placement agent and various participating dealers. Investors may place bids in the OpenCross auction through any participating dealer. Any investor may also request that the placement agent or a participating dealer authorize it to bid directly in the OpenCross auction (each, an “Authorized Investor”), in which case the investor will also receive access to certain auction pricing and volume information via the OpenCross auction website maintained by W.R. Hambrecht + Co., LLC (“WR Hambrecht + Co”), who will act as the “Auction Manager.” All investors who submit valid bids in the OpenCross auction have an equal opportunity to receive an allocation of shares. The OpenCross auction may commence on any day that is selected by Macro Financial, LLC but that occurs after the date of this preliminary prospectus and is expected to close within 5 business days; however, Macro Financial, LLC and the Auction Manager may extend the length of the OpenCross auction. The OpenCross auction commenced at 1:00 p.m. New York City time on April 28, 2009 and is currently expected to close at 1:00 p.m. New York City time on May 5, 2009 (such date, the “Auction Closing Date”). “OpenCross®” is a registered trademark of WR Hambrecht + Co. WR Hambrecht + Co considers all references to “OpenCross®” in this prospectus its trademark and reserves all rights to that trademark.

Unless bids for a minimum aggregate dollar amount of Down MacroShares equal to $87,500,000 (not including the applicable Per Share Mark-Ups) are received in the OpenCross auction, no bids will be accepted, the OpenCross auction will be cancelled and no Down MacroShares will be sold in the initial offering described in this prospectus.

The “placement agent” for the initial distribution of the Paired Shares is Macro Financial, LLC, a broker-dealer who is registered pursuant to the Securities Exchange Act of 1934, as amended. Macro Financial, LLC expects, in its capacity as both the placement agent and the marketing agent, to enter into a Placement Agency Agreement with the Paired Trusts, MacroMarkets LLC and us, in our capacity as depositor, upon the close of the OpenCross auction. The “participating dealers” are dealers who will enter into a selling agreement with the placement agent which specifies the terms upon which they will participate in the OpenCross auction. The placement agent has agreed to use its best efforts to procure potential investors for the Down MacroShares. The Placement Agency Agreement provides that the obligations of the placement agent are subject to conditions, including an effective registration statement being on file with the SEC covering the sale of the Down MacroShares, and the receipt of certificates, opinions and letters from us and our counsel and independent accountants. The placement agent is not purchasing or selling any of the Down MacroShares being offered under this prospectus and is not required to arrange the purchase or sale of any specific number or dollar amount of Down MacroShares.

For acting as Auction Manager, WR Hambrecht + Co will receive the “Upfront Auction Manager Fee” described below and an “Ongoing Auction Manager Fee” equal to 5 basis points (0.05%) per annum from the 25-basis-point (0.25%) per annum fee payable to MacroMarkets LLC for acting as the administrative agent for the Paired Trusts. Macro Financial, LLC, in its capacity as the placement agent, is entitled to 20 basis points (0.20%) per annum from its 43-basis-point (0.43%) per annum marketing agent fee, payable quarterly on each Distribution Date out of such fee. If we, MacroMarkets LLC and/or the placement agent pay any of the expenses related to the initial distribution of MacroShares in the event that the distribution proceeds are insufficient to pay such expenses in full, the amounts paid will first be reimbursed to each such entity out of the 20-basis-point entitlement, before any compensation is paid to Macro Financial, LLC, in its capacity as the placement agent.

The placement agent will also receive “Placement Fees” payable out of the “Aggregate Mark-Up,” which is equal to the sum of the “Per Share Mark-Ups” charged on each share sold in the OpenCross auction. The “Placement Fees” will consist of (i) 70% of the Aggregate Mark-Up and (ii) the portion of the other 30% of the Aggregate Mark-Up that is remaining, if any, after the Paired Trusts have paid all expenses associated with the initial distribution of the MacroShares. The “Per Share Mark-Up” is based on the number of MacroShares purchased by each beneficial owner (or group of affiliated beneficial owners) in the OpenCross auction and, as set forth in the table below, ranges from a minimum of $0.025 per share to a maximum of $0.75 per share. Investors who place paired bids, as described below under “— The OpenCross Auction Process,” will pay a Per Share Mark-Up based upon the total number of Down and Up MacroShares purchased by each such investor.

Per Share Mark-Up Schedule:

Number of Shares Purchased	Applicable Per Share Mark-Up
100 to 10,000	$0.75
10,001 to 50,000	$0.50
50,001 to 250,000	$0.25
250,001 to 2,500,000	$0.125
2,500,001 or more	$0.025

The expenses of the initial offering will consist of (i) an “Upfront Auction Manager Fee,” which will be not less than a minimum of $200,000 and which will be calculated as the greater of (a) $0.04 per share and (b) 15% of the Aggregate Mark-Up, after deduction of the distribution expenses described in clauses (ii) through (vii) of this paragraph, (ii) legal fees of the Paired Trusts and the placement agent of $1,750,000, (iii) SEC and FINRA registration fees of $173,554, (iv) prospectus printing fees of approximately $100,000, (v) marketing and road show fees of approximately $250,000, (vi) public auditing fees in the amount of approximately $110,000, and (vii) Blue Sky registration fees, if applicable, NYSE Arca listing fees, escrow account fees and prospectus delivery fees of approximately $116,446. The Down Trust will be responsible for one-half of these initial offering expenses. Any underwriting expenses not recovered from the Aggregate Mark-Up may be deducted from the proceeds of the auction which would have otherwise been deposited into the Paired Trusts and would have been used to acquire treasuries. If this occurs, the Underlying Value of each of the Paired Trusts will be less than it would have been if treasuries equal to the Aggregate Par Value of the Paired Shares had been purchased with the auction proceeds and all treasury income realized during each Calculation Period following the Closing Date will be applied, after payment of the ongoing fees and expenses of the Paired Trusts, to make up the deficiency in the amount of funds available for investment in treasuries, and no quarterly distributions will be made on the Paired Shares so long as such deficiency exists. See “RISK FACTORS — You may lose your entire investment in the Down MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution” and “ — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Down Trust’s fees and expenses, the Down Trust’s underlying value will decline.”

The following table shows (i) the impact on the net offering proceeds to the Paired Trusts if the minimum offering size is sold, (ii) the impact if the maximum size is sold and (iii) the number of shares which must be sold in order for the offering fees and expenses to be fully covered by the Aggregate Mark-Ups.

Number of Shares Sold in the Initial Offering	Funds Available to Pay Offering Fees and Expenses (30% of Per Share Mark-Ups) (1)	Excess Amount of Offering Fees and Expenses (2)	Deduction Per Share
2,500,000 Down and Up MacroShares (minimum offering size)	$562,500	$2,137,500	$0.43
20,000,000 Down and Up MacroShares (maximum offering size)	$4,500,000	$0	$0
18,890,000 Down and Up MacroShares (break-even offering size)	$4,250,250	$0	$0

———————

(1)

We are assuming an average Per Share Mark-Up of $0.375, based upon the expected mix of retail and institutional investors.

(2)

The aggregate offering fees and expenses are equal to $2.5 million plus the Upfront Auction Manager Fee. If the size of the offering is equal to either the maximum of 20 million Up and Down MacroShares or the “break-even” number of 18.89 million Up and Down MacroShares, the Upfront Auction Manager Fee will be equal to 15% of the Aggregate Mark-Up after deducting from such Aggregate Mark-Up the $2.5 million of other expenses.

Prior to the commencement of the OpenCross auction, the placement agent will receive instructions as to how the OpenCross auction works and how to use the WR Hambrecht + Co OpenCross auction website. Upon execution of the Placement Agency Agreement on the Auction Closing Date, the placement agent will receive instructions for cash settlement for the cash and security accounts maintained by the trustee on behalf of the Paired Trusts, and will be required to supply each of the Paired Trusts with settlement instructions for its DTC account. The placement agent will settle the orders that were placed during the OpenCross auction with an escrow account established with Wilmington Trust Company on a consolidated share basis such that the final auction allocation for the placement agent and each participating dealer will match all of the customer notices of acceptance between each Paired Trust and the placement agent and each participating dealer.

At the conclusion of the OpenCross auction, Macro Financial, LLC will determine the allocation of shares, the amount of Paired Shares that can be sold and the respective Public Offering Prices for the Paired Shares. Macro Financial, LLC will then prepare and deliver to the placement agent and the participating dealers by 6:00 p.m. New York City time on the Auction Closing Date a notice of acceptance which will specify (i) the Public Offering Prices for the Down and Up MacroShares, both in the aggregate and for each customer who submitted a bid, (ii) the Per Share Mark-Up, both in the aggregate and for each customer, and (iii) the aggregate number of Paired Shares being sold in the auction. The placement agent and participating dealers will then send notices of acceptance to each of its customers who was a successful bidder. No bids may be modified or withdrawn by an investor after the sending of these notices of acceptance.

The participating dealers, on behalf of the bidders that they represent, must deliver payment for their MacroShares in immediately available funds to an escrow account established at Wilmington Trust Company, acting in the capacity of an “Escrow Agent,” not later than 10:00 a.m. New York City time on the first business day after the Auction Closing Date. Macro Financial, LLC may, in its sole discretion, extend this deadline. All MacroShares purchased during the OpenCross auction but not paid for by the deadline (as it may be extended by Macro Financial, LLC) will be reallocated to other bidders who did not receive the full allotment for which they bid. Macro Financial, LLC will deliver revised notices of acceptance to the affected bidders through their participating dealers by 4:00 p.m. New York City time on the business day after the Auction Closing Date and such parties must deliver additional funds for the reallocated shares to the escrow account not later than 10:00 a.m. New York City time on the second business day after the Auction Closing Date. If any participating dealers, on behalf of the bidders that they represent, fail to deliver additional funds by the deadline, Macro Financial, LLC will reduce the allocations to these bidders accordingly and will then also make corresponding reductions in the allocation of the paired MacroShares to ensure that the same number of Up and Down MacroShares is issued. Revised notices of acceptance will be sent to each affected investor no later than 2:00 p.m. New York City time on the second business day after the Auction Closing Date. The Escrow Agent will confirm receipt of all funds into the escrow account and, after confirming that the conditions described in the second succeeding paragraph have been met, deliver the necessary funds to the accounts of the Paired Trusts, and State Street Bank and Trust Company will then deliver the applicable number of MacroShares, as adjusted by the reallocation process, if necessary, to the DTC accounts of the participating dealers as soon as practicable following the completion of the allocation process but no later than 6:00 p.m. New York City time on the third business day after the Auction Closing Date (the “Auction Settlement Date”).

In the scenario where the number of MacroShares that have not been paid for is greater than the difference between the full allotment of all valid and accepted bids by non-defaulting investors and the number of MacroShares initially allocated to such investors, the Auction Manager will recalculate the allocations of MacroShares among the successful bidders using its OpenCross auction technology and Macro Financial, LLC will revise the share allocations accordingly and notify all affected participating dealers. If all allocations are, as a result reduced, then revised notices of acceptance and funds representing the number of MacroShares by which each investor’s bid was reduced will be delivered to investors’ accounts not later than 6:00 p.m. New York City time on the business day following the Auction Closing Date. The Escrow Agent will confirm receipt of all funds into the escrow account and, after confirming that the conditions described in the next paragraph have been met, deliver the necessary funds to the accounts of the Paired Trusts, and State Street Bank and Trust Company will then deliver the applicable number of MacroShares as soon as practicable after the completion of the allocation process, but no later than 6:00 p.m. New York City time on the Auction Settlement Date. If, however, allocations to some investors are increased as a result of the recalculation process, then revised notices of acceptance will be delivered by 6:00 p.m. New York City time on the business day after the Auction Closing Date and the participating dealers, on behalf of the bidders that they represent, must deliver funds to pay for the additional shares by 10:00 a.m. New York City time on the second day after the Auction Closing Date. If any participating dealers, on behalf of the bidders that they represent, fail to deliver additional funds by the deadline, Macro Financial, LLC will reduce accordingly the allocations to these investors, as well as to investors in the paired MacroShares, and will send out revised notices of acceptance to each affected investor no later than 2:00 p.m. New York City time on the second business day after the Auction Closing Date. The Escrow Agent will confirm receipt of all funds into the escrow account and, after confirming that the conditions described in the next paragraph have been met, deliver the necessary funds to the accounts of the Paired Trusts, and State Street Bank and Trust Company will then deliver the applicable number of MacroShares, as adjusted by the reallocation process, if necessary, to the DTC accounts of the participating dealers as soon as practicable after the completion of the allocation process but no later than 6:00 p.m. New York City time on the Auction Settlement Date.

In connection with the initial offering, Macro Financial, LLC will establish a bank segregated escrow account with the Escrow Agent to hold all investor funds received following the close of the auction for the benefit of each investor and the Paired Trusts. After all allocations and reallocations described above have been completed and (i) the Escrow Agent has confirmed receipt of a minimum amount of proceeds equal to $37,500,000 from sales of the Up MacroShares (not including the applicable Per Share Mark- Up received with respect to each Up MacroShare) and a minimum amount of proceeds equal to $87,500,000 from sales of the Down MacroShares (not including the applicable Per Share Mark-Up received with respect to each Down MacroShare), and (ii) Macro Financial, LLC has confirmed receipt of payment for each Down and Up MacroShare that is being issued and will communicate to the Escrow Agent such confirmation, the Escrow Agent will release (A) all amounts that constitute Per Share Mark-Ups to the placement agent (up to 30% of which will be applied by the placement agent to pay, on behalf of the Paired Trusts, the initial offering expenses) together with, in the event that initial offering expenses exceed 30% of the Aggregate Mark-Up, the amount necessary to pay such excess expenses, but only so long as the deduction of such additional amount from the proceeds of the auction does not result in less than the minimum amounts specified in clause (i) above being deposited into the Paired Trusts, and (B) the remaining funds to the accounts of the Paired Trusts created at State Street Bank and Trust Company. One-half of these remaining funds will be delivered to the Down Trust and one-half to the Up Trust. In the event that the Escrow Agent is unable to make the required confirmations within 10 business days after the Auction Closing Date, the Escrow Agent will return all funds on deposit in the escrow account to the investors who delivered such funds into the account.

All bids in the OpenCross auction must be placed through participating dealers who have executed a selling agreement with the placement agent. Any inconsistencies between orders placed by the participating dealers and those placed by their customers must be resolved promptly between the applicable participating dealer and the customer. As compensation for participating in the OpenCross auction, participating dealers will receive a selling concession from the Per Share Placement Fee, as agreed upon between each participating dealer and the placement agent.

The OpenCross Auction Process

The following describes how the Auction Manager, the placement agent and participating dealers will conduct the OpenCross auction process.

Prior to Effectiveness of the Registration Statement

The Auction Manager may open the OpenCross auction on any business day selected by Macro Financial, LLC. The OpenCross auction is currently expected to commence at 1:00 p.m. New York City time on April 28, 2009. The placement agent and participating dealers will solicit bids from prospective investors by electronic mail, telephone and the OpenCross auction website maintained by the Auction Manager. Each bid must specify the number of Up or Down MacroShares the potential investor proposes to purchase and the price the potential investor is willing to pay for the shares (not including the Per Share Mark-Up that will be applicable to those shares). These bids may be above or below the Par Amount of the Up or Down MacroShares as well as above or below their Per Share Underlying Value. Investors may also elect to enter a paired bid in which the investor specifies an equal number of Up MacroShares and Down MacroShares, but does not specify a price (a “Paired Bid”). Investors submitting a Paired Bid pay the full combined par value of $50.00 for each set of Paired Shares (not including the Per Share Mark-Up that will be applicable to those shares). A Paired Bid will receive an allocation of Up MacroShares and Down MacroShares in equal amounts as described below under “—Allocation of Shares.” Paired Bids will not affect the calculation of the clearing price. The minimum size of any bid which may be placed with the Paired Trusts is 100 Up or Down MacroShares; the placement agent and participating dealers may have additional minimum lot size requirements. The Up and Down MacroShares may not be sold, nor may offers to buy be accepted, prior to the time that the related registration statement filed with the SEC becomes effective.

Bidders may submit multiple bids in the OpenCross auction. A bid placed during the OpenCross auction involves no obligation or commitment of any kind prior to a notice of acceptance of the bid being sent, which will occur only after effectiveness of the registration statement and closing of the OpenCross auction. Once a potential investor submits a bid, the bid remains valid unless it is subsequently withdrawn by the potential investor or deemed to have been withdrawn due to such potential investor’s failure to reconfirm its bid before the OpenCross auction is closed, if reconfirmation is necessary due to the circumstances described under “—Reconfirmation of Bids.” Bids can be modified or withdrawn by bidders at any time prior to the closing of the OpenCross auction. Bids may also be withdrawn (but may no longer be modified) after the closing of the OpenCross auction at 1:00 p.m. New York City time on the Auction Closing Date but prior to the sending of the initial notices of acceptance, which will occur not later than 6:00 p.m. New York City time on the Auction Closing Date. No bids may be modified or withdrawn after the sending of the initial notices of acceptance even if revised notices of acceptance are subsequently sent due to reallocation of the Paired Shares, as described above under “—General.”

Effectiveness of the Registration Statement

The placement agent and participating dealers will notify each prospective investor via email or telephone after the Down Trust has filed a request with the SEC that the registration statement relating to this offering be declared effective and will include in that notification the proposed effective date. After the registration statement has become effective, all prospective investors will again be notified by email or telephone and will be advised that the OpenCross auction may close in as little as one hour following effectiveness. Bids will continue to be accepted and may continue to be modified in the time period after the registration statement is declared effective but before the auction closes. Bidders may also withdraw their bids in the time period following effectiveness, including after the closing of the auction but before the notice of acceptance of their bid is sent. The placement agent and participating dealers will inform prospective investors by email or telephone within one hour of the sending of notices of acceptance that such acceptances are being sent out and that bids may not be withdrawn following the sending of such acceptances. The placement agent and participating dealers will also inform prospective investors by email or telephone of any changes they intend to make to the disclosure in this prospectus if such changes do not necessitate the filing and recirculation of an amendment to the registration statement.

Reconfirmation of Bids

The placement agents will require that bidders reconfirm the bids that they have submitted in the OpenCross auction, if either of the following events occur:

•

more than 15 business days have elapsed since the bidder submitted its bid; or

•

there is a material change in the prospectus that necessitates the filing of an amended registration statement, such as, for example, a change in the price range indicated on the cover of this prospectus.

If a reconfirmation of bids is required, the placement agents and participating dealers will send an electronic notice (or communicate in the alternative manner specified by a bidder) to each bidder who has submitted a bid notifying them that they must reconfirm their bids by contacting the placement agents or participating dealers with which they have their brokerage accounts. Bidders will have the ability to reconfirm their bids at any time until the OpenCross auction closes. If a bidder does not reconfirm its bid before the OpenCross auction is closed, the placement agents will disregard such bid and it will be deemed to have been withdrawn. If appropriate, the placement agents may include the request for reconfirmation in a notice of effectiveness of the registration statement.

Changes in the Price Range or Offering Size Before the Auction is Closed

Based on the auction demand, Macro Financial LLC and we, in our capacity as depositor, may elect to change the price range or the number of shares being sold in the offering either before or after the SEC declares the registration statement effective. If we and Macro Financial LLC elect to change the price range or the offering size before or after effectiveness of the registration statement, the placement agent and participating dealers will reconfirm all bids that have been submitted in the auction after notifying bidders of the new auction terms. In addition, prior to any offers being accepted, we will file a pre-effective or post-effective amendment, as applicable, to the registration statement containing the new auction terms.

Changes in the Price Range After the Auction is Closed and Pricing Outside the Price Range

As noted in the preceding section, a change to the stated price range at any time will require the filing of an amendment to the registration statement and reconfirmation of all bids.

If the placement agent determines after the auction is closed that the initial Public Offering Price will be above the stated price range in the auction but that it will not result in any material change, as defined in the last paragraph of this section, to the previously provided disclosure, the placement agent and participating dealers may accept all successful bids without reconfirmation. In this situation the placement agent and participating dealers will communicate the final Public Offering Price in the notice of acceptance that is sent to successful bidders.

If the placement agent determines, after the auction is closed, that the initial Public Offering Price will be either below the stated price range or above the stated price range and, in the latter case, that this increase beyond the stated price range constitutes a material change, as defined in the last paragraph of this section, to the previously provided disclosure, then the placement agent and participating dealers may convey the final Public Offering Price to all bidders in the auction, we will file a post-effective amendment to the registration statement with the final Public Offering Price, and the placement agent and participating dealers will reconfirm all bids and accept offers after the post-effective amendment has been declared effective by the SEC. In the alternative, the placement agent and Auction Manager may re-open the auction pursuant to the following procedures:

•

the Auction Manager will provide notice on its OpenCross auction website that the auction has re-opened with a revised price range;

•

the placement agent and participating dealers will send an electronic notice to everyone who has submitted a bid notifying them that the auction has re-opened with a revised price range;

•

the placement agent and participating dealers will reconfirm all bids in the auction; and

•

a post-effective amendment to the registration statement will be filed and will contain the new auction terms and no offers will be accepted until this post-effective amendment has been declared effective.

An initial Public Offering Price that is below the low end of the price range will always constitute a material change. An initial Public Offering Price that is above the high end of the price range will generally not be considered to be material unless such increase represents more than a 20% increase in the maximum aggregate offering price of the shares.

Closing of the Auction and Pricing

The OpenCross auction will close and the number of Paired Shares that will be sold and their respective Public Offering Prices will be determined on the Auction Closing Date. The Auction Closing Date may occur only after the registration statement becomes effective. The Auction Closing Date is expected to occur approximately 5 business days after the opening of the auction. The automated matching of bids for the Up MacroShares with bids for the Down MacroShares in order to determine the Public Offering Price, the Maximum Pair-Off Share Amount and the Final Offering Size will take place from 10:00 a.m. New York City time to 1:00 p.m. New York City time on the Auction Closing Date. The Auction Closing Date is expected to occur on May 5, 2009; however, such date may be changed by Macro Financial, LLC and the Auction Manager as a result of general market conditions during the period after the registration statement is declared effective. If Macro Financial, LLC and the Auction Manager are unable to close the OpenCross auction, determine the Public Offering Prices and direct us to file a final prospectus with the SEC within 15 days after the registration statement is initially declared effective, we will be required to file with the SEC and have declared effective a post-effective amendment to the registration statement before the OpenCross auction may be closed and Public Offering Prices may be determined.

Once the OpenCross auction is closed, and the respective Public Offering Prices for the Down and Up MacroShares have been determined, the placement agent will accept, on behalf of each of the Paired Trusts, all bids that are at or above the Public Offering Price, though the placement agent may allocate to a prospective investor fewer shares than the number specified in the investor’s bid, as described in “—Allocation of Shares” below. The placement agent and participating dealers will accept bids by sending a notice of acceptance to each of their customers who was a successful bidder. After the notices of acceptance have been sent to the successful bidders, they will be obligated to purchase the shares allocated to them regardless of (1) whether such bidders are aware that the registration statement has been declared effective and that the OpenCross auction has been closed or (2) whether they are aware that a notice of acceptance of their bid has been sent. No bidder may withdraw or modify a valid bid after a notice of acceptance of that bid has been sent by the placement agent or participating dealer.

Requirements for Valid Bids

In order to participate in the OpenCross auction, a prospective investor must have an account with the placement agent or a participating dealer. Valid bids are those that meet the requirements, including eligibility, and account status and size, that are established by the placement agent or participating dealer. Each investor should contact the placement agent or participating dealer through whom such investor expects to submit bids in the OpenCross auction to determine the applicable eligibility criteria established by such placement agent or participating dealer. The placement agent and the Auction Manager have the right, acting in their sole discretion and on behalf of the Paired Trusts, to reject or reduce any bids that they deem manipulative or disruptive in order to facilitate the orderly completion of the offering. Suitability and eligibility standards of participating dealers may vary. As a result of these varying requirements, a bidder may have its bid rejected by the placement agent or participating dealer while another bidder’s identical bid is accepted.

Determination of the Public Offering Price

The Public Offering Price for the Down MacroShares will be determined by means of the OpenCross auction process. While bids will be gathered independently for both the Down and Up MacroShares, the cumulative demand for each will be brought to bear on the overall size of the paired offering being made in the OpenCross auction as well as the respective Public Offering Prices for the Paired Shares. The Public Offering Price will not include the Per Share Mark-Up. After the OpenCross auction has been closed, the Per Share Mark-Up will be added to the Public Offering Price of the Paired Shares in order to determine the total amount that each investor will be required to pay for its shares.

The “Final Offering Size” is the maximum number of Paired Shares that will be sold in the OpenCross auction and will equal the aggregate sum of (i) the total share demand represented by Paired Bids and (ii) the “Maximum Pair-Off Share Amount,” which is the maximum number of Paired Shares that can be sold in the OpenCross auction based upon the intersection of the independent demand curves of each of the two auctions, subject to (x) the requirement that the same number of Up and Down MacroShares must be sold and (y) proration, if required, in accordance with the procedures described below under “—Allocation of Shares”. The Final Offering Size will be determined by Macro Financial, LLC; such number may be equal to, or less than, but may not exceed, the aggregate sum of Paired Shares registered under this registration statement and the corresponding registration statement for the Up MacroShares (the “Offering Limit”). The number of Paired Shares sold in the auction does not have to be equal to a multiple of MacroShare Units. Paired Issuances effected after the auction must, however, always consist of one or more MacroShare Units.

The respective Public Offering Prices for the Down and Up MacroShares will be determined by Macro Financial, LLC after the OpenCross auction has been closed and clearing prices have been identified. The respective Public Offering Prices of the Paired Shares may not necessarily be equal to, or bear a proportionate relationship to, their Aggregate Par Amount or their respective Per Share Underlying Values. However, (i) the sum of the Public Offering Price of the Down MacroShares and the Public Offering Price of the Up MacroShares must be equal to $50.00 (not including the Per Share Mark-Up applicable to each of the Down and Up MacroShares), and (ii) the same number of Down and Up MacroShares must be issued. The Public Offering Prices will be equal to or below the respective “clearing prices” for the Paired Shares, which are the highest prices which are together equal to at least $50.00 and at which all of the Paired Shares constituting the Maximum Pair-Off Share Amount can be sold to investors, based on all existing valid bids at the time the auctions for the Down and Up MacroShares are closed. Based on the existing bids, Macro Financial, LLC may elect to change the number of Paired Shares being offered in the OpenCross auction. The Public Offering Price for the Down MacroShares may be set lower, but will not be higher, than their clearing price. The Public Offering Price for the Down MacroShares may be set lower than their clearing price due to rounding or in order to increase the number of bids that can be accepted; however, the Public Offering Price for the Down MacroShares may not be set lower if the combined Public Offering Prices of the Down and Up MacroShares would, as a result, be less than $50.00.

The Public Offering Price for the Up MacroShares will determine the allocation of shares to potential investors, other than those who place Paired Bids. All valid bids that are at or above the Public Offering Price will receive a pro rata portion of the shares bid for by successful bidders, subject to reallocation as described below. If sufficient bids are not received for either the Up MacroShares or the Down MacroShares, or if Macro Financial, LLC does not consider the respective clearing prices to be adequate, because their combined underlying value does not equal $50.00 (net of the Per Share Mark-Ups), then Macro Financial, LLC may either postpone or cancel this offering.

Simultaneous public auctions are conducted for the Down MacroShares and Up MacroShares. At the close of both auctions, the Maximum Pair-Off Share Amount is determined. The Maximum Pair-Off Share Amount is used to determine independent clearing prices for each of the two auctions. The “pricing window” defines the range of possible prices which together equal $50.00. The clearing price is the price within the pricing window at which the most Paired Shares may be sold. The pricing window is determined by inverting the Down MacroShares bid stack and matching it against the uninverted Up MacroShares bid stack, as illustrated in the following example:

Scenario A: 500 Paired Share Offering - Bid Stacks
Bid Stack: Up MacroShares					Bid Stack: Down MacroShares
	Bid	Up Quantity	Cumulative Quantity	Down Price	Bid	Down Quantity	Cumulative Quantity	Up Price
	$25.00	200	200	$25.00	$28.00	100	100	$22.00
Clearing Price	$24.00	300	500	$26.00	$27.00	100	200	$23.00
	$23.00	100	600	$27.00	$26.50	500	700	$23.50	Clearing Price
	$22.00	200	800	$28.00	$25.00	400	1,100	$25.00
	$21.00	200	1,000	$29.00	$24.00	400	1,500	$26.00

The pricing window is defined by the prices at which the largest number of Up and Down MacroShare pairs can be sold. The clearing prices, which are the highest prices at which Up and Down MacroShares can be offered, represent the price bounds of the pricing window. If the auction identifies a range of prices at which the same number of MacroShare pairs can be offered, the Public Offering Prices for the Up and Down MacroShares will be determined by applying an equal discount the highest clearing prices of both the Up and Down MacroShares such that their combined offering prices equal their combined Par Amounts. In instances where the discount would result in discounts of a fractional penny, the Public Offering Prices will be rounded to the nearest penny that favors the security with the least overall demand.

In this example, the Maximum Pair-Off Share Amount is 500 pairs of Paired Shares, consisting of 500 Down MacroShares and 500 Up MacroShares. The sum of the respective prices in each bid stack, however, is not equal to the combined Aggregate Par Amount of the Paired Shares, which in this example is $50.00 per each pair of Paired Shares. In order to illustrate the pricing window, the Down MacroShares bid stack is inverted and matched against the uninverted Up MacroShares bid stack (see table below). This allows the Auction Manager and the placement agent to identify the point at which the levels of demand for each security overlap and also the corresponding Public Offering Prices that each level of demand will bear. The clearing prices for the Down MacroShares and Up MacroShares will therefore be $26.50 per share and $24.00 per share, respectively. Since the sum of the respective Public Offering Prices of the Up and Down MacroShares must be equal to their combined Par Amount of $50, the Public Offering Price is determined by applying an equal discount to both Up and Down MacroShares, resulting in Public Offering Prices of $23.75 and $26.25, respectively.

500 Paired Share Offering - Pricing Window
Maximum Pair-Off Share Amount = 500 Paired Shares
Clearing Prices					Offering Prices
Up MacroShares = $24.00					Up MacroShares = $23.75
Down MacroShares = $26.50					Down MacroShares = $26.25
	Up MacroShares Bid Stack				Inverted Down MacroShares Bid Stack
	Bid	Up Quantity	Cumulative Quantity	Down Price	Bid	Down Quantity	Cumulative Quantity	Up Price
				$24.00
					$24.50	400	1,500	$25.50
	$25.00	200	200	$25.00
					$25.50	400	1,100	$24.50
Pricing Window	$24.00	300	500	$26.00
					$26.50	500	700	$23.50
	$23.00	100	600	$27.00
					$27.50	100	200	$22.50
	$22.00	200	800	$28.00
					$28.50	100	100	$21.50
	$21.00	200	1,000	$29.00
					$29.50

With the Public Offering Price of the Up MacroShares set at $23.75 per share, the OpenCross auction software would accept the bids of the two highest bidding investors in the Up bid stack above. The three investors whose bids were below the clearing price would not receive any shares in this example. This would result in an allocation of 200 shares to the investor who bid $25.00, and 300 shares to the investor who bid $24.00. In this example, there is no need to make a distribution on a pro rata basis.

With a Public Offering Price of the Down MacroShares set at $26.25 per share, the OpenCross auction software would accept the bids of the three highest bidding investors in the Down MacroShares bid stack above. The two investors whose bids were below the offering price would not receive any shares in this example. Because 700 shares were bid for at or above the offering price, each of the three potential investors who bid $26.50 per share or more would receive a pro rata allocation of shares based upon the number they bid for compared to the total number being sold, subject to reallocation to ensure bidders are allocated shares on a round-lot basis, as described in “—Allocation of Shares” below.

The following table illustrates the example described above for the Down MacroShares, after rounding down any bids to the nearest round lot in accordance with allocation rules described below and assuming that the Public Offering Price is set at $26.25 per share. The table also assumes that these bids are final bids.

500 Paired Share Offering - Pro Rata Distribution

	Bid Information for Down MacroShares			Auction Results
	Shares Requested	Cumulative Shares Requested	Bid Price	Shares Allocated	Approximate Allocated Requested Shares	Clearing Pricing	Amount Raised
	100	100	$28.50	100	71%	$26.25	$ 2,625
	100	200	$27.50	100	71%	$26.25	$ 2,625
Clearing Price	500	700	$26.50	300	71%	$26.25	$ 7,875
	400	1100	$25.50	0	0%	--	--
	400	1500	$24.50	0	0%	--	--
Total				500			$13,125

Allocation of Shares

Allocation to Investors Submitting Bids with Prices

Bidders receiving a pro rata number of shares generally receive an allocation of shares on a round-lot basis, rounded down to multiples of 100 shares. No bids are rounded to a round lot higher than the original bid size. Because bids may be rounded down to round lots in multiples of 100 shares, some bidders may receive allocations of shares that reflect a larger percentage decrease in their original bid than the average pro rata decrease. Thus, for example, if a bidder has submitted a bid for 200 shares, and there is an average pro rata decrease of all bids of 30%, the bidder may receive an allocation of 100 shares (a 50% decrease from 200 shares) rather than receiving an allocation of 140 shares (a 30% decrease from 200 shares). In addition, some bidders may receive allocations of shares that reflect a lesser percentage decrease in their original bid than the average pro rata decrease. For example, if a bidder has submitted a bid for 100 shares, and there is an average pro rata decrease of all bids of 30%, the bidder may receive an allocation of all 100 shares to avoid having the bid rounded down to zero.

Generally the allocation of shares in this offering to investors submitting bids with prices will be determined in the following manner, continuing the first example above:

•

Any bid with a price below the Public Offering Price is allocated no shares.

•

The pro rata allocation percentage is determined by dividing the number of shares offered by the total number of shares bid at or above the Public Offering Price. In our example, if there are 700 shares bid at or above the Public Offering Price, and 500 shares offered in the offering, then the pro rata percentage is approximately 71%.

•

All of the successful bids (excluding Paired Bids) are then multiplied by the pro rata percentage to determine the allocations before rounding. For example, the three winning bids for 100 shares (Bid 1), 100 shares (Bid 2) and 500 shares (Bid 3) would initially be allocated, 71 shares, 71 shares, and 355 shares, respectively, based on the pro rata allocation percentage.

•

The bids are then rounded down to the nearest 100 share lot, so the bids would be rounded to 0, 0 and 300 shares, respectively. This creates a stub of 200 unallocated shares.

•

The 200 stub shares are then allocated to the bids. If a bid had been rounded down to zero above, stub shares would be allocated to that bid. As that is the case with both Bid 1 and Bid 2, each bidder would receive 100 stub shares.

•

If a bid was reduced, as a result of rounding, by a greater total percentage decrease than another bid, then the bid that had been reduced by more total shares would be allocated stub shares. This is not necessary in this example, as all 200 stub shares have already been allocated to the bidders that were previously rounded down to zero.

If there are not sufficient remaining stub shares to enable a bid to be rounded up to a round lot of 100 shares the remaining unallocated stub shares would be allocated to smaller orders that are below their bid amounts. The table below summarizes the allocations for the scenario described above.

	Initial Bid	Pro Rata Allocation (71% of Initial Bid)	Initial Rounding	Allocation of Stub Shares	Final Allocation
Bid 1	100	71	0	100	100
Bid 2	100	71	0	100	100
Bid 3	500	355	300	0	300
Total	700	497	300	200	500

Allocation to Investors Submitting Paired Bids

Provided that the aggregate sum of (i) the total share demand represented by Paired Bids and (ii) the Maximum Pair-Off Share Amount (the “Total Paired Share Demand”) does not exceed the Offering Limit, investors placing a Paired Bid shall receive a full allocation of shares. Conversely, in the event that the Total Paired Share Demand exceeds the Offering Limit, all allocation amounts, including allocations awarded to Paired Bids, will be uniformly pro rated according to the percentage determined by dividing the Offering Limit by the Total Paired Share Demand. The final allocations will be calculated according to the same pro-rata and rounding algorithm described above under “— Allocation to Investors Submitting Bids with Prices.”

Finally, if the placement agent or any participating dealer fails to deliver payment in immediately available funds for the MacroShares for which they placed orders on behalf of any investor by the deadline described in the section entitled “—General,” above, whether as a result of such investor’s failure to deliver payment to the placement agent or the applicable participating dealer or for any other reason, MacroMarkets LLC will reallocate such investor’s MacroShares to other bidders who did not receive the full allotment for which they bid in the manner described in that section.

LEGAL OPINIONS

The legality of the issuance of the Down MacroShares and certain federal income tax consequences of owning the Down MacroShares will be passed upon for us, the Paired Trusts and MacroMarkets LLC by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing us, MacroMarkets LLC and our and its affiliates in connection with other transactions. MacroMarkets LLC has issued to Skadden, Arps, Slate, Meagher & Flom LLP membership interests in MacroMarkets LLC representing approximately a 5% equity stake in MacroMarkets LLC.

EXPERTS

The Financial Statements of the Down Trust as of March 11, 2009, which are included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

GLOSSARY OF DEFINED TERMS

“Aggregate Mark-Up” means the sum of the Per Share Mark-Ups charged on each share sold in the OpenCross auction.

“Aggregate Par Amount” means, as the context requires, (i) the Up Aggregate Par Amount, (ii) the Down Aggregate Par Amount or, (iii) if less than all of the Up or Down MacroShares that are outstanding are being referenced, the number of such Up or Down MacroShares multiplied by their Par Amount of $25.

“Authorized Participant” means an entity that:

•

is a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of FINRA in order to engage in securities transactions;

•

is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant; and

•

has entered into a Participants Agreement.

“Available Income” means, on each Distribution Date, an amount calculated for each of the Paired Trusts as all funds on deposit in the applicable trust on that Distribution Date after that trust has (i) set aside an amount equal to the Fee Deduction Amount to pay fees and expenses, (ii) paid or received a payment from the other Paired Trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the Aggregate Par Amount of its shares as of that Distribution Date.

If the Available Income of either Paired Trust for any Calculation Period is a negative number, then the Available Income of that trust on the related Distribution Date will be equal to zero and that trust will not make any payments under the income distribution agreement or any Quarterly Distribution to its shareholders on that Distribution Date unless it was entitled to and received a portion of the other Paired Trust’s Available Income. The administrative agent is required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the Paired Trusts; accordingly, it is unlikely that there would be a significant difference in the income accrued for each of the Paired Trusts during any Calculation Period.

“business day” means any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

“Calculation Period” means, for each Distribution Date, the period beginning on (but excluding) the second business day prior to the preceding Distribution Date (or, in the case of the first Distribution Date, beginning on the first Issuance Date) and ending on (and including) the second business day prior to the current Distribution Date (or, in the case of the last Distribution Date, ending on, but excluding the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date).

“clearing prices” mean, for each of the Down MacroShares and the Up MacroShares, the highest prices which are together equal to at least $50.00 and at which all of the Paired Shares constituting the Maximum Pair-Off Share Amount can be sold to investors, based on all existing valid bids received in the OpenCross auction at the time the simultaneous auctions for the Down and Up MacroShares are closed.

“Closing Date” means May [  ], 2009.

“Code” means the Internal Revenue Code of 1986, as amended.

“Daily Fee Accrual” means, for each day occurring during any Calculation Period for the Down or Up Trust, (1) the Down or Up Asset Amount, as applicable, multiplied by the Daily Fee Accrual Rate on that day plus (2) an estimated fixed annual expense amount divided by 365 or 366, depending upon the number of days in each calendar year or, in the case of partial period, the number of days during which the Paired Shares are anticipated to be outstanding during that partial period.  Partial periods consist of (i) 2009, the year of the initial issuance, and (ii) either (x) 2014, the year during which the Final Scheduled Termination Date will occur or (y) any year during which an Early Termination Date occurs on any Distribution Date other than the Distribution Date in December of that year.  The sum of the Daily Fee Accruals for the Down Trust or the Up Trust for an entire Calculation Period will be equal to the Fee Deduction Amount for that Calculation Period and that trust.  The fixed annual expense amount is expected to equal approximately $600,000, as adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Down Trust, including the fees and expenses expected to be incurred or avoided during any partial period.

“Daily Fee Accrual Rate” means an annual rate equal to 1.25%, divided by 365 or 366, depending on the actual number of days in the current year.

“Daily Yield Rate” means for purposes of calculating the Down Available Income Accrual and the Up Available Income Accrual for each treasury on deposit in the applicable trust, the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. For purposes of this definition, the “yield rate” for each treasury will be equal to its stated or implied interest rate, if any, or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable Paired Trust acquired that treasury and, in the case of any treasury repurchase agreement, the difference between its purchase price and its repurchase price.

“Distribution Date” means the second business day preceding each Record Date.

“Distribution Payment Date” means the third business day of the month immediately following the month in which the related Distribution Date occurred.

“Down Aggregate Par Amount” means an amount determined on any date by multiplying the aggregate number of Down MacroShares issued by the Down Trust, whether on the Closing Date or in Paired Issuances less any shares that were redeemed prior to that date, by the Par Amount.

“Down Asset Amount” refers to the amount of assets on deposit in the Down Trust, calculated as of any day occurring during any Calculation Period as the sum of:

•

the Down Investment Amount

plus

•

the sum of the Down Available Income Accruals for each elapsed day of that Calculation Period (not including the date of measurement)

minus

•

the portion of those Down Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of measurement plus

•

the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the date of measurement that represent the aggregate Down Available Income Accruals that would have accrued on the Aggregate Par Amount of the Down MacroShares that were created in such Paired Issuances if such shares had been outstanding during the period from the last Distribution Date to the applicable Issuance Date.

The Down Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Down Trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturities of the treasuries held by the Down Trust during the preceding Calculation Period.

“Down Available Income Accrual” means, for each day occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Down Trust on that date, the product of the purchase price at which the trust acquired that treasury multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Down Available Income Accrual will be equal to zero. The treasuries will be valued at their acquisition cost for purposes of calculating the Up and Down Available Income Accruals, but will be valued at their amortized cost in the financial statements prepared for each of the Paired Trusts.

“Down Earned Income Accrual” means, for each calendar day occurring during any Calculation Period:

•

if the Leveraged Settlement Factor for that day is greater than 1, the Down Available Income Accrual for that day minus (the Down Available Income Accrual multiplied by (the Leveraged Settlement Factor minus 1) or, if the Leveraged Settlement Factor is less than 1, the Down Available Income Accrual for that day plus the Up Available Income Accrual for that day multiplied by (1 minus such Leveraged Settlement Factor);

plus

•

if the date of measurement is also an Issuance Date on which a net increase in the Down Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Down MacroShares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Down MacroShare, which represents the Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date, minus

•

if the date of measurement is also a Redemption Date on which a net decrease in the Down Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances, the product of the number of Down MacroShares redeemed on such day constituting such net decrease and the income component of the Per Share Underlying Value of each such Down MacroShare, which represents the Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Down Earned Income Accrual for each Calculation Period will be equal to the sum of the Down Earned Income Accruals for each day of that Calculation Period.

“Down Trust Agreement” means the amended and restated trust agreement, dated as of May [ ], 2009, entered into by us, as depositor, State Street Bank and Trust Company, N.A., as trustee for the Down Trust, MacroMarkets LLC, as administrative agent, and Macro Financial, LLC, as a marketing agent.

“Down Investment Amount” will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Down Trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The “Down Investment Amount” on any other day occurring during any Calculation Period will equal the aggregate par amount of the Down MacroShares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Down Aggregate Par Amount on that day. If the amount actually invested on the last Distribution Date was less than the Down Aggregate Par Amount, then the “Down Investment Amount” for each day of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Down MacroShares outstanding on that Distribution Date, multiplied by the number of Down MacroShares that are outstanding on the date of measurement.

“DTC” means The Depository Trust Company.

“Early Termination Date” means the next Distribution Date that follows the occurrence of a Termination Trigger.

“Ending Level” means, for each calendar day, the Reference Value of the Index on the last preceding Index Publication Day.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fee Deduction Amount” means, for each Calculation Period and each Paired Trust, an amount equal to the sum of, for each day during that Calculation Period, (i) the Down Asset Amount or the Up Asset Amount, as applicable, as of that day multiplied by the Daily Fee Accrual Rate plus (ii) an estimated fixed annual expense amount divided by 365 or 366, depending upon the number of days in the current calendar year or, in the case of any partial period, the number of days during which the Paired Shares are anticipated to be outstanding during that partial period. The fixed annual amount for both the Down Trust and the Up Trust is expected to equal approximately $600,000 per trust, but will be adjusted periodically based upon actual expenses incurred or expected to be incurred by each of the trusts.

“Final Distribution” means any distribution made in redemption of all or a portion of the Down MacroShares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, as described in “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution.”

“Final Scheduled Termination Date” means November 25, 2014.

“Index Publication Day” means the day on which S&P elects to publish the value for the S&P/Case-Shiller Composite-10 Home Price Index, which is currently scheduled to occur on the last Tuesday of each calendar month or, if that day is not a business day, on the next succeeding business day.

“IPO Incentive Fee” means a fee applicable to each Paired Issuance ordered during the first six calendar months following the Closing Date that is equal to $0.75 per share for creation orders placed during the first calendar month following the Closing Date (from the Closing Date through May 31, 2009), and decreases by $0.10 for each subsequent month. No IPO Incentive Fees will be payable after October 31, 2009.

“Issuance Date” means the business day following each Issuance Order Date, which is the date on which a Paired Issuance is effected, provided that, in the case of any creation order that is delivered on a Distribution Date or the business day following the Distribution Date, the “Issuance Date” will be the third business day following the Issuance Order Date.

“Issuance Order Date” means the business day on which an Authorized Participant delivers a creation order to the administrative agent directing a Paired Issuance.

“Leverage Factor” equals 3.

“Leveraged Settlement Factor” equals, on any date, (Leverage Factor * (Settlement Factor – 1) + 1).

“MacroShares Unit” means 10,000 Down MacroShares and 10,000 Up MacroShares.

“Paired Shares” means the Down MacroShares and the Up MacroShares.

“Paired Trusts” means the Down Trust and the Up Trust.

“Paired Issuance” means the issuance of Paired Shares in MacroShares Units as described in “DESCRIPTION OF THE DOWN MACROSHARES — Paired Issuances.”

“Paired Optional Redemption” means a redemption of the Paired Shares in MacroShares Units as described in “DESCRIPTION OF THE DOWN MACROSHARES — Final Distribution — Final Distributions in Paired Optional Redemptions.”

“Par Amount” means for each Down MacroShare and each Up MacroShare, a stated amount equal to $[25] per share.

“Participants Agreements” means the agreements entered into by us with each entity that is acting as an Authorized Participant for the Paired Trusts. The administrative agent and the trustee are also party to each of these agreements, which specify procedures for the Paired Issuance and Paired Optional Redemption of Paired Shares.

“Per Share Mark-Up” means the mark-up applicable to each Down MacroShare purchased in the initial offering based on the number of Down MacroShares purchased by each beneficial owner (or group of affiliated beneficial owners). The Per Share Mark-Ups are set forth on the cover page of this prospectus.

“Per Share Underlying Value” means, with respect to each calendar day occurring during any Calculation Period and (i) each Down MacroShare, an amount calculated by dividing the Underlying Value of the Down Trust on that day by the number of Down MacroShares outstanding on that day, and (ii) each Up MacroShare, an amount calculated by dividing the Underlying Value of the Up Trust on that day by the number of Up MacroShares outstanding on that day.

“Public Offering Prices” mean, with respect to each of the Down MacroShares and the Up MacroShares, the prices at which the shares are being offered to the public and which are determined by Macro Financial, LLC after the OpenCross auction has been closed and will be equal to or below the respective clearing prices for the Down and Up MacroShares. The Public Offering Price does not include the Per Share Mark-Up that is applicable to the MacroShares.

“Quarterly Distribution” means, for each Distribution Date, the distribution to be made to the holders of the Down MacroShares that is described in “DESCRIPTION OF THE DOWN MACROSHARES — Quarterly Distributions.”

“Record Date” means the last business day of March, June, September and December of each year, commencing in June of 2009.

“Redemption Cash Component” means the funds that must be delivered by an Authorized Participant to the trustee in connection with any redemption in which treasuries are being delivered to make the Final Distribution and these treasuries, valued at their acquisition cost, represent a value in excess of the Per Share Underlying Value of the shares being redeemed.

“Redemption Date” means the business day following the Redemption Order Date, which is the date on which a Paired Optional Redemption is effected or, in the event that the Redemption Order Date is a Distribution Date or the business day following the Distribution Date, on the third business day after the Redemption Order Date.

“Redemption Order Date” means any business day on which an Authorized Participant places an order for a Paired Optional Redemption.

“Redemption Percentage” means:

•

on any Redemption Order Date, a fraction, expressed as a percentage:

–

the numerator of which is the aggregate number of Down MacroShares that are being redeemed and the denominator of which is the aggregate number of Down MacroShares that are outstanding prior to the redemption, in the case of the Down MacroShares; and

–

the numerator of which is the aggregate number of Up MacroShares that are being redeemed and the denominator of which is the aggregate number of Up MacroShares that are outstanding prior to the redemption, in the case of the Up MacroShares; or

•

on the Final Scheduled Termination Date or an Early Termination Date, a percentage equal to 100%.

“Reference Value of the Index” means the most recently published value of the S&P/Case-Shiller Composite-10 Home Price Index.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Settlement Factor” equals, on any calendar day, (RVIt / RVI0), where RVIt equals the Reference Value of the Index on such day and RVI0 equals the Reference Value of the Index that was published on February 24, 2009.

“Starting Level” means 162.17, which is the Reference Value of the Index published on February 24, 2009.

“Termination Triggers” has the meaning described in “DESCRIPTION OF THE DOWN MACROSHARES — Termination Triggers.”

“Trust Agreement” or “Trust Agreements” means the Down Trust Agreement and the Up Trust Agreement.

“Trustee Termination Event” has the meaning described in “DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events.”

The “Underlying Value” of the Down Trust will be equal, on any calendar day occurring during any Calculation Period, for so long as the proportion of assets on deposit in the Up and Down trust is one-to-one:

•

the sum of the Down Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current day plus

•

the Down Investment Amount on that date multiplied by (2 minus the Leveraged Settlement Factor, calculated for the current day).

At any time when the assets of the Up and Down Trust are not in a one-to-one proportion, the Underlying Value of the Down Trust on each calendar day will be calculated as follows

•

the sum of the Down Earned Income Accruals for each day that has elapsed during the current Calculation Period up to and including the current calendar day plus

o

if the Leveraged Settlement Factor is greater than one, the Down Investment Amount minus (the Down Investment Amount multiplied by (the Leveraged Settlement Factor minus 1))

OR

o

if the Leveraged Settlement Factor is less than one, the Down Investment Amount plus the Up Investment Amount multiplied by (1 minus the Leveraged Settlement Factor)).

The “Underlying Value” of the Up Trust will be equal on any calendar day occurring during any Calculation Period for so long as the proportion of assets on deposit in the Up and Down Trusts is one-to-one:

•

the sum of the Up Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current calendar day plus

•

the Up Investment Amount multiplied by the Leveraged Settlement Factor.

At any time when the assets of the Up and Down Trust are not in a one-to-one proportion, the Underlying Value of the Up Trust on each calendar day will be calculated as follows

•

the sum of the Up Earned Income Accruals for each day that has elapsed during the current Calculation Period up to and including the current calendar day plus

o

if the Leveraged Settlement Factor is greater than one, the Up Investment Amount plus the Down Investment Amount multiplied by (the Leveraged Settlement Factor minus 1)

OR

o

if the Leveraged Settlement Factor is less than one, the Up Investment Amount multiplied by the Leveraged Settlement Factor.

“Up Aggregate Par Amount” means an amount determined on any day by multiplying the aggregate number of Up MacroShares issued by the Up Trust on any Issuance Date that occurred prior to that day, less the aggregate number of shares that were redeemed on any Redemption Date that occurred prior to that day, by the Par Amount.

“Up Asset Amount” refers to the amount of assets on deposit in the Up Trust, calculated as of each day occurring during any Calculation Period as the sum of:

•

the Up Investment Amount

plus

•

the sum of the Up Available Income Accruals for each elapsed day of that Calculation Period (not including the date of measurement)

minus

•

the portion of those Up Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of measurement plus

•

the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the date of measurement that represent the aggregate Up Available Income Accruals that would have accrued on the Aggregate Par Amount of the Up MacroShares that were created in such Paired Issuances if such shares had been outstanding during the period from the last Distribution Date to the applicable Issuance Date.

The Up Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Up Trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturity of its treasuries during the preceding Calculation Period.

“Up Available Income Accrual” means, for each day occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Up Trust on that day, the product of the purchase price at which the trust acquired that treasury multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Up Available Income Accrual will be equal to zero. The treasuries will be valued at their acquisition cost for purposes of calculating the Up and Down Available Income Accruals, but will be valued at their amortized cost in the financial statements prepared for each of the Paired Trusts.

“Up Earned Income Accrual” means, for each calendar day occurring during any Calculation Period:

•

if the Leveraged Settlement Factor for that day is less than 1, the Up Available Income Accrual for that calendar day multiplied by such Leveraged Settlement Factor, or, if the Leveraged Settlement Factor is greater than 1, the Up Available Income Accrual for that day plus the Down Available Income Accrual for that day multiplied by (such Leveraged Settlement Factor minus 1);

plus

•

if the date of measurement is also an Issuance Date on which a net increase in the Up Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Up MacroShares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Up MacroShare, representing the Up Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date;

minus

•

if the date of measurement is also a Redemption Date on which a net decrease in the Up Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances on that day, the product of the number of Up MacroShares redeemed on such day constituting such net decrease and the income component of the Per Share Underlying Value of each such Up MacroShare, representing the Up Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Up Earned Income Accrual for each Calculation Period will be equal to the sum of the Up Earned Income Accruals for each day of that Calculation Period.

“Up Trust Agreement” means the amended and restated trust agreement, dated as of May [ ], 2009, entered into by us, as depositor, State Street Bank and Trust Company, N.A., as trustee for the Up Trust, MacroMarkets LLC, as administrative agent, and Macro Financial, LLC, as marketing agent.

“Up Investment Amount” will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Up Trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the Aggregate Par Amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The “Up Investment Amount” on any other day occurring during any Calculation Period will equal the Aggregate Par Amount of the Up MacroShares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Up Aggregate Par Amount on that day. If the amount actually invested on the last Distribution Date was less than the Up Aggregate Par Amount, then the “Up Investment Amount” for each day during the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Up MacroShares outstanding on that Distribution Date, multiplied by the number of Up MacroShares that are outstanding on the date of measurement.

“Value” means, with respect to each treasury, the purchase price at which the applicable Paired Trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date.

Appendix A

Hypothetical Scenarios

As discussed in the preceding sections of this prospectus, Quarterly Distributions and the Final Distribution on your Up MacroShares depend upon the Underlying Value of the Up Trust. The Underlying Value of the Up Trust at any time depends on the level of the Reference Value of the Index. It is not possible to show all possible payment scenarios on Up MacroShares, because we cannot predict future fluctuations in the level of the Reference Value of the Index or the prevailing interest and discount rates associated with the treasuries deposited in the paired trusts at any particular point in time. However, to illustrate the unique structural and performance characteristics of the Up MacroShares, we have created fifteen different hypothetical scenarios to show the hypothetical performance of one Up MacroShare.

The tables that follow illustrate the performance of one Up MacroShare under various scenarios based on different assumptions about the level of the Reference Value of the Index and the yield on the treasuries in the paired trusts. For presentation purposes only, we have assigned hypothetical values to the Reference Value of the Index and hypothetical yields on the treasuries in the paired trusts to illustrate different possible performance scenarios. We have set the beginning value of the Reference Value of S&P/Case-Shiller Composite-10 Home Price Index at the level which was published on February 24, 2009 in order to facilitate comparisons between the level of the Reference Value of the Index on the closing date and the level of the Reference Value of the Index on subsequent dates. The levels of the Reference Value of the Index contained in the tables do not represent the actual levels of the Reference Value of the Index at any particular point in time and are not predictions about the future levels of the Reference Value of the Index.

The tables that follow present fifteen different hypothetical scenarios.  The following matrix represents the various scenarios covered by the fifteen hypothetical tables:

Index Levels	Interest Rate Scenarios
	Interest Rates Rise Trust Asset Value: $250 Million	Interest Rates Fall Trust Asset Value: $250 Million	Interest Rates Remain Constant Trust Asset Value: $250 Million
Index Increases	Table 1	Table 2	Table 3
Index Decreases	Table 4	Table 5	Table 6
Index is Volatile with No Net Change	Table 7	Table 8	Table 9
Index is Volatile with a Net Decrease	Table 10	Table 11	Table 12
Index is Volatile with a Net Increase	Table 13	Table 14	Table 15

Each of the following hypothetical tables is based on the following assumptions:

•

the starting level of S&P/Case-Shiller Composite-10 Home Price Index 162.17;

•

the Up Aggregate Par Amount is equal to the Down Aggregate Par Amount;

•

no paired optional redemptions will occur prior to the final scheduled termination date;

•

no subsequent issuances will occur during the period from the closing date to the final scheduled termination date;

•

no Termination Triggers will occur during the period from the closing date to the final scheduled termination date;

•

the final scheduled termination date will occur on December 31, 2013;

•

on the closing date, the portion of the Underlying Value of the Up Trust allocable to one Up MacroShare is $25.00 and the portion of the Underlying Value of the Down Trust allocable to one Down MacroShare is $25.00;

•

the aggregate annual fees for the Up Trust, including MacroMarkets’s licensing fee, the trustee’s fee and the expenses of the Up Trust, will be equal to 1.25% per annum plus an additional annual fixed fee amount of $600,000 divided by an assumed asset base of $250,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter;

•

the aggregate annual fees for the Down Trust are the same as for the Up Trust; and

•

If trust income exceeds trust expenses, then the resulting Available Income will be distributed to investors on a quarterly basis; if trust expenses exceeds trust income, then no quarterly distribution will be made and such excess expense amount will be deducted from the Up Asset Amount and the Down Asset Amount, respectively, on a quarterly basis.

Table 1: Hypothetical Value of S&P/Case-Shiller Composite-10 Index increases and interest rates rise

The following table illustrates the hypothetical scenario in which the Reference Value of the Index (“RVI”) has increased steadily and the interest rate on the treasuries held in the paired trusts increased steadily for a five year period, from the closing date to December 31, 2013.

Quarter Ended	Value (1)	Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value(7)
			Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	164.603	2.10%	$0.075	$0.075	$0.015	1.50%	$26.13	$23.88	$0.05	$0.05	$0.05	$0.05	$26.13	$23.88
September 30, 2009	167.072	2.20%	$0.095	$0.095	$0.030	1.50%	$27.27	$22.73	$0.04	$0.03	$0.09	$0.08	$27.27	$22.73
December 31, 2009	169.578	2.30%	$0.095	$0.095	$0.046	1.50%	$28.43	$21.57	$0.05	$0.04	$0.14	$0.12	$28.43	$21.57
March 31, 2010	172.121	2.40%	$0.093	$0.093	$0.061	1.50%	$29.60	$20.40	$0.06	$0.04	$0.20	$0.16	$29.60	$20.40
June 30, 2010	174.703	2.50%	$0.093	$0.093	$0.077	1.50%	$30.80	$19.20	$0.07	$0.04	$0.27	$0.20	$30.80	$19.20
September 30, 2010	177.324	2.60%	$0.093	$0.093	$0.093	1.50%	$32.01	$17.99	$0.08	$0.05	$0.35	$0.25	$32.01	$17.99
December 31, 2010	179.984	2.70%	$0.093	$0.093	$0.110	1.50%	$33.24	$16.76	$0.09	$0.05	$0.44	$0.29	$33.24	$16.76
March 31, 2011	182.683	2.80%	$0.093	$0.093	$0.126	1.50%	$34.49	$15.51	$0.10	$0.05	$0.55	$0.34	$34.49	$15.51
June 30, 2011	185.424	2.90%	$0.093	$0.093	$0.143	1.50%	$35.75	$14.25	$0.12	$0.05	$0.67	$0.39	$35.75	$14.25
September 30, 2011	188.205	3.00%	$0.093	$0.093	$0.161	1.50%	$37.04	$12.96	$0.13	$0.05	$0.80	$0.43	$37.04	$12.96
December 31, 2011	191.028	3.10%	$0.093	$0.093	$0.178	1.50%	$38.35	$11.65	$0.14	$0.04	$0.94	$0.48	$38.35	$11.65
March 31, 2012	193.893	3.20%	$0.093	$0.093	$0.196	1.50%	$39.67	$10.33	$0.16	$0.04	$1.10	$0.52	$39.67	$10.33
June 30, 2012	196.802	3.30%	$0.093	$0.093	$0.214	1.50%	$41.02	$8.98	$0.18	$0.04	$1.28	$0.56	$41.02	$8.98
September 30, 2012	199.754	3.40%	$0.093	$0.093	$0.232	1.50%	$42.38	$7.62	$0.19	$0.03	$1.47	$0.59	$42.38	$7.62
December 31, 2012	202.750	3.50%	$0.093	$0.093	$0.250	1.50%	$43.77	$6.23	$0.21	$0.00	$1.68	$0.59	$43.77	$6.23
March 31, 2013	205.791	3.60%	$0.093	$0.093	$0.269	1.50%	$45.17	$4.83	$0.23	$0.02	$1.90	$0.62	$45.17	$4.83
June 30, 2013	208.878	3.70%	$0.093	$0.093	$0.288	1.50%	$46.60	$3.40	$0.25	$0.02	$2.15	$0.63	$46.60	$3.40
September 30, 2013	212.011	3.80%	$0.093	$0.093	$0.307	1.50%	$48.05	$1.95	$0.27	$0.01	$2.41	$0.65	$48.05	$1.95
December 31, 2013	215.192	3.90%	$0.093	$0.093	$0.327	1.50%	$49.52	$0.48	$0.29	$0.00	$2.70	$0.65	$49.52	$0.48

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 2: Hypothetical Value of S&P/Case-Shiller Composite-10 Index increases and interest rates fall

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has increased steadily and the interest rate on the treasuries held in the paired trusts has decreased steadily for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value(7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.15%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	164.603	2.05%	$0.075	$0.075	1.50%	1.50%	$26.13	$23.88	$0.06	$0.06	$0.06	$0.06	$26.13	$23.88
September 30, 2009	167.072	1.95%	$0.095	$0.095	3.02%	1.50%	$27.27	$22.73	$0.04	$0.03	$0.10	$0.09	$27.27	$22.73
December 31, 2009	169.578	1.85%	$0.095	$0.095	4.57%	1.50%	$28.43	$21.57	$0.03	$0.02	$0.13	$0.11	$28.43	$21.57
March 31, 2010	172.121	1.75%	$0.093	$0.093	6.14%	1.50%	$29.60	$20.40	$0.03	$0.02	$0.16	$0.13	$29.60	$20.40
June 30, 2010	174.703	1.65%	$0.093	$0.093	7.73%	1.50%	$30.80	$19.20	$0.02	$0.01	$0.18	$0.14	$30.80	$19.20
September 30, 2010	177.324	1.55%	$0.093	$0.093	9.34%	1.50%	$32.01	$17.99	$0.01	$0.01	$0.19	$0.15	$32.01	$17.99
December 31, 2010	179.984	1.45%	$0.093	$0.093	10.98%	1.50%	$33.24	$16.76	$0.00	$0.00	$0.19	$0.15	$33.24	$16.76
March 31, 2011	182.683	1.35%	$0.093	$0.093	12.65%	1.50%	$34.49	$15.51	$0.00	$0.00	$0.19	$0.15	$34.48	$15.51
June 30, 2011	185.424	1.25%	$0.093	$0.093	14.34%	1.50%	$35.75	$14.25	$0.00	$0.00	$0.19	$0.15	$35.74	$14.24
September 30, 2011	188.205	1.15%	$0.093	$0.093	16.05%	1.50%	$37.04	$12.96	$0.00	$0.00	$0.19	$0.15	$37.00	$12.95
December 31, 2011	191.028	1.05%	$0.093	$0.093	17.79%	1.50%	$38.35	$11.65	$0.00	$0.00	$0.19	$0.15	$38.28	$11.63
March 31, 2012	193.893	0.95%	$0.093	$0.093	19.56%	1.50%	$39.67	$10.33	$0.00	$0.00	$0.19	$0.15	$39.56	$10.29
June 30, 2012	196.802	0.85%	$0.093	$0.093	21.36%	1.50%	$41.02	$8.98	$0.00	$0.00	$0.19	$0.15	$40.85	$8.94
September 30, 2012	199.754	0.75%	$0.093	$0.093	23.18%	1.50%	$42.38	$7.62	$0.00	$0.00	$0.19	$0.15	$42.14	$7.56
December 31, 2012	202.750	0.65%	$0.093	$0.093	25.02%	1.50%	$43.77	$6.23	$0.00	$0.00	$0.19	$0.15	$43.45	$6.16
March 31, 2013	205.791	0.55%	$0.093	$0.093	26.90%	1.50%	$45.17	$4.83	$0.00	$0.00	$0.19	$0.15	$44.76	$4.74
June 30, 2013	208.878	0.45%	$0.093	$0.093	28.80%	1.50%	$46.60	$3.40	$0.00	$0.00	$0.19	$0.15	$46.08	$3.31
September 30, 2013	212.011	0.35%	$0.093	$0.093	30.73%	1.50%	$48.05	$1.95	$0.00	$0.00	$0.19	$0.15	$47.40	$1.85
December 31, 2013	215.192	0.25%	$0.093	$0.093	32.70%	1.50%	$49.52	$0.48	$0.00	$0.00	$0.19	$0.15	$48.73	$0.38

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 3: Hypothetical Value of S&P/Case-Shiller Composite-10 Index increases and interest rates remain constant

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has increased steadily and the interest rate on the treasuries held in the paired trusts has not changed for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions(5)		Cumulative Distribution (6)		Underlying Value(7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	164.603	2.00%	$0.075	$0.075	1.50%	1.50%	$26.13	$23.88	$0.05	$0.05	$0.05	$0.05	$26.13	$23.88
September 30, 2009	167.072	2.00%	$0.095	$0.095	3.02%	1.50%	$27.27	$22.73	$0.03	$0.03	$0.09	$0.08	$27.27	$22.73
December 31, 2009	169.578	2.00%	$0.095	$0.095	4.57%	1.50%	$28.43	$21.57	$0.03	$0.03	$0.12	$0.10	$28.43	$21.57
March 31, 2010	172.121	2.00%	$0.093	$0.093	6.14%	1.50%	$29.60	$20.40	$0.04	$0.03	$0.16	$0.13	$29.60	$20.40
June 30, 2010	174.703	2.00%	$0.093	$0.093	7.73%	1.50%	$30.80	$19.20	$0.04	$0.02	$0.20	$0.15	$30.80	$19.20
September 30, 2010	177.324	2.00%	$0.093	$0.093	9.34%	1.50%	$32.01	$17.99	$0.04	$0.02	$0.24	$0.17	$32.01	$17.99
December 31, 2010	179.984	2.00%	$0.093	$0.093	10.98%	1.50%	$33.24	$16.76	$0.04	$0.02	$0.28	$0.20	$33.24	$16.76
March 31, 2011	182.683	2.00%	$0.093	$0.093	12.65%	1.50%	$34.49	$15.51	$0.04	$0.02	$0.32	$0.22	$34.49	$15.51
June 30, 2011	185.424	2.00%	$0.093	$0.093	14.34%	1.50%	$35.75	$14.25	$0.05	$0.02	$0.37	$0.23	$35.75	$14.25
September 30, 2011	188.205	2.00%	$0.093	$0.093	16.05%	1.50%	$37.04	$12.96	$0.05	$0.02	$0.42	$0.25	$37.04	$12.96
December 31, 2011	191.028	2.00%	$0.093	$0.093	17.79%	1.50%	$38.35	$11.65	$0.05	$0.01	$0.47	$0.27	$38.35	$11.65
March 31, 2012	193.893	2.00%	$0.093	$0.093	19.56%	1.50%	$39.67	$10.33	$0.05	$0.01	$0.52	$0.28	$39.67	$10.33
June 30, 2012	196.802	2.00%	$0.093	$0.093	21.36%	1.50%	$41.02	$8.98	$0.05	$0.01	$0.57	$0.29	$41.02	$8.98
September 30, 2012	199.754	2.00%	$0.093	$0.093	23.18%	1.50%	$42.38	$7.62	$0.05	$0.01	$0.62	$0.30	$42.38	$7.62
December 31, 2012	202.750	2.00%	$0.093	$0.093	25.02%	1.50%	$43.77	$6.23	$0.06	$0.01	$0.68	$0.31	$43.77	$6.23
March 31, 2013	205.791	2.00%	$0.093	$0.093	26.90%	1.50%	$45.17	$4.83	$0.06	$0.01	$0.74	$0.31	$45.17	$4.83
June 30, 2013	208.878	2.00%	$0.093	$0.093	28.80%	1.50%	$46.60	$3.40	$0.06	$0.00	$0.80	$0.32	$46.60	$3.40
September 30, 2013	212.011	2.00%	$0.093	$0.093	30.73%	1.50%	$48.05	$1.95	$0.06	$0.00	$0.86	$0.32	$48.05	$1.95
December 31, 2013	215.192	2.00%	$0.093	$0.093	32.70%	1.50%	$49.52	$0.48	$0.06	$0.00	$0.92	$0.32	$49.52	$0.48

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 4: Hypothetical Value of S&P/Case-Shiller Composite-10 Index decreases and interest rates rise

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has decreased steadily and the interest rate on the treasuries held in the paired trusts has increased steadily for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	159.737	2.10%	$0.075	$0.075	-1.50%	-1.50%	$23.88	$26.13	$0.05	$0.05	$0.05	$0.05	$23.88	$26.13
September 30, 2009	157.341	2.20%	$0.095	$0.095	-2.98%	-1.50%	$22.77	$27.23	$0.03	$0.04	$0.08	$0.09	$22.77	$27.23
December 31, 2009	154.981	2.30%	$0.095	$0.095	-4.43%	-1.50%	$21.68	$28.32	$0.04	$0.05	$0.12	$0.14	$21.68	$28.32
March 31, 2010	152.657	2.40%	$0.093	$0.093	-5.87%	-1.50%	$20.60	$29.40	$0.04	$0.06	$0.16	$0.20	$20.60	$29.40
June 30, 2010	150.367	2.50%	$0.093	$0.093	-7.28%	-1.50%	$19.54	$30.46	$0.04	$0.07	$0.20	$0.27	$19.54	$30.46
September 30, 2010	148.111	2.60%	$0.093	$0.093	-8.67%	-1.50%	$18.50	$31.50	$0.05	$0.08	$0.25	$0.35	$18.50	$31.50
December 31, 2010	145.890	2.70%	$0.093	$0.093	-10.04%	-1.50%	$17.47	$32.53	$0.05	$0.09	$0.30	$0.44	$17.47	$32.53
March 31, 2011	143.701	2.80%	$0.093	$0.093	-11.39%	-1.50%	$16.46	$33.54	$0.05	$0.10	$0.35	$0.54	$16.46	$33.54
June 30, 2011	141.546	2.90%	$0.093	$0.093	-12.72%	-1.50%	$15.46	$34.54	$0.05	$0.11	$0.40	$0.65	$15.46	$34.54
September 30, 2011	139.422	3.00%	$0.093	$0.093	-14.03%	-1.50%	$14.48	$35.52	$0.05	$0.13	$0.45	$0.78	$14.48	$35.52
December 31, 2011	137.331	3.10%	$0.093	$0.093	-15.32%	-1.50%	$13.51	$36.49	$0.05	$0.14	$0.50	$0.92	$13.51	$36.49
March 31, 2012	135.271	3.20%	$0.093	$0.093	-16.59%	-1.50%	$12.56	$37.44	$0.05	$0.15	$0.55	$1.07	$12.56	$37.44
June 30, 2012	133.242	3.30%	$0.093	$0.093	-17.84%	-1.50%	$11.62	$38.38	$0.05	$0.16	$0.60	$1.23	$11.62	$38.38
September 30, 2012	131.243	3.40%	$0.093	$0.093	-19.07%	-1.50%	$10.70	$39.30	$0.05	$0.18	$0.65	$1.41	$10.70	$39.30
December 31, 2012	129.275	3.50%	$0.093	$0.093	-20.28%	-1.50%	$9.79	$40.21	$0.05	$0.19	$0.70	$1.60	$9.79	$40.21
March 31, 2013	127.336	3.60%	$0.093	$0.093	-21.48%	-1.50%	$8.89	$41.11	$0.04	$0.21	$0.74	$1.81	$8.89	$41.11
June 30, 2013	125.426	3.70%	$0.093	$0.093	-22.66%	-1.50%	$8.01	$41.99	$0.04	$0.22	$0.78	$2.03	$8.01	$41.99
September 30, 2013	123.544	3.80%	$0.093	$0.093	-23.82%	-1.50%	$7.14	$42.86	$0.04	$0.24	$0.82	$2.27	$7.14	$42.86
December 31, 2013	121.691	3.90%	$0.093	$0.093	-24.96%	-1.50%	$6.28	$43.72	$0.04	$0.25	$0.86	$2.52	$6.28	$43.72

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 5: Hypothetical Value of S&P/Case-Shiller Composite-10 Index decreases and interest rates fall

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has decreased steadily and the interest rate on the treasuries held in the paired trusts has decreased steadily for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.15%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	159.737	2.05%	$0.075	$0.075	-1.50%	-1.50%	$23.88	$26.13	$0.06	$0.06	$0.06	$0.06	$23.88	$26.13
September 30, 2009	157.341	1.95%	$0.095	$0.095	-2.98%	-1.50%	$22.77	$27.23	$0.03	$0.04	$0.09	$0.10	$22.77	$27.23
December 31, 2009	154.981	1.85%	$0.095	$0.095	-4.43%	-1.50%	$21.68	$28.32	$0.02	$0.03	$0.11	$0.13	$21.68	$28.32
March 31, 2010	152.657	1.75%	$0.093	$0.093	-5.87%	-1.50%	$20.60	$29.40	$0.02	$0.03	$0.13	$0.16	$20.60	$29.40
June 30, 2010	150.367	1.65%	$0.093	$0.093	-7.28%	-1.50%	$19.54	$30.46	$0.01	$0.02	$0.14	$0.18	$19.54	$30.46
September 30, 2010	148.111	1.55%	$0.093	$0.093	-8.67%	-1.50%	$18.50	$31.50	$0.01	$0.01	$0.15	$0.19	$18.50	$31.50
December 31, 2010	145.890	1.45%	$0.093	$0.093	-10.04%	-1.50%	$17.47	$32.53	$0.00	$0.00	$0.15	$0.19	$17.47	$32.53
March 31, 2011	143.701	1.35%	$0.093	$0.093	-11.39%	-1.50%	$16.46	$33.54	$0.00	$0.00	$0.15	$0.19	$16.46	$33.54
June 30, 2011	141.546	1.25%	$0.093	$0.093	-12.72%	-1.50%	$15.46	$34.54	$0.00	$0.00	$0.15	$0.19	$15.45	$34.52
September 30, 2011	139.422	1.15%	$0.093	$0.093	-14.03%	-1.50%	$14.48	$35.52	$0.00	$0.00	$0.15	$0.19	$14.46	$35.48
December 31, 2011	137.331	1.05%	$0.093	$0.093	-15.32%	-1.50%	$13.51	$36.49	$0.00	$0.00	$0.15	$0.19	$13.49	$36.42
March 31, 2012	135.271	0.95%	$0.093	$0.093	-16.59%	-1.50%	$12.56	$37.44	$0.00	$0.00	$0.15	$0.19	$12.52	$37.33
June 30, 2012	133.242	0.85%	$0.093	$0.093	-17.84%	-1.50%	$11.62	$38.38	$0.00	$0.00	$0.15	$0.19	$11.56	$38.22
September 30, 2012	131.243	0.75%	$0.093	$0.093	-19.07%	-1.50%	$10.70	$39.30	$0.00	$0.00	$0.15	$0.19	$10.62	$39.08
December 31, 2012	129.275	0.65%	$0.093	$0.093	-20.28%	-1.50%	$9.79	$40.21	$0.00	$0.00	$0.15	$0.19	$9.69	$39.92
March 31, 2013	127.336	0.55%	$0.093	$0.093	-21.48%	-1.50%	$8.89	$41.11	$0.00	$0.00	$0.15	$0.19	$8.78	$40.73
June 30, 2013	125.426	0.45%	$0.093	$0.093	-22.66%	-1.50%	$8.01	$41.99	$0.00	$0.00	$0.15	$0.19	$7.88	$41.51
September 30, 2013	123.544	0.35%	$0.093	$0.093	-23.82%	-1.50%	$7.14	$42.86	$0.00	$0.00	$0.15	$0.19	$6.99	$42.27
December 31, 2013	121.691	0.25%	$0.093	$0.093	-24.96%	-1.50%	$6.28	$43.72	$0.00	$0.00	$0.15	$0.19	$6.11	$43.00

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 6: Hypothetical Value of S&P/Case-Shiller Composite-10 Index decreases and interest rates remain constant

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has decreased steadily and the interest rate on the treasuries held in the paired trusts has not changed for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	159.737	2.00%	$0.075	$0.075	-1.50%	-1.50%	$23.88	$26.13	$0.05	$0.05	$0.05	$0.05	$23.88	$26.13
September 30, 2009	157.341	2.00%	$0.095	$0.095	-2.98%	-1.50%	$22.77	$27.23	$0.03	$0.03	$0.08	$0.09	$22.77	$27.23
December 31, 2009	154.981	2.00%	$0.095	$0.095	-4.43%	-1.50%	$21.68	$28.32	$0.03	$0.03	$0.10	$0.12	$21.68	$28.32
March 31, 2010	152.657	2.00%	$0.093	$0.093	-5.87%	-1.50%	$20.60	$29.40	$0.03	$0.04	$0.13	$0.16	$20.60	$29.40
June 30, 2010	150.367	2.00%	$0.093	$0.093	-7.28%	-1.50%	$19.54	$30.46	$0.02	$0.04	$0.15	$0.20	$19.54	$30.46
September 30, 2010	148.111	2.00%	$0.093	$0.093	-8.67%	-1.50%	$18.50	$31.50	$0.02	$0.04	$0.18	$0.24	$18.50	$31.50
December 31, 2010	145.890	2.00%	$0.093	$0.093	-10.04%	-1.50%	$17.47	$32.53	$0.02	$0.04	$0.20	$0.28	$17.47	$32.53
March 31, 2011	143.701	2.00%	$0.093	$0.093	-11.39%	-1.50%	$16.46	$33.54	$0.02	$0.04	$0.22	$0.32	$16.46	$33.54
June 30, 2011	141.546	2.00%	$0.093	$0.093	-12.72%	-1.50%	$15.46	$34.54	$0.02	$0.04	$0.24	$0.36	$15.46	$34.54
September 30, 2011	139.422	2.00%	$0.093	$0.093	-14.03%	-1.50%	$14.48	$35.52	$0.02	$0.05	$0.26	$0.41	$14.48	$35.52
December 31, 2011	137.331	2.00%	$0.093	$0.093	-15.32%	-1.50%	$13.51	$36.49	$0.02	$0.05	$0.28	$0.46	$13.51	$36.49
March 31, 2012	135.271	2.00%	$0.093	$0.093	-16.59%	-1.50%	$12.56	$37.44	$0.02	$0.05	$0.29	$0.50	$12.56	$37.44
June 30, 2012	133.242	2.00%	$0.093	$0.093	-17.84%	-1.50%	$11.62	$38.38	$0.01	$0.05	$0.31	$0.55	$11.62	$38.38
September 30, 2012	131.243	2.00%	$0.093	$0.093	-19.07%	-1.50%	$10.70	$39.30	$0.01	$0.05	$0.32	$0.60	$10.70	$39.30
December 31, 2012	129.275	2.00%	$0.093	$0.093	-20.28%	-1.50%	$9.79	$40.21	$0.01	$0.05	$0.33	$0.65	$9.79	$40.21
March 31, 2013	127.336	2.00%	$0.093	$0.093	-21.48%	-1.50%	$8.89	$41.11	$0.01	$0.05	$0.34	$0.71	$8.89	$41.11
June 30, 2013	125.426	2.00%	$0.093	$0.093	-22.66%	-1.50%	$8.01	$41.99	$0.01	$0.05	$0.35	$0.76	$8.01	$41.99
September 30, 2013	123.544	2.00%	$0.093	$0.093	-23.82%	-1.50%	$7.14	$42.86	$0.01	$0.05	$0.36	$0.81	$7.14	$42.86
December 31, 2013	121.691	2.00%	$0.093	$0.093	-24.96%	-1.50%	$6.28	$43.72	$0.01	$0.06	$0.37	$0.87	$6.28	$43.72

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 7: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile and interest rates rise

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility and the interest rate on the treasuries held in the paired trusts has increased steadily for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.513	2.10%	$0.075	$0.075	-1.02%	-1.02%	$24.23	$25.77	$0.05	$0.05	$0.05	$0.05	$24.23	$25.77
September 30, 2009	160.741	2.20%	$0.095	$0.095	-0.88%	0.14%	$24.34	$25.66	$0.04	$0.04	$0.08	$0.09	$24.34	$25.66
December 31, 2009	161.507	2.30%	$0.095	$0.095	-0.41%	0.48%	$24.69	$25.31	$0.04	$0.04	$0.13	$0.13	$24.69	$25.31
March 31, 2010	159.644	2.40%	$0.093	$0.093	-1.56%	-1.15%	$23.83	$26.17	$0.05	$0.05	$0.17	$0.19	$23.83	$26.17
June 30, 2010	157.966	2.50%	$0.093	$0.093	-2.59%	-1.05%	$23.06	$26.94	$0.05	$0.06	$0.23	$0.25	$23.06	$26.94
September 30, 2010	157.469	2.60%	$0.093	$0.093	-2.90%	-0.31%	$22.83	$27.17	$0.06	$0.07	$0.28	$0.32	$22.83	$27.17
December 31, 2010	158.608	2.70%	$0.093	$0.093	-2.20%	0.72%	$23.35	$26.65	$0.06	$0.07	$0.35	$0.39	$23.35	$26.65
March 31, 2011	157.428	2.80%	$0.093	$0.093	-2.92%	-0.74%	$22.81	$27.19	$0.07	$0.08	$0.42	$0.47	$22.81	$27.19
June 30, 2011	156.620	2.90%	$0.093	$0.093	-3.42%	-0.51%	$22.43	$27.57	$0.07	$0.09	$0.49	$0.56	$22.43	$27.57
September 30, 2011	158.401	3.00%	$0.093	$0.093	-2.32%	1.14%	$23.26	$26.74	$0.08	$0.09	$0.57	$0.66	$23.26	$26.74
December 31, 2011	160.783	3.10%	$0.093	$0.093	-0.86%	1.50%	$24.36	$25.64	$0.09	$0.10	$0.67	$0.75	$24.36	$25.64
March 31, 2012	159.933	3.20%	$0.093	$0.093	-1.38%	-0.53%	$23.97	$26.03	$0.10	$0.10	$0.76	$0.86	$23.97	$26.03
June 30, 2012	158.712	3.30%	$0.093	$0.093	-2.13%	-0.76%	$23.40	$26.60	$0.10	$0.11	$0.86	$0.97	$23.40	$26.60
September 30, 2012	158.629	3.40%	$0.093	$0.093	-2.18%	-0.05%	$23.36	$26.64	$0.11	$0.12	$0.97	$1.09	$23.36	$26.64
December 31, 2012	160.430	3.50%	$0.093	$0.093	-1.07%	1.14%	$24.20	$25.80	$0.12	$0.12	$1.08	$1.22	$24.20	$25.80
March 31, 2013	159.354	3.60%	$0.093	$0.093	-1.74%	-0.67%	$23.70	$26.30	$0.12	$0.13	$1.20	$1.35	$23.70	$26.30
June 30, 2013	158.297	3.70%	$0.093	$0.093	-2.39%	-0.66%	$23.21	$26.79	$0.12	$0.14	$1.33	$1.49	$23.21	$26.79
September 30, 2013	160.141	3.80%	$0.093	$0.093	-1.25%	1.16%	$24.06	$25.94	$0.13	$0.14	$1.46	$1.63	$24.06	$25.94
December 31, 2013	162.274	3.90%	$0.093	$0.093	0.06%	1.33%	$25.05	$24.95	$0.14	$0.14	$1.60	$1.78	$25.05	$24.95

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 8: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile and interest rates fall

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility and the interest rate on the treasuries held in the paired trusts has decreased steadily for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.15%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.513	2.05%	$0.075	$0.075	-1.02%	-1.02%	$24.23	$25.77	$0.06	$0.06	$0.06	$0.06	$24.23	$25.77
September 30, 2009	160.741	1.95%	$0.095	$0.095	-0.88%	0.14%	$24.34	$25.66	$0.03	$0.03	$0.09	$0.10	$24.34	$25.66
December 31, 2009	161.507	1.85%	$0.095	$0.095	-0.41%	0.48%	$24.69	$25.31	$0.03	$0.03	$0.12	$0.12	$24.69	$25.31
March 31, 2010	159.644	1.75%	$0.093	$0.093	-1.56%	-1.15%	$23.83	$26.17	$0.02	$0.02	$0.14	$0.15	$23.83	$26.17
June 30, 2010	157.966	1.65%	$0.093	$0.093	-2.59%	-1.05%	$23.06	$26.94	$0.01	$0.02	$0.15	$0.16	$23.06	$26.94
September 30, 2010	157.469	1.55%	$0.093	$0.093	-2.90%	-0.31%	$22.83	$27.17	$0.01	$0.01	$0.16	$0.18	$22.83	$27.17
December 31, 2010	158.608	1.45%	$0.093	$0.093	-2.20%	0.72%	$23.35	$26.65	$0.00	$0.00	$0.17	$0.18	$23.35	$26.65
March 31, 2011	157.428	1.35%	$0.093	$0.093	-2.92%	-0.74%	$22.81	$27.19	$0.00	$0.00	$0.17	$0.18	$22.80	$27.19
June 30, 2011	156.620	1.25%	$0.093	$0.093	-3.42%	-0.51%	$22.43	$27.57	$0.00	$0.00	$0.17	$0.18	$22.42	$27.55
September 30, 2011	158.401	1.15%	$0.093	$0.093	-2.32%	1.14%	$23.26	$26.74	$0.00	$0.00	$0.17	$0.18	$23.23	$26.71
December 31, 2011	160.783	1.05%	$0.093	$0.093	-0.86%	1.50%	$24.36	$25.64	$0.00	$0.00	$0.17	$0.18	$24.31	$25.59
March 31, 2012	159.933	0.95%	$0.093	$0.093	-1.38%	-0.53%	$23.97	$26.03	$0.00	$0.00	$0.17	$0.18	$23.89	$25.96
June 30, 2012	158.712	0.85%	$0.093	$0.093	-2.13%	-0.76%	$23.40	$26.60	$0.00	$0.00	$0.17	$0.18	$23.30	$26.48
September 30, 2012	158.629	0.75%	$0.093	$0.093	-2.18%	-0.05%	$23.36	$26.64	$0.00	$0.00	$0.17	$0.18	$23.22	$26.48
December 31, 2012	160.430	0.65%	$0.093	$0.093	-1.07%	1.14%	$24.20	$25.80	$0.00	$0.00	$0.17	$0.18	$24.01	$25.60
March 31, 2013	159.354	0.55%	$0.093	$0.093	-1.74%	-0.67%	$23.70	$26.30	$0.00	$0.00	$0.17	$0.18	$23.46	$26.04
June 30, 2013	158.297	0.45%	$0.093	$0.093	-2.39%	-0.66%	$23.21	$26.79	$0.00	$0.00	$0.17	$0.18	$22.92	$26.47
September 30, 2013	160.141	0.35%	$0.093	$0.093	-1.25%	1.16%	$24.06	$25.94	$0.00	$0.00	$0.17	$0.18	$23.71	$25.55
December 31, 2013	162.274	0.25%	$0.093	$0.093	0.06%	1.33%	$25.05	$24.95	$0.00	$0.00	$0.17	$0.18	$24.62	$24.49

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 9: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile and interest rates remain constant

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility and the interest rate on the treasuries held in the paired trusts has not changed for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.513	2.00%	$0.075	$0.075	-1.02%	-1.02%	$24.23	$25.77	$0.05	$0.05	$0.05	$0.05	$24.23	$25.77
September 30, 2009	160.741	2.00%	$0.095	$0.095	-0.88%	0.14%	$24.34	$25.66	$0.03	$0.03	$0.08	$0.08	$24.34	$25.66
December 31, 2009	161.507	2.00%	$0.095	$0.095	-0.41%	0.48%	$24.69	$25.31	$0.03	$0.03	$0.11	$0.11	$24.69	$25.31
March 31, 2010	159.644	2.00%	$0.093	$0.093	-1.56%	-1.15%	$23.83	$26.17	$0.03	$0.03	$0.14	$0.15	$23.83	$26.17
June 30, 2010	157.966	2.00%	$0.093	$0.093	-2.59%	-1.05%	$23.06	$26.94	$0.03	$0.03	$0.17	$0.18	$23.06	$26.94
September 30, 2010	157.469	2.00%	$0.093	$0.093	-2.90%	-0.31%	$22.83	$27.17	$0.03	$0.03	$0.20	$0.22	$22.83	$27.17
December 31, 2010	158.608	2.00%	$0.093	$0.093	-2.20%	0.72%	$23.35	$26.65	$0.03	$0.03	$0.23	$0.25	$23.35	$26.65
March 31, 2011	157.428	2.00%	$0.093	$0.093	-2.92%	-0.74%	$22.81	$27.19	$0.03	$0.03	$0.26	$0.28	$22.81	$27.19
June 30, 2011	156.620	2.00%	$0.093	$0.093	-3.42%	-0.51%	$22.43	$27.57	$0.03	$0.04	$0.28	$0.32	$22.43	$27.57
September 30, 2011	158.401	2.00%	$0.093	$0.093	-2.32%	1.14%	$23.26	$26.74	$0.03	$0.03	$0.31	$0.35	$23.26	$26.74
December 31, 2011	160.783	2.00%	$0.093	$0.093	-0.86%	1.50%	$24.36	$25.64	$0.03	$0.03	$0.35	$0.39	$24.36	$25.64
March 31, 2012	159.933	2.00%	$0.093	$0.093	-1.38%	-0.53%	$23.97	$26.03	$0.03	$0.03	$0.38	$0.42	$23.97	$26.03
June 30, 2012	158.712	2.00%	$0.093	$0.093	-2.13%	-0.76%	$23.40	$26.60	$0.03	$0.03	$0.41	$0.45	$23.40	$26.60
September 30, 2012	158.629	2.00%	$0.093	$0.093	-2.18%	-0.05%	$23.36	$26.64	$0.03	$0.03	$0.44	$0.49	$23.36	$26.64
December 31, 2012	160.430	2.00%	$0.093	$0.093	-1.07%	1.14%	$24.20	$25.80	$0.03	$0.03	$0.47	$0.52	$24.20	$25.80
March 31, 2013	159.354	2.00%	$0.093	$0.093	-1.74%	-0.67%	$23.70	$26.30	$0.03	$0.03	$0.50	$0.55	$23.70	$26.30
June 30, 2013	158.297	2.00%	$0.093	$0.093	-2.39%	-0.66%	$23.21	$26.79	$0.03	$0.03	$0.53	$0.59	$23.21	$26.79
September 30, 2013	160.141	2.00%	$0.093	$0.093	-1.25%	1.16%	$24.06	$25.94	$0.03	$0.03	$0.56	$0.62	$24.06	$25.94
December 31, 2013	162.274	2.00%	$0.093	$0.093	0.06%	1.33%	$25.05	$24.95	$0.03	$0.03	$0.59	$0.65	$25.05	$24.95

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 10: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile with net decrease and interest rates rise

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility with a net decrease and the interest rate on the treasuries held in the holding trusts has increased for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.592	2.10%	$0.075	$0.075	-0.97%	-0.97%	$24.27	$25.73	$0.05	$0.05	$0.05	$0.05	$24.27	$25.73
September 30, 2009	156.626	2.20%	$0.095	$0.095	-3.42%	-2.47%	$22.44	$27.56	$0.03	$0.04	$0.08	$0.09	$22.44	$27.56
December 31, 2009	151.930	2.30%	$0.095	$0.095	-6.31%	-3.00%	$20.26	$29.74	$0.03	$0.05	$0.12	$0.14	$20.26	$29.74
March 31, 2010	153.942	2.40%	$0.093	$0.093	-5.07%	1.32%	$21.19	$28.81	$0.04	$0.06	$0.16	$0.20	$21.19	$28.81
June 30, 2010	155.639	2.50%	$0.093	$0.093	-4.03%	1.10%	$21.98	$28.02	$0.05	$0.06	$0.21	$0.26	$21.98	$28.02
September 30, 2010	153.883	2.60%	$0.093	$0.093	-5.11%	-1.13%	$21.17	$28.83	$0.05	$0.07	$0.26	$0.34	$21.17	$28.83
December 31, 2010	152.541	2.70%	$0.093	$0.093	-5.94%	-0.87%	$20.55	$29.45	$0.06	$0.08	$0.32	$0.42	$20.55	$29.45
March 31, 2011	153.784	2.80%	$0.093	$0.093	-5.17%	0.81%	$21.12	$28.88	$0.06	$0.09	$0.38	$0.51	$21.12	$28.88
June 30, 2011	153.429	2.90%	$0.093	$0.093	-5.39%	-0.23%	$20.96	$29.04	$0.07	$0.10	$0.45	$0.60	$20.96	$29.04
September 30, 2011	151.298	3.00%	$0.093	$0.093	-6.70%	-1.39%	$19.97	$30.03	$0.07	$0.11	$0.52	$0.71	$19.97	$30.03
December 31, 2011	149.779	3.10%	$0.093	$0.093	-7.64%	-1.00%	$19.27	$30.73	$0.07	$0.12	$0.60	$0.82	$19.27	$30.73
March 31, 2012	150.963	3.20%	$0.093	$0.093	-6.91%	0.79%	$19.82	$30.18	$0.08	$0.12	$0.67	$0.95	$19.82	$30.18
June 30, 2012	150.884	3.30%	$0.093	$0.093	-6.96%	-0.05%	$19.78	$30.22	$0.08	$0.13	$0.76	$1.07	$19.78	$30.22
September 30, 2012	149.384	3.40%	$0.093	$0.093	-7.88%	-0.99%	$19.09	$30.91	$0.09	$0.14	$0.85	$1.21	$19.09	$30.91
December 31, 2012	149.424	3.50%	$0.093	$0.093	-7.86%	0.03%	$19.11	$30.89	$0.09	$0.15	$0.94	$1.36	$19.11	$30.89
March 31, 2013	152.008	3.60%	$0.093	$0.093	-6.27%	1.73%	$20.30	$29.70	$0.10	$0.15	$1.04	$1.51	$20.30	$29.70
June 30, 2013	153.054	3.70%	$0.093	$0.093	-5.62%	0.69%	$20.78	$29.22	$0.11	$0.15	$1.15	$1.67	$20.78	$29.22
September 30, 2013	151.910	3.80%	$0.093	$0.093	-6.33%	-0.75%	$20.25	$29.75	$0.11	$0.16	$1.26	$1.83	$20.25	$29.75
December 31, 2013	150.706	3.90%	$0.093	$0.093	-7.07%	-0.79%	$19.70	$30.30	$0.11	$0.17	$1.37	$2.00	$19.70	$30.30

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 11: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile with net decrease and interest rates fall

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility with a net decrease and the interest rate on the treasuries held in the paired trusts decreased for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.15%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.592	2.05%	$0.075	$0.075	-0.97%	-0.97%	$24.27	$25.73	$0.06	$0.06	$0.06	$0.06	$24.27	$25.73
September 30, 2009	156.626	1.95%	$0.095	$0.095	-3.42%	-2.47%	$22.44	$27.56	$0.03	$0.04	$0.09	$0.10	$22.44	$27.56
December 31, 2009	151.930	1.85%	$0.095	$0.095	-6.31%	-3.00%	$20.26	$29.74	$0.02	$0.03	$0.11	$0.13	$20.26	$29.74
March 31, 2010	153.942	1.75%	$0.093	$0.093	-5.07%	1.32%	$21.19	$28.81	$0.02	$0.03	$0.13	$0.16	$21.19	$28.81
June 30, 2010	155.639	1.65%	$0.093	$0.093	-4.03%	1.10%	$21.98	$28.02	$0.01	$0.02	$0.14	$0.17	$21.98	$28.02
September 30, 2010	153.883	1.55%	$0.093	$0.093	-5.11%	-1.13%	$21.17	$28.83	$0.01	$0.01	$0.15	$0.19	$21.17	$28.83
December 31, 2010	152.541	1.45%	$0.093	$0.093	-5.94%	-0.87%	$20.55	$29.45	$0.00	$0.00	$0.15	$0.19	$20.55	$29.45
March 31, 2011	153.784	1.35%	$0.093	$0.093	-5.17%	0.81%	$21.12	$28.88	$0.00	$0.00	$0.15	$0.19	$21.12	$28.88
June 30, 2011	153.429	1.25%	$0.093	$0.093	-5.39%	-0.23%	$20.96	$29.04	$0.00	$0.00	$0.15	$0.19	$20.95	$29.03
September 30, 2011	151.298	1.15%	$0.093	$0.093	-6.70%	-1.39%	$19.97	$30.03	$0.00	$0.00	$0.15	$0.19	$19.95	$30.00
December 31, 2011	149.779	1.05%	$0.093	$0.093	-7.64%	-1.00%	$19.27	$30.73	$0.00	$0.00	$0.15	$0.19	$19.23	$30.67
March 31, 2012	150.963	0.95%	$0.093	$0.093	-6.91%	0.79%	$19.82	$30.18	$0.00	$0.00	$0.15	$0.19	$19.76	$30.09
June 30, 2012	150.884	0.85%	$0.093	$0.093	-6.96%	-0.05%	$19.78	$30.22	$0.00	$0.00	$0.15	$0.19	$19.69	$30.09
September 30, 2012	149.384	0.75%	$0.093	$0.093	-7.88%	-0.99%	$19.09	$30.91	$0.00	$0.00	$0.15	$0.19	$18.97	$30.73
December 31, 2012	149.424	0.65%	$0.093	$0.093	-7.86%	0.03%	$19.11	$30.89	$0.00	$0.00	$0.15	$0.19	$18.95	$30.66
March 31, 2013	152.008	0.55%	$0.093	$0.093	-6.27%	1.73%	$20.30	$29.70	$0.00	$0.00	$0.15	$0.19	$20.11	$29.40
June 30, 2013	153.054	0.45%	$0.093	$0.093	-5.62%	0.69%	$20.78	$29.22	$0.00	$0.00	$0.15	$0.19	$20.54	$28.85
September 30, 2013	151.910	0.35%	$0.093	$0.093	-6.33%	-0.75%	$20.25	$29.75	$0.00	$0.00	$0.15	$0.19	$19.96	$29.30
December 31, 2013	150.706	0.25%	$0.093	$0.093	-7.07%	-0.79%	$19.70	$30.30	$0.00	$0.00	$0.15	$0.19	$19.35	$29.77

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 12: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile with net decrease and interest rates remain constant

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility with a net decrease and the interest rate on the treasuries held in the paired trusts remains constant for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.592	2.00%	$0.075	$0.075	-0.97%	-0.97%	$24.27	$25.73	$0.05	$0.05	$0.05	$0.05	$24.27	$25.73
September 30, 2009	156.626	2.00%	$0.095	$0.095	-3.42%	-2.47%	$22.44	$27.56	$0.03	$0.03	$0.08	$0.08	$22.44	$27.56
December 31, 2009	151.930	2.00%	$0.095	$0.095	-6.31%	-3.00%	$20.26	$29.74	$0.02	$0.04	$0.10	$0.12	$20.26	$29.74
March 31, 2010	153.942	2.00%	$0.093	$0.093	-5.07%	1.32%	$21.19	$28.81	$0.03	$0.04	$0.13	$0.16	$21.19	$28.81
June 30, 2010	155.639	2.00%	$0.093	$0.093	-4.03%	1.10%	$21.98	$28.02	$0.03	$0.04	$0.16	$0.19	$21.98	$28.02
September 30, 2010	153.883	2.00%	$0.093	$0.093	-5.11%	-1.13%	$21.17	$28.83	$0.03	$0.04	$0.18	$0.23	$21.17	$28.83
December 31, 2010	152.541	2.00%	$0.093	$0.093	-5.94%	-0.87%	$20.55	$29.45	$0.03	$0.04	$0.21	$0.27	$20.55	$29.45
March 31, 2011	153.784	2.00%	$0.093	$0.093	-5.17%	0.81%	$21.12	$28.88	$0.03	$0.04	$0.24	$0.30	$21.12	$28.88
June 30, 2011	153.429	2.00%	$0.093	$0.093	-5.39%	-0.23%	$20.96	$29.04	$0.03	$0.04	$0.26	$0.34	$20.96	$29.04
September 30, 2011	151.298	2.00%	$0.093	$0.093	-6.70%	-1.39%	$19.97	$30.03	$0.03	$0.04	$0.29	$0.38	$19.97	$30.03
December 31, 2011	149.779	2.00%	$0.093	$0.093	-7.64%	-1.00%	$19.27	$30.73	$0.02	$0.04	$0.31	$0.42	$19.27	$30.73
March 31, 2012	150.963	2.00%	$0.093	$0.093	-6.91%	0.79%	$19.82	$30.18	$0.03	$0.04	$0.34	$0.46	$19.82	$30.18
June 30, 2012	150.884	2.00%	$0.093	$0.093	-6.96%	-0.05%	$19.78	$30.22	$0.03	$0.04	$0.36	$0.50	$19.78	$30.22
September 30, 2012	149.384	2.00%	$0.093	$0.093	-7.88%	-0.99%	$19.09	$30.91	$0.02	$0.04	$0.39	$0.54	$19.09	$30.91
December 31, 2012	149.424	2.00%	$0.093	$0.093	-7.86%	0.03%	$19.11	$30.89	$0.02	$0.04	$0.41	$0.57	$19.11	$30.89
March 31, 2013	152.008	2.00%	$0.093	$0.093	-6.27%	1.73%	$20.30	$29.70	$0.03	$0.04	$0.44	$0.61	$20.30	$29.70
June 30, 2013	153.054	2.00%	$0.093	$0.093	-5.62%	0.69%	$20.78	$29.22	$0.03	$0.04	$0.46	$0.65	$20.78	$29.22
September 30, 2013	151.910	2.00%	$0.093	$0.093	-6.33%	-0.75%	$20.25	$29.75	$0.03	$0.04	$0.49	$0.69	$20.25	$29.75
December 31, 2013	150.706	2.00%	$0.093	$0.093	-7.07%	-0.79%	$19.70	$30.30	$0.03	$0.04	$0.51	$0.73	$19.70	$30.30

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 13: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile with net increase and interest rates rise

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility with a net increase and the interest rate on the treasuries held in the paired trusts increased for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.885	2.10%	$0.075	$0.075	-0.79%	-0.79%	$24.41	$25.59	$0.05	$0.05	$0.05	$0.05	$24.41	$25.59
September 30, 2009	162.065	2.20%	$0.095	$0.095	-0.06%	0.73%	$24.95	$25.05	$0.04	$0.04	$0.09	$0.09	$24.95	$25.05
December 31, 2009	163.097	2.30%	$0.095	$0.095	0.57%	0.64%	$25.43	$24.57	$0.04	$0.04	$0.13	$0.13	$25.43	$24.57
March 31, 2010	161.517	2.40%	$0.093	$0.093	-0.40%	-0.97%	$24.70	$25.30	$0.05	$0.05	$0.18	$0.18	$24.70	$25.30
June 30, 2010	161.117	2.50%	$0.093	$0.093	-0.65%	-0.25%	$24.51	$25.49	$0.06	$0.06	$0.23	$0.24	$24.51	$25.49
September 30, 2010	163.834	2.60%	$0.093	$0.093	1.03%	1.69%	$25.77	$24.23	$0.07	$0.06	$0.30	$0.30	$25.77	$24.23
December 31, 2010	165.077	2.70%	$0.093	$0.093	1.79%	0.76%	$26.34	$23.66	$0.07	$0.07	$0.37	$0.37	$26.34	$23.66
March 31, 2011	164.550	2.80%	$0.093	$0.093	1.47%	-0.32%	$26.10	$23.90	$0.08	$0.07	$0.45	$0.44	$26.10	$23.90
June 30, 2011	164.908	2.90%	$0.093	$0.093	1.69%	0.22%	$26.27	$23.73	$0.09	$0.08	$0.54	$0.52	$26.27	$23.73
September 30, 2011	169.037	3.00%	$0.093	$0.093	4.23%	2.50%	$28.18	$21.82	$0.10	$0.08	$0.64	$0.59	$28.18	$21.82
December 31, 2011	171.817	3.10%	$0.093	$0.093	5.95%	1.64%	$29.46	$20.54	$0.11	$0.08	$0.75	$0.67	$29.46	$20.54
March 31, 2012	173.376	3.20%	$0.093	$0.093	6.91%	0.91%	$30.18	$19.82	$0.12	$0.08	$0.87	$0.75	$30.18	$19.82
June 30, 2012	176.662	3.30%	$0.093	$0.093	8.94%	1.90%	$31.70	$18.30	$0.14	$0.08	$1.01	$0.83	$31.70	$18.30
September 30, 2012	183.318	3.40%	$0.093	$0.093	13.04%	3.77%	$34.78	$15.22	$0.16	$0.07	$1.16	$0.90	$34.78	$15.22
December 31, 2012	188.689	3.50%	$0.093	$0.093	16.35%	2.93%	$37.26	$12.74	$0.18	$0.06	$1.34	$0.96	$37.26	$12.74
March 31, 2013	189.195	3.60%	$0.093	$0.093	16.66%	0.27%	$37.50	$12.50	$0.19	$0.06	$1.53	$1.02	$37.50	$12.50
June 30, 2013	192.333	3.70%	$0.093	$0.093	18.60%	1.66%	$38.95	$11.05	$0.21	$0.06	$1.73	$1.08	$38.95	$11.05
September 30, 2013	195.272	3.80%	$0.093	$0.093	20.41%	1.53%	$40.31	$9.69	$0.22	$0.05	$1.96	$1.13	$40.31	$9.69
December 31, 2013	198.027	3.90%	$0.093	$0.093	22.11%	1.41%	$41.58	$8.42	$0.24	$0.05	$2.20	$1.18	$41.58	$8.42

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 14: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile with net increase and interest rates fall

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility with a net increase and the interest rate on the treasuries held in the paired trusts decreased for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.15%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.885	2.05%	$0.075	$0.075	-0.79%	-0.79%	$24.41	$25.59	$0.06	$0.06	$0.06	$0.06	$24.41	$25.59
September 30, 2009	162.065	1.95%	$0.095	$0.095	-0.06%	0.73%	$24.95	$25.05	$0.03	$0.03	$0.09	$0.09	$24.95	$25.05
December 31, 2009	163.097	1.85%	$0.095	$0.095	0.57%	0.64%	$25.43	$24.57	$0.03	$0.03	$0.12	$0.12	$25.43	$24.57
March 31, 2010	161.517	1.75%	$0.093	$0.093	-0.40%	-0.97%	$24.70	$25.30	$0.02	$0.02	$0.14	$0.14	$24.70	$25.30
June 30, 2010	161.117	1.65%	$0.093	$0.093	-0.65%	-0.25%	$24.51	$25.49	$0.02	$0.02	$0.16	$0.16	$24.51	$25.49
September 30, 2010	163.834	1.55%	$0.093	$0.093	1.03%	1.69%	$25.77	$24.23	$0.01	$0.01	$0.17	$0.17	$25.77	$24.23
December 31, 2010	165.077	1.45%	$0.093	$0.093	1.79%	0.76%	$26.34	$23.66	$0.00	$0.00	$0.17	$0.17	$26.34	$23.66
March 31, 2011	164.550	1.35%	$0.093	$0.093	1.47%	-0.32%	$26.10	$23.90	$0.00	$0.00	$0.17	$0.17	$26.10	$23.90
June 30, 2011	164.908	1.25%	$0.093	$0.093	1.69%	0.22%	$26.27	$23.73	$0.00	$0.00	$0.17	$0.17	$26.25	$23.72
September 30, 2011	169.037	1.15%	$0.093	$0.093	4.23%	2.50%	$28.18	$21.82	$0.00	$0.00	$0.17	$0.17	$28.15	$21.80
December 31, 2011	171.817	1.05%	$0.093	$0.093	5.95%	1.64%	$29.46	$20.54	$0.00	$0.00	$0.17	$0.17	$29.41	$20.50
March 31, 2012	173.376	0.95%	$0.093	$0.093	6.91%	0.91%	$30.18	$19.82	$0.00	$0.00	$0.17	$0.17	$30.10	$19.75
June 30, 2012	176.662	0.85%	$0.093	$0.093	8.94%	1.90%	$31.70	$18.30	$0.00	$0.00	$0.17	$0.17	$31.57	$18.21
September 30, 2012	183.318	0.75%	$0.093	$0.093	13.04%	3.77%	$34.78	$15.22	$0.00	$0.00	$0.17	$0.17	$34.60	$15.11
December 31, 2012	188.689	0.65%	$0.093	$0.093	16.35%	2.93%	$37.26	$12.74	$0.00	$0.00	$0.17	$0.17	$37.01	$12.60
March 31, 2013	189.195	0.55%	$0.093	$0.093	16.66%	0.27%	$37.50	$12.50	$0.00	$0.00	$0.17	$0.17	$37.17	$12.34
June 30, 2013	192.333	0.45%	$0.093	$0.093	18.60%	1.66%	$38.95	$11.05	$0.00	$0.00	$0.17	$0.17	$38.53	$10.86
September 30, 2013	195.272	0.35%	$0.093	$0.093	20.41%	1.53%	$40.31	$9.69	$0.00	$0.00	$0.17	$0.17	$39.78	$9.48
December 31, 2013	198.027	0.25%	$0.093	$0.093	22.11%	1.41%	$41.58	$8.42	$0.00	$0.00	$0.17	$0.17	$40.94	$8.18

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Table 15: Hypothetical Value of S&P/Case-Shiller Composite-10 Index is volatile with net increase and interest rates remain constant

The following table illustrates the hypothetical scenario in which the Reference Value of the Index has experienced volatility with a net increase and the interest rate on the treasuries held in the paired trusts remains constant for a five year period, from the closing date to December 31, 2013.

		Three Month Treasury Yield (2)	Total Estimated Expenses(3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
March 31, 2009	162.170	2.00%					$25.00	$25.00			$0.00	$0.00	$25.00	$25.00
June 30, 2009	160.885	2.00%	$0.075	$0.075	-0.79%	-0.79%	$24.41	$25.59	$0.05	$0.05	$0.05	$0.05	$24.41	$25.59
September 30, 2009	162.065	2.00%	$0.095	$0.095	-0.06%	0.73%	$24.95	$25.05	$0.03	$0.03	$0.08	$0.08	$24.95	$25.05
December 31, 2009	163.097	2.00%	$0.095	$0.095	0.57%	0.64%	$25.43	$24.57	$0.03	$0.03	$0.11	$0.11	$25.43	$24.57
March 31, 2010	161.517	2.00%	$0.093	$0.093	-0.40%	-0.97%	$24.70	$25.30	$0.03	$0.03	$0.14	$0.14	$24.70	$25.30
June 30, 2010	161.117	2.00%	$0.093	$0.093	-0.65%	-0.25%	$24.51	$25.49	$0.03	$0.03	$0.17	$0.18	$24.51	$25.49
September 30, 2010	163.834	2.00%	$0.093	$0.093	1.03%	1.69%	$25.77	$24.23	$0.03	$0.03	$0.21	$0.21	$25.77	$24.23
December 31, 2010	165.077	2.00%	$0.093	$0.093	1.79%	0.76%	$26.34	$23.66	$0.03	$0.03	$0.24	$0.24	$26.34	$23.66
March 31, 2011	164.550	2.00%	$0.093	$0.093	1.47%	-0.32%	$26.10	$23.90	$0.03	$0.03	$0.27	$0.27	$26.10	$23.90
June 30, 2011	164.908	2.00%	$0.093	$0.093	1.69%	0.22%	$26.27	$23.73	$0.03	$0.03	$0.31	$0.30	$26.27	$23.73
September 30, 2011	169.037	2.00%	$0.093	$0.093	4.23%	2.50%	$28.18	$21.82	$0.04	$0.03	$0.34	$0.33	$28.18	$21.82
December 31, 2011	171.817	2.00%	$0.093	$0.093	5.95%	1.64%	$29.46	$20.54	$0.04	$0.03	$0.38	$0.35	$29.46	$20.54
March 31, 2012	173.376	2.00%	$0.093	$0.093	6.91%	0.91%	$30.18	$19.82	$0.04	$0.03	$0.42	$0.38	$30.18	$19.82
June 30, 2012	176.662	2.00%	$0.093	$0.093	8.94%	1.90%	$31.70	$18.30	$0.04	$0.02	$0.46	$0.40	$31.70	$18.30
September 30, 2012	183.318	2.00%	$0.093	$0.093	13.04%	3.77%	$34.78	$15.22	$0.04	$0.02	$0.50	$0.42	$34.78	$15.22
December 31, 2012	188.689	2.00%	$0.093	$0.093	16.35%	2.93%	$37.26	$12.74	$0.05	$0.02	$0.55	$0.44	$37.26	$12.74
March 31, 2013	189.195	2.00%	$0.093	$0.093	16.66%	0.27%	$37.50	$12.50	$0.05	$0.02	$0.60	$0.45	$37.50	$12.50
June 30, 2013	192.333	2.00%	$0.093	$0.093	18.60%	1.66%	$38.95	$11.05	$0.05	$0.01	$0.65	$0.47	$38.95	$11.05
September 30, 2013	195.272	2.00%	$0.093	$0.093	20.41%	1.53%	$40.31	$9.69	$0.05	$0.01	$0.70	$0.48	$40.31	$9.69
December 31, 2013	198.027	2.00%	$0.093	$0.093	22.11%	1.41%	$41.58	$8.42	$0.05	$0.01	$0.75	$0.49	$41.58	$8.42

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

APPENDIX B

Historical Graph of S&P/Case-Shiller Composite-10 Home Price Index

The following graphs show the S&P/Case-Shiller Composite-10 Home Price Index for a 10 year period ending November 2008, and the corresponding year over year percent change. The results shown should not be considered representative of the Reference Value of the Index in the future nor should the results be viewed as being indicative of the future performance of the Up MacroShares.

Historical Month-End Yield on the 91-day United States Treasury Bill

The following table shows the historical month-end yield on the 91-day United States Treasury bill for the period from January 1998 through December 2008. The yield on the 91-day United States Treasury bill fluctuated widely during this period. The results shown should not be considered representations of the yield on the treasuries held in the Paired Trusts in the future nor should the results be considered a representation of the future distributions on the Up MacroShares.

Month-End Yield on the 91-day United States Treasury Bill
(as reported by Bloomberg)
(on an annualized percentage basis)

	Years
Month Ended	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
January		4.34%	5.32%	5.04%	1.65%	1.17%	0.88%	2.33%	4.24%	4.98%	2.75%
February	5.09%	4.44%	5.55%	4.77%	1.71%	1.17%	0.93%	2.54%	4.43%	5.03%	2.12%
March	5.03%	4.29%	5.69%	4.19%	1.76%(1)	1.13%	0.94%	2.74%	4.51%	4.94%	1.26%
April	4.95%	4.29%	5.66%	3.76%	1.72%	1.13%	0.94%	2.78%	4.60%	4.87%	1.29%
May	5.00%	4.50%(1)	5.79%	3.58%	1.73%	1.07%	1.02%(1)	2.84%	4.72%	4.73%	1.82%
June	4.98%	4.57%	5.69%	3.49%	1.70%	0.92%	1.27%	2.97%	4.79%	4.61%	1.75%
July	4.96%	4.55%	5.96%	3.48%	1.68%	0.90%	1.33%	3.22%	4.95%	4.82%	1.63%
August	4.90%	4.72%	6.09%	3.36%	1.62%	0.95%	1.48%	3.44%	4.81%	4.20%	1.72%
September	4.61%	4.68%	6.00%	2.63%	1.63%	0.94%	1.65%	3.42%	4.81%	3.89%	1.13%
October	3.96%	4.86%	6.11%	2.24%	1.58%	0.92%	1.76%	3.71%	4.92%	3.90%	0.46%
November	4.41%	5.07%	6.17%	1.96%	1.23%	0.93%	2.07%	3.88%	4.85%	3.27%	0.01%
December	4.34%	5.20%	5.77%	1.69%	1.19%	0.90%	2.19%	3.89%	4.85%	3.00%	0.10%

1)

For this month, the historical yield on the 91-day United States Treasury bill for the last Business Day of the month is not available, therefore, the yield on the 91-day United States treasury bill for the second to last Business Day of the month is presented above.

Theoretical Historical Performance of a S&P/Case-Shiller Composite-10 Home Price MacroShare

The following table illustrates the monthly performance of an Up MacroShare and a Down MacroShare for the 5 year period from October 2003 to October 2008. This table uses the historical Reference Value of the Index set forth in the table titled “Historical Values of the S&P/Case-Shiller Composite-10 Home Price Index” in the related prospectus and the historical information for three-month treasury yields set forth in the table titled “Month-End Yield on 91-day United States Treasury bill” on page B-2. Furthermore, other than assumptions relating to the Starting Level and the Final Scheduled Termination Date, this table makes each of the assumptions relating to the l tables set forth in “APPENDIX A Hypothetical Scenarios.”

Theoretical Theoretical Historical Performance of a S&P/Case-Shiller Composite-10 Home Price MacroShares (unaudited)

Date	Applicable Reference Value (1)	Three Month Treasury Yield (2)	Total Fees and Estimated Expenses (3)		Total Price Level Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Quarterly Distributions (6)		Underlying Value (7)
			Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
October 2003	157.71	0.92%					$25.00	$25.00					$25.00	$25.00
November 2003	159.55	0.93%	$0.031	$0.031	1.17%	1.17%	$25.88	$24.12	—	—	$0.00	$0.00	$25.86	$24.11
December 2003	161.27	0.90%	$0.031	$0.031	2.26%	1.08%	$26.69	$23.31	$0.00	$0.00	$0.00	$0.00	$26.67	$23.28
January 2004	162.90	0.88%	$0.031	$0.031	3.29%	1.01%	$27.47	$22.53	—	—	$0.00	$0.00	$27.43	$22.50
February 2004	164.82	0.93%	$0.031	$0.031	4.51%	1.18%	$28.38	$21.62	—	—	$0.00	$0.00	$28.33	$21.57
March 2004	167.91	0.94%	$0.031	$0.031	6.47%	1.87%	$29.85	$20.15	$0.00	$0.00	$0.00	$0.00	$29.79	$20.09
April 2004	171.58	0.94%	$0.031	$0.031	8.79%	2.19%	$31.60	$18.40	—	—	$0.00	$0.00	$31.52	$18.33
May 2004	175.43	1.02%	$0.031	$0.031	11.24%	2.24%	$33.43	$16.57	—	—	$0.00	$0.00	$33.34	$16.49
June 2004	179.45	1.27%	$0.031	$0.031	13.78%	2.29%	$35.34	$14.66	$0.00	$0.00	$0.00	$0.00	$35.25	$14.57
July 2004	182.69	1.33%	$0.031	$0.031	15.84%	1.81%	$36.88	$13.12	—	—	$0.00	$0.00	$36.78	$13.02
August 2004	184.95	1.48%	$0.031	$0.031	17.27%	1.24%	$37.95	$12.05	—	—	$0.00	$0.00	$37.85	$11.95
September 2004	186.91	1.65%	$0.031	$0.031	18.51%	1.06%	$38.89	$11.11	$0.00	$0.00	$0.00	$0.00	$38.79	$11.01
October 2004	188.65	1.76%	$0.031	$0.031	19.62%	0.93%	$39.71	$10.29	—	—	$0.00	$0.00	$39.62	$10.19
November 2004	190.08	2.07%	$0.031	$0.031	20.53%	0.76%	$40.39	$9.61	—	—	$0.00	$0.00	$40.30	$9.51
December 2004	191.42	2.19%	$0.031	$0.031	21.37%	0.70%	$41.03	$8.97	$0.00	$0.00	$0.00	$0.00	$40.95	$8.89
January 2005	193.35	2.33%	$0.031	$0.031	22.60%	1.01%	$41.95	$8.05	—	—	$0.00	$0.00	$41.88	$7.99
February 2005	195.87	2.54%	$0.031	$0.031	24.20%	1.30%	$43.15	$6.85	—	—	$0.00	$0.00	$43.10	$6.80
March 2005	199.21	2.74%	$0.031	$0.031	26.31%	1.71%	$44.74	$5.26	$0.00	$0.00	$0.00	$0.00	$44.71	$5.24
April 2005	202.51	2.78%	$0.031	$0.031	28.41%	1.66%	$46.30	$3.70	—	—	$0.00	$0.00	$46.30	$3.70
May 2005	205.76	2.84%	$0.031	$0.031	30.47%	3.29%	$47.85	$2.15	—	—	$0.00	$0.00	$47.85	$2.15
June 2005	208.86	2.97%	$0.031	$0.031	32.43%	3.14%	$49.32	$0.68	$0.06	$0.04	$0.06	$0.04	$49.32	$0.68
July 2005	211.65	3.22%	$0.031	$0.031	34.20%	1.34%	$50.00	$0.00	—	—	$0.06	$0.04	$50.04	$0.00
August 2005	214.13	3.44%	$0.031	$0.031	35.77%	1.17%	$50.00	$0.00	—	—	$0.06	$0.04	$50.06	$0.00
September 2005	216.77	3.42%	$0.031	$0.031	37.45%	1.23%	$50.00	$0.00	$0.27	$0.00	$0.33	$0.04	$50.00	$0.00
Trusts Terminate in September, 2005 – Re-launch October, 2005 - Reference Value of the Index is 216.77
October 2005	219.07	3.71%	$0.031	$0.031	1.06%	1.06%	$25.80	$24.20	—	—	$0.00	$0.00	$25.80	$24.20
November 2005	220.81	3.88%	$0.031	$0.031	1.86%	0.79%	$26.40	$23.60	—	—	$0.00	$0.00	$26.40	$23.60
December 2005	221.91	3.89%	$0.031	$0.031	2.37%	0.50%	$26.78	$23.22	$0.14	$0.13	$0.14	$0.13	$26.78	$23.22
January 2006	222.46	4.24%	$0.031	$0.031	2.62%	0.25%	$26.97	$23.03	—	—	$0.14	$0.13	$26.97	$23.03
February 2006	223.38	4.43%	$0.031	$0.031	3.05%	0.41%	$27.29	$22.71	—	—	$0.14	$0.13	$27.29	$22.71
March 2006	223.75	4.51%	$0.031	$0.031	3.22%	0.17%	$27.42	$22.58	$0.17	$0.16	$0.31	$0.30	$27.42	$22.58
April 2006	224.99	4.60%	$0.031	$0.031	3.79%	0.55%	$27.84	$22.16	—	—	$0.31	$0.30	$27.84	$22.16

Date	Applicable Reference Value (1)	Three Month Treasury Yield (2)	Total Fees and Estimated Expenses (3)		Total Price Level Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Quarterly Distributions (6)		Underlying Value (7)
			Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 2006	225.99	4.72%	$0.031	$0.031	4.25%	0.44%	$28.19	$21.81	—	—	$0.31	$0.30	$28.19	$21.81
June 2006	226.29	4.79%	$0.031	$0.031	4.39%	0.13%	$28.29	$21.71	$0.20	$0.19	$0.52	$0.48	$28.29	$21.71
July 2006	226.17	4.95%	$0.031	$0.031	4.34%	-0.05%	$28.25	$21.75	—	—	$0.52	$0.48	$28.25	$21.75
August 2006	225.54	4.81%	$0.031	$0.031	4.05%	-0.28%	$28.03	$21.97	—	—	$0.52	$0.48	$28.03	$21.97
September 2006	225.09	4.81%	$0.031	$0.031	3.84%	-0.20%	$27.88	$22.12	$0.22	$0.20	$0.73	$0.69	$27.88	$22.12
October 2006	224.74	4.92%	$0.031	$0.031	3.68%	-0.16%	$27.76	$22.24	—	—	$0.73	$0.69	$27.76	$22.24
November 2006	223.94	4.85%	$0.031	$0.031	3.31%	-0.36%	$27.48	$22.52	—	—	$0.73	$0.69	$27.48	$22.52
December 2006	222.39	4.85%	$0.031	$0.031	2.59%	-0.69%	$26.94	$23.06	$0.22	$0.20	$0.95	$0.89	$26.94	$23.06
January 2007	221.31	4.98%	$0.031	$0.031	2.09%	-0.49%	$26.57	$23.43	—	—	$0.95	$0.89	$26.57	$23.43
February 2007	220.46	5.03%	$0.031	$0.031	1.70%	-0.38%	$26.28	$23.72	—	—	$0.95	$0.89	$26.28	$23.72
March 2007	219.67	4.94%	$0.031	$0.031	1.34%	-0.36%	$26.00	$24.00	$0.22	$0.21	$1.17	$1.10	$26.00	$24.00
April 2007	218.94	4.87%	$0.031	$0.031	1.00%	-0.33%	$25.75	$24.25	—	—	$1.17	$1.10	$25.75	$24.25
May 2007	218.34	4.73%	$0.031	$0.031	0.72%	-0.27%	$25.54	$24.46	—	—	$1.17	$1.10	$25.54	$24.46
June 2007	217.37	4.61%	$0.031	$0.031	0.28%	-0.44%	$25.21	$24.79	$0.21	$0.21	$1.38	$1.31	$25.21	$24.79
July 2007	216.30	4.82%	$0.031	$0.031	-0.22%	-0.49%	$24.84	$25.16	—	—	$1.38	$1.31	$24.84	$25.16
August 2007	214.63	4.20%	$0.031	$0.031	-0.99%	-0.77%	$24.26	$25.74	—	—	$1.38	$1.31	$24.26	$25.74
September 2007	212.72	3.89%	$0.031	$0.031	-1.87%	-0.89%	$23.60	$26.40	$0.19	$0.19	$1.57	$1.50	$23.60	$26.40
October 2007	209.76	3.90%	$0.031	$0.031	-3.23%	-1.39%	$22.57	$27.43	—	—	$1.57	$1.50	$22.57	$27.43
November 2007	205.25	3.27%	$0.031	$0.031	-5.31%	-2.15%	$21.01	$28.99	—	—	$1.57	$1.50	$21.01	$28.99
December 2007	200.67	3.00%	$0.031	$0.031	-7.43%	-2.23%	$19.43	$30.57	$0.13	$0.14	$1.70	$1.65	$19.43	$30.57
January 2008	196.07	2.75%	$0.031	$0.031	-9.55%	-2.29%	$17.84	$32.16	—	—	$1.70	$1.65	$17.84	$32.16
February 2008	190.60	2.12%	$0.031	$0.031	-12.07%	-2.79%	$15.95	$34.05	—	—	$1.70	$1.65	$15.95	$34.05
March 2008	186.12	1.26%	$0.031	$0.031	-14.14%	-2.35%	$14.40	$35.60	$0.06	$0.08	$1.76	$1.73	$14.40	$35.60
April 2008	183.36	1.29%	$0.031	$0.031	-15.41%	-1.48%	$13.44	$36.56	—	—	$1.76	$1.73	$13.44	$36.56
May 2008	181.56	1.82%	$0.031	$0.031	-16.24%	-0.98%	$12.82	$37.18	—	—	$1.76	$1.73	$12.82	$37.18
June 2008	180.52	1.75%	$0.031	$0.031	-16.72%	-0.57%	$12.46	$37.54	$0.00	$0.00	$1.76	$1.73	$12.46	$37.54
July 2008	178.67	1.63%	$0.031	$0.031	-17.58%	-1.02%	$11.82	$38.18	—	—	$1.76	$1.73	$11.82	$38.18
August 2008	176.70	1.72%	$0.031	$0.031	-18.49%	-1.10%	$11.14	$38.86	—	—	$1.76	$1.73	$11.14	$38.86
September 2008	173.38	1.13%	$0.031	$0.031	-20.02%	-1.88%	$9.99	$40.01	$0.01	$0.02	$1.78	$1.74	$9.99	$40.01
October 2008	169.78	0.46%	$0.031	$0.031	-21.68%	-2.08%	$8.74	$41.26	—	—	$1.78	$1.74	$8.74	$41.26

———————

(1)

“Value” refers to the hypothetical value of S&P/Case-Shiller Composite-10 Index.

(2)

“Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)

“Total Estimated Expenses” are calculated by multiplying the initial assumed asset base of $250,000,000 by the annualized fee accrual rate equal to 1.25% prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000  shares outstanding representing the initial assumed asset base plus an additional annual total expense accrual of $600,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter divided by 10,000,000 shares representing the initial assumed asset base.

(4)

“Calculated Value” is, for the Up MacroShare, the “leveraged settlement factor” applied to initial underlying value of $25 and, for the Down MacroShare, (Two (2) minus the “leveraged settlement factor”) applied to the initial underlying value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating Income Distribution less Total Estimated Expenses for the same period that are applied to the “Underlying Value”.

(5)

“Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income, net of fees and estimated over expenses, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly Total Estimated Expenses.  To the extent quarterly Total Estimated Expenses exceeds quarterly income, such excess is reflected in Underlying Value.

(6)

“Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)

“Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Income Distribution, if any, for the related three month period (see related columns above) minus any net investment loss for the related three month period.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix C

The following is a hypothetical example of how Underlying Value of an Up MacroShare is calculated:1

Example 1

Assumptions: The Reference Value of the Index on the closing day is “the Starting Level” 166.05 (the index level released on January 27, 2009); the Up Trust and Down Trust have each raised $250,000,000 and have 10,000,000 shares outstanding at a Stated Par Amount of $25 per share; The Closing date is February 20th, 2009.  The Daily Yield Rate is 4.00% / 365 for all of the Treasuries and the Daily Fee Accrual is 1.25% / 365. The estimated daily accrual of other expenses is $600,000 / 365.

February 20th, 2009 (Closing date) → Reference Value of the Index is 166.05

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Up Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 365)	x	$250,000,000		$600,000/365	=10,205.48

●

Available Income Accrual for each trust:2

Daily Yield Rate on the Treasuries	x	Up Investment Amount	–	Daily Fee Accrual

(4% / 365)	x	$250,000,000
= $27,397.26			–	$10,205.48	= $17,191.78

Underlying Value on Closing Date:

The Underlying Value of the Up Trust equals, on the basis of the foregoing variables, the following:

The Up Trust is funded with $250,000,000

–

the aggregated Earned Income Accrual to the closing date

plus

–

the initial Up Investment Amount

$17,191.78	+	$250,000,000	= $250,017,191.78

Underlying Value Per Share;

$250,017,191.78 / 10,000,000 shares = $25.00

———————

1

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trusts’ management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. PricewaterhouseCoopers LLP report included in this offering document relates to the Trusts’ historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

2

For purposes of this example, interest for the closing date is assumed to accrue at the same level as the hypothetical Treasury bill rate of 4%.

Afternoon of February 23th, 2009 (Day 1 of calculation period)→ Reference Value of the Index is 166.05

●

Up and Down Investment Amount:

No redemptions or creations were applied on this day. Since, the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares multiplied by the Stated Par Amount per share, also referred to as the Up or Down Aggregate Par Amount

10,000,000	x	$25	=	$250,000,000

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Up Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 365)	x	$250,000,000		$600,000/365	= $10,205.48

●

Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Up Investment Amount	–	Daily Fee Accrual

(4% / 365)	x	$250,000,000
= $27,397.26			–	$10,205.48	= $17,191.78

●

Leveraged Settlement Factor

1) Determine Index Ratio:

Reference Value of the Index February 23	/	Reference Value of the Index closing date	=	Index Ratio
166.05	/	166.05	=	1.00000000000

2) Calculate the Leveraged Settlement Factor: Take the results from Index Ratio. Then subtract 1 and multiply by the leverage factor of 3. Once this is accomplished, add 1 back:

(Index Ratio-1)* leverage factor+1	=	Leveraged Settlement Factor
(1.00000000000-1)*3+1	=	1.00000000000

●

Calculate Income Distributions for the Up Trust for the afternoon of February 23rd:

Available Income for Up Trust	*	Leveraged Settlement Factor	=	Income Distributions for the Up Trust
$17,191.78	*	1.00000000000	=	$17,191.78

Underlying Value on Day 1

The Underlying Value of the Up Trust equals, on the basis of the foregoing variables, the following:

–

the aggregated Earned Income Accrual to this day including the current day plus

–

the Up Investment Amount multiplied by the Leveraged Settlement Factor

$17,191.78+$17,191.78	+	($250,000,000 x 1.00000000000)	=	$250,034,383.56

Underlying Value Per Share;

$250,034,383.56/ 10,000,000 shares = $25.00

Afternoon of February 24th, 2009 → Day 2 of calculation period → Reference Value of the Index is 162.17 3

●

Up and Down Investment Amount:

No redemptions or creations were applied on this day. Since, the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares multiplied by the Stated Par Amount per share, also referred to as the Up or Down Aggregate Par Amount

10,000,000	x	$25	=	$250,000,000

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Up Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 365)	x	$250,000,000		$600,000/365	= $10,205.48

●

Daily Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Up Investment Amount	–	Daily Fee Accrual

(4% / 365)	x	$250,000,000
= $27,397.26			–	$10,205.48	= $17,191.78

●

Leveraged Settlement Factor

1) Determine Index Ratio:

Reference Value of the Index February 24	/	Reference Value of the Index closing date	=	Index Ratio
162.17	/	166.05	=	0.97663354416

———————

3

On this morning, Standard and Poors released the latest S&P/Case-Shiller Index levels, as February 24th, 2009 is the final Tuesday of the month. In this example, the new index level for the S&P/Case-Shiller Composite-10 was 162.17.

2) Calculate the Leveraged Settlement Factor: Take the results from Index Ratio. Then subtract 1 and multiply by the leverage factor of 3. Once this is accomplished, add 1 back:

(Index Ratio-1)* leverage factor+1	=	Leveraged Settlement Factor
(0.9766335441-1)*3+1	=	0.9299006323

●

Calculate Income Distributions for the Up Trust for the afternoon of February 24th :

Available Income for Up Trust	*	Leveraged Settlement Factor	=	Income Distributions for the Up Trust
$17,191.78	*	0.9299006323	=	$15,986.65

Underlying Value on Day 2

The Underlying Value of the Up Trust equals, on the basis of the foregoing variables, the following:

–

the aggregated Earned Income Accrual to this day including the current day plus

–

the Up Investment Amount multiplied by the Leveraged Settlement Factor

$17,191.78+$17,191.78+ $15,986.65	+	($250,000,000 x 0.9299006323)	=	$232,525,528.29

Underlying Value Per Share;

$232,525,528.29 / 10,000,000 shares = $23.25

The following is a hypothetical example of how Underlying Value of a Down MacroShare is calculated:4

Example 1

Assumptions: The Reference Value of the Indexon the closing day is “the Starting Level” 166.05; (the index level released on January 27, 2009); the Up Trust and Down Trust have each raised $250,000,000 and have 10,000,000 shares outstanding at a Stated Par Amount of $25 per share; The Closing date is February 20th, 2009. The Daily Yield Rate is 4.00% / 365 for all of the Treasuries and the Daily Fee Accrual is 1.25%/365. The estimated daily accrual of other expenses is $600,000/365.

February 20th, 2009 (Closing date) → Reference Value of the Index is 166.05

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Down Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 365)	x	$250,000,000		$600,000/365	=$10,205.48

●

Available Income Accrual for each trust:5

Daily Yield Rate on the Treasuries	x	Down Investment Amount	–	Daily Fee Accrual

(4% / 365)	x	$250,000,000
= $27,397.26			–	$10,205.48	= $17,191.78

Underlying Value on Closing Date:

The Underlying Value of the Down Trust equals, on the basis of the foregoing variables, the following:

The Down Trust is funded with $250,000,000

———————

4

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trusts’ management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. PricewaterhouseCoopers LLP report included in this offering document relates to the Trusts’ historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

5

For purposes of this example, interest for the closing date is assumed to accrue at the same level as the hypothetical Treasury bill rate of 4%.

–

the aggregated Earned Income Accrual to the closing date

plus

–

the initial Down Investment Amount

$17,191.78	+	$250,000,000	=	$250,017,191.78

Underlying Value Per Share;

$250,017,191.78/ 10,000,000 shares = $25.00

Afternoon of February 23th, 2009 (Day 1 of calculation period)→ Reference Value of the Index is 166.05

●

Up and Down Investment Amount:

No redemptions or creations were applied on this day. Since, the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares multiplied by the Stated Par Amount per share, also referred to as the Up or Down Aggregate Par Amount

10,000,000	x	$25	=	$250,000,000

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Down Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 365)	x	$250,000,000		$600,000/365	= $10,205.48

●

Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Down Investment Amount	–	Daily Fee Accrual

(4% / 365)	x	$250,000,000
= $27,397.26			–	$10,205.48	= $17,191.78

●

Leveraged Settlement Factor

1) Determine Index Ratio:

Reference Value of the Index February 23	/	Reference Value of the Index closing date	=	Index Ratio
166.05	/	166.05	=	1.00000000000

2) Calculate the Leveraged Settlement Factor: Take the results from Index Ratio. Then subtract 1 and multiply by the leverage factor of 3. Once this is accomplished, add 1 back:

(Index Ratio-1)* leverage factor+1	=	Leveraged Settlement Factor
(1.00000000000-1)*3+1	=	1.00000000000

●

Calculate Income Distributions for the Down Trust for the afternoon of February 23rd:

Available Income for Down Trust	*	2-Leveraged Settlement Factor	=	Income Distributions for the Down Trust
$17,191.78	*	1.00000000000	=	$17,191.78

Underlying Value on Day 1

The Underlying Value of the Down Trust equals, on the basis of the foregoing variables, the following:

–

the aggregated Earned Income Accrual to this day including the current day plus

–

the Down Investment Amount multiplied by (2 minus the Leveraged Settlement Factor)

$17,191.78+$17,191.78	+	($250,000,000 x 1.00000000000)	=	$250,034,383.56

Underlying Value Per Share;

$250,034,383.56/ 10,000,000 shares = $25.00

Afternoon of February 24th, 2009 → Day 2 of calculation period → Reference Value of the Index is 162.17 6

●

Up and Down Investment Amount:

No redemptions or creations were applied on this day. Since, the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up or Down Aggregate Par Amount

10,000,000	x	$25	=	$250,000,000

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Down Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 365)	x	$250,000,000		$600,000/365	= $10,205.48

———————

6

On this morning, Standard and Poors released the latest S&P/Case-Shiller Index levels, as February 24th, 2009 is the final Tuesday of the month. In this example, the new index level for the S&P/Case-Shiller Composite-10 was 162.17.

●

Daily Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Down Investment Amount	–	Daily Fee Accrual

(4% / 365)	x	$250,000,000
= $27,397.26			–	$10,205.48	= $17,191.78

●

Leveraged Settlement Factor

1) Determine Index Ratio:

Reference Value of the Index February 24	/	Reference Value of the Index closing date	=	Index Ratio
162.17	/	166.05	=	0.9766335441

2) Calculate the Leveraged Settlement Factor: Take the results from Index Ratio. Then subtract 1 and multiply by the leverage factor of 3. Once this is accomplished, add 1 back:

(Index Ratio-1)* leverage factor+1	=	Leveraged Settlement Factor
(0.9766335441-1)*3+1	=	0.9299006323

●

Calculate Income Distributions for the Down Trust for the afternoon of February 24th :

Available Income for Down Trust	*	2-Leveraged Settlement Factor	=	Income Distributions for the Down Trust
$17,191.78	*	1.0700993677	=	$18,396.91

Underlying Value on Day 2

The Underlying Value of the Down Trust equals, on the basis of the foregoing variables, the following:

–

the aggregated Earned Income Accrual to this day including the current day plus

–

the Down Investment Amount multiplied by (2 minus the Leveraged Settlement Factor)

$17,191.78+$17,191.78+ $18,396.91	+	($250,000,000 x 1.0700993677)	=	$267,577,622.40

Underlying Value Per Share;

$267,577,622.40/ 10,000,000 shares = $26.76

Appendix D

TRANSACTIONS WITH AFFILIATED PERSONS

1.

Acquisitions of U.S. Treasury Securities and Treasury Repurchase Agreements

(a)

Subject to a best execution requirement, the administrative agent may direct the trustee to acquire U.S. treasury securities and treasury repurchase agreements from (i) an Authorized Participant or (ii) an Affiliated Person (as defined in clause (c) below) with respect to any Authorized Participant, only if such acquisition is within the Range of the Best Yield, each as defined in clause (c) below.  The persons described in clauses (i) and (ii) above are referred to, for purposes hereof, as “AP Affiliated Persons,” and, any acquisition by the Up Trust from an AP Affiliated Person is referred to as an “AP Acquisition.”

(b)

The available market yields for purposes of calculating Best Yield will be based, for trades in U.S. treasury securities, on prices displayed on the applicable Bloomberg screen and, for trades in treasury repurchase agreements, general market offered yields obtained from Bloomberg or another third-party service provider for treasury repurchase agreements.

(c)

“Affiliated Person” means, for purposes of this Appendix D, (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5 percent or more of the outstanding voting securities of an Authorized Participant; (ii) any person 5 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by an Authorized Participant; (iii) any person directly or indirectly controlling, controlled by, or under common control with, an Authorized Participant; (iv) any officer, director, partner, copartner, or employee of an Authorized Participant; (v) if the Authorized Participant is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (vi) if the Authorized Participant is an unincorporated investment company not having a board of directors, the depositor thereof.

“Best Yield” means the average of the five highest yields offered by sellers with whom the administrative agent has a trading agreement and the “Range” is the difference between (i) the greater of (x) 0.10% and (y) 2% times the Best Yield, which is the bottom of the Range, and (ii) the Best Yield, which is the top of the range.

2.

In-Kind Redemptions

Any “in-kind” Paired Optional Redemption by an AP Affiliated Person will be executed by the trustee in accordance with instructions delivered to it by the administrative agent who will employ a “last in, first out” methodology to select U.S. treasury securities for delivery to the AP Affiliated Person (each such Paired Optional Redemption, an “AP In-Kind Redemption”).

3.

Record Retention

(a)

For each AP Acquisition, the administrative agent will retain a print-out of the Bloomberg screen at the time each U.S. treasury security purchase order is placed and a print-out of the Bloomberg or other pricing service yield information at the time each treasury repurchase agreement purchase order is placed (as well as, in each case, the corresponding trade ticket information relating to such AP Acquisition).  Such print-outs will include all available offers at the time the applicable order was placed, as well as the time, date, amount, counterparty and implied yield or price of each transaction.

(b)

For each AP Acquisition that was effected at a yield that was lower than the Best Yield, the administrative agent will record, contemporaneously with the transaction, why the AP Acquisition was effected at a yield that was lower than the Best Yield.

D-1

(c)

For each AP In-Kind Redemption, the administrative agent will retain in its books and records, the date of the transaction, the name of the redeeming Authorized Participant, the U.S. treasury securities that were delivered in the redemption and the U.S. treasury securities that were on deposit in the Up Trust immediately prior to the In-Kind Redemption (including on the relevant acquisition date), and the U.S. treasury securities which remained on deposit in the Up Trust after such redemption.

(d)

The information recorded by the administrative agent pursuant to this Section 3 will be retained by the administrative agent for a period of one year from the date each AP Acquisition and AP In-Kind Redemption took place.

4.

Independent Verification Procedures

(a)

At the conclusion of each calendar quarter, the trustee, acting as verification agent (the “Verification Agent”), will select, randomly and without notifying the administrative agent, one business day in each week of the preceding quarter, and

(i)

if any AP Acquisitions occurred on such day, the Verification Agent will verify that (1) the administrative agent properly identified and recorded all such AP Acquisitions; and (2) no transactions outside of the Range were executed with any AP Affiliated Person; and

(ii)

if any AP In-Kind Redemptions occurred on such day, the Verification Agent will verify (1) that the administrative agent properly identified and recorded all such AP In-Kind Redemptions and (2) that the AP In-Kind Redemptions were executed in accordance to Section 2, hereof.

(b)

In the event that the Verification Agent has identified an AP Acquisition outside of the Range or an AP In-Kind Redemption that violates Section 2, hereof, (each such transaction, a “Prohibited Transaction”), the Verification Agent shall review all the information retained by the administrative agent in accordance with Sections 3(a) or 3(b) hereof, as applicable, during,

(i)

the six-month period that preceded such Prohibited Transaction; and

(ii)

the calendar quarter that follows the Prohibited Transaction,

to determine whether any additional Prohibited Transactions occurred.

5.

Remedy for Prohibited Transactions

(a)

In the event that the Verification Agent identifies any Prohibited Transaction, the Verification Agent will notify the Depositor and the administrative agent, and the administrative agent will be required to pay to the Up Trust for each such Prohibited Transaction, within thirty days of such notification,

(i)

if the Prohibited Transaction was an AP Acquisition, the difference between (x) the Best Yield that was available for such transaction occurred, less the Range and (y) the yield actually obtained in the Prohibited Transaction; and

(ii)

if the Prohibited Transaction was an AP In-Kind Redemption, an amount equal to the yield to maturity of the U.S. treasury securities which were delivered minus the yield to maturity of the U.S. treasury securities which should have been delivered to the redeeming AP Affiliated Person.

6.

These procedures will apply to transactions between the Up Trust and any Authorized Participant or any Affiliated Person with regard to the such Authorized Participant, to the extent that such Authorized Participant meets the definition of “principal underwriter” with regard to the Up Trust that is set forth in Section 2(a)(29) of the Investment Company Act of 1940, as amended and as interpreted by the SEC and its Staff.

***

D-2

Appendix E

Report of Independent Registered Public Accounting Firm

To the Trustee, Administrative Agent, and Shareholders of MacroShares Major Metro Housing Down Trust:

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of MacroShares Major Metro Housing Down Trust (the “Trust”) at March 11, 2009, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Trust’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, New York

March 20, 2009

MacroShares Major Metro Housing Down Trust

STATEMENT OF FINANCIAL CONDITION

as of March 11, 2009

Assets
Current Assets

Cash	$1,000

Total Assets	$1,000

Shareholders’ Equity
Founders’ Capital Shares	$1,000
(40 shares issued and outstanding, par value $25/share)

Total Shareholders’ Equity	$1,000

See accompanying notes.

NOTES TO THE STATEMENT OF FINANCIAL CONDITION

as of March 11, 2009

A.

Organization

The MacroShares Major Metro Housing Down Trust (the “Down Trust”) is a trust formed under the laws of the State of New York by MacroShares Housing Depositor, LLC (the “Depositor”), a Delaware limited liability company with MacroMarkets LLC as its sole member, on July 11, 2008 pursuant to a trust agreement entered into by the Depositor and, State Street Bank and Trust Company, N.A., as Trustee (in such capacity, the “Trustee”). The Depositor and the Trustee expect to enter into an amended and restated trust agreement to which MacroMarkets LLC, as administrative agent, and MACRO Financial, LLC, as marketing agent (in such capacities, the “Administrative Agent” and the “Marketing Agent”) will also be parties and which will set forth in greater detail the terms governing the Down Trust and the MacroShares Major Metro Housing Down Shares (the “Down MacroShares”) that will be issued by the Down Trust. The Down Trust trust agreement governs the activities of the Down Trust and specifies the terms of the Down Trust Shares. The Depositor has also formed the MacroShares Major Metro Housing Up Trust (the “Up Trust” and, together with the Down Trust, the “Paired Trusts”). The descriptions of the Paired Trusts in these notes reflect the expected terms and provisions of the trust agreements. Each of the Paired Trusts will issue shares on a continuous basis (which are referred to, respectively, as “Down MacroShares” and “Up MacroShares,” and, collectively, as “Paired Shares”) in minimum aggregations called “MacroShares Units,” each of which consists of 10,000 Down MacroShares and 10,000 Up MacroShares.

The Down MacroShares will trade on NYSE Arca under the symbol “DMM”.

Down MacroShares, together with the Up MacroShares, will initially be sold by means of a simultaneous auction of both the Up and the Down MacroShares (the “OpenCross” auction”) to placement agents representing retail investors directly or indirectly through participating dealers. W.R. Hambrecht + Co., LLC will conduct and manage the auction in its capacity as the “Auction Manager.” The OpenCross auction is expected to last approximately 10 business days and to close shortly after the registration statements for the paired shares are declared effective. After the closing of the OpenCross auction, the Auction Manager will calculate the maximum pair-off share amount, which is the largest number of Down and Up MacroShare pairs that can be sold in the OpenCross auction given all valid bids received, and the highest “clearing” price at which all of the shares constituting the maximum pair-off share amount may be sold to investors who submitted bids. The public offering price will be based upon this clearing price, but may be adjusted by MACRO Financial, LLC and the Auction Manager in order to make the sum of the public offering price of the Down MacroShares and the public offering price of the Up MacroShares equal to $50.00, net of the per share markup. The public offering price determines the allocation of shares to potential investors, with all valid bids submitted at or above the public offering price receiving a pro rata portion of the shares bid for by such investors, subject to reallocation to ensure that bidders are allocated shares on a round-lot basis. An equal number of Down MacroShares and Up MacroShares will be sold upon the close of the OpenCross auction.

Subsequent to the offering of the Down MacroShares and the Up MacroShares in the OpenCross auction, the Down Trust and Up Trust will issue their shares in the minimum amounts that constitute a MacroShares Unit on a continuous basis only to persons who qualify as authorized participants at the per share underlying value of those shares on the last calendar day that precedes the date on which those shares are issued and delivered to the authorized participant. The Down MacroShares may be sold by authorized participants to the public at the market price prevailing at the time of any such sale.

Paired Shares will be issued at the direction of Authorized Participants (as defined herein). The objective of the Paired Trusts is, in the case of the Up Trust, to provide investors with investment returns that correspond with the change in value of the S&P/Case-Shiller Composite-10 Home Price Index (the “Reference Value of the Index”) leveraged by a factor of three within the range from (i) 33 1/3% less than the Reference Value of the Index on or about the date of the first issuance of Paired Shares (the “Starting Level”) to (ii) 33 1/3% more than the Starting Level and in the case of the Down Trust, to provide investors with investment returns that correspond inversely with the value of the S&P/Case-Shiller Composite-10 Home Price Index leveraged by a factor of three within the range from (i) 33 1/3% less than the Starting Level to (ii) 33 1/3% more than the Starting Level. For example, if the Starting Level of the Reference Value of the Index is 150 points, the maximum index range within which the Paired Shares will provide returns is 100 index points to 200 index points. There can be no assurance that the Paired Trusts will achieve their investment objective. The change in the Reference Value of the Index leveraged by a factor of three is referred to as the “Leveraged Settlement Factor.” The Leveraged Settlement Factor is calculated by first calculating a “Settlement Factor” equal to (RVIt/RVI0), where RVIt is the Reference Value of the Index on the relevant day of measurement (referred to as the “ending level”) and RVI0 is the Starting Level of the Reference Value of the Index. Once the settlement factor has been calculated, it will be tripled by the leverage factor, by first subtracting the number 1, multiplying by 3 and then adding back the number 1 (3*(settlement factor-1)+1) and the result of this calculation will be the “Leveraged Settlement Factor.”

The Trustee will deposit one-half of the aggregate funds received by it in connection with each issuance of Paired Shares into the Down Trust and the other half into the Up Trust, without regard to the per share underlying values at which the Down and Up MacroShares were issued, in order to preserve the one-to-one ratio of cash and treasuries on deposit (such cash and treasuries on deposit less accrued operating expenses being referred to as the “Investment Amount”) in the Paired Trusts. The proportion of the Investment Amounts in the Down Trust and the Up Trust of 1:1 will be maintained throughout the entire life of the Paired Trusts by virtue of the requirement that redemptions and issuances must be done in MacroShares Units composed of an equal number of Down MacroShares and Up MacroShares. Down MacroShares and Up MacroShares are issued at their per share underlying value, and the difference between the per share underlying value of the Down MacroShares and Up MacroShares and the amount deposited into each Trust is attributable to the effects of the provisions of the Settlement Contracts and Income Distribution Agreement (both of which are described below.)

The underlying value formula described in the prospectus and the requirement that Down MacroShares can only be issued and redeemed in paired optional redemptions and paired issuances and only in the form of MacroShares Units, is intended to ensure that a change of 2.1623 points in the Reference Value of the Index (assuming a Starting Level of 162.17 points) will always result in a $1 change in the per share underlying value of each Down MacroShare. However, there can be no assurance that this objective will be achieved.

As of the date hereof, the Down Trust has had no operations or transactions, other than the issuance of 40 non-voting, non-transferable Founders’ Shares with a par value of $25 per share in return for $1,000, which constitutes the initial deposit to the Down Trust. MacroMarkets LLC and the Depositor were each issued 20 of the Founders’ Shares. The Founders’ Shares were issued to two separate entities to ensure that the Down Trust maintains its designation as a partnership for federal tax law. Concurrently with the first Paired Issuance of Paired Shares, the portion of the initial deposit made into the Down Trust by the Depositor and MacroMarkets LLC will be transferred to each of them in redemption of their respective Founder’s Shares and such Founders’ Shares shall thereafter be cancelled and shall not be reissued.

The assets of the Down Trust will consist of cash, U.S. treasuries and repurchase agreements collateralized by U.S. treasuries (collectively referred to as “treasuries”) and over-the-counter derivative instruments entered into between the Paired Trusts. The interest income on the treasuries during a calculation period, less the expenses of the Down Trust for that period, is referred to as the “Available Income Accrual” for that period. The derivative instruments will consist of “Settlement Contracts” which provide that the Down Trust will be entitled to receive from, or be required to make to, the Up Trust a payment at the termination of each of these contracts in an amount based upon the change between the level of the Reference Value of the Index at the time when the Settlement Contracts are terminated and the Reference Value of the Index on its Starting Level leveraged by a factor of three, and the “Income Distribution Agreement”, which is described below.

For purposes of determining the per share underlying value at which the Down MacroShares will be redeemed or created, each Settlement Contract will be valued on each “New York Business Day” (any day on which stock exchanges and New York money center banks are open for business) based on the inverse of the change in the level of the Reference Value of the Index from its Starting Level leveraged by a factor of three and the sum of the Down Trust Earned Income Accruals (as defined below) for each day that has elapsed during the current calculation period, up to and including the current New York Business Day. The performance obligations of the Paired Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. treasuries and repurchase agreements backed by U.S. treasuries that are held in each of the Paired Trusts. The Down Trust’s obligations will not be leveraged and the Down Trust will realize capital gains or losses only when a Settlement Contract is terminated in connection with a Paired Optional Redemption, an early termination or the final scheduled termination of the Paired Trusts.

The “Income Distribution Agreement,” which is expected to be entered into between the Paired Trusts will be the means for allocating between the Paired Trusts the income generated by their U.S. treasuries on deposit in the trusts that remains available after each trust has paid its fees and expenses. These assets will be purchased with cash held by the trusts at the beginning of each calendar quarter and cash received from investors who direct Paired Issuances of Paired Shares during that calendar quarter, less the daily expense accrual for each of the Paired Trusts. Under the Income Distribution Agreement, the Down Trust will be obligated to pay a portion of its income to the Up Trust or entitled to receive a portion of the Up Trust’s income, based, in each case, on the Leveraged Settlement Factor on each day of the calendar quarter between Distribution Dates. The Down Trust’s daily income recorded under the Income Distribution Agreement will reflect either an increase of decrease based on the change in the asset receivable by it or a liability payable by it under the Income Distribution Agreement. Such change in the asset or liability is based upon the Leveraged Settlement Factor on the date such income is earned. A payment will be made by one of the Paired Trusts to the other on each quarterly Distribution Date and the Down Trust will then distribute its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and the portion of the income it received from the Up Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly Distribution Date. The amount of Available Income Accrual that will be retained by the Down Trust and the net amounts received or paid in connection with issuances or redemptions and relating to the portion of underlying value attributable to such retained Available Income Accrual (referred to as the “Earned Income Accrual”) will equal, for each calendar day occurring during any calculation period:

•

if on such date the Leveraged Settlement Factor for the day is less than 1, the Down Available Income Accrual for that day plus the Up Available Income Accrual for that day multiplied by (1 minus such Leveraged Settlement Factor);

•

if on such date the Leveraged Settlement Factor for the day is greater than 1, the Down Available Income Accrual for that day minus (the Down Available Income Accrual multiplied by (the Leverage Settlement Factor minus 1)); and

•

if on such date the Leveraged Settlement Factor is 1, the Down Available Income Accrual for that date;

plus

•

if the day of measurement is also an Issuance Date on which a net increase in the “Down Aggregate Par Amount” (as defined as the product of the aggregate number of outstanding shares issued by the Down Trust and a stated par amount of $25 per share) has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Down MacroShares created on such date constituting such net increase and the income component of the per share underlying value of each such Down MacroShare, representing the Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date;

minus

•

if the day of measurement is also a Redemption Date on which a net decrease in the Down Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances on that day, the product of the number of Down MacroShares redeemed on such day constituting such net decrease and the income component of the per share underlying value of each such Down MacroShare, representing the Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Down Earned Income Accrual for each Calculation Period will be equal to the sum of the Down Earned Income Accruals for each day of that Calculation Period.

The Settlement Contracts

Upon each issuance of Down MacroShares as part of a MacroShares Unit in a Paired Issuance, the Down Trust will enter into a new Settlement Contract with the Up Trust. For each New York Business Day, the Paired Optional Redemptions and Paired Issuances ordered on that day will be netted for purposes of determining how many Settlement Contracts need to be entered into or terminated on that day; however, one Settlement Contract must always be outstanding for one MacroShares Unit of outstanding Paired Shares. Under the Settlement Contracts, the Down Trust will either (1) be required to deliver all or a portion of its assets (held in the form of cash, treasuries securities and repos) to the Up Trust or (2) be entitled to receive all or a portion of the assets (held in the form of the same types of assets) of the Up Trust. The settlement payments to be made or received pursuant to the Settlement Contracts will be based upon the Leveraged Settlement Factor on the last calendar day preceding the relevant redemption date. The final distribution made on the Down MacroShares will depend upon the settlement payment that the Down Trust will either be required to make or be entitled to receive under the Settlement Contracts when such contracts are settled in connection with Paired Optional Redemptions, an early termination or the final scheduled termination of the Down Trust.

The settlement obligations of the Paired Trusts under the Settlement Contracts are supported by the cash, U.S. treasuries and repurchase agreements held by each trust.

As a result of the Settlement Contracts and Income Distribution Agreement, the “Underlying Value” of the Down Trust will equal, on any Price Determination Day occurring during any Calculation Period:

•

the sum of the Down Earned Income Accruals for each day that has elapsed during the current Calculation Period up to and including the current calendar Day plus

•

if the Leveraged Settlement Factor is greater than one, the Down Investment Amount multiplied by (3 minus the Leveraged Settlement Factor)

or

•

if the Leveraged Settlement Factor is less than one, the Down Investment Amount plus (the Up Investment Amount multiplied by (1 minus the Leveraged Settlement Factor)

Distributions

Each shareholder who is a registered holder of Down MacroShares on the Record Date will be entitled to receive the Quarterly Distribution, as calculated below. The Quarterly Distribution will be paid out to shareholders on the Distribution Payment Date that follows each Distribution Date.

The Underlying Value of the Down Trust on each Distribution Date will be calculated before Available Income, if any, is deducted from that Underlying Value and set aside for payment as a Quarterly Distribution on the related Distribution Payment Date. As a result, the Underlying Value of the Down Trust on the day following each Distribution Date will reflect a relative decrease from the Underlying Value on that Distribution Date that will be unrelated to any movement in the level of the Reference Value of the Index.

On each Distribution Date, other than on the final scheduled termination date or an early termination date and other than with respect to any shares for which a redemption order was placed and settled prior to the related Record Date, the Down Trust will declare a “Quarterly Distribution” on each outstanding Down MacroShare equal to:

•

the sum of Down Earned Income Accruals for each day of the preceding Calculation Period multiplied by a fraction, the numerator of which is one Down MacroShare and the denominator of which is the aggregate number of outstanding Down MacroShares on that Distribution Date. On the Distribution Payment Date that follows each Distribution Date, the Down Trust will distribute such amount on each outstanding Down MacroShare.

Distributions of the Down Earned Income Accruals on the final scheduled termination date, an early termination date or any redemption date will be made as part of the Final Distribution that is made on those dates.

If available, an amount equal to the “Down Aggregate Par Amount” will always be reinvested by the Trustee, at the direction of the Administrative Agent, in new treasuries on each Distribution Date unless that Distribution Date is the Final Scheduled Termination Date or an Early Termination Date. If a redemption order is delivered on a Distribution Date or on the day preceding a Distribution Date, the Down Aggregate Par Amount will first be reduced by the aggregate par amount of any Down MacroShares being redeemed on that date. If, after expenses, the funds remaining on deposit in the Down Trust on any Distribution Date are equal to or less than the Down Aggregate Par Amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no Available Income on that date. If less than the Down Aggregate Par Amount is invested in treasuries on any Distribution Date because expenses exceeded the income on the Down Trust’s treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent Distribution Dates until the amount invested does equal the Down Aggregate Par Amount.

The Down Trust may make minimal or no quarterly distributions to its shareholders on one or more Distribution Dates, if treasury yield rates remain below the fee accrual rate of 1.25%, as such rate is effectively adjusted upward by the accrual for fixed expenses (which have been estimated by the Administrative Agent in the amount of $600,000 per year). However, assuming there are no deficiencies in the amount that was invested on behalf of each of the Paired Trusts during the Calculation Period, the Earned Income Accrual recorded during that Calculation Period will be distributed to the holders of the Paired Shares as a Quarterly Distribution. The allocation of this yield as between the Down and the Up MacroShares will be determined under the Income Distribution Agreement based on the Leveraged Settlement Factor on each day of the related Calculation Period. If the Down Trust has no Available Income on any Distribution Date, then the Down Trust will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Up Trust. Similarly, if on any Distribution Date the proceeds of the treasuries in the Up Trust minus its expenses are equal to or less than the Up Aggregate Par Amount, the Up Trust will not have any Available Income and it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Down Trust on that Distribution Date. If either of the Paired Trusts fails to make a payment under the Income Distribution Agreement on any Distribution Date because it does not have any Available Income, that trust will not be required to make up that payment on any subsequent Distribution Date, even if it has funds available to do so.

Down MacroShares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or “DTC”, and deposited with DTC in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. The shares of the Down Trust are expected to be held primarily by entities who are banks, broker-dealers or other parties that maintain a custodial relationship with DTC, Clearstream or Euroclear.

Authorized Participants may direct the issuance and redemption of Down MacroShares and Up MacroShares in MacroShares Units on a continuous basis. “Paired Issuances” are all issuances of Paired Shares in MacroShares Units that occur at any time after the formation of the Paired Trusts, and “Paired Optional Redemptions” are all optional, shareholder-directed redemptions of Paired Shares in MacroShares Units. Paired Shares are always issued in Paired Issuances and always redeemed in Paired Optional Redemptions at a redemption price equal to the combined per share underlying values of the Paired Shares being issued or redeemed. The Final Distribution made on the Down MacroShares being redeemed in a Paired Optional Redemption will equal the ratable portion of the net assets of the Down Trust that are remaining in the trust after it has made or received a settlement payment under each Settlement Contract that was terminated in connection with such redemption. The market price of the Down MacroShares or Up MacroShares at the time of the redemption of any Paired Shares will have no effect on or relation to the price at which the applicable trust is required to redeem those shares.

Orders for Paired Issuances and Paired Optional Redemptions will be accepted from Authorized Participants on each New York Business Day. Paired Issuances and Paired Optional Redemptions can be settled on issuance order date/redemption order date plus one business day, except that, any creation or redemption order that is delivered on a Distribution Date or on the business day following a Distribution Date will be settled on the third business day following the issuance order date/redemption order date to ensure that, as applicable, (i) any Authorized Participant who places a creation order on these two days will not be considered a holder of record for the preceding calculation period, or (ii) any Authorized Participant who places a redemption order on these two days will still be considered a holder of record on the record date and, therefore, eligible to receive its quarterly distribution, if any, for the related calculation period.

B.

Significant Accounting Policies

The following is a summary of the significant accounting policies which will be consistently followed by the Down Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Government Securities

The Down Trust will invest in government debt securities valued at amortized cost.

The Settlement Contracts

The Settlement Contracts will constitute derivative contracts and will be recorded in the financial statements of the Down Trust at fair value, as determined by the Administrative Agent. As there is no market for the Settlement Contracts, and no such market is expected to develop, the Administrative Agent will determine the fair value of the Settlement Contracts by reference to various inputs, including the contractual amount due to or from the other trust, value of the S&P/Case-Shiller Composite-10 Home Price Index, applicable market prices and the prices of transactions in Down MacroShares on NYSE Arca. However, the fair value of such contracts for financial reporting purposes could differ from the value used to determine the underlying value at which the Down MacroShares are redeemed or created, and such differences could be material. Also, the fair value of such contracts determined by the Administrative Agent may differ from the value that would have been determined has a ready market for such contracts existed, and such difference could be material.

Income Distribution Agreement

For the purpose of financial reporting, the Income Distribution Agreement will constitute a derivative contract. Accordingly, the Down Trust will record the Income Distribution Agreement in its financial statements at fair value, as determined by the Administrative Agent. As there is no market for the Income Distribution Agreement, and no such market is expected to develop, the Administrative Agent will determine the fair value of the Income Distribution Agreement by reference to various inputs, including the contractual amount due to or from the other trust as well as the factors considered in the valuation of the Settlement Contracts as described above. As a result, the fair value of the Income Distribution Agreements for financial reporting purposes may differ from the value used to determine the underlying value at which the Down MacroShares are redeemed or created, and such differences could be material. Also, the fair value of such contracts determined by the Administrative Agent may differ from the value that would have been determined had a ready market for such contracts existed, and such difference could be material.

Federal Income Taxes

The Down Trust is treated as a partnership for federal income tax purposes and, therefore, no provision for federal income taxes is required.

Fees and Expenses

Fees and expenses will be deducted from the income realized by the Down Trust (and, if income is insufficient during any quarter, from the assets of the Down Trust) in an amount equal to, for each day, the sum of, for each day during the Calculation Period, (1) the Down Asset Amount as of that day multiplied by a daily fee accrual fee, which will be equal to an annual rate of 1.25% divided by 365 or 366, depending upon the number of days in the current year, and (2) an estimated fixed annual amount divided by 365 or 366, depending upon the number of days in the current year. The fees and expenses payable by the Down Trust will accrue during each Calculation Period and will be payable in arrears on each distribution payment date or, at the direction of the administrative agent, on any business day occurring during each Calculation Period. The portion of the Down Trust’s fees and expenses which are allocable to each Down MacroShare will always be reflected in its per share underlying value. The fixed and variable expenses accrued for a calculation period are referred to as the “Fee Deduction Amount.” The “Down Asset Amount” refers to the amount of assets on deposit in the Down Trust, calculated as of any day occurring during any Calculation Period as the sum of:

•

the Down Investment Amount

plus

•

the sum of the Down Available Income Accruals for each elapsed day of that Calculation Period (not including the day of measurement)

minus

•

the portion of those Down Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the day of measurement plus

•

one half of the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the day of measurement that represent the aggregate Available Income Accruals that would have accrued on the aggregate par amount of the Down MacroShares and Up MacroShares that were created in such Paired Issuances if such shares had been outstanding during the period from the last Distribution Date to the applicable Issuance Date,

The Down Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Down Trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturities of the treasuries held by the Down Trust during the Calculation Period.

On each Distribution Date, the Fee Deduction Amount will be allocated to pay the following variable fees: (i) a fee payable to MacroMarkets LLC for acting as the Administrative Agent on behalf of the trust and for sublicensing to the trusts the right to reference the S&P/Case-Shiller Composite-10 Home Price Index, which will accrue at an annualized rate of 0.25% of the Down Asset Amount, (ii) a fee payable to Macro Financial, LLC for acting as the marketing agent for the trust, which will accrue at an annualized rate of 0.43% of the Down Asset Amount, (iii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MacroShares structure, which will accrue at an annualized rate of 0.20% of the Down Asset Amount, (iv) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in the prospectus, which will accrue at an annualized rate of 0.20% of the Down Asset Amount, (v) a fee payable to the trustee for the custody, trust administration and trust accounting services it renders to the Trust, which will accrue at an annualized rate of 0.12% of the Down Asset Amount or an annual minimum fee of $150,000, whichever is greater and (iv) a fee of 0.05% for advertising and investor education. Each of the fees that accrue at an annualized rate will be calculated on the basis of the actual number of days in the current year. The amount of these variable fees will depend upon the aggregate amount of assets on deposit from time to time in the Down Trust. MacroMarkets LLC and Macro Financial, LLC reserve the right to waive fees when the treasury yields are below the 1.25% annual variable expenses charged on the Down Asset Amount and any portion of the annual fixed fees.

On each Distribution Date, the fee deduction amount will also be allocated to pay the fixed fees and expenses of the trust, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses, (iv) fees payable to the trust’s legal counsel; (v) fees payable to the independent registered public accounting firm on behalf of the trust, (vi) fees payable to NYSE Arca for acting as a listing exchange agent, (vii) all other fees and expenses of third-party providers incurred by or on behalf of the trust other than the variable fees listed above, and (viii) directors’ and officers’ insurance premiums.  These fixed fees and expenses are expected to equal approximately $600,000 annually, the individual components of which are divided by the number of days in the current fiscal or tax year, as applicable, in the determination of the daily expense accruals. The monthly fixed fee and expense accruals for the year of initial issuance, if such issuance occurs during rather than at the beginning of a fiscal or tax year, and also for the year of an early termination, if such termination occurs at the end of the first, second, or third quarter, will be greater than the amount expected to be ratably allocated during any full year. The fixed amount portion of the fee deduction amount will be adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Down Trust. The IPO incentive fees collected on creations during the first year following the OpenCross Auction will be applied by the Down Trust to reduce or (i) pay any underwriting expenses not collected during the IPO process; (ii) applied to the quarterly fixed fee expenses; (iii) allocated to pay any portion of the quarterly variable fee expenses, and (iv) used to enhance the quarterly income distribution to investors.

Redeemable Down MacroShares

The Down MacroShares are classified as “redeemable” for financial statement purposes, because they are subject to continuous redemption as described in the prospectus for such shares. Individual investors cannot purchase or redeem shares in direct transactions with the Down Trust. The Down Trust only deals with Authorized Participants, who may redeem Down MacroShares at any time (but only together with Up MacroShares in the prescribed minimum aggregations that constitute MacroShares Units), provided that optional redemptions of shares may be suspended in certain circumstances which will be described in the trust agreement.

Indemnifications

Under the Down Trust’s organizational documents and the other transaction documents, the Depositor, the Administrative Agent, the Trustee, and Macro Financial LLC, and each Authorized Participant will be indemnified by the Down Trust against any liability or expense that any of them may incur in connection with the service licensing agreements and authorized participant agreements into which they entered with the Down Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Down Trust’s maximum exposure under these indemnification arrangements (as set forth in its trust agreement, and certain licensing agreements) is unknown and dependent upon future claims that may be made against the Down Trust based on events that have not yet occurred.

Concentration Risk

The Down Trust’s performance on each day will be determined by the change in the daily value of the S&P/Case-Shiller Composite-10 Home Price Index leveraged by a factor of three. Therefore, the primary risk of loss to the Down Trust comes from fluctuations in the value of the S&P/Case-Shiller Composite-10 Home Price Index. The minimum value of the S&P/Case-Shiller Composite-10 Home Price Index for which the Down Trust can deliver positive investment returns corresponding inversely to the value of the S&P/Case-Shiller Composite-10 Home Price Index leveraged by a factor of two is equal to 50% less than the Starting Level. Conversely, the maximum value of the S&P/Case-Shiller Composite-10 Home Price Index for which the Up Trust can deliver positive investment returns corresponding to the value of the S&P/Case-Shiller Composite-10 Home Price Index is equal to 50% more than the Starting Level. In addition, the Down Trust is exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which will affect the total amount of income earned by the Paired Trusts.

Termination of the Trust

The Down Trust will be terminated on November 25, 2014. On December 3, 2014, the holders of any Down MacroShares which remain outstanding will receive the net assets of the Down Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Income Distribution Agreement will also be terminated, but no settlement obligations will be due thereunder.

Additional termination events of the Down Trust include (i) any event in which either of the Paired Trusts becomes insolvent or bankrupt; (ii) either of the Paired Trusts becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended; (iii) the Paired Trusts are prohibited from using, or S&P fails to publish the S&P/Case-Shiller Composite-10 Home Price Index or S&P fails to make the Reference Value of the Index available to the Paired Trusts for three consecutive index publication days; (iv) either of the Paired Trusts becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended, (v) DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the Paired Trusts, (vi) the Depositor elects to terminate the Paired Trusts and holders of 66 and 2/3% of the Down MacroShares and the Up MacroShares, each voting as a separate class, consent to such termination, (vii) the administrative agent resigns or is unable to perform its duties under one or both trust agreements of the paired trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the Trust agreements, (viii) the S&P/Case-Shiller Composite-10 Home Price Index falls to or below 108.11, assuming a starting level of 162.17, at which point the Down Trust would be entitled to approximately 100% of the Up Trust’s assets under the Settlement Contracts, or rises to or above 216.23, assuming a starting level of 162.17, at which point the Up Trust will be entitled to approximately 100% of the Down Trust’s assets under the Settlement Contract and, in either case, remains at that level for three consecutive price determination days, (ix) either of the Paired Trusts becomes under collateralized, as measured on any Distribution Date prior to the making of any payments or distributions on that Distribution Date and without taking into account the rights and obligations of the Paired Trusts under the Income Distribution Agreement and the Settlement Contracts, such that the amount of cash on deposit in the affected trust is equal to 90% or less of the cash on deposit in the other trust; (x) the amount of cash and treasuries on deposit in the Down Trust or the Up Trust is reduced to less than $10 million U.S. dollars, (xi) the amount of cash and treasuries on deposit in the Down Trust or the Up Trust is less than $50 million U.S. dollars and the Depositor elects, in its sole discretion, to terminate the trusts, (xii) the Depositor determines in good faith that there is a material risk that the Down Trust or the Up Trust is subject to withholding tax liability, and elects to terminate the paired trusts, and(xiii) the Down MacroShares and/or Up MacroShares are delisted by NYSE Arca.

In the case of each of these termination events, including the event described in clause (viii) above, but excluding the event described in clause (ix) above, the Settlement Contracts would settle on the next Distribution Date on the basis of the Reference Value of the Index on the last calendar day preceding the next scheduled distribution date, which will be the early termination date, which may be different from the Reference Value of the Index at the time when the termination trigger occurred. In the case of the termination trigger described in clause (ix) above, the Settlement Contracts will settle on the same Distribution Date on which such termination trigger occurred.

MacroShares Major Metro Housing Down Shares

MacroShares Major Metro Housing Down Trust

Issuer

MACROSHARES HOUSING DEPOSITOR, LLC,

Depositor

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Prospectus

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering these shares in any state where the offer is not permitted, and we do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.